FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO. 333-172863 AND 333-172863-01
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-172863) for the offering to which this communication relates. Before you invest, you should read the base prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1 877-443-0083 or by email to ccreprospectus@cantor.com.
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
THIS IS A DRAFT OF THE POOLING AND SERVICING AGREEMENT (THE “DRAFT POOLING AGREEMENT”) WITH RESPECT TO THE CFCRE COMMERCIAL MORTGAGE TRUST 2011-C2, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-C2 CLASSES A-1, A-2, A-3 AND A-4 (THE “OFFERED CERTIFICATES”, AND THE OFFER, ISSUANCE AND SALE THEREOF, THE “TRANSACTION”), THAT IS EXPECTED TO BE EXECUTED IN CONNECTION WITH THE CLOSING OF THE TRANSACTION. THIS DRAFT HAS NOT YET BEEN EXECUTED AND THERE CAN BE NO ASSURANCE THAT TERMS AND PROVISIONS SET FORTH HEREIN WILL NOT CHANGE PRIOR TO EXECUTION. THE DRAFT POOLING AGREEMENT SHOULD NOT BE READ ALONE, BUT SHOULD ONLY BE READ IN CONJUNCTION WITH (I) THE FREE WRITING PROSPECTUS, DATED NOVEMBER 23, 2011 AND FILED WITH THE SEC UNDER ACCESSION NUMBERS 0000950123-11-100738 AND 0000950123-11-100735 (THE “FREE WRITING PROSPECTUS”) AND (II) THE FREE WRITING PROSPECTUS ALSO DESIGNATED AS THE “STRUCTURAL AND COLLATERAL TERM SHEET”, DATED NOVEMBER 23, 2011 AND FILED WITH THE SEC UNDER ACCESSION NUMBERS 0000950123-11-100725 AND 0000950123-11-100731 (THE “TERM SHEET”). THE FREE WRITING PROSPECTUS AND THE TERM SHEET CONTAIN A DESCRIPTION OF THE TERMS OF THE ANTICIPATED FORM OF THE EXECUTED POOLING AND SERVICING AGREEMENT. AS THE PARTIES TO THE DRAFT POOLING AGREEMENT HAVE NOT YET EXECUTED THE DOCUMENT, THE ULTIMATE TERMS OF THE POOLING AGREEMENT MAY CHANGE PRIOR TO THE FINALIZATION OF THE TRANSACTION. THE DRAFT POOLING AGREEMENT HAS BEEN PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND PROSPECTIVE INVESTORS SHOULD NOT RELY ON THE DRAFT POOLING AGREEMENT AS A BASIS FOR ANY INVESTMENT DECISION. FOR DISCLOSURE REGARDING THE CHARACTERISTICS, RISKS AND OTHER INFORMATION REGARDING THE OFFERED CERTIFICATES, THE MORTGAGE LOANS AND MORTGAGED PROPERTIES RELATING TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH ANY POTENTIAL INVESTMENT IN THE OFFERED CERTIFICATES, YOU SHOULD READ AND RELY SOLELY ON THE FREE WRITING PROSPECTUS AND THE TERM SHEET.
IRS CIRCULAR 230 NOTICE
THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS FREE WRITING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.,
Depositor,
BANK OF AMERICA, NATIONAL ASSOCIATION,
Master Servicer,
LNR PARTNERS, LLC,
Special Servicer,
TRIMONT REAL ESTATE ADVISORS, INC.,
Operating Advisor
CITIBANK, N.A.,
Certificate Administrator
and
CITIBANK, N.A.,
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of December [11], 2011

Commercial Mortgage Pass-Through Certificates
Series 2011-C2

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS 4

Section 1.01 Defined Terms	4
Section 1.02 Certain Calculations	75
Section 1.03 Certain Constructions	78

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES 79

Section 2.01 Conveyance of Mortgage Loans	79
Section 2.02 Acceptance by the Trustee, the Custodian and the Certificate Administrator	82
Section 2.03 Mortgage Loan Seller’s Repurchase, Substitution or Cures of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties	84
Section 2.04 Representations and Warranties of the Depositor	88
Section 2.05 Representations, Warranties and Covenants of the Master Servicer	90
Section 2.06 Representations, Warranties and Covenants of the Special Servicer	92
Section 2.07 Representations, Warranties and Covenants of the Operating Advisor	93
Section 2.08 Representations and Warranties of the Trustee	95
Section 2.09 Representations and Warranties of the Certificate Administrator	96
Section 2.10 Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests	97
Section 2.11 Miscellaneous REMIC Provisions	98

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS 99

Section 3.01 Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans	99
Section 3.02 Liability of the Master Servicer	102
Section 3.03 Collection of Certain Mortgage Loan Payments	102
Section 3.04 Collection of Taxes, Assessments and Similar Items; Escrow Accounts	103
Section 3.05 Collection Account; Distribution Accounts; Excess Liquidation Proceeds Reserve Account	105
Section 3.05A. Split-Loan Custodial Account	108

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Section 3.06 Permitted Withdrawals from the Collection Account	110
Section 3.07 Investment of Funds in the Collection Account, the Distribution Accounts, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve Account and Other Accounts	118
Section 3.08 Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage	120
Section 3.09 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions	124
Section 3.10 Appraisal Reductions; Realization Upon Defaulted Mortgage Loans	128
Section 3.11 Trustee and Certificate Administrator to Cooperate; Release of Mortgage Files	134
Section 3.12 Servicing Fees, Certificate Administrator Fees and Special Servicing Compensation	135
Section 3.13 Compensating Interest Payments	139
Section 3.14 [Reserved.]	140
Section 3.15 Access to Certain Documentation	140
Section 3.16 Title and Management of REO Properties	141
Section 3.17 Sale of Defaulted Mortgage Loans and REO Properties	145
Section 3.18 Additional Obligations of the Master Servicer; Inspections; Obligation to Notify Ground Lessors; Delivery of Certain Reports to the Companion Loan Holder	150
Section 3.19 Lock-Box Accounts, Escrow Accounts	151
Section 3.20 Property Advances	151
Section 3.21 Appointment of Special Servicer; Asset Status Reports	155
Section 3.22 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping	158
Section 3.23 Interest Reserve Account	159
Section 3.24 Modifications, Waivers and Amendments	160
Section 3.25 Additional Obligations with Respect to Certain Mortgage Loans	164
Section 3.26 Additional Matters Regarding Advance Reimbursement	164
Section 3.27 Companion Loan Intercreditor Matters	166
Section 3.28 Appointment and Duties of the Operating Advisor	167
Section 3.29 Litigation Control	171

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS 173

Section 4.01 Distributions	173
Section 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer	181
Section 4.03 Compliance with Withholding Requirements	192
Section 4.04 REMIC Compliance	192
Section 4.05 Imposition of Tax on the Trust Fund	194
Section 4.06 Remittances; P&I Advances	195

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Page
ARTICLE V

THE CERTIFICATES 200

Section 5.01 The Certificates	200
Section 5.02 Form and Registration	201
Section 5.03 Registration of Transfer and Exchange of Certificates	203
Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates	210
Section 5.05 Persons Deemed Owners	210
Section 5.06 Appointment of Paying Agent	211
Section 5.07 Access to Certificateholders’ Names and Addresses; Special Notices	211
Section 5.08 Actions of Certificateholders	211
Section 5.09 Authenticating Agent	212
Section 5.10 Appointment of Custodian	213
Section 5.11 Maintenance of Office or Agency	213

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISOR AND THE CONTROLLING CLASS REPRESENTATIVE 214

Section 6.01 Liability of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor	214
Section 6.02 Merger or Consolidation of the Master Servicer, the Special Servicer and the Operating Advisor	214
Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and Others	215
Section 6.04 Limitation on Resignation of the Master Servicer, the Special Servicer or the Operating Advisor	216
Section 6.05 Rights of the Depositor, the Trustee, the Certificate Administrator and the Companion Loan Holder in Respect of the Master Servicer and Special Servicer	217
Section 6.06 Master Servicer, Special Servicer as Owner of a Certificate	218
Section 6.07 Rating Agency Fees	219
Section 6.08 Termination of the Special Servicer Without Cause	219
Section 6.09 The Controlling Class Representative	221

ARTICLE VII

DEFAULT 224

Section 7.01 Events of Default	224
Section 7.02 Trustee to Act; Appointment of Successor	228
Section 7.03 Notification to Certificateholders	230
Section 7.04 Other Remedies of Trustee	230
Section 7.05 Waiver of Past Events of Default and Operating Advisor Termination Events; Termination	230

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TABLE OF EXHIBITS

Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class A-4 Certificate
Exhibit A-5	Form of Class A-J Certificate
Exhibit A-6	Form of Class X-A Certificate
Exhibit A-7	Form of Class X-B Certificate
Exhibit A-8	Form of Class B Certificate
Exhibit A-9	Form of Class C Certificate
Exhibit A-10	Form of Class D Certificate
Exhibit A-11	Form of Class E Certificate
Exhibit A-12	Form of Class F Certificate
Exhibit A-13	Form of Class G Certificate
Exhibit A-14	Form of Class NR Certificate
Exhibit A-15	Form of Class R Certificate
Exhibit A-16	Form of Class S Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Request for Release
Exhibit D	Form of Distribution Date Statement
Exhibit E	Reserved
Exhibit F-1	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate
Exhibit F-2	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S Global Certificate
Exhibit G	Form of Transfer Certificate for Temporary Regulation S Global Certificate to Rule 144A Global Certificate during Restricted Period
Exhibit H	Form of Certification to be given by Beneficial Owner of Temporary Regulation S Global Certificate
Exhibit I	Form of Transfer Certificate for Definitive Certificate to Temporary Regulation S Global Certificate
Exhibit J	Form of Transfer Certificate for Definitive Certificate to Regulation S Global Certificate
Exhibit K	Form of Transfer Certificate for Definitive Certificate to Rule 144A Global Certificate
Exhibit L-1	Form of Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Internal Revenue Code of 1986, as Amended
Exhibit L-2	Form of Transferor Letter
Exhibit L-3	Form of Transferee Letter
Exhibit M-1	Form of Investor Certification
Exhibit M-2	Reserved
Exhibit M-3	Reserved
Exhibit M-4	Form of Online Vendor Certification
Exhibit M-5	Form of Confidentiality Agreement
Exhibit N	Certificate Administrator Certification

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Exhibit O	Relevant Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit P	Supplemental Servicer Schedule
Exhibit Q-1	Form of Certification to be Provided to Depositor by the Trustee
Exhibit Q-2	Form of Certification to be Provided to Depositor by the Master Servicer
Exhibit Q-3	Form of Certification to be Provided to Depositor by the Special Servicer
Exhibit Q-4	Form of Certification to be Provided to Depositor by the Certificate Administrator
Exhibit Q-5	Form of Certification to be Provided to Depositor by the Operating Advisor
Exhibit R	Form of Operating Advisor Annual Report
Exhibit S	Form of Power of Attorney
Exhibit T	Form of NRSRO Certification
Exhibit U	Reserved
Exhibit V-1	Additional Form 10-D Disclosure
Exhibit V-2	Additional Form 10-K Disclosure
Exhibit V-3	Form of Sarbanes-Oxley Certification
Exhibit V-4	Form 8-K Disclosure Information
Exhibit W	Disbursement of Earnouts or Holdback Amounts for non-Specially Serviced Mortgaged Loans Schedule
Exhibit X	Form of Additional Disclosure Information
Exhibit Y	Servicing and Subservicing Agreements

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     Pooling and Servicing Agreement, dated as of December [11], 2011, between CCRE Commercial Mortgage Securities, L.P., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, TriMont Real Estate Advisors, Inc., as Operating Advisor and Citibank, N.A., as Certificate Administrator and Trustee.
PRELIMINARY STATEMENT:
(Terms used but not defined in this Preliminary
Statement shall have the meanings
specified in Article I hereof)
     The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Certificate Administrator will elect that two segregated portions of the Trust Fund be treated for federal income tax purposes as two separate REMICs (each, a “Trust REMIC” or, in the alternative, the “Upper-Tier REMIC” and the “Lower-Tier REMIC”). The Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates will represent “regular interests” in the Upper-Tier REMIC and the Upper-Tier Residual Interest will represent the sole class of “residual interests” in the Upper-Tier REMIC. There are also 12 classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-J, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG and Class LNR Interests), each of which will constitute a regular interest in the Lower-Tier REMIC, and the Lower-Tier Residual Interest will represent the sole class of “residual interests” in the Lower-Tier REMIC. The Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC. The Class R Certificates will represent the Lower-Tier Residual Interest and the Upper-Tier Residual Interest.
UPPER-TIER REMIC
     The following table sets forth the designation, the approximate initial pass-through rate (the “Pass-Through Rate”) and the aggregate initial principal amount (the “Original Certificate Principal Amount”) or Notional Amount (“Original Notional Amount”), as applicable, for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

	Approximate
	Initial		Original
	Pass-Through Rate		Certificate Principal Amount / Original
Class Designation	(per annum)		Notional Amount
Class A-1	[_____]	%	$52,288,000
Class A-2	[_____]	%	$341,412,000
Class A-3	[_____]	%	$34,139,000
Class A-4	[_____]	%(1)	$114,021,000
Class A-J	[_____]	%(1)	$78,376,000

	Approximate
	Initial		Original
	Pass-Through Rate		Certificate Principal Amount / Original
Class Designation	(per annum)		Notional Amount
Class X-A	[_____]	%(1)	$620,236,000	(2)
Class X-B	[_____]	%(1)	$153,850,416	(2)
Class B	[_____]	%(1)	$28,061,000
Class C	[_____]	%(1)	$31,931,000
Class D	[_____]	%(1)	$18,384,000
Class E	[_____]	%(1)	$28,061,000
Class F	[_____]	%(1)	$10,644,000
Class G	[_____]	%(1)	$9,676,000
Class NR	[_____]	%(1)	$27,093,416
Class R	N/A		N/A	(3)

(1)	The Pass-Through Rate for each of the Class [A-4, Class A-J, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class NR] Certificates with respect to the Interest Accrual Period relating to the initial Distribution Date is listed opposite each such Class in the table above. The Pass-Through Rate applicable to the Interest Accrual Periods relating to each Distribution Date following the initial Distribution Date is as provided herein.

(2)	The Class X-A and Class X-B Certificates will not have Certificate Principal Amounts; rather, each such Class of Certificates will accrue interest as provided herein on the related Notional Amount.

(3)	The Class R Certificates will not have a Certificate Principal Amount or Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Funds remaining in any Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.
LOWER-TIER REMIC
     The following table sets forth the corresponding Lower-Tier Regular Interest (the “Corresponding Lower-Tier Regular Interest”) and its original Lower-Tier Principal Balance, the corresponding Component (the “Corresponding Component”) and the Original Certificate Principal Amount for each Class of Sequential Pay Certificates (the “Corresponding Certificates”).

			Corresponding
	Corresponding	Corresponding	Lower-Tier Regular
Corresponding	Certificate Original	Lower-Tier Regular	Interest Original	Corresponding
Certificates	Principal Amount(1)	Interest(2)	Principal Balance	Component
Class A-1	$52,288,000	LA-1	$52,288,000	Class A-1
Class A-2	$341,412,000	LA-2	$341,412,000	Class A-2
Class A-3	$34,139,000	LA-3	$34,139,000	Class A-3
Class A-4	$114,021,000	LA-4	$114,021,000	Class A-4
Class A-J	$78,376,000	LA-J	$78,376,000	Class A-J
Class B	$28,061,000	LB	$28,061,000	Class B
Class C	$31,931,000	LC	$31,931,000	Class C
Class D	$18,384,000	LD	$18,384,000	Class D
Class E	$28,061,000	LE	$28,061,000	Class E

			Corresponding
	Corresponding	Corresponding	Lower-Tier Regular
Corresponding	Certificate Original	Lower-Tier Regular	Interest Original	Corresponding
Certificates	Principal Amount(1)	Interest(2)	Principal Balance	Component
Class F	$10,644,000	LF	$10,644,000	Class F
Class G	$9,676,000	LG	$9,676,000	Class G
Class NR	$27,093,416	LNR	$27,093,416	Class NR

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	The interest rate of each Lower-Tier Regular Interest is the WAC Rate.
GRANTOR TRUST
     The parties intend that the portion of the Trust Fund consisting of the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof shall be treated as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes (the “Grantor Trust”). As provided herein, the Certificate Administrator shall take all actions expressly required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust maintains its status as a grantor trust under federal income tax law and not be treated as part of the Lower-Tier REMIC or Upper-Tier REMIC. The Class S Certificates shall represent undivided beneficial interests in the Grantor Trust.
     The Certificate Principal Amount of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that if amounts previously allocated as Realized Losses to a Class of Sequential Pay Certificates in reduction of the Certificate Principal Amount thereof are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01 of this Agreement. As of the Cut-Off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to $774,086,417.
     The RiverTown Crossings Mall Mortgage Loans is part of a split-loan structure in which the RiverTown Crossings Mall Mortgage Loan is pari passu in right of payment with the RiverTown Crossings Mall Companion Loan. The RiverTown Crossings Mall Split-Loan will be serviced and administered in accordance with this Agreement.
     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee agree as follows:

ARTICLE I
DEFINITIONS
     Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.
     “10-K Filing Deadline”: As defined in Section 10.05 of this Agreement.
     “15Ga-1 Notice”: As defined in Section 2.03(a) of this Agreement.
     “15Ga-1 Notice Provider”: As defined in Section 2.03(a) of this Agreement.
     “17g-5 Information Provider”: The Certificate Administrator.
     “17g-5 Information Provider’s Website”: The internet website of the 17g-5 Information Provider, initially located at www.sf.citidirect.com under the tab “NRSRO”, access to which is limited to Rating Agencies and NRSROs who have provided an NRSRO Certification.
     “Acceptable Insurance Default”: With respect to any Mortgage Loan or Split-Loan, any default arising when the related Loan Documents require that the related Mortgagor must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the Controlling Class Representative (during any Subordinate Control Period) or, with respect to any Split-Loan in consultation with the holder of the related Companion Loan to the extent required pursuant to the terms of the related Intercreditor Agreement, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided, however, that the Controlling Class Representative shall have no more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative or the holder of any related Companion Loan, the Special Servicer shall not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant.
     “Accrued Component Interest”: With respect to each Component for any Distribution Date, one month’s interest at the Class X Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     “Act”: The Securities Act of 1933, as it may be amended from time to time and the rules and regulations thereunder.
     “Additional Disclosure Notification”: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit X.
     “Additional Form 10-D Disclosure”: As defined in Section 10.04.
     “Additional Form 10-K Disclosure”: As defined in Section 10.05.
     “Additional Information”: As defined in Section 4.02(a) of this Agreement.
     “Additional Servicer”: Each Affiliate of the Master Servicer, the Special Servicer, the Mortgage Loan Seller, the Certificate Administrator, the Trustee, the Depositor or any of the Underwriters that Services any of the Mortgage Loans and each Person, other than the Special Servicer, who is not an Affiliate of the Master Servicer, the Mortgage Loan Seller, the Certificate Administrator, the Trustee, the Depositor or any of the Underwriters, that Services 10% or more of the Mortgage Loans (based on their unpaid principal balances calculated in accordance with the provisions of Regulation AB).
     “Additional Trust Fund Expenses”: (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various default-related or unanticipated Opinions of Counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund and not otherwise required to be paid by a party other than the Trust, (iv) unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Depositor and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund and (v) any other default-related or unanticipated expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a Mortgagor. Notwithstanding anything to the contrary, “Additional Trust Fund Expenses” shall not include allocable overhead of the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or the Certificate Registrar, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar costs and expenses related to allocable overhead.
     “Administrative Fee Rate”: As of any date of determination, a rate equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate and the Certificate Administrator Fee Rate.
     “Advance”: Any P&I Advance or Property Advance.
     “Advance Interest Amount”: Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Special Servicer or the Trustee, as applicable, have not been reimbursed for the number of days from the date on which such Advance was made through, but not including, the date of reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance.
     “Advance Rate”: A per annum rate equal to the Prime Rate, compounded annually.
     “Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee and/or the Certificate Administrator may obtain and rely on an Officer’s Certificate of the Master Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.
     “Agent Member”: Members of, or participants in, the Depository.
     “Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.
     “Ancillary Fees”: With respect to any Mortgage Loan (or any Split-Loan), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, Assumption Fees, assumption application fees and defeasance fees) actually received from the related Mortgagor.
     “Anticipated Repayment Date”: With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.
     “Anticipated Termination Date”: Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c) of this Agreement.
     “Applicable Monthly Payment”: For any Mortgage Loan with respect to any month (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment; provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer or the Trustee, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Loan Rate less the Servicing Fee Rate; and provided, further, that for purposes of determining the amount of any P&I Advance, the Monthly Payment shall be as reduced pursuant to any modification of a Mortgage Loan pursuant to Section 3.24 of this Agreement or pursuant to any bankruptcy, insolvency, or other similar proceeding involving the related Mortgagor.
     “Appraisal”: An appraisal prepared by an Appraiser, prepared in accordance with MAI standards.

     “Appraisal Reduction Amount”: For any Distribution Date and for any Mortgage Loan (or Split-Loan) as to which an Appraisal Reduction Event has occurred and an Appraisal Reduction Amount is required to be calculated, an amount (subject to the operation of the final paragraph of Section 3.10(a)) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan (or Split-Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised values of the related Mortgaged Property or Properties (as determined by one or more Appraisals obtained by the Special Servicer (the cost of which shall be advanced by the Master Servicer as a Property Advance unless such Property Advance would be a Nonrecoverable Advance)), minus such downward adjustments as the Special Servicer may make in accordance with the Servicing Standard (without implying any obligation to do so) based upon the Special Servicer’s review of the Appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Split-Loan) as of the date of the calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Loan Rate (and with respect to a Split-Loan, interest on the related Companion Loan at the related interest rate without giving effect to the related Default Rate), (B) all unreimbursed Advances (which shall include, without limitation, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances), with interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts, due and unpaid with respect to such Mortgage Loan (or Split-Loan) (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and/or for which funds have not been escrowed). As promptly as reasonably practicable after the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Certificate Administrator in writing) diligently and in good faith proceeding to obtain such), if an Appraisal has not been obtained within the immediately preceding nine (9) months (or if the Special Servicer has determined such Appraisal to be materially inaccurate), the Special Servicer shall use reasonable efforts to obtain an Appraisal, the costs of which shall be paid by the Master Servicer as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance). On the first Determination Date occurring on or after the delivery of such Appraisal, the Special Servicer shall calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such Appraisal. Notwithstanding the foregoing, if an Appraisal is not obtained within 120 days following the events described in the applicable clause of the definition “Appraisal Reduction Event” (without regard to the time periods stated therein), then, until such Appraisal is obtained and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction Amount will equal 25% of the current Stated Principal Balance of the related Mortgage Loan; provided that, upon receipt of an Appraisal, the Appraisal Reduction Amount for such Mortgage Loan (or Split-Loan) will be recalculated in accordance with this definition without regard to this sentence. With respect to each Mortgage Loan (or Split-Loan) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Split-Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Split-Loan) and has remained current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer shall, within 30 days after each anniversary of such Appraisal Reduction Event, order an update of the prior Appraisal (the cost of which will be covered by, and reimbursable as, a Property Advance by the Master Servicer or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance), provided, however, no new or updated Appraisal will be required if the Mortgage Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Special Servicer reasonably believes such sale is likely to close. Based upon such Appraisal or letter updates thereto, the Special Servicer shall determine and report to the Master Servicer and the Certificate Administrator the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan (or Split-Loan), and each of those parties shall be entitled to rely conclusively on such determination by the Special Servicer. The Special Servicer shall deliver a copy of any such Appraisal to the Master Servicer and the Certificate Administrator, which shall be in electronic format. Each Appraisal Reduction Amount shall also be adjusted with respect to the next Distribution Date to take into account any subsequent Appraisal and annual letter updates, as of the date of each such subsequent Appraisal or letter update.
     Upon payment in full or final disposition or liquidation (including through a discounted payoff or a loan sale or assignment to a Mortgagor or Mortgagor Affiliate in lieu of a discharge of mortgage or discounted pay-off) of any Mortgage Loan (or Split-Loan) for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be reduced to zero. In addition, with respect to any Mortgage Loan (or Split-Loan), as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (or Split-Loan) shall no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan (or Split-Loan) has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Split-Loan) and such Mortgage Loan (or Split-Loan) becomes and remains current for three consecutive Monthly Payments and (b) no other Appraisal Reduction Event has occurred and is continuing.
     “Appraisal Reduction Event”: With respect to any Mortgage Loan (or Split-Loan), the earliest of (i) the date on which such Mortgage Loan (or Split-Loan) becomes a Modified Asset, (ii) the date on which such Mortgage Loan (or Split-Loan) is 60 days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment, (iii) in the case of a delinquent Balloon Payment, (A) the date occurring 60 days after the date on which such Balloon Payment was due (except as described in clause B below) or (B) if the related Mortgagor has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after the Balloon Payment was due, the date occurring 120 days after the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur), (iv) the related Mortgaged Property has become an REO Property, (v) a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (vi) 60 days after the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, is not dismissed within those 60 days, or (vii) such Mortgage Loan or Split-Loan remains outstanding five (5) years following any extension of its Maturity Date pursuant to Section 3.24 of this

Agreement. No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A Senior Certificates) has been reduced to zero. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.
     “Appraised Value”: As of any date of determination, the appraised value of a Mortgaged Property based upon an appraisal or update thereof prepared by an Appraiser that is contained in the related Servicing File obtained within the time parameters required by this Agreement.
     “Appraised-Out Class”: As defined in Section 3.10(a) of this Agreement.
     “Appraiser”: An Independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five (5) years experience in the related property type and market.
     “ARD Loan”: Any Mortgage Loan that is identified as having an Anticipated Repayment Date and Revised Rate on the Mortgage Loan Schedule.
     “Asset Status Report”: As defined in Section 3.21(b)of this Agreement.
     “Assignment of Leases”: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.
     “Assumed Monthly Payment”: With respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Mortgage Loan as to which the balloon payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Loan Rate), if any, assuming such balloon payment has not become due (after giving effect to any prior modification), and (b) interest at the Mortgage Loan Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.
     “Assumption Fees”: With respect to any Mortgage Loan (or Split-Loan), any and all assumption fees of such Mortgage Loan (or Split-Loan) for transactions effected under Section 3.09(a), Section 3.09(b) and Section 3.09(c) of this Agreement (excluding assumption application fees), actually paid by the related Mortgagor and other applicable fees (not including assumption fees and/or assumption application fees) actually paid by the related Mortgagor in accordance with the related Loan Documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer on behalf of the Trust (or, in the case of a Split-Loan, on behalf of the Trust and the related Companion Loan Holder) pursuant to Section 3.09(a)of this Agreement or paid by the related Mortgagor with respect to any transfer of an interest in such Mortgagor pursuant to Section 3.09(a) of this Agreement.
     “Authenticating Agent”: Any authenticating agent appointed by the Certificate Administrator pursuant to Section 5.09 of this Agreement.
     “Available Funds”: With respect to any Distribution Date, an amount equal to the sum of (without duplication):
     (a) the aggregate amount relating to the Trust Fund on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the Business Day prior to the Master Servicer Remittance Date, exclusive of (without duplication):
     (i) all Monthly Payments and Balloon Payments paid by the Mortgagors that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods);
     (ii) all unscheduled payments of principal (including Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;
     (iii) all amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (ix), inclusive, of Section 3.06(a) of this Agreement;
     (iv) all Yield Maintenance Charges;
     (v) Excess Interest;
     (vi) all amounts deposited in the Collection Account or the Lower-Tier Distribution Account, as the case may be, in error; and
     (vii) with respect to the Mortgage Loans for which Withheld Amounts are required to be deposited in the Interest Reserve Account, and any Distribution Date in (1) each February or (2) any January in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in the month preceding the month in which the subject Distribution Date occurs at the related Mortgage Loan Rate, less the Administrative Fee Rate, to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.23 of this Agreement;

     (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16 of this Agreement;
     (c) the aggregate amount of any Compensating Interest Payments and P&I Advances made by the Master Servicer or the Trustee, as applicable, for such Distribution Date (net of the related Certificate Administrator Fee with respect to the Mortgage Loans for which such P&I Advances are made); and
     (d) for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in such month), the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.23 of this Agreement.
Notwithstanding the investment of funds held in the Collection Account pursuant to Section 3.07 of this Agreement, for purposes of calculating the Available Funds, the amounts so invested shall be deemed to remain on deposit in such account.
          “Balloon Mortgage Loan”: Any Mortgage Loan or Companion Loan, as applicable, that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date or the maturity date of the Companion Loan, as applicable, unless such extension results solely from the accrual of interest on the basis of the actual number of days elapsed in a year of 360 days, notwithstanding calculation of Monthly Payments based on a 360-day year consisting of twelve 30-day months.
          “Balloon Payment”: With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Mortgage Loan or the maturity date of the Companion Loan, as applicable, in excess of the related Monthly Payment.
          “Bank of America”: Bank of America, National Association, and its successors-in-interest.
          “Base Interest Fraction”: With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge otherwise described in the related Loan Documents) and (b) whose denominator is the amount, if any, by which (i) the Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge otherwise described in the related Loan Documents); provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan then the Base

Interest Fraction will equal zero; provided, however that if such discount rate is greater than the Mortgage Loan Rate, but is less than the Pass-Through Rate on the subject Class then the Base Interest Fraction will be one.
          “Beneficial Owner”: With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence (which may be in the form of an Investor Certification) at its expense of its status as a Beneficial Owner hereunder.
          “Breach”: As defined in Section 2.03(a) of this Agreement.
          “Business Day”: Any day other than a Saturday, a Sunday or any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or banking institutions in the States of New York, Florida, Georgia and North Carolina, the cities in which the principal offices of the Master Servicer or the Special Servicer are located, or the city in which the Corporate Trust Office of the Certificate Administrator or the Trustee is located are authorized or obligated by law, executive order or governmental decree to be closed.
          “Calculation Rate”: A discount rate appropriate for the type of cash flows being discounted, namely (i) for principal and interest payments on a Mortgage Loan or from the sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Mortgagors on similar debt of the Mortgagors as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).
          “CCRE Lending”: Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership, and its successors in interest.
          “Certificate”: Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class S or Class R Certificate issued, authenticated and delivered hereunder.
          “Certificate Administrator”: Citibank, N.A., a national banking association, or its successor in interest, or any successor Certificate Administrator appointed as herein provided.
          “Certificate Administrator Accounts”: As defined in Section 3.07(a) of this Agreement.
          “Certificate Administrator Fee”: With respect to each Mortgage Loan and for any Distribution Date, an amount accrued during the related Interest Accrual Period at the Certificate Administrator Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods. A portion of the Certificate Administrator Fee, namely the Trustee Fee, shall be payable to the Trustee. For the avoidance of doubt, the Certificate Administrator Fee shall be payable from the Lower-Tier REMIC.
          “Certificate Administrator Fee Rate”: With respect to each Mortgage Loan, a rate equal to 0.0045% per annum, calculated on the same interest accrual basis as the related Mortgage Loan.
          “Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at www.sf.citidirect.com.
          “Certificate Factor”: With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Principal Amount or the Notional Amount, as the case may be, and the denominator of which is the related initial Certificate Principal Amount or the initial Notional Amount, as the case may be.
          “Certificate Principal Amount”: With respect to any Class of Sequential Pay Certificates (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Principal Amount of such Class of Sequential Pay Certificates, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Principal Amount of such Class of Sequential Pay Certificates on the Distribution Date immediately prior to such date of determination, less actual distributions of principal thereon and allocation of Realized Losses thereto on such prior Distribution Date.
          “Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.03(a) of this Agreement.
          “Certificateholder”: With respect to any Certificate, the Person whose name is registered in the Certificate Register (including, other than with respect to the Special Servicer, solely for the purposes of distributing reports, statements or other information pursuant to this Agreement, Beneficial Owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with the name of the Beneficial Owner or potential transferee); provided, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement that relates to the rights, duties, and/or obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a Mortgagor, any Certificate beneficially owned by any such party or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a Mortgagor shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor shall be deemed to be outstanding, provided that such amendment does not relate to the increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any of their Affiliates, in which case such Certificate shall be deemed not to be outstanding. If the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or their respective affiliates, if any, is a member of the Controlling Class, it shall be permitted to act in such capacity and exercise all rights under this Agreement bestowed upon the Controlling Class. The Trustee and Certificate Administrator shall be entitled to conclusively rely upon (and each Holder exercising Voting Rights will deliver) an Investor Certification substantially in the form of Exhibit M-1 to this Agreement for the purposes of determining whether the Voting Rights of any Certificateholder shall be limited as provided above.
          “Certification Indemnitee”: As defined in Section 10.12.
          “Certification Parties”: As defined in Section 10.06.
          “Certifying Certificateholder”: A Certificateholder or Beneficial Owner of a Certificate that has provided the Trustee or Certificate Administrator, as applicable, with an executed Investor Certification.
          “Certifying Person”: As defined in Section 10.06.
          “Certifying Servicer”: As defined in Section 10.09.
          “Class”: With respect to the Certificates, all of the Certificates bearing the same alphabetical and numerical class designation, and with respect to the Lower-Tier Regular Interests, each interest set forth in the Preliminary Statement hereto.
          “Class A Certificates”: The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-J Certificates.
          “Class A Senior Certificates”: The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.
          “Class A-1 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.
          “Class A-1 Component”: The Class X-A Component having such designation.
          “Class A-1 Pass-Through Rate”: A per annum fixed rate equal to [____]%.
          “Class A-2 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

          “Class A-2 Component”: The Class X-A Component having such designation.
          “Class A-2 Pass-Through Rate”: A per annum fixed rate equal to [____]%.
          “Class A-3 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.
          “Class A-3 Component”: The Class X-A Component having such designation.
          “Class A-3 Pass-Through Rate”: A per annum fixed rate equal to [_____]%.
          “Class A-4 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.
          “Class A-4 Component”: The Class X-A Component having such designation.
          “Class A-4 Pass-Through Rate”: A per annum rate equal to the lesser of [____]% and the WAC Rate.
          “Class A-J Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.
          “Class A-J Component”: The Class X-A Component having such designation.
          “Class A-J Pass-Through Rate”: A per annum rate equal to the lesser of [____]% and the WAC Rate.
          “Class B Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.
          “Class B Component”: The Class X-B Component having such designation.
          “Class B Pass-Through Rate”: A per annum rate equal to the WAC Rate minus [____]%.
          “Class C Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.
          “Class C Component”: The Class X-B Component having such designation.
          “Class C Pass-Through Rate”: A per annum rate equal to the WAC Rate.

          “Class D Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.
          “Class D Component”: The Class X-B Component having such designation.
          “Class D Pass-Through Rate”: A per annum rate equal to the WAC Rate.
          “Class E Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.
          “Class E Component”: The Class X-B Component having such designation.
          “Class E Pass-Through Rate”: A per annum rate equal to the WAC Rate.
          “Class F Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto.
          “Class F Component”: The Class X-B Component having such designation.
          “Class F Pass-Through Rate”: A per annum rate equal to the lesser of [____]% and the WAC Rate.
          “Class G Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto.
          “Class G Component”: The Class X-B Component having such designation.
          “Class G Pass-Through Rate”: A per annum rate equal to the lesser of [____]% and the WAC Rate.
          “Class NR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto.
          “Class NR Component”: The Class X-B Component having such designation.
          “Class NR Pass-Through Rate”: A per annum rate equal to the lesser of [____]% and the WAC Rate.
          “Class R Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.

          “Class S Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 hereto and evidencing an undivided beneficial interest in the Grantor Trust. The Class S Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.
          “Class X Certificates”: The Class X-A Certificates and/or the Class X-B Certificates, as the context requires.
          “Class X Strip Rate”: With respect to each Component for any Distribution Date, a rate per annum equal to (i) the WAC Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Class of Corresponding Certificates.
          “Class X-A Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.
          “Class X-A Components”: The Class A-1 Component, the Class A-2 Component, the Class A-3 Component, the Class A-4 Component and the Class A-J Component.
          “Class X-A Notional Amount”: With respect to the Class X-A Certificates as of any date of determination, the sum of the then Lower-Tier Principal Balances of all of the Corresponding Lower-Tier Regular Interests with respect to the Class X-A Components.
          “Class X-A Pass-Through Rate”: For any Distribution Date, the weighted average of Class X Strip Rates for the Class X-A Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).
          “Class X-B Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.
          “Class X-B Components”: The Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component and the Class NR Component.
          “Class X-B Notional Amount”: With respect to the Class X-B Certificates as of any date of determination, the sum of the then Lower-Tier Principal Balances of all of the Corresponding Lower-Tier Regular Interests with respect to the Class X-B Components.
          “Class X-B Pass-Through Rate”: For any Distribution Date, the weighted average of Class X Strip Rates for the Class X-B Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

          “Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.
          “Clearstream”: Clearstream Banking, société anonyme, and its successors in interest.
          “Closing Date”: December [15], 2011.
          “Code”: The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.
          “Collection Account”: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a) of this Agreement, which shall be entitled “Bank of America, National Association, as Master Servicer for the benefit of Citibank, N.A., as Trustee, for the registered holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2 and Companion Loan Holder, as their interests may appear” and which must be an Eligible Account.
          “Collection Period”: With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 2012, beginning on the day after the Cut-Off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.
          “Collective Consultation Period”: Any period when both (i) the Certificate Principal Amount of the Class F Certificates, net of any Appraisal Reduction Amounts notionally allocated to the reduction of the principal amount of that Class, is less than 25% of the initial Certificate Principal Amount of the Class F Certificates and (ii) the Certificate Principal Amount of the Class F Certificates, without regard to any Appraisal Reduction Amounts allocated to the reduction of the principal amount of that Class, is at least 25% of the initial Certificate Principal Amount of the Class F Certificates.
          “Commission”: The Securities and Exchange Commission.
          “Companion Loan”: With respect to any Split-Loan, any related note that is not included in the Trust and that is pari passu in right of payment to the related Mortgage Loan that is included in the Trust to the extent set forth in the related Intercreditor Agreement. The only Companion Loan related to the Trust is the RiverTown Crossings Mall Companion Loan.
          “Companion Loan Holder”: The holder of a Companion Loan, including any RiverTown Crossings Mall Companion Loan Holder(s).
          “Companion Note”: With respect to any Companion Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of the Mortgagor under such Companion Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.
          “Compensating Interest Payments”: Any payment required to be made by the Master Servicer pursuant to Section 3.13 of this Agreement to cover Prepayment Interest Shortfalls.
          “Component”: With respect to the Class X-A Certificates, the Class A-1 Component, the Class A-2 Component, the Class A-3 Component, the Class A-4 Component and the Class A-J Component; and with respect to the Class X-B Certificates, the Class B Component, Class C Component, Class D Component, Class E Component, Class F Component, Class G Component and Class NR Component.
          “Component Notional Amount”: With respect to each Component and any date of determination, the Notional Amount of each of the Class X-A Components and the Class X-B Components.
          “Condemnation Proceeds”: All proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.
          “Confidentiality Exception”: With respect to the disclosure of any information provided to any party pursuant to the terms of this Agreement, including, without limitation, any Privileged Information, that (a) such information has become generally available and known to the public other than as a result of a disclosure directly or indirectly by the party disclosing the information, (b) is reasonable and necessary for the party disclosing such information to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) was already known to the party disclosing such information and not otherwise subject to a confidentiality obligation and/or (d) the disclosure of such information is required by applicable law.
          “Consent Fees”: With respect to any Mortgage Loan (or a Split-Loan), any and all fees actually paid by a Mortgagor with respect to any consent or approval required pursuant to the terms of the Loan Documents that does not involve a modification, assumption, extension, waiver or amendment of the terms of the Loan Documents.
          “Control Eligible Certificates”: Any of the Class F, Class G and Class NR Certificates.
          “Controlling Class”: During (i) any Subordinate Control Period, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class in accordance with Section 3.10(a) of this Agreement) that is at least equal to 25% of the initial Certificate Principal Amount of such Class or (ii) during any Collective Consultation Period, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, without regard to any Appraisal Reduction Amounts allocable to such Class, that is at least equal to 25% of the initial Certificate

Principal Amount of that Class. The Controlling Class as of the Closing Date will be the Class NR Certificates.
          “Controlling Class Certificateholder”: Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.
          “Controlling Class Representative”: The Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders (with notice to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator), by Certificate Principal Amount, as determined by the Certificate Registrar from time to time; provided that, (i) absent such selection, or (ii) until a Controlling Class Representative is so selected, or (iii) upon receipt of notice from the Holders of more than 50% of the Certificate Principal Amount of the Controlling Class that a Controlling Class Representative is no longer so designated, the Controlling Class Certificateholder which owns the largest aggregate Certificate Principal Amount of the Controlling Class shall be the Controlling Class Representative. The initial Controlling Class Representative on the Closing Date shall be LNR Archetype Real Estate Debt Fund, L.P.
          “Corporate Trust Office”: The office of the Trustee or the Certificate Administrator, as applicable, at which at any particular time its corporate trust business shall be principally administered. At the date of this Agreement, the corporate trust office of (i) the Trustee is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services — CFCRE 2011-C2, or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08 of this Agreement, and (ii) the Certificate Administrator is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services — CFCRE 2011-C2 and the office for certificate transfer services is located at 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window, or the principal trust office of any successor certificate administrator qualified and appointed pursuant to Section 8.08 of this Agreement.
          “Corrected Mortgage Loan”: Any Mortgage Loan or Split-Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of “Specially Serviced Mortgage Loan” (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or Split-Loan or a related Mortgaged Property becoming an REO Property).
          “Corresponding Certificates”: As identified in the Preliminary Statement with respect to any Lower-Tier Regular Interest or Component.
          “Corresponding Component”: As identified in the Preliminary Statement with respect to any Class of Sequential Pay Certificates or Lower-Tier Regular Interest.
          “Corresponding Lower-Tier Regular Interest”: As identified in the Preliminary Statement with respect to any Class of Sequential Pay Certificates or Component.
          “CREFC”: CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Certificate Administrator, the Special Servicer, the Operating Advisor and, during a Subordinate Control Period, the Controlling Class Representative.
          “CREFC Advance Recovery Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Bond Level File”: The data file in the “CREFC Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Collateral Summary File”: The data file in the “CREFC Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Comparative Financial Status Report”: The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Financial File”: The data file in the “CREFC Financial File” format substantially in the form of and containing the information called for therein for the Mortgage

Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Historical Loan Modification and Corrected Mortgage Loan Report”: The monthly report in the “Historical Loan Modification and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Investor Reporting Package (IRP)”: (a) The following seven electronic files (and any other files as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time): (i) CREFC Loan Setup File, (ii) CREFC Loan Periodic Update File, (iii) CREFC Property File, (iv) CREFC Bond Level File, (v) CREFC Financial File, (vi) CREFC Collateral Summary File and (vii) CREFC Special Servicer Loan File;
          (b) The following eleven supplemental reports (and any other reports as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time): (i) CREFC Delinquent Loan Status Report, (ii) CREFC Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CREFC REO Status Report, (iv) CREFC Operating Statement Analysis Report, (v) CREFC Comparative Financial Status Report, (vi) CREFC Servicer Watch List, (vii) CREFC Loan Level Reserve/LOC Report, (viii) CREFC NOI Adjustment Worksheet, (ix) CREFC Advance Recovery Report, (x) CREFC Total Loan Report and (xi) CREFC Reconciliation of Funds Report; and
          (c) such other reports as CREFC may designate from time to time.
          “CREFC Loan Level Reserve/LOC Report”: The monthly report in the “CREFC Loan Level Reserve/LOC Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Loan Periodic Update File”: The data file in the “CREFC Loan Periodic Update File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Loan Setup File”: The data file in the “CREFC Loan Setup File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC NOI Adjustment Worksheet”: The worksheet in the “NOI Adjustment Worksheet” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Operating Statement Analysis Report”: The monthly report in the “Operating Statement Analysis Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Property File”: The data file in the “CREFC Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Reconciliation of Funds Report”: The monthly report in the “Reconciliation of Funds” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC REO Status Report”: The report in the “REO Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Servicer Watch List”: As of each Determination Date a report, including and identifying each non-Specially Serviced Mortgage Loan satisfying the “CREFC Portfolio Review Guidelines” approved from time to time by the CREFC in the “CREFC Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Special Servicer Loan File”: The data file in the “CREFC Special Servicer Loan File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Total Loan Report”: The report in the “Total Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.
          “CREFC Website”: The CREFC’s Website located at “www.crefc.org” or such other primary website as the CREFC may establish for dissemination of its report forms.

          “Cross-Over Date”: The Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A Senior Certificates) is (or will be) reduced to zero due to the application of Realized Losses.
          “Custodial Agreement”: The custodial agreement, if any, from time to time in effect between the Custodian named therein and the Certificate Administrator, as the same may be amended or modified from time to time in accordance with the terms thereof. For avoidance of doubt, as of the Closing Date, the Custodian is the Certificate Administrator.
          “Custodian”: Any Custodian appointed pursuant to Section 5.10 of this Agreement and, unless the Certificate Administrator is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Certificate Administrator or the Master Servicer or any Affiliate or agent of the Certificate Administrator or the Master Servicer, but may not be the Depositor or any Affiliate thereof.
          “Cut-Off Date”: With respect to each Mortgage Loan, the Due Date for such Mortgage Loan in December 2011.
          “Cut-Off Date Principal Balance”: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, after application of all payments of principal due on or before such date, whether or not received.
          “Default Interest”: With respect to any Mortgage Loan or Companion Loan all interest (other than Excess Interest) accrued in respect of such Mortgage Loan or Companion Loan as provided in the related Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Loan Rate (or interest rate on the Companion Loan).
          “Default Rate”: With respect to each Mortgage Loan or Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Companion Loan following any event of default on such Mortgage Loan or Companion Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.
          “Defaulted Mortgage Loan”: A Mortgage Loan or Split-Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its Balloon Payment (or if the related Mortgagor delivered a refinancing commitment acceptable to the Special Servicer prior to the date the Balloon Payment was due, delinquent for 60 days beyond the date on which the Balloon Payment was due (or such shorter period beyond the date on which the Balloon Payment was due during which the refinancing was scheduled to occur)), if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note or (ii) as to which the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Note.
          “Defeasance Loan”: Those Mortgage Loans which provide the related Mortgagor with the option to defease the related Mortgaged Property.

          “Definitive Certificate”: Any Certificate issued in certificated, definitive, fully registered form and not registered in the name of the Clearing Agency or its nominee.
          “Delinquency Advance Date”: The Business Day immediately preceding each Distribution Date.
          “Depositor”: CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership, and its successors and assigns.
          “Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).
          “Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.
          “Determination Date”: With respect to any Distribution Date, the eleventh day of the calendar month of the related Distribution Date or, if the eleventh day is not a Business Day, the next Business Day, commencing in January 2012.
          “Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where at least 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).
          “Disqualified Non-U.S. Person”: With respect to a Class R Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.
          “Disqualified Organization”: Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause any Trust REMIC to be subject to tax or to fail to qualify as a REMIC for federal income tax purposes at any time that the Certificates are outstanding. For purposes of this definition, the terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions.
          “Distribution Account”: The Lower-Tier Distribution Account and the Upper-Tier Distribution Account, each of which may be subaccounts of a single Eligible Account.
          “Distribution Date”: The fourth Business Day following the Determination Date in each month, commencing January 2012. The first Distribution Date shall be January 17, 2012.
          “Distribution Date Statement”: As defined in Section 4.02(a) of this Agreement.
          “Document Defect”: As defined in Section 2.03(a) of this Agreement.
          “Due Date”: With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.
          “Early Termination Notice Date”: Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.
          “Eligible Account”: Either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “F-1” by Fitch and “P-1” by Moody’s, in the case of accounts in which funds are held for 30 days or less or, in the case of accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “AA-” by Fitch (or “A” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F-1” by Fitch) and “A1” by Moody’s or (B) as to which the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, has received a No Downgrade Confirmation, (ii) an account or accounts maintained at Bank of America, National Association so long as Bank of America,

National Association’s long-term unsecured debt rating shall be at least “A” from Fitch and “A2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or Bank of America, National Association’s short term deposit or short term unsecured debt rating shall be at least “F-1” from Fitch and “P-1” from Moody’s (if deposits are to be held in the account for 30 days or less), (iii) a segregated trust account (or sub-accounts of a single account in the case of the Excess Liquidation Proceeds Reserve Account, Interest Reserve Account or any Distribution Account) or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which institution or trust company is rated at least “Baa3” by Moody’s, is (in the case of a state chartered depository institution or trust company) subject to regulations substantially similar to 12 C.F.R. §9.10(b), and is subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, or (iv) any other account that the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, receives a No Downgrade Confirmation, which may be an account maintained with the Certificate Administrator, the Special Servicer or the Master Servicer. Eligible Accounts may bear interest.
          “Eligible Operating Advisor”: An institution (i) that is a special servicer on at least one commercial mortgage securitization transaction rated by Fitch and at least one commercial mortgage securitization transaction rated by Moody’s, (ii) that has never been a special servicer on a commercial mortgage securitization transaction for which any of Fitch or Moody’s has qualified, downgraded or withdrawn its rating on any class of certificates citing concerns with such institution’s servicing as the sole or material factor in such rating action, (iii) that can and will make the representations and warranties of the operating advisor set forth in Section 2.07(a) of this Agreement and (iv) that is not the Controlling Class Representative or the current or former Special Servicer or one of its affiliates.
          “Environmental Report”: The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loan.
          “ERISA”: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
          “ERISA Restricted Certificate”: Any Class F, Class G or Class NR Certificate; provided that any such Certificate: (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.03(m) of this Agreement if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency) or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.
          “Escrow Account”: As defined in Section 3.04(b) of this Agreement.
          “Escrow Payment”: Any payment made by any Mortgagor pursuant to the related Mortgage, Lock-Box Agreement or Loan Agreement for the account of such Mortgagor for application toward the payment of taxes, insurance premiums, assessments, ground rents, mandated improvements and similar items in respect of the related Mortgaged Property.

          “Euroclear”: Euroclear Bank, as operator of the Euroclear System, and its successors in interest.
          “Event of Default”: As defined in Section 7.01 of this Agreement.
          “Excess Interest”: With respect to each ARD Loan, additional interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the Mortgage Loan Rate, plus any compound interest thereon, to the extent permitted by applicable law. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC, but rather shall be an asset of the Grantor Trust.
          “Excess Interest Distribution Account”: The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.05(d) of this Agreement in trust for the Class S Certificateholders, which shall be entitled “Bank of America, National Association, in trust for Citibank, N.A., as Trustee, for Holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2 — Excess Interest Distribution Account”. Any such account shall be an Eligible Account. The Excess Interest Distribution Account shall be held solely for the benefit of the Holders of the Class S Certificates. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC, but rather shall be an asset of the Grantor Trust.
          “Excess Liquidation Proceeds”: With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation Expenses and any amounts payable to a Companion Loan Holder pursuant to the related Intercreditor Agreement, over (ii) the amount that would have been received if a principal payment in full had been made with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.
          “Excess Liquidation Proceeds Reserve Account”: The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.05(c) of this Agreement in trust for the Certificateholders, which shall be entitled “Bank of America, National Association, for the benefit of Citibank, N.A., as Trustee, for Holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2 — Excess Liquidation Proceeds Reserve Account.” Any such account shall be an Eligible Account.
          “Excess Prepayment Interest Shortfall”: With respect to any Distribution Date, the aggregate amount, if any, by which the Prepayment Interest Shortfalls with respect to all Principal Prepayments received during the related Prepayment Period exceeds the Compensating Interest Payment.
          “Exchange Act”: The Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.
          “FDIC”: The Federal Deposit Insurance Corporation, and its successors in interest.

          “Final Asset Status Report”: With respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Controlling Class Representative, the Operating Advisor and, to the extent required by the related Intercreditor Agreement with respect to any Split-Loan, any holder of a related Companion Loan, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Controlling Class Representative (and, if applicable, any holder of a related Companion Loan) with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless the Controlling Class Representative (during a Subordinate Control Period), if applicable, has either (i) finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to this Agreement in respect of such workout or liquidation, or (ii) has been deemed to have approved or consented to such action (which shall be deemed to be the case if the Controlling Class Representative is an Affiliate of the Special Servicer) or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement.
          “Final Recovery Determination”: With respect to any defaulted Mortgage Loan or Split-Loan that is a Specially Serviced Mortgage Loan or REO Property as the case may be, a determination that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO revenue and other payments or recoveries that the Special Servicer has determined in accordance with the Servicing Standard will ultimately be recoverable.
          “Fitch”: Fitch, Inc. or its successors in interest. If neither Fitch nor any successor remains in existence, “Fitch” shall be deemed to refer to such other NRSRO or other comparable Person designated by the Depositor after notice of such designation is given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.
          “Form 8-K Disclosure Information”: As defined in Section 10.07.
          “Global Certificates”: The Public Certificates and the Private Certificates, collectively.
          “Grantor Trust”: A segregated asset pool within the Trust Fund qualifying as a “grantor trust” under subpart E, part I of subchapter J of the Code and consisting of the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account, beneficial ownership of which is represented by the Class S Certificates.
          “Ground Lease”: The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.
          “Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.
          “Holder”: With respect to any Certificate, a Certificateholder.
          “Indemnified Party”: As defined in Section 8.05(c) or Section 11.14(e), as applicable, of this Agreement, as the context requires.
          “Indemnifying Party”: As defined in Section 8.05(c), Section 10.12 or Section 11.14(e), as applicable, of this Agreement, as the context requires.
          “Independent”: When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Mortgage Loan Seller, the Depositor, the Trustee, the Operating Advisor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Controlling Class Representative, any Mortgagor, a Companion Loan Holder or any Affiliate thereof, and (ii) is not connected with any such Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that a Person shall not fail to be Independent of the Mortgage Loan Seller, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator, any Mortgagor, a Companion Loan Holder or any Affiliate thereof merely because such Person is (A) compensated for services by, or (B) the beneficial owner of 1% or less of any class of securities issued by, the Depositor, the Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator, any Mortgagor, a Companion Loan Holder or any Affiliate thereof, as the case may be, provided that such compensation or ownership constitutes less than 1% of the total assets owned by such Person
          “Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to the applicable Trust REMIC within the meaning of Code Section 856(d)(3) if such Trust REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that such Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and the Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer, the Trustee and the Certificate Administrator has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer, on behalf of itself, the Trustee and the Certificate Administrator, has received an Opinion of Counsel (addressed to the Master Servicer, the Trustee and the Certificate Administrator at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).
          “Initial Purchasers”: Cantor Fitzgerald & Co., Barclays Capital Inc., Deutsche Bank Securities Inc., CastleOak Securities, L.P. and Nomura Securities International, Inc.
          “Inquiries”: As defined in Section 4.02(a) of this Agreement.
          “Institutional Accredited Investor”: An institution that is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Act.
          “Insurance Proceeds”: Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan or a Split-Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08 of this Agreement).
          “Intercreditor Agreement”: With respect to a Split-Loan, the related intercreditor, co-lender or similar agreement in effect from time to time by and between the holder of the related Mortgage Loan and the related Companion Loan Holder relating to the relative rights of such holders. The only Intercreditor Agreement related to the Trust is the RiverTown Crossings Mall Intercreditor Agreement.
          “Interest Accrual Amount”: With respect to any Distribution Date and any Class of Sequential Pay Certificates, an amount equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount. With respect to any Distribution Date and any Class of Class X Certificates, an amount equal to the sum of the Accrued Component Interest for the related Interest Accrual Period for all of the respective Components for such Class for such Interest Accrual Period. Calculations of interest due in respect of the Regular Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.
          “Interest Accrual Period”: With respect to any Distribution Date and any Class of Regular Certificates, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Regular Certificates is assumed to consist of 30 days.
          “Interest Distribution Amount”: With respect to any Distribution Date and with respect to each Class of Regular Certificates, an amount equal to (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date pursuant to Section 4.01(k).
          “Interest Reserve Account”: The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.23 of this Agreement, which shall be entitled “Citibank, N.A., as Certificate Administrator and Trustee, for Holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2, Interest Reserve Account” and which shall be an Eligible Account.

     “Interest Shortfall”: With respect to any Distribution Date for any Class of Regular Certificates, the sum of (a) the portion, of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the current Distribution Date, and (ii) in the case of the Class X Certificates, one month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.
     “Interested Person”: As of any date of determination, the Special Servicer or any Independent Contractor engaged by the Special Servicer pursuant to Section 3.16 (other than any Manager of a Mortgaged Property or any Person known by a Responsible Officer of the Trustee to be an Affiliate of any such Manager of a Mortgaged Property).
     “Investment”: Any direct or indirect ownership interest in any security, note or other financial instrument related to the Certificates or issued or executed by a Mortgagor, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.
     “Investment Account”: As defined in Section 3.07(a) of this Agreement.
     “Investor Certification”: A certificate substantially in the form of Exhibit M-1 to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website representing, among other things, that the person executing the certificate (1) is a Certificateholder, a Beneficial Owner or a prospective purchaser that, in the case of a Public Certificate, has received a copy of the Prospectus, (2) is not a Mortgagor, a guarantor or indemnitor in respect of a Mortgage Loan (or Split-Loan), a Manager, an Affiliate of any of the foregoing, or an agent, principal, partner, member, manager, joint venture, limited partner, employee, representative, director, trustee, advisor or investor of or in any Mortgagor, and such person will not contact any of the foregoing concerning the related Mortgage Loan (or Split-Loan), (3) shall keep the applicable information confidential and (4) shall indemnify the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Underwriters, the Initial Purchasers, the Trust Fund and the Depositor from any loss, liability or expense incurred by such party with respect to any such breach by the certifying person of its covenants and representations in such certification. The Certificate Administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.
     “Investor Q&A Forum”: As defined in Section 4.02(a) of this Agreement.
     “Investor Registry”: As defined in Section 4.02(a) of this Agreement.
     “IRS”: The Internal Revenue Service.
     “Liquidation Event”: With respect to any Mortgage Loan or Split-Loan, any of the following events: (i) such Mortgage Loan or Split-Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan or Split-Loan; (iii) such Mortgage Loan is repurchased or substituted for by the Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan or Split-Loan is purchased by the

Special Servicer, the Master Servicer, the Holders of the Controlling Class, the Holders of the Class R Certificates or the Remaining Certificateholder pursuant to Section 9.01 of this Agreement; (v) such Mortgage Loan is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreement; (vi) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (vii) such Mortgage Loan is purchased by the Companion Loan Holder pursuant to the related Intercreditor Agreement; (viii) such Mortgage Loan is purchased by a party (other than pursuant to a Par Purchase Option) in accordance with Section 3.17 of this Agreement; or (ix) such Mortgage Loan is purchased pursuant to a Par Purchase Option in accordance with Section 3.17. With respect to any REO Property (and the related REO Mortgage Loan or REO Companion Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Special Servicer, the Master Servicer, the Holders of the Controlling Class, the Holders of the Class R Certificates or the Remaining Certificateholder pursuant to Section 9.01 of this Agreement; (iii) the taking of a REO Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (iv) such REO Property is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreements; or (v) such REO Property is purchased by another party in accordance with Section 3.17 of this Agreement.
     “Liquidation Expenses”: All customary, reasonable and necessary costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof or final payoff of a Corrected Mortgage Loan (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes associated with such Mortgage Loan or Mortgaged Property).
     “Liquidation Fee”: With respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) and each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds, an amount calculated by the application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of any portion of such payoff or proceeds that represents Penalty Charges); provided, that the Liquidation Fee shall be zero with respect to any Mortgage Loan, REO Mortgage Loan, Split-Loan or any Mortgaged Property or REO Property if (1) repurchased or substituted by the Mortgage Loan Seller within 90 days (or 180 days, if the Mortgage Loan Seller is entitled to an additional 90-day period to complete a cure, repurchase or substitution under the Mortgage Loan Purchase Agreement) following its receipt of notice or discovery of a Material Breach or Material Document Defect, (2) purchased by the related mezzanine loan holder within 90 days (or such shorter period of time as may be set forth in the related mezzanine intercreditor agreement requiring the related mezzanine loan holder to pay a liquidation fee) of receipt of notice that the related purchase option event has occurred pursuant to the terms of the related mezzanine intercreditor agreement, (3) purchased by a party exercising the Par Purchase Option within 60 days’ of the later of (A) the date such Mortgage Loan becomes a Defaulted Mortgage Loan and (B) the date such Mortgage Loan becomes a Specially Serviced Mortgage Loan, (4) purchased pursuant to Section 9.01 of this Agreement or (5) the Liquidation Proceeds are the result of a payment in full of a Specially Serviced Mortgage Loan within 120 days of its Maturity Date (or such shorter period specified in the applicable refinancing commitment) from proceeds of refinancing obtained by the Mortgagor if the Mortgagor had delivered a refinancing commitment acceptable to the Special Servicer prior to the Maturity Date.
     “Liquidation Fee Rate”: A rate equal to 1% with respect to any Specially Serviced Mortgage Loan.
     “Liquidation Proceeds”: The amount (other than Insurance Proceeds) received in connection with a Liquidation Event.
     “Loan Agreement”: With respect to any Mortgage Loan and Companion Loan(s), the loan agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which such Mortgage Loan and Companion Loan was made.
     “Loan Documents”: With respect to any Mortgage Loan and Companion Loan, the documents executed or delivered in connection with the origination or any subsequent modification of such Mortgage Loan and Companion Loan, or subsequently added to the related Mortgage File.
     “Loan Number”: With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.
     “Loan-to-Value Ratio”: With respect to any Mortgage Loan or Split-Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan or Split-Loan, as applicable, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.
     “Lock-Box Account”: With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive rental or other income generated by the Mortgaged Property. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon.
     “Lock-Box Agreement”: With respect to any Mortgage Loan, the lock-box or other similar agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which the related Lock-Box Account, if any, may have been established.
     “Lower-Tier Distribution Account”: The account or accounts created and maintained as a separate account (or separate sub-account within the same account as the Upper-Tier Distribution Account) or accounts by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which shall be entitled “Citibank, N.A., as Certificate Administrator, in trust for Citibank, N.A., as Trustee, for Holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2, Lower-Tier Distribution

Account” and which must be an Eligible Account. The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC.
     “Lower-Tier Principal Balance”: The principal amount of any Lower-Tier Regular Interest outstanding as of any date of determination. As of the Closing Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall equal the Original Lower-Tier Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Lower-Tier Regular Interest on such Distribution Date pursuant to Section 4.01(a)(ii), and shall be further permanently reduced on such Distribution Date by all Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(f), such that at all times the Lower-Tier Principal Balance of a Lower-Tier Regular Interest shall equal the Certificate Principal Amount of the Corresponding Certificates.
     “Lower-Tier Regular Interests”: The Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-J, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG and Class NR Interests.
     “Lower-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Mortgage Loans, collections thereon, any related REO Property acquired in respect thereof and all proceeds of such REO Property, other property of the Trust Fund related thereto and amounts held in respect thereof from time to time in the Collection Account, the Interest Reserve Account, the related REO Account; and amounts held from time to time in the Lower-Tier Distribution Account, and the Excess Liquidation Proceeds Reserve Account, in each case excluding amounts allocable to a Companion Loan and Excess Interest.
     “Lower-Tier Residual Interest”: The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Lower-Tier REMIC and evidenced by the Class R Certificates.
     “MAI”: Member of the Appraisal Institute.
     “Major Decision”: Collectively:
     (a) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (or Split-Loan) as come into and continue in default;
     (b) any modification, consent to a modification or waiver of a monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan (or Split-Loan) or any extension of the Maturity Date of any Mortgage Loan (or Split-Loan);
     (c) any sale of a Defaulted Mortgage Loan (or Split-Loan) or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

     (d) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;
     (e) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (or Split-Loan), or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan (or Split-Loan) and for which there is no material lender discretion;
     (f) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (or Split-Loan) or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;
     (g) releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan (or Split-Loan) and for which there is no material lender discretion;
     (h) the determination of the Special Servicer pursuant to clause (b) or clause (c) of the definition of “Specially Serviced Mortgage Loan”;
     (i) following a default or an event of default with respect to a Mortgage Loan (or Split-Loan), any initiation of judicial, bankruptcy or similar proceedings under the related Loan Documents or with respect to the related Mortgagor or Mortgaged Property;
     (j) any modification, waiver or amendment of an Intercreditor Agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, Companion Loan Holder or other subordinate debt holder related to a Mortgage Loan (or Split-Loan), or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the Holders of the Control Eligible Certificates; and
     (k) any determination of an Acceptable Insurance Default.
     “Manager”: With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.
     “Master Servicer”: Bank of America, National Association, or any successor Master Servicer appointed as herein provided.
     “Master Servicer Remittance Date”: With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.
     “Material Breach”: As defined in Section 2.03(a) of this Agreement.
     “Material Document Defect”: As defined in Section 2.03(a) of this Agreement.

     “Maturity Date”: With respect to each Mortgage Loan, the maturity date as set forth on the Mortgage Loan Schedule.
     “Modification Fees”: With respect to any Mortgage Loan (or Split-Loan), any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer and actually paid by the Mortgagor, other than (a) any Assumption Fees, Consent Fees or assumption application fees and (b) any fee in connection with a defeasance of such Mortgage Loan or Split-Loan.
     “Modified Asset”: Any Mortgage Loan or any Split-Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.24 of this Agreement in a manner that:
   (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan or Split-Loan);
   (b) except as expressly contemplated by the related Loan Documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or
   (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Split-Loan or materially reduces the likelihood of timely payment of amounts due thereon.
     “Monthly Payment”: With respect to any Mortgage Loan or Split-Loan, as applicable, (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate (and with respect to a Companion Loan, the related companion loan interest rate without giving effect to the related Default Rate), which is payable by the related Mortgagor on such Due Date under the related Note or Notes or Companion Note, as applicable. The Monthly Payment with respect to (i) an REO Mortgage Loan or REO Companion Loan, (ii) any Mortgage Loan or Split-Loan that is delinquent at its respective Maturity Date and with respect to which the Special Servicer does not enter into an extension or (iii) any Mortgage Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related Maturity Date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.
     “Moody’s”: Moody’s Investors Service, Inc. or its successors in interest. If neither Moody’s nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other NRSRO or other comparable Person designated by the Depositor after notice of such designation is given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.
     “Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest (in the case of a deed of trust) in a Mortgaged Property securing a Note and with respect to a Companion Loan the related Companion Note.
     “Mortgage File”: With respect to any Mortgage Loan, subject to Section 2.01(b), collectively the following documents:
   (1) (A) the original executed Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of “Citibank, N.A., as trustee for the registered holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the Mortgage Loan Seller) (or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note) and (B) in the case of the Split-Loan, a copy of the related executed Companion Note;
   (2) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;
   (3) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;
   (4) an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of “Citibank, N.A., as trustee for the registered holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2” (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);
   (5) an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of “Citibank, N.A., as trustee for the registered holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2” along with the original of the underlying instrument to which such assignment relates;

   (6) originals or copies of all modification agreements in those instances in which the terms or provisions of the Note for such Mortgage Loan (or, if applicable, any related Companion Note), the related Mortgage or any other Loan Document have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;
   (7) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan, or, if such policy has not been issued, a “marked-up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy, or, in case such Mortgage Loan is not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of such Mortgage Loan;
   (8) an original or copy of the related Ground Lease relating to such Mortgage Loan, if any, and any ground lessor estoppel;
   (9) an original or copy of the related loan agreement, if any;
   (10) an original of the related guaranty of payment and other guaranties, indemnities and other security given in connection with such Mortgage Loan, if any, and any related assignment thereof;
   (11) an original or copy of the lock box agreement, deposit account agreement, cash management agreement and like instruments relating to such Mortgage Loan, if any;
   (12) an original or copy of the environmental indemnity from the related Mortgagor and/or any other indemnitor, if any;
   (13) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;
   (14) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (5)), in favor of “Citibank, N.A., in its capacity as trustee for the registered holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2”;
   (15) in the case of a Split-Loan, a copy of the Intercreditor Agreement;
   (16) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee, and an original UCC-2 and/or UCC-3 assignment thereof, in form suitable for filing, in favor of the Trustee;

   (17) in the case of any Loan as to which there exists a related mezzanine loan, the original or a copy of the related intercreditor agreement;
   (18) an original or copy of any related environmental insurance policy;
   (19) originals (or copy, if the original is held by the Master Servicer) of any letters of credit relating to such Mortgage Loan and any related assignment thereof; and
   (20) copies of any franchise agreement, license agreement and related comfort letters relating to such Mortgage Loan and any related assignment thereof and any assignment and subordination of management agreements, together with copies of such management agreements and any related subordination and non-disturbance agreements;
provided, that, whenever the term “Mortgage File” is used to refer to documents actually received by the Certificate Administrator or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.
     “Mortgage Loan”: Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-Off Date. Such term shall include any REO Mortgage Loan or defeased Mortgage Loan. With respect to any Mortgage Loan that is part of a Split-Loan, the term “Mortgage Loan” shall not include any related Companion Loan.
     “Mortgage Loan Purchase Agreement”: The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between CCRE Lending and the Depositor.
     “Mortgage Loan Rate”: With respect to any Mortgage Loan (including an REO Mortgage Loan), the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Note or Intercreditor Agreement, in each case without giving effect to (i) the Default Rate or the Revised Rate with respect to any Mortgage Loan or (ii) the Default Rate with respect to any related Companion Loan.
     “Mortgage Loan Schedule”: The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:
     (i) the Loan Number;
     (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;
     (iii) the Cut-Off Date Principal Balance;
     (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

     (v) the original Mortgage Loan Rate;
     (vi) the (A) remaining term to stated maturity and (B) the Maturity Date;
     (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;
     (viii) the Interest Accrual Basis;
     (ix) the (A) Administrative Fee Rate, and (B) Servicing Fee Rate (separately identifying any primary servicing fee rate or subservicing fee rate included in the Servicing Fee Rate, and in the case of a Split-Loan, separately identifying the Servicing Fee Rate applicable to the related Companion Loan for such Split-Loan);
     (x) whether the Mortgage Loan is secured by a Ground Lease;
     (xi) the Mortgage Loan Seller(s);
     (xii) whether the related Mortgage Loan is a Defeasance Loan;
     (xiii) the Anticipated Repayment Date, if applicable;
     (xiv) the Revised Rate, if applicable; and
     (xv) whether the Mortgage Loan is a Split-Loan.
The Mortgage Loan Schedule shall also set forth the total of the amounts described under clause (iii) above for all of the Mortgage Loans.
     “Mortgage Loan Seller”: CCRE Lending, and its respective successors in interest.
     “Mortgage Pool”: All of the Mortgage Loans and any successor REO Mortgage Loans, collectively.
     “Mortgaged Property”: The underlying property securing a Mortgage Loan and any related Companion Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans and Companion Loan(s), a leasehold estate, or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.
     “Mortgagor”: The obligor or obligors on a Note and the related note(s) in favor of any Companion Loan Holder(s), including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under such Note and the related note(s) in favor of any related Companion Loan Holder(s).

     “Mortgagor Account”: As defined in Section 3.07(a) of this Agreement.
     “Net Insurance Proceeds”: Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Note or other Loan Documents included in the Mortgage File or in accordance with the Servicing Standard, or with respect to the environmental insurance policy, applied to pay any costs, expenses, penalties, fines or similar items.
     “Net Liquidation Proceeds”: The Liquidation Proceeds received with respect to any Mortgage Loan or Split-Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.
     “Net Mortgage Loan Rate”: With respect to any Mortgage Loan (including an REO Mortgage Loan) and any Distribution Date, the per annum rate equal to the Mortgage Loan Rate for such Mortgage Loan minus the related Administrative Fee Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate; provided, however, that with respect to each Mortgage Loan that accrues interest on the basis of a 360-day year and the actual number of days, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year (commencing in 2013) and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), shall be determined net of any Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March (commencing in 2012) shall be determined taking into account the addition of any such Withheld Amounts. For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor, and without regard to the related Mortgaged Property becoming an REO Property.
     “Net REO Proceeds”: With respect to each REO Property and any related REO Mortgage Loan or REO Companion Loan, REO Proceeds with respect to such REO Property, REO Mortgage Loan or REO Companion Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments, ground rents and other costs and expenses permitted to be paid therefrom pursuant to Section 3.16(b) of this Agreement.

          “New Lease”: Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.
          “No Downgrade Confirmation” shall mean a written confirmation from each Rating Agency then in business which was engaged by or on behalf of the Depositor to initially rate the Certificates that each credit rating of each Class of Certificates, as applicable, to which it has assigned a rating immediately prior to the occurrence of the event with respect to which such No Downgrade Confirmation is sought, will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which confirmation may be waived (in writing or via email), granted or withheld in such Rating Agency’s sole and absolute discretion. If the party required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for a No Downgrade Confirmation (sent in accordance with this Agreement) and, within ten (10) Business Days of such request being sent to the applicable Rating Agency, such Rating Agency provides a written waiver or other written acknowledgment indicating its decision not to review the matter for which such confirmation is sought, a No Downgrade Confirmation shall not be required, and the requested No Downgrade Confirmation will be deemed to have been satisfied for such action at such time. If such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a No Downgrade Confirmation, then such requesting party shall be required to confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has, reasonably promptly request the related No Downgrade Confirmation again. If such Rating Agency does not reply to such second request within five (5) Business Days of such second request or responds in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a No Downgrade Confirmation, then (x) with respect to any such action in any Loan Document requiring such No Downgrade Confirmation or any other action under this agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Master Servicer or the Special Servicer, as applicable, shall determine, whether or not approving such action would be in accordance with this Agreement and the Servicing Standard, and if such party determines that such action would be in accordance with this Agreement and the Servicing Standard, then such condition shall be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, the condition precedent shall be deemed to be satisfied without any such determination by the Master Servicer or the Special Servicer (it being understood that the Master Servicer or the Special Servicer, as applicable, shall in any event review the conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)) and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition shall be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; or (ii) if Moody’s is the non-responding Rating Agency, such replacement master servicer or special servicer acts as the master servicer or special servicer, as applicable, in at least one commercial mortgage loan securitization transaction rated by Moody’s, and the applicable Rating Agency has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination. For the purposes of this requirement, any confirmation, waiver, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail. In the case of a No Downgrade Confirmation required under this Agreement with respect to any matter that affects the servicing and administration of the RiverTown Crossings Mall Split-Loan, the term “Rating Agency” also includes any rating agency that is engaged from time to time to rate the securities issued in connection with the securitization of the RiverTown Crossings Mall Companion Loan. In addition, at any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation shall be required from that Rating Agency.
          “Nonrecoverable Advance”: Any Nonrecoverable P&I Advance or Nonrecoverable Property Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Property Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late collections or any other recovery on or in respect of the related Mortgage Loan or Split-Loan or REO Mortgage Loan or REO Companion Loan, or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) or unreimbursed Nonrecoverable Advances, would not be ultimately recoverable from the principal portion of future general collections on the Mortgage Loans and REO Properties.
          “Nonrecoverable P&I Advance”: With respect to any Mortgage Loan, any P&I Advance previously made or proposed to be made in respect of such Mortgage Loan or a related REO Mortgage Loan by the Master Servicer or the Trustee, which P&I Advance such party or the Special Servicer has determined pursuant to and in accordance with Section 4.06 of this Agreement, would not or will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Split-Loan, REO Mortgage Loan or REO Companion Loan, as the case may be.
          “Nonrecoverable Property Advance”: Any Property Advance previously made or proposed to be made in respect of a Mortgage Loan, Split-Loan or REO Property by the Master Servicer, Special Servicer or the Trustee, which Property Advance such party or the Special Servicer has determined pursuant to and in accordance with the standard set forth in Section 3.20 of this Agreement, in its commercially reasonable business judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Split-Loan or REO Property, as the case may be. Any Property Advance that is not required to be repaid by the related Mortgagor under the terms of the related Loan Documents shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer’s, the Special Servicer’s or the Trustee’s entitlement to reimbursement for such Advance.

          “Non-Reduced Certificates”: As of any date of determination, any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) distributed to the Holders of such Class of Certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of such date of determination and (z) any Realized Losses previously allocated to such Class of Certificates as of such date of determination, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of that Class of Certificates as of such date of determination.
          “Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.03(f) of this Agreement.
          “Non-U.S. Person”: A person other than a U.S. Person.
          “Note”: With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.
          “Notice of Termination”: Any of the notices given to the Certificate Administrator by the Master Servicer, the Depositor or any Holder of a Class R Certificate pursuant to Section 9.01(c).
          “Notional Amount”: For any date of determination, (a) with respect to the Class X-A Certificates, a notional principal amount equal to the Class X-A Notional Amount, (b) with respect to the Class X-B Certificates, a notional principal amount equal to the Class X-B Notional Amount and (c) with respect to each Component, a notional principal amount equal to the applicable Component Notional Amount.
          “NRSRO”: A nationally recognized statistical rating organization as the term is used in federal securities laws.
          “NRSRO Certification”: A certification substantially in the form of Exhibit T executed by a NRSRO in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e) and that such NRSRO has access to the 17g-5 Information Provider’s website.
          “Officer’s Certificate”: With respect to any Person, a certificate signed by an authorized officer of such Person or, in the case of the Master Servicer or the Special Servicer, a Servicing Officer, and delivered to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be.
          “Operating Advisor”: TriMont Real Estate Advisors, Inc., a Georgia corporation, or its successor in interest, or any successor Operating Advisor appointed as herein provided.

          “Operating Advisor Annual Report”: As defined in Section 3.28(d)(ii) of this Agreement.
          “Operating Advisor Consulting Fee”: A fee for each Major Decision on which the Operating Advisor has consulting rights equal to $12,000.
          “Operating Advisor Fee”: With respect to each Mortgage Loan and any Distribution Date, an amount accrued during the related Interest Accrual Period at the applicable Operating Advisor Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods. Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Operating Advisor under this Agreement. For the avoidance of doubt, the Operating Advisor Fee shall be payable from the Lower-Tier REMIC.
          “Operating Advisor Fee Rate”: With respect to each Mortgage Loan, 0.004% per annum rate.
          “Operating Advisor Standard”: As defined in Section 3.28(b) of this Agreement.
          “Operating Advisor Termination Event”: As defined in Section 7.06(a) of this Agreement.
          “Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Operating Advisor, the Special Servicer or the Master Servicer, as the case may be, reasonably acceptable to the Trustee and the Certificate Administrator, except that any opinion of counsel relating to (a) qualification of any Trust REMIC or the imposition of tax under the REMIC Provisions on any income or property of any such Trust REMIC, (b) compliance with the REMIC Provisions (including application of the definition of “Independent Contractor”), (c) qualification of the Grantor Trust as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes or (d) a resignation of the Master Servicer or Special Servicer pursuant to Section 6.04, must be from counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.
          “Other Securitization”: As defined in Section 10.06.
          “Ownership Interest”: Any record or beneficial interest in a Class R Certificate.
          “P&I Advance”: As to any Mortgage Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.06 of this Agreement. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to but without duplication, payment or reimbursement of interest thereon at the Advance Rate to, but excluding, the date of payment or reimbursement.
          “Par Purchase Option”: As defined in Section 3.17(b) of this Agreement.

          “Par Option Purchase Price”: With respect to any Mortgage Loan (or REO Mortgage Loan), a price equal to the following: (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) (and the related Pari Passu Companion Loan, if applicable) as of the date of purchase; plus (b) all accrued and unpaid interest, other than default interest and Excess Interest, due on such Mortgage Loan (or the related REO Mortgage Loan) (and the related Pari Passu Companion Loan, if applicable) at the related Mortgage Loan Rate in effect from time to time through the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Property Advances (including any Property Advances and Advance Interest Amounts that were reimbursed out of general collections on the Mortgage Loans); plus (d) all accrued and unpaid Advance Interest Amounts in respect of related Advances; plus (e) any unpaid Special Servicing Fees, Operating Advisor Fees, Workout Fees and any other unpaid Additional Trust Fund Expenses (other than Liquidation Fees) outstanding in respect of the related Mortgage Loan (and the related Pari Passu Companion Loan, if applicable); plus (f) a Liquidation Fee, if any party purchases such Mortgage Loan (and the related Pari Passu Companion Loan, if applicable) pursuant to the Par Purchase Option more than 60 days following the date such Mortgage Loan becoming a Defaulted Mortgage Loan.
          “Pari Passu Companion Loan”: With respect to any Split-Loan, any related note that is not included in the Trust and that is pari passu in right of payment to the related Mortgage Loan that is included in the Trust to the extent set forth in the related Intercreditor Agreement. The only Pari Passu Companion Loan related to the Trust is the RiverTown Crossings Mall Companion Loan.
          “Pass-Through Rate”: Each of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-J Pass-Through Rate, the Class X-A Pass-Through Rate, the Class X-B Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate and the Class NR Pass-Through Rate. The Class R Certificates and the Class S Certificates do not have Pass-Through Rates.
          “Paying Agent”: The paying agent appointed pursuant to Section 5.06.
          “Penalty Charges”: With respect to any Mortgage Loan or Split-Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the Mortgagor that represent default charges, penalty charges, late fees and/or Default Interest, subject to the allocation provisions of the related Intercreditor Agreement and excluding any such amounts allocable to a Companion Loan pursuant to the related Intercreditor Agreement and excluding any Excess Interest.
          “Percentage Interest”: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Certificates. With respect to any Class S Certificate or Class R Certificate, the percentage interest is set forth on the face thereof.

          “Performance Certification”: As defined in Section 10.06.
          “Performing Party”: As defined in Section 10.12.
          “Permitted Investments”: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn (provided that funds invested by the Certificate Administrator in Permitted Investments managed or advised by the Certificate Administrator may mature on the Distribution Date) and a maximum maturity of 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have provided a No Downgrade Confirmation:
     (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;
     (b) Federal Housing Administration debentures;
     (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system-wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;
     (d) federal funds, unsecured certificates of deposit, time or similar deposits, bankers’ acceptances and repurchase agreements of any bank, the short term obligations of which are rated in the highest short-term debt rating category of each of Fitch and

Moody’s (or, in the case of either such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation by such Rating Agency) and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by each of Fitch and Moody’s (or, if not rated by either such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;
     (e) demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short-term debt rating category of each of Fitch and Moody’s (or, in the case of any other such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation by such Rating Agency) and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by each of Fitch and Moody’s (or, if not rated by either such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;
     (f) debt obligations, the short term obligations of which are rated in the highest short-term debt rating category of each of Fitch and Moody’s (or, in the case of either such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation by such Rating Agency) and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by each of Fitch and Moody’s (or, if not rated by such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;
     (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), the short term obligations of which are rated in the highest short-term debt rating category of each of Fitch and Moody’s (or, in the case of either such Rating Agency, such lower rating as is the subject of a No Downgrade Confirmation by such Rating Agency) and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by each of Fitch and Moody’s (or, if not rated by either such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;
     (h) Any money market fund (in each case, the “Fund”) so long as the Fund is rated by each of Fitch and Moody’s in its highest money market fund ratings category (or, if not rated by either such Rating Agency, otherwise acceptable to such Rating Agency as confirmed in a No Downgrade Confirmation); and
     (i) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, has received a No Downgrade Confirmation;
provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment, (iii) the rating for such instrument or security includes an “r” designation or (iv) such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer, the Trustee and the Certificate Administrator receive an Opinion of Counsel, at the expense of the party directing such Permitted Investment, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.
          Notwithstanding the foregoing, to the extent that the Loan Documents with respect to a particular Mortgage Loan require the funds in the related Mortgagor Accounts to be invested in investments other than those itemized in clauses (a) through (i) above, the Master Servicer shall invest the funds in such Mortgagor Accounts in accordance with the terms of the related Loan Documents.
          “Permitted Transferee”: With respect to a Class R Certificate, any Person or agent of such Person other than (a) a Disqualified Organization, (b) a Person that is a Non-U.S. Person (other than (i) a Non-U.S. Person in whose hands the income from such Class R Certificate is effectively connected with the conduct of a trade or business within the United States and that has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or other prescribed form or (ii) a Non-U.S. Person, if in connection with the proposed transfer of such Class R Certificate, the transferor provides an opinion of counsel to the

Certificate Registrar to the effect that such transfer will not be disregarded for federal income tax purposes under Treasury Regulations Section 1.860G-3), (c) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Non-U.S. Person or (d) a U.S. Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.
          “Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Plan”: As defined in Section 5.03(m) of this Agreement.
          “Plaza Mexico Mortgage Loan”: The Mortgage Loan included in the Trust and identified on the Mortgage Loan Schedule as Mortgage Loan No. 2.
          “Prepayment Assumption”: The assumption that there will be zero prepayments with respect to the Mortgage Loans; provided, that it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.
          “Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan and Companion Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan or Companion Loan, as applicable, after the Due Date in such Prepayment Period, the amount of interest (net of the related Servicing Fee and any related Excess Interest) that accrued for such Mortgage Loan or Companion Loan, as applicable, on the amount of such Principal Prepayment during the period commencing on the date after such Due Date and ending on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan or Companion Loan, as applicable, inclusive, to the extent collected from the related Mortgagor (exclusive of any related Yield Maintenance Charge or related Excess Interest that may have been collected).
          “Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan and Companion Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan or Companion Loan, as applicable, prior to the Due Date in such Prepayment Period, the amount of interest, net of the Servicing Fee and any related Excess Interest, to the extent not collected from the related Mortgagor, that would have accrued on such Mortgage Loan or Companion Loan, as applicable, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan or Companion Loan, as applicable, and ending on the day immediately preceding such Due Date, inclusive.
          “Prepayment Period”: With respect to any Distribution Date, the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-Off Date, in the case of the first Distribution

Date) through and including the Determination Date immediately preceding such Distribution Date.
          “Prime Rate”: The “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the Master Servicer in its reasonable discretion, such reasonable determination to be conclusive and binding on all parties) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Master Servicer in its reasonable discretion, such reasonable determination to be conclusive and binding on all parties) as may be in effect from time to time.
          “Principal Distribution Amount”: For any Distribution Date will be equal to the sum, without duplication, of:
     (A) the Scheduled Principal Distribution Amount for such Distribution Date;
     (B) the Unscheduled Payments of the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date; and
     (C) the Principal Shortfall, if any, for such Distribution Date;
provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the applicable Prepayment Period in which such recovery occurs).
          The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.
          “Principal Prepayment”: Any payment of principal made by a Mortgagor on a Mortgage Loan or a Split-Loan which is received in advance of its scheduled Due Date.
          “Principal Shortfall”: For any Distribution Date, the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on the Sequential Pay Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.

          “Private Certificate”: Any of the Class A-J, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class NR or Class S Certificates.
          “Private Placement Memorandum”: The private placement memorandum dated December [_], 2011, relating to the Private Certificates.
          “Privileged Information”: Any (i) correspondence or other communication between the Controlling Class Representative or a holder of a Companion Loan and the Special Servicer (or the Master Servicer) related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under this Agreement or the consultation rights of a holder of a Companion Loan under any related Intercreditor Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined (and informed the Operating Advisor of such determination during a Collective Consultation Period or a Senior Consultation Period) could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Mortgagor, any Companion Loan Holder, any mezzanine lender, any potential Mortgage Loan or REO Property purchaser or other interested party or enforcement of the mortgagee’s rights and remedies under the Loan Documents or senior lender’s rights under any Intercreditor Agreement, mezzanine intercreditor agreement or any Mortgage Loan sale or REO Property sale documents, and (iii) information subject to attorney-client privilege.
          “Privileged Person”: The Depositor, the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period), any holder of a Pari Passu Companion Loan, the Trustee, the Certificate Administrator, the Operating Advisor, a designee of the Depositor and any Person who provides the Certificate Administrator with an Investor Certification, the Rating Agencies, and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider substantially in the form of Exhibit T to this Agreement, which Investor Certification and NRSRO Certification may be submitted electronically via the 17g-5 Information Provider’s Website; provided that in no event shall a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor be considered a Privileged Person; provided, further that the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the 17g-5 Information Provider may conclusively rely on the information contained in the Investor Certification and NRSRO Certification (both of which shall be made available by the Certificate Administrator on a reasonably prompt basis upon request by any such party at no expense to the Trust Fund or the requesting party).
          “Property Advance”: As to any Mortgage Loan or Split-Loan, any advance made by the Master Servicer, the Special Servicer or the Trustee in respect of Property Protection Expenses, together with all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee in connection with the servicing and administration of a Mortgage Loan or Split-Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer or the Trustee, if any, set forth in Section 2.03, Section 3.04 and Section 3.08 of this Agreement, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder and (f) the operation, management, maintenance and liquidation of any REO Property; provided that, notwithstanding anything to the contrary, “Property Advances” shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement, or any Intercreditor Agreement. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance to but excluding the date of payment or reimbursement.
          “Property Protection Expenses”: Any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee pursuant to Sections 3.04, 3.08, 3.10(f), 3.10(g) and 3.17(b) or indicated herein as being a cost or expense of the Lower-Tier REMIC to be advanced by the Master Servicer, the Special Servicer or the Trustee, as applicable.
          “Prospectus”: The prospectus dated November 23, 2011, as supplemented by the Prospectus Supplement relating to the Public Certificates.
          “Prospectus Supplement”: The prospectus supplement dated December [_], 2011, relating to the Public Certificates.
          “Public Certificates: Each of the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates.
          “Public Documents”: As defined in Section 4.02(a) of this Agreement.
          “Purchase Price”: With respect to any Mortgage Loan (or REO Property), a price equal to the following: (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase; plus (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan), other than Excess Interest, at the related Mortgage Loan Rate in effect from time to time through the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Property Advances (including any Property Advances and Advance Interest Amounts that were reimbursed out of general collections on the Mortgage Loans); plus (d) all accrued and unpaid Advance Interest Amounts in respect of related Advances; plus (e) if such Mortgage Loan is being purchased by the Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Breach or Document Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (c) above); plus (f) any unpaid Special Servicing Fees, Operating Advisor Fees, Workout Fees and any other unpaid Additional Trust Fund Expenses outstanding or previously incurred in respect of the related Mortgage Loan, plus (g) if the Mortgage Loan is not repurchased by the Mortgage Loan Seller within 90 days (or 180 days, if the Mortgage Loan Seller is entitled to an additional 90-day period to complete a cure, repurchase or substitution under the Mortgage Loan Purchase Agreement) following the earlier of the responsible party’s discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be, a Liquidation Fee. With respect to any REO Property that relates to a Split-Loan, the Purchase Price for the Trust Fund’s interest in such REO Property shall be the amount calculated in accordance with the first sentence of this definition in respect of the related REO Mortgage Loan and, solely for purposes of calculating fair prices under the final sentence of Section 3.17(j) of this Agreement, such amount shall be calculated as if the REO Mortgage Loan consisted of the REO Mortgage Loan and the related REO Companion Loan, if applicable, and the successor REO Mortgage Loan and successor REO Companion Loan, if applicable.
          “Qualified Bidder”: As defined in Section 7.01(b) of this Agreement.
          “Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning of Rule 144A.
          “Qualified Insurer”: As used in Section 3.08 and Section 5.10, in the case of (i) all policies not referred to in clause (ii) below, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated at least “A” by Fitch (or, if not rated by Fitch, an equivalent rating such as that listed above by (A) at least two NRSRO’s (which may include S&P, DBRS, Inc. and/or Moody’s) or (B) one NRSRO (which may include S&P, DBRS, Inc. and/or Moody’s) and AM Best) and “A3” by Moody’s (or, if not rated by Moody’s, at least “A” by S&P) and (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c) of this Agreement, a company that shall have a claim paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than “A” by Fitch (or, if not rated by Fitch, an equivalent rating such as that listed above by (A) at least two NRSRO’s (which may include S&P, DBRS, Inc. and/or Moody’s) or (B) one NRSRO (which may include S&P, DBRS, Inc. and/or Moody’s) and AM Best) and “A3” by Moody’s (or, if not rated by Moody’s, at least “A” by S&P), unless such insurance company is not rated by one or more Rating Agencies or has a claims paying ability rated by one or more Rating Agencies in a rating category lower than required herein, in which case either (a) such insurer’s obligations are guaranteed or backed in writing by a company having such a claim-paying ability rating, or (b) the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation.
          “Qualified Mortgage”: A Mortgage Loan that is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).
          “Qualified Substitute Mortgage Loan”: A mortgage loan that must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then-current loan-to-value ratio equal to or less than the lesser of (a) the Loan-to-Value Ratio of the deleted Mortgage Loan as of the Cut-Off Date and (b) 75%, in each case using the “value” for the Mortgaged Property as determined using an Appraisal; (vii) have an original loan-to-value ratio equal to or less than the Cut-Off Date Loan-to-Value Ratio for the deleted Mortgage Loan, (viii) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (ix) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (x) have a then-current debt service coverage ratio at least equal to the greater of (a) the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (b) 1.25x; (xi) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an Opinion of Counsel (provided at the Mortgage Loan Seller’s expense); (xii) not have a maturity date or an amortization schedule that extends to a date that is after 5 years prior to the Rated Final Distribution Date; (xiii) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (xiv) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior No Downgrade Confirmations from each Rating Agency (the cost, if any, of obtaining such No Downgrade Confirmation to be paid by the Mortgage Loan Seller); (xv) have been approved, so long as a Subordinate Control Period is in effect, by the Controlling Class Representative or so long as a Collective Consultation Period or a Senior Consultation Period is in effect, by the Special Servicer (with consultation from the Operating Advisor and/or Controlling Class Representative, as applicable); (xvi) prohibit defeasance within two years of the Closing Date; (xvii) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xviii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File disclosing no materially adverse structural engineering or mechanical defects; and (xix) be current in the payment of all scheduled payments of principal and interest then due. If more than one mortgage loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then the amounts described in clause (i) above shall be determined on the basis of aggregate principal balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (ii) through (xix) above; provided that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided further, that no individual Mortgage Loan Rate (net of the Administrative Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to, or based on, the WAC Rate) of any class of Sequential Pay Certificates having a Certificate Principal Amount then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Certificate Administrator and the Trustee and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative and during a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor.
          “Rated Final Distribution Date”: The Distribution Date occurring in December 2047.
          “Rating Agency”: Each of Fitch and Moody’s or their successors in interest. If no such rating agency nor any successor thereof remains in existence, “Rating Agency” shall be deemed to refer to such NRSRO or other comparable Person designated by the Depositor after notice of such designation is given to the Trustee, the Certificate Administrator and the Master Servicer, and specific ratings of Fitch and Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to the highest long-term unsecured debt rating category of Fitch and Moody’s shall mean “AAA” with respect to Fitch and “Aaa” with respect to Moody’s, and, in the case of any other rating agency, shall mean such highest rating category without regard to any plus or minus or numerical qualification.
          “Real Property”: Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.
          “Realized Loss”: With respect to any Distribution Date, the amount, if any, by which (A) the aggregate Certificate Principal Amount of the Certificates, after giving effect to distributions on such Distribution Date exceeds (B) the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) after giving effect to any and all reductions thereon on such Distribution Date. Realized Losses may be reversed as provided in Section 4.01(g).
          “Record Date”: With respect to each Distribution Date and each Class of Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.
          “Regular Certificates”: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates.
          “Regulation AB”: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release

(Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
          “Regulation D”: Regulation D under the Act.
          “Regulation S”: Regulation S under the Act.
          “Regulation S Global Certificates”: As defined in Section 5.02(c) of this Agreement.
          “Regulation S Investor”: With respect to a transferee of a Regulation S Global Certificate, a transferee that acquires such Certificate pursuant to Regulation S.
          “Relevant Servicing Criteria”: The Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Custodian or the Certificate Administrator, on Exhibit O of this Agreement). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Sub-Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or such Sub-Servicer.
          “Remaining Certificateholder”: Any Holder (or Holders provided they act in unanimity) holding 100% of the then outstanding Regular Certificates; provided, however, that the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates have been reduced to zero; provided further that, if the Holders of the Class X-B Certificates have assigned all of the Voting Rights of the Class X-B Certificates to the Beneficial Owner of the Certificates holding 100% of the then outstanding Class F, Class G and Class NR Certificates, then “Remaining Certificateholder” shall mean the Beneficial Owner of the Certificates holding 100% of the Class F, Class G and Class NR Certificates
          “REMIC”: A “real estate mortgage investment conduit” within the meaning of Code Section 860D.
          “REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          “Rents from Real Property”: With respect to any REO Property, gross income of the character described in Code Section 856(d), which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:
     (1) except as provided in Code Section 856(d)(4) or (6), any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);
     (2) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Code Sections 856(d)(2)(B) and (d)(5);
     (3) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;
     (4) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and
     (5) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.
          “REO Account”: A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 of this Agreement on behalf of the Trustee in trust for the Certificateholders and, if applicable, the related Companion Loan Holders, which shall be entitled “LNR Partners, LLC, or the applicable successor Special Servicer, as Special Servicer, for the benefit of Citibank, N.A., as trustee, in trust for registered Holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2 and the Companion Loan Holder REO Account.” Any such account or accounts shall be an Eligible Account.
          “REO Companion Loan”: The Companion Loan as to which the related Mortgaged Property has become an REO Property.
          “REO Extension”: As defined in Section 3.16(a) of this Agreement.
          “REO Mortgage Loan”: Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.
          “REO Proceeds”: With respect to any REO Property and the related REO Mortgage Loan and, if applicable, REO Companion Loan, all revenues received by the Special

Servicer with respect to such REO Property, REO Mortgage Loan or REO Companion Loan which do not constitute Liquidation Proceeds.
          “REO Property”: A Mortgaged Property title to which has been acquired on behalf of the Trust Fund and, if applicable, the related Companion Loan Holders through foreclosure, deed in lieu of foreclosure or otherwise.
          “Reportable Event”: As defined in Section 10.07.
          “Reporting Servicer”: The Master Servicer, the Special Servicer, the Operating Advisor and any Servicing Function Participant (including the Certificate Administrator, the Custodian, the Trustee and each Sub-Servicer), as the case may be.
          “Repurchase Communication”: For purposes of Section 2.03(a) and Section 3.01(c) of this Agreement only, any communication, whether oral or written, which need not be in any specific form.
          “Repurchase Request”: As defined in Section 2.03(a) of this Agreement.
          “Repurchase Request Withdrawal”: As defined in Section 2.03(a) of this Agreement.
          “Request for Release”: A request for a release signed by a Servicing Officer, substantially in the form of Exhibit C hereto.
          “Requesting Holders”: As defined in Section 3.10(a) of this Agreement.
          “Residual Certificate”: Any Class R Certificate.
          “Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.
          “Responsible Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee (and, if the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Certificate Administrator, any officer assigned to the Corporate Trust Services group, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee or the Certificate Administrator), any officer or assistant officer thereof.
          “Restricted Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Private Certificates are first offered to persons other than the Initial Purchasers and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.
          “Review Package”: A package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.
          “Revised Rate”: With respect to any ARD Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Loan Agreement.
          “RiverTown Crossings Mall Companion Loan”: With respect to the RiverTown Crossings Mall Split-Loan, the related promissory note made by the related Mortgagor and secured by the RiverTown Crossings Mall Mortgage and designated as promissory note A-2, which is not included in the Trust and is pari passu in right of payment to the RiverTown Crossings Mall Mortgage Loan as and to the extent provided for in the RiverTown Crossings Mall Intercreditor Agreement.
          “RiverTown Crossings Mall Companion Loan Holder(s)”: The holder(s) of the RiverTown Crossings Mall Companion Loan.
          “RiverTown Crossings Mall Intercreditor Agreement”: With respect to the RiverTown Crossings Mall Mortgage Loan, the related note holder agreement, dated as of [________], by and between the holder of the RiverTown Crossings Mall Mortgage Loan and the holder of the RiverTown Crossings Mall Companion Loan, relating to the relative rights of the holder of the RiverTown Crossings Mall Mortgage Loan and the holder of the RiverTown Crossings Mall Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.
          “RiverTown Crossings Mall Mortgage”: The Mortgage securing the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan.
          “RiverTown Crossings Mall Mortgage Loan”: With respect to the RiverTown Crossings Mall Split-Loan, the Mortgage Loan included in the Trust and identified on the Mortgage Loan Schedule as Mortgage Loan No. 1, which is designated as promissory note A-1 and is pari passu in right of payment to the RiverTown Crossings Mall Companion Loan as and to the extent provided for in the RiverTown Crossings Mall Intercreditor Agreement.
          “RiverTown Crossings Mall Split-Loan”: The RiverTown Crossings Mall Mortgage Loan, together with the RiverTown Crossings Mall Companion Loan, each of which is secured by the RiverTown Crossings Mall Mortgage. References herein to the RiverTown Crossings Mall Split-Loan shall be construed to refer to the aggregate indebtedness secured under the RiverTown Crossings Mall Mortgage.
          “Rule 144A”: Rule 144A under the Act.

          “Rule 144A Global Certificates”: As defined in Section 5.02(c) of this Agreement.
          “S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successors in interest.
          “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).
          “Sarbanes-Oxley Certification”: As defined in Section 10.05 of this Agreement.
          “Scheduled Principal Distribution Amount”: For any Distribution Date shall be equal to the sum, without duplication, of:
     (A) the principal component of all scheduled Monthly Payments and Balloon Payments which became due on the related Due Date (if received by the Master Servicer by the Business Day prior to the Master Servicer Remittance Date, or (other than Balloon Payments) advanced by the Master Servicer or the Trustee, in respect of such Distribution Date) with respect to the Mortgage Loans (including any REO Mortgage Loans); and
     (B) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan.
          “Seller Sub-Servicer”: A Sub-Servicer or Additional Servicer required by the Mortgage Loan Seller to be retained by the Master Servicer or the Special Servicer, as applicable, as listed on Exhibit Y hereto.
          “Senior Consultation Period”: Any period when the Certificate Principal Amount of the Class F Certificates, without regard to any Appraisal Reduction Amounts notionally allocable to such Class, is less than 25% of the initial Certificate Principal Amount of the Class F Certificates.
          “Sequential Pay Certificates”: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, collectively.
          “Service(s)” or “Servicing”: In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity (other than the Certificate Administrator and the Trustee) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

          “Servicer”: As defined in Section 10.02 of this Agreement.
          “Servicer Indemnified Party”: As defined in Section 8.05(c) of this Agreement.
          “Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.
          “Servicing Fee”: With respect to each Mortgage Loan or Split-Loan (or any successor REO Mortgage Loan or successor REO Companion Loan with respect thereto) and for any Distribution Date, the amount accrued during the related Interest Accrual Period at the related Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or Split-Loan, as the case may be, as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or Split-Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the Servicing Fee shall be payable from the Lower-Tier REMIC.
          “Servicing Fee Rate”: With respect to each Mortgage Loan or Split-Loan (including any successor REO Mortgage Loan or successor REO Companion Loan with respect thereto), a rate per annum rate specified as such on the Mortgage Loan Schedule. The Servicing Fee Rate with respect to the RiverTown Crossings Mall Companion Loan, is a rate per annum equal to [0.07%] (a portion of which equal to [0.06%] shall be the related “primary servicing fee rate” a pro rata portion of which shall be reimburseable to the Trust by the related Companion Loan Holder pursuant to the terms of the related Intercreditor Agreement).
          “Servicing File”: Any documents (other than documents required to be part of the related Mortgage File but including copies of such documents required to be part of the related Mortgage File) related to the origination or the servicing of the Mortgage Loans that are in the possession of or under the control of the Mortgage Loan Seller, including but not limited to appraisals, Environmental Reports, engineering reports, legal opinions, and the Mortgage Loan Seller’s asset summary, delivered to the Master Servicer or the Special Servicer; provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other related Mortgage Loan Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations as part of the Servicing File.
          “Servicing Function Participant” Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.
          “Servicing Officer”: Any officer or employee of the Master Servicer, or an Additional Servicer, as the case may be, involved in, or responsible for, the administration and servicing of the Mortgage Loans (or any Split-Loan) or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee, the Operating Advisor and the Certificate Administrator by the Master Servicer or Additional Servicer, as the case may be, as such list may from time to time be amended.
          “Servicing Standard”: With respect to the Master Servicer or the Special Servicer, to service and administer the Mortgage Loans (and the Split-Loans) and any REO Properties that such party is obligated to service and administer pursuant to this Agreement on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders or, with respect to a Split-Loan, on behalf of the Certificateholders and the related Companion Loan Holders, as a collective whole as if such Certificateholders or, with respect to a Split-Loan, such Certificateholders and the related Companion Loan Holders, constituted a single lender) as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be: (i) in accordance with the higher of the following standards of care: (A) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement, any related Intercreditor Agreement and the terms of the respective Mortgage Loan or Split-Loan; (ii) with a view to: (A) the timely recovery of all payments of principal and interest, including Balloon Payments, under the Mortgage Loans or Split-Loans or, (B) in the case of (1) a Specially Serviced Mortgage Loan or (2) a Mortgage Loan or a Split-Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) or Split-Loan to the Certificateholders and the related Companion Loan Holders (as a collective whole as if such Certificateholders and the related Companion Loan Holders constituted a single lender) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that shall be distributable to the Certificateholders (or, in the case of a Split-Loan, to the Certificateholders and the related Companion Loan Holders) to be performed at the Calculation Rate); and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or, with respect to a Split-Loan, a Companion Loan or other indebtedness secured by the related Mortgaged Property or any certificate backed by any related Companion Loan) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership of any mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.
          “Servicing Transfer Event”: With respect to any Mortgage Loan or Split-Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of “Specially Serviced Mortgage Loan.” If a Servicing Transfer Event exists with respect to a Mortgage Loan or related Companion Loan in a Split-Loan, it will be considered to exist for the entire Split-Loan.
          “Significant Obligor”: Means (a) any obligor (as defined in Item 1101(i) of Regulation AB) or group of affiliated obligors on any Mortgage Loan or group of Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Loans (by principal balance as of the Cut-off Date); or (b) any single Mortgaged Property or group of Mortgaged Properties securing any Mortgage Loan or group of cross-collateralized and/or cross-defaulted Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Loans (by principal balance as of the Cut-off Date). The Mortgaged Properties securing the RiverTown Crossings Mall Mortgage Loan and the Plaza Mexico Mortgage Loan constitute Significant Obligors with respect to the Trust.
          “Similar Law”: As defined in Section 5.03(m) of this Agreement.
          “Special Notice”: Any (a) notice transmitted to Certificateholders pursuant to Section 5.07(c) of this Agreement, (b) notice of any request by at least 25% of the Voting Rights of the Certificates (taking into account any Appraisal Reductions allocated to the Certificates) to terminate and replace the Special Servicer pursuant to Section 6.08(a) of this Agreement and (c) notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor pursuant to Section 7.06(b) of this Agreement.
          “Special Servicer”: LNR Partners, LLC, a Florida limited liability company, or its successor in interest, or any successor Special Servicer appointed as provided herein.
          “Special Servicing Compensation”: With respect to any Mortgage Loan or Split-Loan, any of the Special Servicing Fee, the Workout Fee, and the Liquidation Fee which shall be due to the Special Servicer.
          “Special Servicing Fee”: With respect to each Specially Serviced Mortgage Loan or REO Property and any Distribution Date, an amount accrued during the related Interest Accrual Period at the Special Servicing Fee Rate on the Stated Principal Balance of the Specially Serviced Mortgage Loan as of the close of business on the Distribution Date in the related Interest Accrual Period; provided, that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the Special Servicing Fee shall be deemed payable from the Lower-Tier REMIC.
          “Special Servicing Fee Rate”: A rate equal to 0.25% per annum, subject to a minimum fee of $4,000 per month for each Specially Serviced Mortgage Loan or REO Property.

          “Specially Serviced Mortgage Loan”: Any Mortgage Loan, Split-Loan, REO Mortgage Loan or REO Companion Loan as to which any of the following events has occurred:
     (a) the related Mortgagor has failed to make when due any Monthly Payment (and/or any escrow and reserve payments) or a Balloon Payment, which failure continues unremedied (without regard to any grace period) or which failure the Master Servicer or the Special Servicer (with the consent of the Controlling Class Representative during a Subordinate Control Period) determines, in its reasonable good faith judgment, is likely to continue unremedied:
     (i) except in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or
     (ii) in the case of a delinquent Balloon Payment, (A) one (1) day beyond the date on which such Balloon Payment was due (except as described in clause B of this clause (ii)) or (B) in the case of a Mortgage Loan (or Split-Loan) delinquent with respect to the Balloon Payment as to which the related Mortgagor delivered a refinancing commitment acceptable to the Special Servicer prior to the date the Balloon Payment was due, for 60 days beyond the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur);
     (b) there shall have occurred a default (other than as set forth in clause (a) above and other than an Acceptable Insurance Default) that (i) in the judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (during any Subordinate Control Period), in consultation with the Controlling Class Representative and the Operating Advisor (during any Collective Consultation Period) and in consultation with the Operating Advisor (during any Senior Consultation Period) or, with respect to any Split-Loan, in consultation with the holder of the related Companion Loan to the extent provided for in the related Intercreditor Agreement) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Split-Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of the Split-Loan, the Certificateholders or the related Companion Loan Holder(s)), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Split-Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Split-Loan without the application of any grace period under the related Loan Documents shall be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance shall be deemed to materially and adversely affect the interests of the Certificateholders (or in the case of a Split-Loan, the Certificateholders or the related Companion Loan Holder(s)); or
     (c) the Master Servicer or the Special Servicer has determined (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (during any Subordinate Control Period), in consultation with the Controlling Class

Representative and the Operating Advisor (during any Collective Consultation Period) and in consultation with the Operating Advisor (during any Senior Consultation Period) or, with respect to any Split-Loan, in consultation with the holder of the related Companion Loan to the extent provided for in the related Intercreditor Agreement) that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Split-Loan is reasonably foreseeable or there is a significant risk of such default, (ii) in the case of a non-monetary default, such default will materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Split-Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of the Split-Loan, the Certificateholders or the related Companion Loan Holder(s)), and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of such Mortgage Loan or Split-Loan or, if no grace period is specified and the default is capable of being cured, for 30 days; provided that any default that results in acceleration of the related Mortgage Loan or Split-Loan without the application of any grace period under the related Loan Documents shall be deemed not to have a grace period; or
     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation or its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days;
     (e) the related Mortgagor consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment or debt, marshalling of assets and liability or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or
     (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
     (g) the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;
provided, however, that a Mortgage Loan or a Split-Loan shall cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred with respect to such Mortgage Loan or Split-Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan or Split-Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

     (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments (and/or, if applicable, the related escrow and reserve payments) under the terms of such Mortgage Loan or Split-Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.24 of this Agreement);
     (x) with respect to the circumstances described in clauses (c), (d), (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;
     (y) with respect to the circumstances described in clause (b) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and
     (z) with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.
          The Special Servicer may conclusively rely on the Master Servicer’s determination and the Master Servicer may conclusively rely on the Special Servicer’s determination as to whether a Servicing Transfer Event has occurred giving rise to a Mortgage Loan’s or Split-Loan’s becoming a Specially Serviced Mortgage Loan. If a Mortgage Loan that is part of a Split-Loan becomes a Specially Serviced Mortgage Loan, the related Companion Loan shall also become a Specially Serviced Mortgage Loan. If a Companion Loan becomes a Specially Serviced Mortgage Loan, the related Mortgage Loan that is part of such Split-Loan shall also become a Specially Serviced Mortgage Loan.
          “Split-Loan”: Any mortgage loan serviced under this Agreement that is divided into a mortgage note that is included in the Trust and one or more subordinated or pari passu mortgage note(s) not included in the Trust. References herein to a Split-Loan shall be construed to refer to the aggregate indebtedness under the related mortgage note included in the Trust and the related subordinated or pari passu note(s) that are not included in the Trust. The Split-Loan related to the Trust is the RiverTown Crossings Mall Split-Loan.
          “Split-Loan Custodial Account”: With respect to a Split-Loan, the segregated account or sub-account created and maintained by the Master Servicer pursuant to Section 3.05A on behalf of the holders of the Certificateholders and the related Companion Loan.
          “Sponsor”: Cantor Commercial Real Estate Lending, L.P., and its successors in interest.
          “Startup Day”: The day designated as such pursuant to Section 2.11(c) of this Agreement.

          “Stated Principal Balance”: With respect to any Mortgage Loan (or Split-Loan), as of any date of determination, an amount equal to (a) the principal balance as of the Cut-Off Date of such Mortgage Loan (or Split-Loan) (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan as of the date of substitution after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan (or Split-Loan) after the Cut-Off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution), if received by the Trust or advanced by the Master Servicer or the Trustee on or prior to the most recent Distribution Date coinciding with or preceding such date of determination, (ii) all Unscheduled Payments with respect to such Mortgage Loan (or Split-Loan) for a Distribution Date on or before such date of determination and (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan (or Split-Loan) as of the Determination Date for the most recent Distribution Date occurring on or before such date of determination. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Unscheduled Payments with respect to such Mortgage Loan for a Distribution Date on or before such date of determination. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Special Servicer has made a Final Recovery Determination is zero.
          “Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions of the Servicing Criteria with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, an Additional Servicer, or a Sub-Servicer.
          “Subordinate Control Period”: Any period when the Certificate Principal Amount of the Class F Certificates, net of any Appraisal Reduction Amounts notionally allocated to the reduction of the principal amount of that Class, is not less than 25% of the initial Certificate Principal Amount of the Class F Certificates.
          “Substitution Shortfall Amount”: With respect to a substitution pursuant to Section 2.03(a) of this Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution to the extent actually received. If one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the related Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

          “Sub-Servicer”: Any Person that (1) is a Servicing Function Participant, (2) Services the assets of the Trust on behalf of (a) the Trust, (b) the Master Servicer, (c) the Special Servicer, (d) any Additional Servicer, (e) the Certificate Administrator or (f) any other Person that otherwise constitutes a “Sub-Servicer”, and (3) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are required to be performed by the Trust, the Certificate Administrator, the Master Servicer, the Special Servicer or any Additional Servicer under this Agreement or any sub-servicing agreement and are identified in Item 1122(d) of Regulation AB.
          “Sub-Servicing Agreement”: The written contract between the Master Servicer, an Additional Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.01(c) of this Agreement.
          “Successful Bidder”: As defined in Section 7.01(b) of this Agreement.
          “Supplemental Servicer Schedule”: With respect to the Mortgage Loans to be serviced by the Master Servicer, a list attached hereto as Exhibit P, which list sets forth the following information with respect to each Mortgage Loan:
     (i) the Mortgagor’s name;
     (ii) property type;
     (iii) the original balance;
     (iv) the original and remaining amortization term;
     (v) whether such Mortgage Loan has a guarantor;
     (vi) whether such Mortgage Loan is secured by a letter of credit;
     (vii) the original balance of any reserve or escrowed funds and the monthly amount of any reserve or escrowed funds;
     (viii) the grace period with respect to both default interest and late payment charges;
     (ix) whether such Mortgage Loan is insured by residual value insurance, lease enhancement policy or environmental policies;
     (x) whether an operation and maintenance plan exists and, if so, what repairs are required;
     (xi) whether a cash management agreement or lock-box agreement is in place; and

     (xii) the number of units, pads, rooms or square feet of the Mortgaged Property.
          Such list may be in the form of more than one list, collectively setting forth all of the information required.
          “Tax Returns”: The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Trust REMIC under the REMIC Provisions, and the applicable federal income tax returns to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.
          “Temporary Regulation S Global Certificate”: As defined in Section 5.02(c) of this Agreement.
          “Terminated Party”: As defined in Section 7.01(c) of this Agreement.
          “Termination Date”: The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.
          “Third Party Reports”: With respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report or property condition report, if any.
          “Transfer”: Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R Certificate.
          “Transferee Affidavit”: As defined in Section 5.03(n)(ii) of this Agreement.
          “Transferor Letter”: As defined in Section 5.03(n)(ii) of this Agreement.
          “Treasury Regulations”: Applicable final or temporary regulation of the U.S. Department of the Treasury.
          “Trust”: The trust created by this Agreement.
          “Trust Fund”: The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust Fund’s interest therein); (iv) all of the equity interests in limited liability companies or limited partnerships to which Defaulted Mortgage Loans or REO Properties have been transferred; (v) all revenues received in respect of any REO Property (to the extent of the Trust Fund’s interest therein); (vi) the Master Servicer’s and the

Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund’s interest therein); (vii) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund’s interest therein); (viii) any indemnities or guaranties given as additional security for any Mortgage Loan (to the extent of the Trust Fund’s interest therein); (ix) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts (to the extent of the Trust Fund’s interest therein) and all proceeds of the Mortgage Loans deposited in a Split-Loan Custodial Account, the Collection Account, any Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; (x) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) the Trust’s rights under each Intercreditor Agreement (to the extent of the Trust Fund’s interest therein); and (xii) the Lower-Tier Regular Interests.
          “Trust REMIC”: Each of the Lower-Tier REMIC and the Upper-Tier REMIC.
          “Trustee”: Citibank, N.A., a national banking association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.
          “Trustee Fee”: The portion of the Certificate Administrator Fees payable to the Trustee pursuant to a separate agreement between the Certificate Administrator and the Trustee. If Citibank, N.A. resigns or is terminated in its capacity as either Trustee or Certificate Administrator hereunder, the successor Trustee or successor Certificate Administrator, as the case may be, and the party remaining as Trustee or Certificate Administrator shall enter into an agreement similar to the agreement in effect on the date hereof apportioning the Certificate Administrator Fees as between the Trustee and the Certificate Administrator.
          “UCC”: Uniform Commercial Code.
          “Underwriters”: Cantor Fitzgerald & Co., Barclays Capital Inc., Deutsche Bank Securities Inc., CastleOak Securities, L.P. and Nomura Securities International, Inc.
          “Unliquidated Advance”: Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) (B) and (C) of Section 3.06(a) of this Agreement but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.
          “Unscheduled Payments”: With respect to any Distribution Date and the Mortgage Loans (including the REO Mortgage Loans), the aggregate of (a) all principal prepayments received on the Mortgage Loans (including any REO Mortgage Loans) during the applicable Prepayment Period and (b) the principal portions of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds (in each case, net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other Additional Trust Fund Expenses incurred in connection with the related Mortgage Loan) and, if applicable, Net REO Proceeds received with respect to the Mortgage Loans and any REO Properties during the applicable

Prepayment Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made in respect of a preceding Distribution Date.
          “Upper-Tier Distribution Account”: The trust account or accounts created and maintained as a separate trust account (or separate sub-account within the same account as the Lower-Tier Distribution Account) or accounts by the Certificate Administrator pursuant to
Section 3.05(b) of this Agreement, which shall be entitled “Citibank, N.A., as Certificate Administrator, in trust for Citibank, N.A., as Trustee, for Holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2, Upper-Tier Distribution Account” and which must be an Eligible Account.
          “Upper-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.
          “Upper-Tier Residual Interest”: The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Upper-Tier REMIC and evidenced by the Class R Certificates.
          “U.S. Person”: A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence as of August 20, 1996 that are eligible to elect to be treated as U.S. Persons).
          “Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class S Certificates and the Class R Certificates, (b) 1% in the aggregate to the Class X-A and Class X-B Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date, and (c) in the case of any of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Non-Reduced Certificates). The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder’s Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates. Any Certificateholder may transfer its Voting Rights without transferring its ownership in the related Certificates; provided that such Certificateholder provides notice of such transfer to the Trustee, the Master Servicer and the Special Servicer prior to the effectiveness of such transfer, provided, further, that the transferee of such Voting Rights shall be subject to the same limitations with respect to the exercise of Voting Rights to which the transferring Certificateholder is subject hereunder.
          “WAC Rate”: With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.
          “WHFIT”: A “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.
          “WHFIT Regulations”: Treasury Regulations Section 1.671-5, as amended.
          “WHMT”: A “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(23) or successor provisions.
          “Withheld Amounts”: As defined in Section 3.23 of this Agreement.
          “Workout-Delayed Reimbursement Amounts”: With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) Advance Interest Amounts in respect of such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes a future obligation of the Mortgagor to pay under the terms of modified Loan Documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.
          “Workout Fee”: The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan equal to the Workout Fee Rate applied to each collection of interest and principal (other than any amount for which a Liquidation Fee is paid) received on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee shall be payable by the Trust with respect to a Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Mortgage Loan under clause (c) of the definition of “Specially Serviced Mortgage Loan” and no mortgage loan event of default actually occurs (and no other Servicing Transfer Event occurs), unless the Mortgage Loan or Split-Loan is modified by the Special Servicer in accordance with the terms hereof.
          “Workout Fee Rate”: A rate of 1% with respect to any Mortgage Loan (or Split-Loan).

          “Yield Maintenance Charge”: With respect to any Mortgage Loan and Companion Loan, the yield maintenance charge or prepayment premium, if any, payable under the related Note (in the case of a Mortgage Loan) or the related note(s) in favor of the Companion Loan Holder (in the case of a Companion Loan) in connection with certain prepayments.
          “YM Group”: As defined in Section 4.01(c) of this Agreement.
          “YM Group A”: As defined in Section 4.01(c) of this Agreement.
          “YM Group B”: As defined in Section 4.01(c) of this Agreement.
          Section 1.02 Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:
          (a) All calculations of interest with respect to the Mortgage Loans or Companion Loans shall be made in accordance with the terms of the related Note, Companion Note and Mortgage, as applicable.
          (b) For purposes of distribution of Yield Maintenance Charges pursuant to Section 4.01(c) of this Agreement on any Distribution Date, the Class of Sequential Pay Certificates as to which any prepayment shall be deemed to be distributed shall be determined on the assumption that the portion of the Principal Distribution Amount paid to the Sequential Pay Certificates on such Distribution Date in respect of principal shall consist first of scheduled payments included in the definition of Principal Distribution Amount and second of prepayments included in such definition.
          (c) Any Mortgage Loan (or Split-Loan) payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Certificate Administrator; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) of this Agreement to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.
          (d) All amounts collected by or on behalf of the Trust in respect of any Mortgage Loan in the form of payments from the related Mortgagor, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (exclusive, if applicable, in the case of a Split-Loan, of any amounts payable to the related Companion Loan Holder pursuant to the related Intercreditor Agreement) shall be allocated to amounts due and owing under the related Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Loan Documents; provided, however, in the absence of such express provisions or if and to the extent that such terms authorize the mortgagee to use its discretion and in any event for purposes of calculating distributions hereunder after an event of default under the related Mortgage Loan (to the extent not cured or waived), all such amounts collected (exclusive, if applicable, in the case of a Split-Loan, of any amounts payable to the related Companion Loan Holder pursuant to the related Intercreditor Agreement) shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

     (i) as a recovery of any unreimbursed Advances with respect to such Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses (to the extent such Additional Trust Fund Expenses are expressly payable by the Mortgagor under the related Loan Documents, and excluding Liquidation Fees, Workout Fees and Special Servicing Fees unless such fees are expressly payable by the Mortgagor under the related Loan Documents) with respect to such Mortgage Loan;
     (ii) as a recovery of Nonrecoverable Advances and any interest thereon to the extent previously allocated from principal collections with respect to such Mortgage Loan;
     (iii) to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from the related Mortgagor, through the related Due Date), over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);
     (iv) to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if such Mortgage Loan has been liquidated or, in the case of an ARD Loan, after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);
     (v) as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);
     (vi) as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;
     (vii) as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;
     (viii) as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

     (ix) as a recovery of any Penalty Charges then due and owing under such Mortgage Loan;
     (x) as a recovery of any Assumption Fees, assumption application fees, defeasance fees and Modification Fees then due and owing under such Mortgage Loan;
     (xi) as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees);
     (xii) as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;
     (xiii) as a recovery of any Excess Interest;
provided that, (i) to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of a Mortgaged Property if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan (or any Split-Loan) exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan (or Split-Loan) in the manner permitted by such REMIC Provisions and (ii) in the case of any payment by the Mortgagor that brings the related Mortgage Loan fully current on all amounts due and payable as of the date of such payment, the allocation described under clause (v) above will be made from such payment prior to the allocation described under clause (iv) above.
          (e) Collections by or on behalf of the Trust in respect of the REO Property for any Mortgage Loan (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, exclusive of any amounts payable to any related REO Companion Loan holder pursuant to the related Intercreditor Agreement) shall be deemed allocated for purposes of collecting amounts due under the deemed REO Mortgage Loan in the following order of priority:
     (i) as a recovery of any unreimbursed Advances with respect to such Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses (to the extent such Additional Trust Fund Expenses are expressly payable by the Mortgagor under the related Loan Documents, and excluding Liquidation Fees, Workout Fees and Special Servicing Fees unless such fees are expressly payable by the Mortgagor under the related Loan Documents) with respect to such Mortgage Loan;
     (ii) as a recovery of Nonrecoverable Advances and any interest thereon to the extent previously allocated from principal collections with respect to such Mortgage Loan;
     (iii) to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);
     (iv) to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;
     (v) as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);
     (vi) as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;
     (vii) as a recovery of any Penalty Charges then due and owing under such Mortgage Loan;
     (viii) as a recovery of any Assumption Fees, assumption application fees, defeasance fees and Modification Fees then due and owing under such Mortgage Loan;
     (ix) as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and
     (x) as a recovery of any Excess Interest.
          (f) The applications of amounts received in respect of any Mortgage Loan pursuant to paragraph (d) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard. The applications of amounts received in respect of any Mortgage Loan or any REO Property pursuant to paragraph (e) of this Section 1.02 shall be determined by the Special Servicer in accordance with the Servicing Standard.
          (g) All net present value calculations and determinations made hereunder with respect to the Mortgage Loans or a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made using the Calculation Rate.
          Section 1.03 Certain Constructions.
          (a) For purposes of this Agreement, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A Senior Certificates,

Class X-A, Class X-B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates; provided, however, that for purposes of determining the most subordinate Class of Certificates, if the Class A Senior Certificates are the only Classes of Sequential Pay Certificates outstanding, the Class A Senior Certificates and the Class X Certificates together shall be treated as the most subordinate Class of Certificates. For purposes of this Agreement, each Class of Regular Certificates shall be deemed to be outstanding only to the extent its respective Certificate Principal Amount or Notional Amount has not been reduced to zero. For purposes of this Agreement, the Class R Certificates shall be deemed to be outstanding so long as the Trust REMICs have not been terminated pursuant to Section 9.01 of this Agreement.
          (b) Notwithstanding any provision of this Agreement:
     (i) For the ARD Loans, the Excess Interest accruing upon failure of the related Mortgagor to pay the principal due on the Anticipated Repayment Date as specifically provided for in the related Loan Documents shall not be taken into account for purposes of the definitions of “Appraisal Reduction Amount,” “Assumed Monthly Payment,” “Mortgage Loan Rate,” “Prepayment Interest Shortfall,” “Prepayment Interest Excess,” “Purchase Price” and “Realized Loss.”
     (ii) Excess Interest on the ARD Loans shall constitute an asset of the Trust but not an asset of any REMIC.
     (iii) Neither Liquidation Fees nor Workout Fees shall be deemed to be earned on Excess Interest, nor shall Excess Interest be included as part of any servicing compensation.
     (iv) With respect to an ARD Loan, the Master Servicer or Special Servicer, as the case may be, may (but, consistent with the Servicing Standard, shall not be obligated to) take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the Loan Documents.
ARTICLE II
CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES
          Section 2.01 Conveyance of Mortgage Loans.
          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, designated as “CFCRE Commercial Mortgage Trust 2011-C2”, appoint the Trustee to serve as trustee of such trust and assign, sell, transfer, set over and otherwise convey to the Trustee in trust without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 4, 5 and 6 (other than Section 6(i)) (and to the extent related to the foregoing) 7, 11, 12, 13, 14, 16, 17, 18 and 23 of the Mortgage Loan Purchase Agreement, (iii) each Intercreditor Agreement and (iv) all Escrow Accounts, Lock-Box Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes all payments received or receivable on or with respect to the Mortgage Loans (other than payments of principal, interest and other amounts first due on the Mortgage Loans on or before the Cut-Off Date), subject to any applicable Intercreditor Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.08 of this Agreement, is intended by the parties to constitute a sale.
          (b) In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, the Depositor shall direct the Mortgage Loan Seller (pursuant to the Mortgage Loan Purchase Agreement) to deliver to and deposit with the Custodian (on behalf of the Certificate Administrator), on or before the Closing Date, the Mortgage File for each Mortgage Loan, with copies to be delivered to the Master Servicer and the Special Servicer. None of the Certificate Administrator, the Trustee, the Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding anything herein to the contrary, with respect to letters of credit, the Mortgage Loan Seller shall deliver to the Master Servicer and the Master Servicer shall hold the original (or copy, if such original has been submitted by the Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trust (in care of the Master Servicer) that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Loan Documents)) and the Mortgage Loan Seller shall be deemed to have satisfied any delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the Mortgage Loan Seller certifying that such document has been delivered to the Master Servicer or has been submitted by the Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such Letter of Credit changing the beneficiary to the Trust or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b). If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Loan Documents, the Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trust.
     After the Depositor’s transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust’s ownership of the Mortgage Loans.

          (c) The Depositor hereby represents and warrants that the Mortgage Loan Seller has covenanted in the Mortgage Loan Purchase Agreement that it shall record and file or shall cause the Certificate Administrator to record and file at the Mortgage Loan Seller’s expense, in the appropriate public office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (4) of the definition of “Mortgage File” and each related UCC-2 and UCC-3 assignment referred to in clause (15) of the definition of “Mortgage File” and, with respect to any Mortgage Loan to which the Certificate Administrator has agreed to record and file such documents, the Certificate Administrator shall promptly undertake to record or file any such document upon its receipt thereof.
          The Depositor hereby represents and warrants that the Mortgage Loan Seller has covenanted in the Mortgage Loan Purchase Agreement as to each Mortgage Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (16) of the definition of “Mortgage File” solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, (i) a copy of the original certified by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording shall be forwarded to the Certificate Administrator and (ii) either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, shall be delivered to the Certificate Administrator within 90 days (or 180 days, if the Mortgage Loan Seller is entitled to an additional 90-day period to complete a cure, repurchase or substitution under the Mortgage Loan Purchase Agreement) after the Closing Date (or within such longer period after the Closing Date as the Certificate Administrator may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Mortgage Loan Seller has provided the Certificate Administrator with evidence of such recording or filing, as the case may be, or has certified to the Certificate Administrator as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Certificate Administrator no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy). Each assignment referred to in the prior paragraph that is recorded and the file copy of each UCC-2 and UCC-3 assignment referred to in the previous paragraph shall reflect that it should be returned by the public recording or filing office to the Certificate Administrator or its agent following recording; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Certificate Administrator shall obtain therefrom a certified copy of the recorded original. On a monthly basis, at the expense of the Mortgage Loan Seller, the Certificate Administrator shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof.
          If a Responsible Officer of the Certificate Administrator has received written notice that any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Certificate Administrator shall direct the Mortgage Loan Seller (pursuant to the Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and record or file, or with respect to any assignments the Certificate Administrator has agreed to file as described above, to deliver to the Certificate Administrator the substitute or corrected document. The Certificate Administrator shall upon receipt from the Mortgage Loan Seller cause the same to be duly recorded or filed, as appropriate.
          (d) In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, the Depositor shall direct the Mortgage Loan Seller (pursuant to the Mortgage Loan Purchase Agreement) to deliver to and deposit (or cause to be delivered and deposited) with the Master Servicer on the Closing Date, all documents and records that (A) relate to the servicing and administration of the Mortgage Loans and Split-Loans including, without limitation, any asset summaries related to the Mortgage Loans and Split-Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates, (B) are part of the Servicing File and (C) are in possession or under control of the Mortgage Loan Seller, together with (i) all unapplied Escrow Payments in the possession of the Mortgage Loan Seller that relate to such Mortgage Loans or Split-Loan and (ii) a statement indicating which Escrow Payments are allocable to a Split-Loan, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other related Mortgage Loan Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. In addition, attached as Exhibit P to this Agreement is the Supplemental Servicer Schedule. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to a Companion Loan, on behalf of and for the benefit of the related Companion Loan Holder).
          (e) In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Certificate Administrator and the Master Servicer, on or before the Closing Date, a fully executed counterpart (which may be in Portable Document Format (PDF)) of the Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.
          (f) The Custodian with respect to a Split-Loan, shall also hold the related Mortgage File for the use and benefit of the related Companion Loan Holder.
          (g) It is not intended that this Agreement create a partnership or a joint-stock association.
          Section 2.02 Acceptance by the Trustee, the Custodian and the Certificate Administrator.
          (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through the Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or the Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, if applicable, any Companion Loan Holder pursuant to Section 2.01(f) of this Agreement. With respect to a Split-Loan, the Custodian shall also hold the portion of such Mortgage File that relates to the related Companion Loan in such Split-Loan in trust for the use and benefit of the related Companion Loan Holder. In connection with the foregoing, the Certificate Administrator hereby certifies to each of the other parties hereto, the Mortgage Loan Seller and each Underwriter and each Initial Purchaser that, as to each Mortgage Loan, (i) all documents specified in clause (1) of the definition of “Mortgage File” are in its possession or the possession of the Custodian on its behalf, and (ii) the original Note (or, if accompanied by a lost note affidavit, the copy of such Note) received by it or the Custodian with respect to such Mortgage Loan has been reviewed by it or by the Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.
          (b) On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Mortgage Loan Seller has repurchased or substituted for the last affected Mortgage Loan), the Certificate Administrator shall review the documents delivered to it or the Custodian with respect to each Mortgage Loan, and the Certificate Administrator shall, subject to Section 2.01(c), Section 2.02(c) and Section 2.02(d) of this Agreement and the terms of the Mortgage Loan Purchase Agreement, certify in writing (substantially in the form of Exhibit N to this Agreement) to each of the other parties hereto, the Mortgage Loan Seller and each Underwriter and each Initial Purchaser (and upon request, in the case of a Split-Loan, to the related Companion Loan Holder) that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses (1), (2), (3), (4), (7), (8), (19) and (20) of the definition of “Mortgage File” are in its possession or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with the Mortgage Loan Purchase Agreement; (ii) the recordation/filing contemplated by Section 2.01(c) of this Agreement has been completed (based solely on receipt by the Certificate Administrator of the particular recorded/filed documents); (iii) all documents received by it or the Custodian with respect to such Mortgage Loan have been reviewed by it or the Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of this Agreement and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Mortgage File. With respect to the items listed in clauses (2), (3), and (4) of the definition of “Mortgage File” if the original of such document is not in the Certificate Administrator’s possession because it has not been returned from the applicable recording office, then the Certificate Administrator’s certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original. If the Certificate Administrator’s obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Certificate Administrator shall deliver a comparable certification to any party hereto, any related Companion Loan Holder and any Underwriter and any Initial Purchaser on request.
          (c) It is acknowledged that none of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.
          (d) It is understood that the scope of the Certificate Administrator’s review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (1), (2), (3), (4), (7), (8), (19) and (20) of the definition of “Mortgage File” have been received, appear regular on their face and such additional information as will be necessary for delivering the certifications required by Section 2.02(a) and
Section 2.02(b) of this Agreement.
          (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Custodian with a copy to the Master Servicer (if it constitutes part of the Servicing File).
          Section 2.03 Mortgage Loan Seller’s Repurchase, Substitution or Cures of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties.
          (a) If (i) any party hereto (A) discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or (B) discovers or receives notice alleging a breach of any representation or warranty of the Mortgage Loan Seller made pursuant to Section 6(c) of the Mortgage Loan Purchase Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Master Servicer, the Special Servicer or the Depositor receives a Repurchase Communication of a request or demand for repurchase or replacement of any Mortgage Loan alleging a Document Defect or Breach (any such request or demand, a “Repurchase Request”), then such party shall give prompt written notice thereof to the Mortgage Loan Seller, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period), the other parties hereto, each holder of a Pari Passu Companion Loan (if applicable) and, subject to Section 11.14 of this Agreement, each of the Rating Agencies (to the extent notice has not been previously delivered to such parties pursuant to this sentence). If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects the value of such Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders therein, then such Document Defect shall constitute a “Material Document Defect” or such Breach shall constitute a “Material Breach,” as the case may be. Promptly upon receiving written notice of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above), the Trustee shall notify the Depositor, the Mortgage Loan Seller, the Certificate Administrator, the Master Servicer and the Special Servicer, and the Master Servicer or Special Servicer, as applicable shall send a notice to the Mortgage Loan Seller demanding the Mortgage Loan Seller, not later than 90 days from the earlier of the Mortgage Loan Seller’s discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days of any party discovering such Material Document Defect or Material Breach), (1) cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith), (2) repurchase the affected Mortgage Loan or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account (or, in the case of an REO Property, to the related REO Account) or (3) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith, all in conformity with the Mortgage Loan Purchase Agreement and this Agreement (such 90 day period, in any case, the “Initial Resolution Period”); provided, however, that if (x) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (y) such Material Document Defect or Material Breach is not related to a Mortgage Loan not being a Qualified Mortgage and (z) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the Mortgage Loan Seller shall have an additional 90 days (such additional 90 day period, the “Resolution Extension Period”) to complete such cure or, in the event of a failure to so cure, to complete such repurchase or substitution (it being understood and agreed that, in connection with the Mortgage Loan Seller’s receiving a Resolution Extension Period, the Mortgage Loan Seller shall deliver an Officer’s Certificate to the Trustee and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the Initial Resolution Period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach will be cured within the Resolution Extension Period).
          If after the Resolution Extension Period any Material Document Defect is still not cured solely due to the failure of the Mortgage Loan Seller to have received the recorded document, then the Mortgage Loan Seller shall be entitled to continue to defer its cure, repurchase and substitution obligations in respect of such Document Defect with the consent of the Trustee (not to be unreasonably withheld) so long as the Mortgage Loan Seller certifies to the Trustee and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. Any repurchase of a Mortgage Loan hereunder shall be on a whole loan, servicing released basis. If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired. If the affected Mortgage Loan is to be substituted for, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Substitution Shortfall Amount are to be wired. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-Off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt.
          If the Master Servicer, the Special Servicer or the Depositor receives a Repurchase Communication of a withdrawal of a Repurchase Request of which notice has been previously received or given and which withdrawal is by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”), such party shall give written notice of such Repurchase Request Withdrawal to the Mortgage Loan Seller, the other parties hereto, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period), any related Companion Loan Holder (if applicable) and, subject to Section 11.14 of this Agreement, each of the Rating Agencies (to the extent notice has not previously been delivered to such Persons pursuant to this sentence).
          Each notice of a Repurchase Request or Repurchase Request Withdrawal required to be given by a party pursuant to this Section 2.03(a) (each, a “15Ga-1 Notice”) shall be given no later than ten (10) Business Days after receipt of a Repurchase Communication of such Repurchase Request or receipt of a Repurchase Communication of such Repurchase Request Withdrawal, as applicable, and shall include (i) the identity of the related Mortgage Loan and the Person making such Repurchase Request, (ii) the date the Repurchase Request or Repurchase Request Withdrawal was received, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) in the case of 15Ga-1 Notices provided by the Master Servicer or the Special Servicer with respect to a Repurchase Request, a statement as to whether the Master Servicer or the Special Servicer, as applicable, currently plans to pursue such Repurchase Request.
          If the Trustee, the Certificate Administrator, the Operating Advisor or the Custodian receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, then such party shall promptly forward such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal to the Master Servicer and to the Special Servicer and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative, and include the following statement in the related correspondence: “This is a “Repurchase Request” or a “Repurchase Request Withdrawal” under Section 2.03(a) of the Pooling and Servicing Agreement relating to the CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass Through Certificates, Series 2011-C2,

requiring action by you as the recipient of such Repurchase Request or Repurchase Request Withdrawal thereunder”. Upon receipt of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal by the Master Servicer and the Special Servicer, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans), shall be deemed to be the recipient of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal, and the Master Servicer or the Special Servicer, as applicable, shall comply with the notice procedures set forth in the preceding paragraphs of this Section 2.03(a) with respect to such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal.
          No Person that is required to provide a 15Ga-1 Notice pursuant to this Section 2.03(a) (a “15Ga-1 Notice Provider”) shall be required to provide any information in a 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. The Mortgage Loan Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 2.03(a) is so provided only to assist the Mortgage Loan Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation, (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to this Section 2.03(a) by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to the Mortgage Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice and (iii) receipt of a 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 6(i) of the Mortgage Loan Purchase Agreement shall not in and of itself constitute delivery, or receipt, of notice of any Document Defect or Breach or knowledge by the Seller of any Document Defect or Breach.
          On or before the Closing Date, the Depositor shall deliver to the Master Servicer a copy of the Mortgage Loan Purchase Agreement, which the Master Servicer shall provide to each Sub-Servicer.
          (b) Subject to the Mortgage Loan Seller’s right to cure as contemplated in this Section 2.03, and further subject to Sections 2.01(b) and 2.01(c) of this Agreement, and not in any manner intending to limit or affect a determination that the failure to deliver any of the other documents described in the definition of “Mortgage File” in accordance with this agreement might constitute a Material Document Defect, failure of the Mortgage Loan Seller to deliver the documents referred to in clauses (1), (2), (3), (4), (7), (8), (19) and (20) in the definition of “Mortgage File” in accordance with this Agreement and the Mortgage Loan Purchase Agreement for any Mortgage Loan shall be deemed a Material Document Defect.
          (c) In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan pursuant to this Section 2.03, the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents (including, without limitation, the Servicing File) pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the Mortgage Loan Seller or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security thereof to the Mortgage Loan Seller or its designee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(c), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of, or substitution for, an REO Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.
          (d) The Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Certificate Administrator or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.
          Section 2.04 Representations and Warranties of the Depositor.
          (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and each Companion Loan Holder, and to the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator, as of the Closing Date, that:
     (i) The Depositor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign limited partnership in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement); the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;
     (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to any rights of indemnification hereunder, by considerations of public policy;
     (iii) Neither the execution and delivery by the Depositor of this Agreement nor the compliance by the Depositor with the provisions hereof, nor the consummation by the Depositor of the transactions contemplated by this Agreement, will (A) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of the Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (B) of this paragraph (iii), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, or any of the provisions of any indenture or agreement or other instrument to which the Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument or (B) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by the Depositor, except where, in any of the instances contemplated by clause (A) above or this clause (B), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement;
     (iv) There is no litigation, charge, investigation, action, suit or proceeding pending or, to the Depositor’s knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality the outcome of which could be reasonably expected to materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;
     (v) The Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;
     (vi) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;
     (vii) Immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Mortgage Loan as was transferred to it by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement;
     (viii) The Depositor has not transferred any of its right, title and interest in and to the Mortgage Loans (as such was transferred to it by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement) to any Person other than the Trustee; and
     (ix) The Depositor is transferring all of its right, title and interest in and to the Mortgage Loans (as such was transferred to it by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement) to the Trustee for the benefit of the

Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.
          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or of the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or a Companion Loan Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or Split-Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the related Companion Loan Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative.
          Section 2.05 Representations, Warranties and Covenants of the Master Servicer.
          (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and each Companion Loan Holder, and to the Depositor, the Special Servicer, the Operating Advisor and the Certificate Administrator, as of the Closing Date, that:
     (i) The Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America, and the Master Servicer is in compliance with the laws of the jurisdiction in which the Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;
     (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;
     (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;
     (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;
     (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;
     (vi) No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;
     (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans and the Companion Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement; and
     (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.
          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or a Companion Loan Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or Split-Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the related Companion Loan Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative.

          Section 2.06 Representations, Warranties and Covenants of the Special Servicer.
          (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and each Companion Loan Holder, and to the Depositor, the Master Servicer, the Operating Advisor and the Certificate Administrator, as of the Closing Date, that:
     (i) The Special Servicer is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Florida and the Special Servicer is in compliance with the laws of the jurisdiction in which the Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;
     (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents, operating agreement or by-laws or (B) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;
     (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;
     (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;
     (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

     (vi) No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;
     (vii) Each officer or employee of the Special Servicer that has or, following a transfer of servicing responsibilities to the Special Servicer pursuant to Section 3.22 of this Agreement, would have, responsibilities concerning the servicing and administration of Mortgage Loans and Companion Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement; and
     (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.
          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or a Companion Loan Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or Split-Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the related Companion Loan Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative.
          Section 2.07 Representations, Warranties and Covenants of the Operating Advisor.
          (a) The Operating Advisor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and each Companion Loan Holder, and to the Depositor, the Master Servicer, the Special Servicer and the Certificate Administrator, as of the Closing Date, that:
     (i) The Operating Advisor is duly organized, validly existing and in good standing as a corporation under the laws of the State of Georgia, and the Operating Advisor is in compliance with the laws of the jurisdiction in which the Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

     (ii) The execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not violate the Operating Advisor’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or the financial condition of the Operating Advisor;
     (iii) The Operating Advisor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;
     (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;
     (v) The Operating Advisor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Operating Advisor’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Operating Advisor to perform its obligations under this Agreement or the financial condition of the Operating Advisor;
     (vi) No litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor that would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or the financial condition of the Operating Advisor; and
     (vii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Operating Advisor of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.
          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the

Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or a Companion Loan Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or Split-Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the related Companion Loan Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative.
          Section 2.08 Representations and Warranties of the Trustee.
          (a) The Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders and each Companion Loan Holder, and to the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator, as of the Closing Date, that:
     (i) The Trustee is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;
     (ii) the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not violate the Trustee’s charter or by laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;
     (iii) except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10 of this Agreement, the Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;
     (iv) this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
     (v) the Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this

Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Trustee or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;
     (vi) no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or if required, such approval has been obtained prior to the Closing Date; and
     (vii) no litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement.
          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or a Companion Loan Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or Split-Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the related Companion Loan Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative.
          Section 2.09 Representations and Warranties of the Certificate Administrator.
          (a) The Certificate Administrator hereby represents and warrants to the Depositor, for the benefit of the Certificateholders and each Companion Loan Holder, and to the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee, as of the Closing Date, that:
     (i) The Certificate Administrator is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Certificate Administrator possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;
     (ii) the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not violate the Certificate Administrator’s charter or by laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets;

(iii) the Certificate Administrator has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;
     (iv) this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
     (v) the Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;
     (vi) no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Certificate Administrator of this Agreement or if required, such approval has been obtained prior to the Closing Date; and
     (vii) no litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement.
          (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder or any Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or a Companion Loan Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or Split-Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the related Companion Loan Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative.
          Section 2.10 Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests.

          (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the related Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 of this Agreement and, concurrently with such delivery, (i) the Certificate Administrator acknowledges the issuance of the Lower-Tier Regular Interests and the Lower-Tier Residual Interest in exchange for the assets of the Lower-Tier REMIC, (ii) the Depositor hereby conveys all right, title and interest in and to the Lower-Tier Regular Interests and other property constituting the Upper-Tier REMIC to the Trustee, receipt of which is hereby acknowledged, and (iii) the Certificate Administrator acknowledges that it has executed and caused to be authenticated and delivered to and upon the order of the Depositor, (A) in exchange for the assets of the Upper-Tier REMIC, the Regular Certificates and the Upper-Tier Residual Interest, evidencing ownership of the Upper-Tier REMIC, and (B) the Class R Certificates, representing the Lower-Tier Residual Interest and the Upper-Tier Residual Interest, registered in the names set forth in such order and duly authenticated by the Certificate Administrator.
          (b) The Trustee acknowledges the assignment of the Excess Interest to the Grantor Trust. The Certificate Administrator acknowledges that it has executed and caused to be authenticated and delivered to and upon the order of the Depositor, the Class S Certificates in exchange for the Excess Interest. The Class S Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account and proceeds thereof, which portion shall be treated as part of a grantor trust within the meaning of subpart E, part I of subchapter J of the Code.
          Section 2.11 Miscellaneous REMIC Provisions.
          (a) The Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-J, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG and Class LNR Interests are hereby designated as “regular interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(1), and the Lower-Tier Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(2).
          (b) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates are hereby designated as “regular interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(1), and the Upper-Tier Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(2).
          (c) The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Code Section 860G(a)(9). The “latest possible maturity date” of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Code Section 860G(a)(1) is the Rated Final Distribution Date.
          (d) None of the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.
ARTICLE III
ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS
          Section 3.01 Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans. (a) The Master Servicer (with respect to the Mortgage Loans and the Split-Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to the Specially Serviced Mortgage Loans, and with respect to certain matters as specified herein, Mortgage Loans and Split-Loans that are not Specially Serviced Mortgaged Loans), each as an independent contractor, shall service and administer the Mortgage Loans, any Split-Loans and each REO Property for which it is responsible on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders and, with respect to a Split-Loan, on behalf of the Certificateholders and the related Companion Loan Holder in accordance with the Servicing Standard) as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Mortgage Loans or Split-Loans and, in the case of a Split-Loan, the related Intercreditor Agreement; and (iii) the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, any Intercreditor Agreement or mezzanine loan intercreditor agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans and the Companion Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or, in the case of the Master Servicer only, through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02 of this Agreement), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its judgment exercised in accordance with the Servicing Standard, including, without limitation, with respect to each Mortgage Loan and Companion Loan, (A) to prepare, execute and deliver, on behalf of the Certificateholders, each Companion Loan Holder, the Trustee, the Certificate Administrator and the Custodian or either of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Section 3.08, Section 3.09, Section 3.10 and Section 3.24 of this Agreement, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File or defeasance of the Mortgage Loan or Companion Loan; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans (and any related Companion Loan) and the Mortgaged Properties; and (B) to direct, manage, prosecute and/or defend any action, suit or proceeding of any kind filed in the name of the Master Servicer or Special Servicer in their respective capacity on behalf of the Trustee, the Certificate Administrator, the Custodian or the Trust as provided in Section 3.29. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan or Companion Loan except under the circumstances described in Section 3.08, Section 3.09, Section 3.10 and Section 3.24 of this Agreement or in Section 3.03 of this Agreement. The Master Servicer and Special Servicer shall service and administer the Mortgage Loans and any Split-Loans in accordance with applicable law and the terms hereof and the related Intercreditor Agreement and shall provide to the Mortgagors any reports required to be provided to them thereby.
          Subject to Section 3.11 of this Agreement, the Trustee shall execute and deliver to the Master Servicer and Special Servicer on the Closing Date a power of attorney substantially in the form of Exhibit S to this Agreement and, upon the receipt of a written request of a Servicing Officer, such other documents prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee’s, the Certificate Administrator’s or the Custodian’s, as applicable, written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s, the Certificate Administrator’s or the Custodian’s name without indicating the Master Servicer’s or Special Servicer’s, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee, the Certificate Administrator or the Custodian to be registered to do business in any state. Each of the Master Servicer and the Special Servicer shall indemnify the Trustee, the Certificate Administrator and the Custodian for any and all costs, liabilities and expenses incurred by the Trustee, the Certificate Administrator and the Custodian, as applicable, in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.
          (b) Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any partial principal prepayment received on a Mortgage Loan or Split-Loan, on a date other than a Due Date to the principal balance of such Mortgage Loan or Split-Loan as of the Due Date immediately following the date of receipt of such partial principal prepayment. Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any amounts received on “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of a Mortgage Loan or Split-Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan or Split-Loan as of the Due Date immediately following the receipt of such amounts.
          (c) The Master Servicer may enter into Sub-Servicing Agreements with third parties with respect to any of its obligations hereunder, provided that (i) any such agreement shall be consistent with the provisions of this Agreement and (ii) such agreement shall be consistent with the Servicing Standard and (iii) any such agreement shall provide that following its receipt thereof from the Depositor, the Master Servicer shall provide a copy of the Mortgage Loan Purchase Agreement to the related Sub-Servicer, and that such Sub-Servicer shall notify the Master Servicer in writing within five (5) Business Days after such Sub-Servicer discovers or receives notice alleging a Document Defect or a Breach or receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal. Any such Sub-Servicing Agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c). The Master Servicer shall pay the servicing fees of any Sub-Servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall provide that it may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02. The Special Servicer may not enter into Sub-Servicing Agreements.
          Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Master Servicer and such sub-servicer alone, and the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor, the Special Servicer, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) of this Agreement and no provision herein may be construed so as to require the Trust Fund to indemnify any such sub-servicer.
          (d) If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer in accordance with Section 7.02, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of Section 7.02, shall have the option (but not the obligation) to, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer under any sub-servicing agreement entered into by the Master Servicer pursuant to Section 3.01(c) of this Agreement. In such event, the Trustee or the successor Master Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer’s interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer prior to such deemed assumption) and to have replaced the Master Servicer as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee or such successor Master Servicer, as applicable, except that the Master Servicer shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee or the successor Master Servicer, as applicable.
          If the Trustee or any successor Master Servicer, assumes the servicing obligations of the Master Servicer under a sub-servicing agreement, upon request of the Trustee, or such successor Master Servicer, as applicable, the Master Servicer shall at its own expense deliver or cause to be delivered to the Trustee or such successor Master Servicer all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and shall otherwise use its reasonable efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee or the successor Master Servicer, as applicable.
          (e) Each Certificateholder and each Beneficial Owner by its acceptance of a Certificate or an interest therein and each of the parties hereto acknowledge that each Split-Loan is subject to the terms and conditions of the related Intercreditor Agreement and recognize the respective rights and obligations of the Trust, as holder of the related Mortgage Loan, and of the related Companion Loan Holder under the Intercreditor Agreement. The Master Servicer (if a

Split-Loan has not become a Specially Serviced Mortgage Loan and has not been converted to an REO Property) or the Special Servicer (if a Split-Loan has become a Specially Serviced Mortgage Loan or has been converted to an REO Property) shall prepare and provide to the related Companion Loan Holder all notices, reports, statements and communications to be delivered by the holder of the related Mortgage Loan under the related Intercreditor Agreement, and shall perform all duties and obligations to be performed by the servicer of the Mortgage Loan and perform all servicing-related duties and obligations to be performed by the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.
          (f) Notwithstanding anything to the contrary herein, (a) at no time shall the Master Servicer, the Special Servicer or the Trustee be required to make any P&I Advance on a Companion Loan and (b) if the Mortgage Loan (or the related REO Property) that is part of a Split-Loan is no longer part of the Trust Fund, neither the Master Servicer, the Special Servicer nor the Trustee, as the case may be, shall have any obligation to make any Property Advance on the related Split-Loan.
          (g) To the extent required under the any Loan Documents, the Master Servicer or the Special Servicer, as applicable, shall, on behalf of the related lender, maintain a Note register for the related Mortgage Loan in accordance with such Loan Documents.
          Section 3.02 Liability of the Master Servicer. Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer shall remain obligated and primarily responsible for its duties and obligations for the servicing and administering of the Mortgage Loans and the Companion Loans in accordance with the provisions of this Agreement and shall not be released from any of its obligations hereunder by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans and the Companion Loans. The Master Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.
          Section 3.03 Collection of Certain Mortgage Loan Payments and Financial Statements.
          (a) The Master Servicer (with respect to non-Specially Serviced Mortgage Loans and any Companion Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (including the Split-Loans) it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures; provided, that with respect to each Mortgage Loan that has an Anticipated Repayment Date, the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply excess cash flow to principal in accordance with the terms of the Loan Documents. The Master Servicer (with respect to non-Specially Serviced Mortgage Loans and any Companion Loans) and Special Servicer, with respect to the Specially Serviced Mortgage Loans, shall use its reasonable efforts to collect income statements, rent rolls and other reporting information from Mortgagors (as required under the related Loan Documents). Consistent with the foregoing, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and any Companion Loans) or Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, may in its discretion waive any Penalty Charges in connection with any delinquent Monthly Payment with respect to any Mortgage Loan or Companion Loan. In addition, the Master Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans and the Companion Loans as are permitted or required under [Section 3.21] of this Agreement.
          (b) If the Master Servicer or the Special Servicer receives Excess Interest on or prior to the Determination Date for any Distribution Date, or receives notice from the related Mortgagor that the Master Servicer or the Special Servicer will be receiving Excess Interest on or prior to the Determination Date for any Distribution Date, the Master Servicer or the Special Servicer, as the case may be, shall notify the Certificate Administrator two Business Days prior to such Distribution Date in the CREFC Loan Periodic Update File. None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any failure of the related Mortgagor to pay any such Excess Interest. The preceding statements shall not, however, be construed to limit the provisions of Section 3.03(a) of this Agreement.
          Section 3.04 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.
          (a) With respect to each Mortgaged Property securing a Mortgage Loan or Split-Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, to the extent such payments are to be made from escrowed funds, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan or Split-Loan. With respect to non-escrowed payments, when the Master Servicer becomes aware in accordance with the Servicing Standard that a Mortgagor has failed to make any such payment or, with respect to escrowed loans, collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer or the Special Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance. Notwithstanding anything in this Agreement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer shall make) a payment from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan, Split-Loan or Specially Serviced Mortgage Loan notwithstanding that the Master Servicer or the Special

Servicer has determined that such a Property Advance would, if advanced, be a Nonrecoverable Property Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Master Servicer or the Special Servicer, as applicable, determines that making the payment is in accordance with the Servicing Standard. If the Special Servicer makes such a determination, it shall notify the Master Servicer and the Master Servicer shall make such payment from the Collection Account. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.
          (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan or Split-Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited within two (2) Business Days after receipt of properly identified funds. The Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Permitted Investments to the extent required by Section 3.07(b) of this Agreement and any Insurance Proceeds or Condemnation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Loan Documents. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires or permits it to be held in an account that is not an Eligible Account) and shall be entitled, “Bank of America, National Association, as Master Servicer, for the benefit of Citibank, N.A., as Trustee in trust for Holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2, related Companion Loan Holders and Various Mortgagors.” Withdrawals from an Escrow Account may be made by the Master Servicer only:
     (i) to effect timely payments of items constituting Escrow Payments for the related Loan Documents and in accordance with the terms of the related Mortgage Loan;
     (ii) to transfer funds to the Collection Account and/or the related Split-Loan Custodial Account to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any Property Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan or Split-Loan which represent late collections of Escrow Payments thereunder;
     (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Loan Documents and the Servicing Standard;
     (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

     (v) to pay from time to time to the related Mortgagor (a) any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under law or by the terms of the related Loan Documents, or otherwise to the Master Servicer and (b) any other funds required to be released to the related Mortgagors pursuant to the related Loan Documents; and
     (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.
          (c) Reserved.
          (d) To the extent that (i) an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan or Split-Loan, or (ii) any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan or Split-Loan, the Master Servicer shall determine (which determination may be made on the basis of inquiry to the Mortgagor and this sentence shall in no event be construed to require a physical inspection other than inspections described in Section 3.18 of this Agreement), whether the related Mortgagor has failed to perform such obligations under the related Loan Documents as of the date required under the related Loan Documents and report any such failure to the Special Servicer within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed; provided that if all deliveries required to be made to the Master Servicer under the related Loan Documents of supporting documentation have not been made, then the Master Servicer shall report the then current status as a failure.
          Section 3.05 Collection Account; Distribution Accounts; Excess Liquidation Proceeds Reserve Account; and Excess Interest Distribution Account.
          (a) The Master Servicer shall establish and maintain the Collection Account in the Trustee’s name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. Amounts attributable to the Mortgage Loans (other than Excess Interest) will be assets of the Lower-Tier REMIC. The Master Servicer shall deposit or cause to be deposited in the Collection Account within two (2) Business Days following receipt of properly identified funds the following payments and collections received or made by it on or with respect to the Mortgage Loans (other than any Mortgage Loan related to a Split-Loan except for clause (vii) below):
     (i) all payments on account of principal on such Mortgage Loans, including the principal component of Unscheduled Payments;
     (ii) all payments on account of interest on such Mortgage Loans (including Excess Interest);
     (iii) all Yield Maintenance Charges on such Mortgage Loans;

     (iv) any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;
     (v) all Net REO Proceeds withdrawn from an REO Account pursuant to Section 3.16(b) of this Agreement and all Net Insurance Proceeds and Net Liquidation Proceeds;
     (vi) any amounts received from Mortgagors which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer as provided herein; and
     (vii) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including, any amounts transferred from a Split-Loan Custodial Account to the Collection Account as contemplated by Section 3.06A(a)(i) of this Agreement, any recovery of Unliquidated Advances and, without limitation, proceeds of any repurchase of a Mortgage Loan (including any Mortgage Loan that is related to a Split-Loan) pursuant to Section 2.03 of this Agreement.
          The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, Ancillary Fees, Consent Fees, Modification Fees, Assumption Fees, assumption application fees and defeasance fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such Ancillary Fees, Consent Fees, Modification Fees, Assumption Fees assumption application fees and/or defeasance fees received with respect to such Mortgage Loans. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.12(c), all Assumption Fees and assumption application fees (or the applicable portions thereof), Modification Fees, Consent Fees, Ancillary Fees, and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such Section upon receipt of a written statement (on which the Master Servicer is entitled to rely) from the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Special Servicer shall promptly deliver to the Master Servicer all Assumption Fees and assumption application fees (or the applicable portions thereof), Modification Fees, Consent Fees, Ancillary Fees, and other transaction fees received by the Special Servicer to which the Master Servicer is entitled pursuant to Section 3.12(a), as additional servicing compensation, upon receipt of a written statement (on which the Special Servicer is entitled to rely) from the Master Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Master Servicer is entitled to such amounts, in which case a written statement is not required). If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Certificate Administrator and the Special Servicer of the location and account number of the

Collection Account and shall notify the Certificate Administrator and the Special Servicer in writing of any subsequent change thereof.
          Upon receipt of any of the amounts described in clauses (i) through (vii) above with respect to a Mortgage Loan, the Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Mortgage Loan shall initially be deposited by the Special Servicer into the related REO Account (or, at the option of the Special Servicer, remitted by the applicable Manager directly to the Master Servicer) and thereafter remitted to the Master Servicer for deposit into the Collection Account, all in accordance with Section 3.16 of this Agreement.
          (b) The Certificate Administrator shall establish and maintain (i) the Lower-Tier Distribution Account in the name of the Certificate Administrator, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests and (ii) the Upper-Tier Distribution Account in the name of the Certificate Administrator, in trust for the benefit of the Certificateholders. Each of the Distribution Accounts shall be established and maintained as Eligible Accounts or as sub-accounts of a single Eligible Account. With respect to each Distribution Date, on or before such Distribution Date the Certificate Administrator shall be deemed to make or shall make the withdrawals from the Lower-Tier Distribution Account, as set forth in Section 4.01 hereof, shall be deemed to make the deposits into the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, as set forth in Section 4.01 hereof, and shall cause the amount of Available Funds (including P&I Advances) and Yield Maintenance Charges to be distributed in respect of the Certificates, pursuant to
Section 4.01 hereof on such date.
          (c) The Certificate Administrator shall establish (upon receipt of written notice that an event that generates Excess Liquidation Proceeds has occurred) and maintain the Excess Liquidation Proceeds Reserve Account in trust for the benefit of the Certificateholders. The Excess Liquidation Proceeds Reserve Account shall be maintained separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator and other accounts of the Certificate Administrator. Funds in the Excess Liquidation Proceeds Reserve Account may be invested by the Certificate Administrator in Permitted Investments in accordance with the provisions of Section 3.07 of this Agreement.
          Upon the disposition of any REO Property in accordance with Section 3.17 of this Agreement, the Special Servicer shall calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and remit to the Certificate Administrator such amount for deposit in the Excess Liquidation Proceeds Reserve Account. Amounts held in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer, and all amounts held in the Excess Liquidation Proceeds Reserve Account on the final Distribution Date, in each case after application in accordance with Section 4.01(d), shall be distributed to the Special Servicer as additional special servicing compensation.
          (d) Prior to any Determination Date for the first Prepayment Period during which Excess Interest is received on any ARD Loan, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.03(b) of this Agreement, the Certificate Administrator, on behalf of the Class S Certificateholders, shall establish and maintain the Excess Interest Distribution Account in the name of the Certificate Administrator in trust for the benefit of the Class S Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account (or as a subaccount of an Eligible Account). Prior to the applicable Distribution Date, the Master Servicer shall remit to the Certificate Administrator on the applicable Master Servicer Remittance Date for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Prepayment Period. Funds in the Excess Interest Distribution Account may be invested by the Certificate Administrator in Permitted Investments in accordance with the provisions of Section 3.07 of this Agreement.
          The Certificate Administrator shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(l) of this Agreement.
          Following the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Certificate Administrator shall terminate the Excess Interest Distribution Account.
          (e) Notwithstanding anything to the contrary herein, each Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account may all be sub-accounts of a single Eligible Account.
          Section 3.05A. Split-Loan Custodial Account.
          (a) The Master Servicer shall establish and maintain, with respect to each Split-Loan, one or more separate accounts, which may be sub-accounts of a single account (with respect to each Split-Loan, each a “Split-Loan Custodial Account”) in which the amounts described in clauses (i) through (vii) below shall be deposited and held in trust for the benefit of Certificateholders with respect to the Mortgage Loan related to the applicable Split-Loan and the related Companion Loan Holder, as their interests may appear; provided that any Split-Loan Custodial Account may be a sub-account of the Collection Account or another Split-Loan Custodial Account. Each of the Split-Loan Custodial Accounts shall be an Eligible Account or a subaccount of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in each Split-Loan Custodial Account within two (2) Business Days following receipt of properly identified funds the following payments and collections received or made by it on or with respect to the applicable Split-Loan:

     (i) all payments on account of principal on such Split-Loan, including the principal component of Unscheduled Payments;
     (ii) all payments on account of interest on such Split-Loan;
     (iii) all Yield Maintenance Charges on such Split-Loan;
     (iv) any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement in connection with net losses realized on Permitted Investments with respect to funds held in such Split-Loan Custodial Account;
     (v) all Net REO Proceeds on such Split-Loan withdrawn from an REO Account pursuant to Section 3.16(b) of this Agreement and all Net Insurance Proceeds and Net Liquidation Proceeds with respect to such Split-Loan;
     (vi) any amounts received from the related Mortgagor which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer as provided herein; and
     (vii) any other amounts required by the provisions of this Agreement to be deposited into such Split-Loan Custodial Account by the Master Servicer or Special Servicer, including any recovery of any Unliquidated Advances.
          (b) The foregoing requirements for deposits in a Split-Loan Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, Ancillary Fees, Consent Fees, Modification Fees, Assumption Fees, assumption application fees and defeasance fees need not be deposited in a Split-Loan Custodial Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such Ancillary Fees, Consent Fees, Modification Fees, Assumption Fees, assumption application fees and/or defeasance fees received with respect to a Split-Loan unless any such amounts are allocable to any Companion Loan pursuant to the terms of the related Intercreditor Agreement. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.12, all Assumption Fees and assumption application fees (or the applicable portions thereof), Modification Fees, Consent Fees, Ancillary Fees, and other transaction fees received by the Master Servicer with respect to the Split-Loans to which the Special Servicer is entitled pursuant to such Section upon receipt of a written statement (on which the Master Servicer is entitled to rely) from the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Special Servicer shall promptly deliver to the Master Servicer all Assumption Fees and assumption application fees (or the applicable portions thereof), Modification Fees, Consent Fees, Ancillary Fees, and other transaction fees received by the Special Servicer with respect to the Split-Loans to which the Master Servicer is entitled pursuant to Section 3.12(a), as additional servicing compensation, upon receipt of a written statement (on which the Special Servicer is entitled to rely) from the Master Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Master

Servicer is entitled to such amounts, in which case a written statement is not required). If the Master Servicer deposits in a Split-Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Split-Loan Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Certificate Administrator, the applicable Companion Loan Holder and the Special Servicer of the location and account number of the applicable Split-Loan Custodial Account and shall notify the Certificate Administrator, the applicable Companion Loan Holder and the Special Servicer in writing of any subsequent change thereof. Each Split-Loan Custodial Account shall be maintained as a segregated account (or sub-account of such segregated account), separate and apart from trust funds created for any Other Securitization and the other accounts of the Master Servicer.
          (c) Upon receipt of any of the amounts described in clauses (i) through (vii) of subsection (a) above with respect to a Split-Loan, the Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Split-Loan Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to a Split-Loan shall initially be deposited by the Special Servicer into the related REO Account (or, at the option of the Special Servicer, remitted by the applicable property manager directly to the Master Servicer) and thereafter remitted to the Master Servicer for deposit into the applicable Split-Loan Custodial Account, all in accordance with this Section 3.05A of this Agreement.
          Section 3.06 Permitted Withdrawals from the Collection Account.
          (a) The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):
     (i) to remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited in the Lower-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account pursuant to
Section 4.01(a)(i), Section 4.06(a) and Section 3.23 of this Agreement, respectively;
     (ii) to pay or reimburse the Master Servicer, the Special Servicer or the Trustee, (A) for Advances made thereby with respect to Mortgage Loans that are not part of a Split-Loan (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest

Amounts), the Master Servicer’s right to reimburse any such Person pursuant to this clause (ii)(A) being limited to late collections (including cure payments by any Companion Loan Holder) of the particular item which was the subject of the related Advance, Penalty Charges, Insurance Proceeds and Liquidation Proceeds on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made; if applicable; provided that (x) prior to the time any Advance is reimbursed, Advance Interest Amounts may be reimbursed solely from Penalty Charges collected on the related Mortgage Loan, and (y) at the time any Advance (other than Workout-Delayed Reimbursement Amounts) is reimbursed, Advance Interest Amounts on such reimbursed Advance shall be payable first from Penalty Charges collected on the related Mortgage Loan, and, to the extent such Penalty Charges are insufficient, then from general collections on deposit in the Collection Account, (B) for Advances and any related Advance Interest Amounts (or portion thereof) that have been deemed to be Nonrecoverable Advances or are not recovered from such recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination (with respect to a Split-Loan to the extent not recovered from the related Split-Loan Custodial Account pursuant to Section 3.06A(a)(ii)) and Advance Interest Amounts thereon, first, out of the principal portion of general collections on the Mortgage Loans and REO Properties, and second, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any election (in the party to be reimbursed’s sole discretion) to defer reimbursement thereof pursuant to Section 3.26 of this Agreement, out of other collections on the Mortgage Loans, Split-Loans and REO Properties and, (C) for Workout-Delayed Reimbursement Amounts and Advance Interest Amounts thereon, first, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to (B) above and second, upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that a Workout-Delayed Reimbursement Amount is a Nonrecoverable Advance, in the same manner as Nonrecoverable Advances may be reimbursed;
     (iii) Reserved;
     (iv) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Fee with respect to Mortgage Loans that are not part of a Split-Loan (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls), and Special Servicing Compensation (if any), respectively, in respect of the immediately preceding Interest Accrual Period, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) of this Agreement any interest or investment income earned on funds deposited in the Collection Account and, in the case of the Special Servicing Fee, from general collections; provided that with respect to each Split-Loan, such Special Servicing Fee with respect to the related Mortgage Loan shall first be reimbursed pursuant to Section 3.06A(a)(iv) of this Agreement and if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (iv);

     (v) in accordance with Section 2.03 of this Agreement, to reimburse the Trustee, the Certificate Administrator and/or the Special Servicer, on a pari passu basis out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed expense reasonably incurred by the Trustee, the Certificate Administrator or the Special Servicer in connection with the enforcement of the Mortgage Loan Seller’s obligations under Section 6 of the Mortgage Loan Purchase Agreement, together with interest thereon at the Advance Rate, but only to the extent that such expenses are not otherwise reimbursable;
     (vi) to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to Section 3.04(a) and Section 3.10(e) of this Agreement and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.17(h) of this Agreement (provided that with respect to each Split-Loan, such expenses shall first be reimbursed pursuant to Section 3.06A(vi) of this Agreement to the extent related to the applicable Split-Loan and if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (vi));
     (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee, the Certificate Administrator, the Special Servicer, the Operating Advisor or the Depositor, as applicable and on a pari passu basis, for unpaid Additional Trust Fund Expenses (other than Advance Interest Amounts), Certificate Administrator Fees (including that portion of the Certificate Administrator Fees that represents the unpaid Trustee Fees, which are payable to the Trustee), unpaid Servicing Fees (but only if the Mortgage Loan has been liquidated or a Final Recovery Determination has been made with respect thereto), unpaid Special Servicing Compensation, unpaid Operating Advisor Fees, unpaid Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fee is actually received from the related Mortgagor) and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a), Section 3.08(b), Section 3.10, Section 3.12(c), Section 3.16(a), Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b), Section 8.05(d) or Section 11.07 of this Agreement, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section, it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement (provided that with respect to each Split-Loan, such expenses shall first be reimbursed pursuant to Section 3.06A(vii) of this Agreement to the extent related to such Split-Loan and if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (vii));
     (viii) to transfer to the Certificate Administrator for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC under the circumstances and to the extent described in Section 4.05 of this Agreement;
     (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; or
     (x) to clear and terminate the Collection Account pursuant to Section 9.01 of this Agreement.
          If and to the extent that the Master Servicer has reimbursed itself pursuant to clauses (a)(ii), (a)(vi) or (a)(vii) above for an expense with respect to a Split-Loan that represents a Companion Loan’s allocable share of such cost or expense, the Master Servicer shall use efforts consistent with the Servicing Standard to collect such amounts from such Companion Loan Holder and deposit all such amounts collected from or on behalf of the Companion Loan Holder into the Collection Account.
          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii)-(x) above.
          The Master Servicer shall pay to each of the Special Servicer (or, in the case of an emergency, to third party contractors at the written direction of the Special Servicer), the Operating Advisor, the Trustee and the Certificate Administrator, as applicable, from the applicable Collection Account, amounts permitted to be paid thereto from such account promptly upon receipt on or prior to the related Determination Date of a written statement of an officer of the Special Servicer, an officer of the Operating Advisor or a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, describing the item and amount to which the Special Servicer (or, in the case of an emergency, such third party contractor), the Operating Advisor, the Trustee or the Certificate Administrator, as the case may be, is entitled (unless such payment to the Special Servicer, the Operating Advisor (other than with respect to any Operating Advisor Consulting Fee for which a written statement shall be required in any event), the Trustee or the Certificate Administrator, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to recalculate or investigate (absent manifest error) the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain a separate accounting for the purpose of justifying any request for withdrawal from each Collection Account, on a loan by loan basis.
          The Trustee, the Certificate Administrator, the Operating Advisor, the Depositor, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Certificate Administrator Fees (including that portion of the Certificate Administrator Fee that represents the Trustee Fee, which is payable to the Trustee), Special Servicing Compensation, Advances, Advance Interest Amounts, Operating Advisor Fees, Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees are actually received from the related Mortgagor(s)) and their respective expenses hereunder (including without limitation Additional

Trust Fund Expenses) to the extent such fees, expenses and indemnity amounts are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Master Servicer or the Special Servicer, as applicable).
          (b) The Certificate Administrator shall, upon receipt, deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account any and all amounts received by the Certificate Administrator in accordance with Section 3.06(a)(i) of this Agreement. If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred to in the foregoing clause (i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including, without limitation, Section 3.06(a)(i) of this Agreement), then the Certificate Administrator shall, to the extent that a Responsible Officer of the Certificate Administrator has such knowledge, provide notice of such failure to the Master Servicer by electronic mail sent to [__@_.com] as soon as possible, but in any event before 5:00 p.m., New York City time, on such day; provided, however, that the Master Servicer shall pay the Certificate Administrator interest on such late payment at the prime rate until such late payment is received by the Certificate Administrator.
          Section 3.06A. Permitted Withdrawals from Split-Loan Custodial Accounts.
          (a) The Master Servicer may make withdrawals from a Split-Loan Custodial Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):
     (i) to remit prior to making the required remittance from the Collection Account to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date (1) to the Master Servicer for deposit in the Collection Account all amounts on deposit in such Split-Loan Custodial Account payable to the Trust pursuant to the related Intercreditor Agreement and (2) to the related Companion Loan Holder all amounts on deposit in such Split-Loan Custodial Account payable to such Companion Loan Holder pursuant to such Intercreditor Agreement;
     (ii) to pay or reimburse the Master Servicer, the Special Servicer, the Trustee and the related master servicer or trustee under an Other Securitization in respect of the related Companion Loan, (A) for Advances made by the Master Servicer, the Special Servicer or the Trustee with respect to such Split-Loan (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts) or, with respect to the related Companion Loan, principal and interest advances made by the related master servicer or trustee under an Other Securitization, the Master Servicer’s right to reimburse any such Person pursuant to this clause (ii)(A) being limited to late collections received in respect of such Split-Loan of the particular item which was the subject of the related Advance (or, with respect to the related Companion Loan, principal and interest advances made by the related master servicer or trustee under an Other Securitization), Penalty Charges, Insurance Proceeds and Liquidation Proceeds on or in respect of the particular Split-Loan or REO Property with respect to which such Advance was made, if applicable; provided, (x) prior to the time any Advance with respect to the Split-Loan is reimbursed, Advance Interest Amounts may be reimbursed solely from Penalty Charges collected on the related Split-Loan, and (y) at the time any Advance (other than Workout-Delayed Reimbursement Amounts) is reimbursed, Advance Interest Amounts on such reimbursed Advance shall be payable in the following order: first, from Penalty Charges collected on the related Split-Loan, second, to the extent such Penalty Charges are insufficient, then from general collections on deposit in the related Split-Loan Custodial Account, and third, to the extent such general collections on deposit in the related Split-Loan Custodial Account are insufficient, then from general collection on deposit in the Collection Account and (B) for Advances and any related Advance Interest Amounts (or portion thereof) that have been deemed to be Nonrecoverable Advances or are not recovered from such recoveries in respect of the related Split-Loan or REO Property after a Final Recovery Determination, (x) with respect to any Property Advance made in respect of the related Split-Loan, first, out of all amounts on deposit in the related Split-Loan Custodial Account, and second, in accordance with the allocations set forth in Section 3.06(a)(ii)(B) and (y) with respect to any P&I Advance made in respect of the related Split-Loan, first, only out of amounts on deposit in the related Split-Loan Custodial Account allocable to the related Mortgage Loan (and not from amounts allocable to the related Companion Loan), and second, in accordance with the allocations set forth in Section 3.06(a)(ii)(B). If the Companion Loan related to any Split-Loan is included in an Other Securitization, then, to the extent the Master Servicer, Special Servicer or Trustee has been reimbursed for any Property Advance made in connection with the related Split-Loan from general collections in the Collection Account, then the related Intercreditor Agreement shall require the Companion Loan Holder to reimburse the Trust for such Companion Loan’s pro rata share of such Property Advance;
     (iii) Reserved;
     (iv) to pay on or before each Master Servicer Remittance Date (1) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee with respect to a Split-Loan (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls), in respect of the immediately preceding Interest Accrual Period, to be paid from interest received on the related Mortgage Loan and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the related Split-Loan Custodial Account and (2) any Special Servicing Compensation payable with respect to the related Split-Loan;
     (v) Reserved;
     (vi) to pay for costs and expenses incurred by the Trust Fund solely with respect to the related Split-Loan and related REO Property pursuant to Section 3.10(e) and to pay Liquidation Expenses out of Liquidation Proceeds pursuant to Section 3.17(h);

     (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06A, to reimburse or pay the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer or the Depositor, as applicable, for unpaid Additional Trust Fund Expenses, Servicing Fees, unpaid Special Servicing Compensation, unpaid Operating Advisor Fees, unpaid Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fee is actually received from the related Mortgagor) and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a), Section 3.08(b), Section 3.10, Section 3.12(c), Section 3.16(a), Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b), Section 8.05(d) or Section 11.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section and to the extent related to a Split-Loan and not related to amounts which are solely expenses of the Trust Fund (such as expenses related to administration of the Trust Fund or REMIC taxes, penalties or interest or preservation of the REMIC status of the Trust Fund), it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;
     (viii) Reserved;
     (ix) to withdraw any amount deposited into the related Split-Loan Custodial Account that was not required to be deposited therein; or
     (x) to clear and terminate the related Split-Loan Custodial Account pursuant to Section 9.01 of this Agreement.
          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan and Companion Loan by Companion Loan basis, for the purpose of justifying any withdrawal from the related Split-Loan Custodial Account pursuant to subclauses (ii)-(x) above.
          The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Depositor, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, from the related Split-Loan Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer or a Responsible Officer of the Trustee, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor) or the Trustee, as the case may be, is entitled (unless such payment to the Special Servicer or the Trustee, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Split-Loan Custodial Account, on a loan by loan basis.

          The Trustee, the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the related Split-Loan Custodial Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Special Servicing Compensation, Advances, Advance Interest Amounts and their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the related Split-Loan Custodial Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable).
          The Master Servicer shall remit (1) for deposit in the Collection Account all amounts on deposit in the related Split-Loan Custodial Account payable to the Trust pursuant to the related Intercreditor Agreement and (2) to the related Companion Loan Holder all amounts on deposit in the related Split-Loan Custodial Account payable to the related Companion Loan Holder pursuant to the related Intercreditor Agreement, in each case, prior to the required remittance from the Collection Account to the Certificate Administrator for deposit into the Lower-Tier Distribution Account on each Master Servicer Remittance Date.
          Notwithstanding anything to the contrary contained herein with respect to each Due Date and the related Split-Loan, within one (1) Business Day of receipt from the related Mortgagor (or such later time as set forth in the applicable Intercreditor Agreement), or, from and after a Companion Loan is deposited into an Other Securitization, on the Business Day before the “servicer remittance date,” as such term or a similar term is defined in the pooling and servicing agreement relating to such Other Securitization (as long as such date is at least one Business Day after receipt), the Master Servicer shall remit, from amounts on deposit in the applicable Split-Loan Custodial Account in accordance with Section 3.06A(a), to the applicable Companion Loan Holder by wire transfer in immediately available funds to the account of such Companion Loan Holder or an agent therefor appearing on the Companion Loan Holder’s register on the related date such amounts as are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first-class mail to the address of such Companion Loan Holder or its agent appearing on the Companion Loan Holder’s register) the portion of the applicable amounts on deposit in the related Split-Loan Custodial Account allocable to the related Companion Loan Holder.
          Notwithstanding anything to the contrary contained herein, with respect to each Companion Loan, the Master Servicer shall withdraw from the related Split-Loan Custodial Account and remit to the related Companion Loan Holders, within one Business Day of receipt thereof, any amounts that represent late collections or principal prepayments on such Companion Loan or any successor REO Mortgage Loan with respect thereto, that are received by the Master Servicer subsequent to 3:00 p.m. (New York City time) on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Intercreditor Agreement or this Agreement), unless such amount would otherwise be included in the monthly remittance to the holder of such Companion Loan for such month.

          Section 3.07 Investment of Funds in the Collection Account, the Excess Interest Distribution Account, the Distribution Accounts, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve Account and Other Accounts.
          (a) The Master Servicer, or with respect to any REO Account, the Special Servicer, or, with respect to the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account and the Interest Reserve Account (the foregoing accounts, the “Certificate Administrator Accounts”), the Certificate Administrator, may direct any depository institution maintaining the Collection Account, any Mortgagor Accounts (subject to the second succeeding sentence), the Certificate Administrator Accounts and the REO Accounts (each of the Collection Account, any REO Account, each Mortgagor Account and any Certificate Administrator Account, for purposes of this Section 3.07, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided that any amounts invested by the Certificate Administrator in Permitted Investments managed or advised by the Certificate Administrator or its Affiliates shall mature on or prior to the Distribution Date in time to be available to make timely distributions to Certificateholders. Any direction by the Master Servicer or the Special Servicer to invest funds on deposit in an Investment Account shall be in writing. In the case of any Reserve Account, Escrow Account or Lock-Box Account (the “Mortgagor Accounts”), the Master Servicer shall act upon the written request of the related Mortgagor or Manager to the extent the Master Servicer is required to do so under the terms of the respective Loan Documents, provided that in the absence of appropriate written instructions from the related Mortgagor or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Certificate Administrator (on behalf of the Trustee) or in the name of a nominee of the Certificate Administrator. The Certificate Administrator shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer (or the Special Servicer, with respect to any REO Accounts) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Certificate Administrator or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Certificate Administrator or its nominee. The Certificate Administrator shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment direction of the Certificate Administrator, the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Special Servicer shall have no responsibility or liability with respect to the investment direction of the Certificate Administrator, the Master Servicer, any Mortgagor or any Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the

Master Servicer (or the Special Servicer in the case of REO Accounts, or the Certificate Administrator, in the case of the Certificate Administrator Accounts), shall: (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer in the case of REO Accounts or the Certificate Administrator, in the case of the Certificate Administrator Accounts) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.
          (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer, except with respect to the investment of funds deposited in (i) any Mortgagor Account to the extent required under the related Loan Documents or applicable law to be for the benefit of the related Mortgagor, (ii) any REO Account, which shall be for the benefit of the Special Servicer or (iii) the Certificate Administrator Accounts, which shall be for the benefit of the Certificate Administrator, and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.16(b) of this Agreement, as applicable. The Master Servicer (or with respect to any REO Account, the Special Servicer and with respect to the Certificate Administrator Accounts, the Certificate Administrator) shall deposit from its own funds into any applicable Investment Account, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss (except with respect to losses incurred as a result of the related Mortgagor or Manager exercising its power under the related Loan Documents to direct such investment in such Mortgagor Account); provided, however, that the Certificate Administrator, Master Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Mortgagor Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Mortgagor under the terms of the related Loan Documents or applicable law. Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Certificate Administrator (in their respective capacities as Master Servicer, Special Servicer and Certificate Administrator, respectively) shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company (a) satisfied the qualifications set forth in the definition of “Eligible Account” both at the time such investment was made and as of a date not more than thirty (30) days prior to the date of such loss and (b) is not the Person that made the relevant investment.
          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. If the Trustee does not take any such action, the Master Servicer may, but is not obligated to, take such action at its own cost and expense.
          Section 3.08 Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.
          (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by the related Loan Documents (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates), (i) fire and hazard insurance (and windstorm insurance, if applicable) with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (a) one hundred percent (100%) of the then “full replacement cost” of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (b) the outstanding principal balance of the related Mortgage Loan and any related Companion Loan(s) or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance provisions and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a “replacement cost” rider, (ii) insurance providing coverage against 18 months (or such longer period or with such extended period endorsement as provided in the related Loan Documents) of rent interruptions and (iii) such other insurance as is required in the related Loan Documents. Subject to Section 3.16 of this Agreement, the Special Servicer, in accordance with the Servicing Standard and to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard and with the consent of the Controlling Class Representative during any Subordinate Control Period) shall cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Loan Documents, provided that the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that to the extent the Loan Documents require the related Mortgagor to maintain insurance with an insurer rated better than as indicated in the definition of “Qualified Insurer” the Master Servicer may, without a No Downgrade Confirmation or the approval of the Special Servicer, to the extent consistent with the Servicing Standard, permit the related Mortgagor to maintain insurance with an insurer that does not meet the requirements of the Loan Documents so long as the related Mortgagor maintains insurance with an insurer rated at least as indicated in the definition of “Qualified Insurer”). All insurance for an REO Property shall be from a Qualified Insurer, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating who is offering such insurance at commercially reasonable rates. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Loan

Documents) shall be deposited into the Collection Account pursuant to Section 3.05 of this Agreement or the related Split-Loan Custodial Account pursuant to Section 3.05A of this Agreement, as applicable, subject to withdrawal pursuant to Sections 3.05, 3.05A, 3.06 or 3.06A of this Agreement. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by the related Loan Documents, and if the related Mortgagor does not so maintain, shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances, for so long as such insurance continues to be available at commercially reasonable rates and the Trustee has an insurable interest in such Mortgage Loan) and maintain flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and any related Companion Loan and (ii) the maximum amount of such insurance required by the terms of the related Loan Documents and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If a Mortgaged Property (other than an REO Property) is related to a Mortgage Loan or a Split-Loan pursuant to which earthquake insurance is required to be maintained pursuant to the terms of the related Loan Documents, the Master Servicer shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, and if the related Mortgagor does not so maintain shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and for so long as such insurance continues to be available at commercially reasonable rates and the Trustee has an insurable interest in such Mortgage Loan) and maintain earthquake insurance in respect thereof, in the amount required by the related Loan Documents or, if not specified, in-place at origination. If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan or a Split-Loan with respect to which earthquake insurance would be appropriate in accordance with the Servicing Standard and such insurance is available at commercially reasonable rates, the Special Servicer shall obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance and/or earthquake insurance in respect thereof providing the same coverage as described in this Section 3.08(a). Out-of-pocket expenses incurred by the Master Servicer or Special Servicer in maintaining insurance policies pursuant to this Section 3.08 shall be advanced by the Master Servicer as a Property Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate. The Master Servicer (or the Special Servicer, with respect to REO Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders and the related Companion Loan Holder, claims under each related insurance policy maintained by it pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder. All insurance policies required to be maintained by the Master Servicer or Special Servicer hereunder shall name the Trustee or the Master Servicer or the Special Servicer, on behalf of the Trustee and the related Companion Loan Holder as the mortgagee, as loss payee, and shall be issued by Qualified Insurers, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating who is offering such insurance at commercially reasonable rates. Notwithstanding the foregoing: (A) the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property and the Special Servicer shall not be required to maintain any earthquake or environmental insurance policy on any REO Property, in each case unless such insurance is required to be maintained under the related Loan Documents and is available at commercially reasonable rates; provided, however, that neither the Master Servicer nor the Special Servicer shall have any obligation to maintain such earthquake or environmental insurance policy required under the related Loan Documents if the originator of the Mortgage Loan waived compliance with such insurance requirements (and if the Master Servicer does not cause the Mortgagor to maintain or does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the applicable Special Servicer shall have the right, but not the duty, to obtain, at the Trust’s expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates); (B) with respect to the Master Servicer’s obligation to cause the related Mortgagor to maintain such insurance, the Master Servicer shall have no obligation beyond using its efforts consistent with the Servicing Standard to cause any Mortgagor to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Loan Documents; and (C) in making determinations as to the availability of insurance at commercially reasonable rates or otherwise, the Master Servicer or the Special Servicer, as applicable, shall, to the extent consistent with the Servicing Standard, be entitled to rely, at its own expense, on insurance consultants in making such determination and any such determinations by the Master Servicer or the Special Servicer, as applicable, need not be made more frequently than annually but in any event shall be made at the approximate date on which the Master Servicer or the Special Servicer, as applicable, receives notice of the renewal, replacement or cancellation of coverage.
          Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all risk casualty insurance which does not contain any carve out for terrorist or similar acts, if, and only if, the Special Servicer has determined in accordance with the Servicing Standard that the failure to maintain such insurance is an Acceptable Insurance Default; provided that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.
          (b) (i) If the Master Servicer or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Mortgagor has not maintained insurance required by the related Loan Documents (other than any Mortgagor that is required under the related Loan Documents to maintain insurance with an insurer rated better than as indicated in the definition of “Qualified Insurer” that maintains insurance with an insurer rated at least as indicated in the definition of “Qualified Insurer” or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the REO Properties, as required under this Agreement, as the case may be, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a) of this Agreement. Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, if (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of
Section 3.08(a) of this Agreement, and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, the related Split-Loan Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the Split-Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or the Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer, respectively, agree to prepare and present, on behalf of itself, the Trustee and Certificateholder and the related Companion Loan Holder, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.
     (ii) If the Master Servicer causes any Mortgaged Property (other than any REO Property) or the Special Servicer causes any REO Property to be covered by a master force placed insurance policy and such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) of this Agreement, then the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a) of this Agreement. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, if (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, the related Split-Loan Custodial Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan and/or the Companion Loan(s) related thereto, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.
     (iii) In either case, if the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such “force-placed” insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby)

shall be paid as a Property Advance. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an insurance policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Property Advance.
          (c) The Master Servicer and the Special Servicer shall each maintain a fidelity bond in such form and amounts as are consistent with the Servicing Standard. The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable. In addition, the Master Servicer and the Special Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans and the Split-Loans hereunder in such form and amounts as are consistent with the Servicing Standard. Notwithstanding the foregoing, so long as the long-term unsecured debt rating of the Master Servicer (or its corporate parent) or the Special Servicer (or its corporate parent) is not in any event less than “A” as rated by Fitch and “A3” as rated by Moody’s, respectively, the Master Servicer or the Special Servicer may self-insure for the fidelity bond and errors and omissions coverage otherwise required above. The Master Servicer shall cause each and every sub-servicer for it to maintain or cause to be maintained by an agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer to comply with the foregoing. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.
          Section 3.09 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions.
          (a) Upon receipt of any request of a waiver in respect of a due-on-sale or due-on encumbrance provision (which shall include, without limitation, any mezzanine financing of the Mortgagor or the Mortgaged Property), the Special Servicer (and not the Master Servicer) shall promptly analyze such waiver to determine, in a manner consistent with the Servicing Standard (including the preparation of written materials in connection with such analysis), whether to grant such a waiver and shall close the related transaction, subject to the consent rights (if any) of the Controlling Class Representative as provided in this Section 3.09(a) and as otherwise provided in this Agreement and any related Intercreditor Agreement, and subject to Section 3.09(b), Section 3.21, Section 3.24 and Section 3.25; provided, however, that the Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in (i) the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Certificate is outstanding or (ii) create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless following its receipt of a request of a waiver in respect of a due-on-sale or due-on-encumbrance provision the Special Servicer has determined, consistent with the Servicing Standard, that the waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Service has made any such determination the Special Servicer shall deliver to the Trustee, the Certificate Administrator, each other party hereto and, subject to Section 11.14 of this Agreement, each of the Rating Agencies an Officer’s Certificate setting forth the basis for such determination; provided that, with respect to all Mortgage Loans, the Special Servicer shall, prior to taking such an action, obtain the written consent of the Controlling Class Representative (during a Subordinate Control Period), which consent shall be deemed given 10 Business Days after receipt (unless earlier objected to) by the Controlling Class Representative, of the written recommendation of the Special Servicer for such action and any additional information the Controlling Class Representative may reasonably request for the analysis of such request, which recommendation and information may be delivered in an electronic format reasonably acceptable to the Controlling Class Representative and the Special Servicer, as applicable. In addition, the Special Servicer may not waive any “due-on-encumbrance” or “due-on-sale” provision unless (i) the Special Servicer, shall have received prior written No Downgrade Confirmation with respect to such action or (ii) the related Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $35,000,000 and (C) is not one of the 10 largest Mortgage Loans in the Mortgage Pool based on principal balance; provided that no such No Downgrade Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000. If a No Downgrade Confirmation is not required hereunder pursuant to clause (ii) above, a written notice shall be given to each Rating Agency prior to consummation of the transaction. With respect to any Split-Loan, no waiver of a due-on-sale or due-on-encumbrance provision shall be effective unless the Special Servicer first consults with the Companion Loan Holder if and to the extent required under the related Intercreditor Agreement.
          If the Master Servicer receives a request for a waiver of a due-on-sale or due-on-encumbrance provision or consent to a transfer and assumption of any Mortgage Loan, the Master Servicer shall promptly notify the Special Servicer of such request and deliver to the Special Servicer all documents and records (or copies thereof) in the Master Servicer’s possession regarding the proposed waiver or consent and such other documents in the Master Servicer’s possession (or copies thereof) regarding the related Mortgage Loan as the Special Servicer shall reasonably require in order to consider the request.
          With respect to any transfer or assumption or any further encumbrance of a Mortgaged Property or Mortgagor permitted under the related Loan Documents upon satisfaction of certain conditions, the Special Servicer shall determine whether such conditions have been satisfied.
          The Special Servicer shall notify the Trustee, the Certificate Administrator, the Operating Advisor and subject to Section 11.14 of this Agreement, each Rating Agency and, with respect to the Split-Loan, the Companion Loan Holder(s) of any assumption or substitution agreement executed pursuant to this Section 3.09(a) and shall forward thereto a copy of such agreement.

          In connection with any request for a No Downgrade Confirmation from a Rating Agency pursuant to this Section 3.09(a), the Special Servicer shall deliver a Review Package to such Rating Agency in accordance with Section 11.14 of this Agreement.
          Further, subject to the terms of the related Loan Documents and applicable law, the Special Servicer shall use reasonable efforts to ensure that all costs in connection with any assumption, including any arising from seeking a No Downgrade Confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor, the Special Servicer shall use reasonable efforts to ensure that all costs in connection with any encumbrance, including any arising from seeking a No Downgrade Confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor after the use of such efforts, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Property Advance (or as an Additional Trust Fund Expense if such Property Advance would be a Nonrecoverable Advance).
          To the extent permitted by the applicable Loan Documents and applicable law, the Special Servicer may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (a); provided that any such fee shall be applied in accordance with the provisions of Section 3.12 of this Agreement.
          (b) Nothing in this Section 3.09 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.
          (c) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) of this Agreement shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.24 of this Agreement.
          (d) With respect to any Mortgage Loan or Split-Loan which permits release of Mortgaged Properties through defeasance, and to the extent consistent with the terms of the related Loan Documents:
     (i) If such Mortgage Loan or Split-Loan requires that the Master Servicer on behalf of the Trustee purchase the required “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), the Master Servicer, an accommodation Mortgagor pursuant to clause (v) below or the Mortgagor shall, at the Mortgagor’s expense (to the extent consistent with the Loan Documents), purchase such obligations in accordance with the terms of such Mortgage Loan or Split-Loan and deliver to the Master Servicer, in the case of the Mortgagor, or in the case of the Master Servicer, hold the same on behalf of the Trust Fund and, if applicable, the Companion Loan Holder; provided that, subject to the related Loan Documents, the Master Servicer shall not accept the amounts paid by the related Mortgagor to effect defeasance until acceptable “government securities” within the meaning of Section 2(a)(16) of the

Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) have been identified, in each case which are acceptable as defeasance collateral under the then most recently published current guidelines of the Rating Agencies.
     (ii) The Master Servicer shall require, to the extent the Loan Documents grant the mortgagee discretion to so require, delivery of an Opinion of Counsel (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8(ii)), and the assignment thereof is valid and enforceable; such Opinion of Counsel, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Master Servicer.
     (iii) The Master Servicer shall obtain, to the extent the Loan Documents grant the mortgagee discretion to so obtain, a certificate (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) from an Independent certified public accountant certifying that the “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8(ii)), comply with the requirements of the related Loan Documents.
     (iv) To the extent consistent with the related Loan Documents, prior to permitting release of any Mortgaged Properties through defeasance, the Master Servicer shall (at the Mortgagor’s expense) obtain a No Downgrade Confirmation (if such confirmation is required pursuant to the then most recently published guidelines of the applicable Rating Agency).
     (v) If the Mortgage Loan or Split-Loan permits the related Mortgagor or the lender or its designee to cause an accommodation Mortgagor to assume such defeased obligations, the Master Servicer shall, or shall cause the Mortgagor to, establish at the Mortgagor’s cost and expense (and shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to consent to such assumption) a special purpose bankruptcy remote entity to assume such obligations, as to which the Trustee and the Certificate Administrator has received a No Downgrade Confirmation (if such confirmation is required pursuant to the then most recently published guidelines of the applicable Rating Agency).
     (vi) To the extent consistent with the related Loan Documents, the Master Servicer shall require the related Mortgagor to pay all costs and expenses incurred in connection with the defeasance of the related Mortgage Loans or Split-Loan. If that the Mortgagor is not required to pay any such costs and expenses under the terms of the Loan Documents, such costs and expenses shall be Additional Trust Fund Expenses.

     (vii) In no event shall the Master Servicer have liability to any party hereto or beneficiary hereof for obtaining a No Downgrade Confirmation (or conditioning approval of defeasance on the delivery of a No Downgrade Confirmation) or for imposing conditions to approval of a defeasance on the satisfaction of conditions that are consistent with the Servicing Standard but are not required under Rating Agency guidelines; provided that this shall not protect the Master Servicer from any liability that may be imposed as a result of the violation of applicable law or the Loan Documents.
     (viii) If such Mortgage Loan or Split-Loan requires defeasance collateral that is “AAA” rated, such ratings requirement shall be deemed satisfied as long as the proposed defeasance collateral (a) is rated “AAA” (or the equivalent thereof) by any NRSRO and (b) otherwise satisfies the requirements of defeasance collateral under the related Loan Documents.
          (e) Notwithstanding anything herein to the contrary, the Master Servicer shall process, approve and close, without the consent of the Special Servicer, any Controlling Class Certificateholder, or the Controlling Class Representative or, if such Mortgage Loan has a Stated Principal Balance of less than $35,000,000, without obtaining a No Downgrade Confirmation from any Rating Agency, all initial syndications of tenant-in-common interests, provided such syndications are specifically permitted by and in accordance with the related Loan Documents for any Mortgage Loan that is not a Specially Serviced Mortgage Loan. Upon completion of any such initial transfer, the Master Servicer shall promptly provide notice by electronic mail thereof to the Special Servicer, which notice shall also (i) advise the Special Servicer as to the total number of transfers with respect to such Mortgage Loan that such Master Servicer has approved and closed as of such date and the expiration date (if any) by which such transfer(s) must occur pursuant to the related Loan Documents, and (ii) advise the Special Servicer of when, with respect to any such Mortgage Loan such tenant-in-common syndication is complete. All transfers of a tenant-in-common interest subsequent to the initial syndication shall be processed, approved and closed solely by the Special Servicer. Any request for a modification to or extension of the final initial syndication date respecting any such tenant-in-common transfers or increase in the permitted number of tenant-in-common interests under the initial syndication shall be processed, approved and closed solely by the Special Servicer.
          Section 3.10 Appraisal Reductions; Realization Upon Defaulted Mortgage Loans.
          (a) As promptly as reasonably practicable after the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Certificate Administrator in writing) diligently and in good faith proceeding to obtain such Appraisal), the Special Servicer shall use reasonable efforts to obtain an updated Appraisal, the costs of which shall be a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) to be advanced by the Master Servicer; provided, that the Special Servicer shall not be required to obtain an updated Appraisal for any Mortgaged Property with respect to which there exists an Appraisal which is less than nine (9) months old unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. With respect to Mortgage Loans for which an Appraisal Reduction Event has occurred and still exists, the Special Servicer shall obtain annual letter updates to any updated Appraisal. Any Appraisal prepared in order to determine the Appraisal Reduction Amount allocated pursuant to Section 4.06 of this Agreement shall be delivered by the Special Servicer, upon request, to any applicable Companion Loan Holder.
          The Certificate Principal Amount of each of the Certificates shall be notionally reduced (solely for purposes of determining the identity of the Non-Reduced Certificates and the Controlling Class) as of any date of determination to the extent of the Appraisal Reduction Amount(s) allocated to such Class on the preceding Distribution Date. The aggregate Appraisal Reduction Amount for any Distribution Date shall be applied to notionally reduce the Certificate Principal Amounts of the Certificates in the following order of priority: first, to the Class NR Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-J Certificates, and, finally, pro rata to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates based on their respective Certificate Principal Amounts (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero). With respect to any Appraisal Reduction Amount calculated for the purposes of determining the Non-Reduced Certificates or the Controlling Class, the appraised value of the related Mortgaged Property shall be determined on an “as-is” basis and the Special Servicer shall promptly notify the Certificate Administrator of the determination of any such Appraisal Reduction Amount, and the Certificate Administrator shall promptly notify holders of each Control Eligible Certificates of the determination of any such Appraisal Reduction Amount. To the extent there is a change in any Appraisal Reduction, the allocations described above shall be recalculated.
          In the case of any Split-Loan, any Appraisal Reduction Amounts with respect to any Companion Loan(s) that is pari passu in right of payment to the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement shall be allocated pro rata as between such Companion Loan(s) and the related Mortgage Loan to notionally reduce the outstanding principal balance of such Split-Loan pursuant to and in accordance with the terms of the related Intercreditor Agreement.
          The Holders of the majority of any Class of Certificates that is or would be determined to no longer be the Controlling Class (such Class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class shall have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination and, at their sole expense, obtain a second Appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such Holders, the “Requesting Holders”). The Requesting Holders shall cause the Appraisal to be prepared on an “as-is” basis by an MAI appraiser. The Requesting Holders shall provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount determination within ten (10) Business Days of receipt of notice of the determination of such Appraisal Reduction Amount.
          An Appraised-Out Class shall be entitled to continue to exercise the rights of the Controlling Class until ten (10) Business Days following receipt of notice of the determination of an Appraisal Reduction Amount, unless the Requesting Holders provide notice of their intent to challenge the Appraisal Reduction within such ten (10) Business Day period pursuant to the immediately preceding paragraph. If the Requesting Holders do so provide notice of their intent to challenge the Appraisal Reduction, then the Appraised-Out Class shall be entitled to continue to exercise the rights of the Controlling Class until the earlier of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period and (ii) the determination by the Special Servicer described below that a recalculation of the Appraisal Reduction Amount is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class shall be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.
          The Holders of the majority of any Appraised-Out Class shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred, and the Special Servicer shall use its reasonable best efforts to ensure that such Appraisal is delivered within 120 days from receipt of such Holders’ written request and shall ensure that such Appraisal is prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the Special Servicer; provided that the Special Servicer shall not be required to obtain an Appraisal if the Special Servicer determines in accordance with the Servicing Standard that no events at the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on such Appraised Value of the Mortgaged Property or Mortgaged Properties.
          Upon receipt of an Appraisal provided by, or requested by, Holders of an Appraised-Out Class pursuant to this Section, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional Appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, shall recalculate such Appraisal Reduction Amount based upon such additional Appraisal. If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class. If an Appraised-Out Class shall be reinstated as the Controlling Class pursuant to this paragraph, the Special Servicer shall promptly notify the Master Servicer of the identity of the Controlling Class after such reinstatement.
          Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class shall be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or this Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class. The Special Servicer shall provide the Master Servicer with copies of any such additional Appraisals.
          If a Mortgage Loan is or becomes a Specially Serviced Mortgage Loan at the time of, or subsequent to, the determination of an Appraisal Reduction Amount that results in the Controlling Class becoming an Appraised-Out Class, and then becomes a Corrected Mortgage Loan and subsequently, such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, then the Appraised-Out Class shall again have the right to obtain an appraisal of such Specially Serviced Mortgage Loan as though it had not previously exercised such right.

          (b) In connection with any foreclosure, enforcement of the Loan Documents or other acquisition, the Master Servicer in accordance with Section 3.20 of this Agreement shall pay the out-of-pocket costs and expenses in any such proceedings as a Property Advance unless the Master Servicer or Special Servicer determines, in its good faith judgment exercised in accordance with the Servicing Standard, that such Advance would constitute a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account). The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(a)(ii) of this Agreement.
          Subject to Section 3.21 of this Agreement, if the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Trustee, the Certificate Administrator, any Companion Loan Holder (with respect to any Split-Loan) and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative.
          Notwithstanding the foregoing, with respect to the requirement to obtain Appraisals and the calculation of Appraisal Reduction Amounts with respect to any Split-Loan or any related REO Property, and with respect to the rights of the related Companion Loan Holder in connection therewith, the foregoing is subject to the terms and conditions set forth in the related Intercreditor Agreement.
     (i) If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee (which shall not include the Master Servicer but may be a single member limited liability company or limited partnership owned by the Trust and managed by the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and on behalf of the holders of the Certificates and, if applicable, and the related Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Split-Loan, the related Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Mortgage Loan held in the Trust Fund and any related Companion Loan shall (except for purposes of Section 9.01) be considered to be an REO Companion Loan held for the benefit of the related Companion Loan Holder, in each case, until such time as the related REO Property shall be sold by the Trust Fund and, in each case, shall be reduced only by collections net of expenses.
          (c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

     (i) such personal property is (in the good faith judgment of the Special Servicer) incident to real property (within the meaning of Code Section 856(e)(1)) so acquired by the Special Servicer for the benefit of the Trust Fund; or
     (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Certificate is outstanding.
          (d) Notwithstanding any provision to the contrary in this Agreement, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trust Fund or, if applicable, a Companion Loan Holder, obtain title to any direct or indirect partnership or membership interest or other equity interest in any Mortgagor pledged pursuant to any pledge agreement, unless the Master Servicer or the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership or membership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Certificate is outstanding.
          (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, or, if applicable, a Companion Loan Holder, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership or membership interest in any Mortgagor pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Custodian, the Trustee, or the Trust Fund or the Certificateholders or, if applicable, a Companion Loan Holder, would be considered to hold title to, or be a mortgagee-in-possession of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:
     (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund and, if applicable, any related Companion Loan Holder(s), in accordance with the Servicing Standard, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith; and
     (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation,

testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund and, if applicable, any related Companion Loan Holder(s), in accordance with the Servicing Standard, to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and, if applicable, the related Companion Loan Holders in accordance with the Servicing Standard. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.
          If the Special Servicer seeks to obtain title to a Mortgaged Property on behalf of the Trust Fund and, if applicable, the related Companion Loan Holder(s), the Special Servicer may, in its discretion, establish a single member limited liability company or limited partnership, 100% of the equity interests in which are owned, directly or indirectly, through one or more single member limited liability companies or such limited partnerships by the Trust, to hold title to such Mortgaged Property or to hold a Defaulted Mortgage Loan.
          (f) The environmental assessment contemplated by Section 3.10(e) of this Agreement shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard and, if applicable, any secured creditor impaired property policy issued on or prior to the Closing Date with respect to any Mortgage Loan (including that the environmental assessment identify any potential pollution conditions (as defined in the environmental insurance policy) with respect to the related Mortgaged Property); provided that no assessment contemplated by Section 3.10(e) of this Agreement shall be required if an environmental assessment has been conducted within six months of the date the Trust acquired title to the Mortgaged Property. The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer or the Special Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account (or in the case of a Split-Loan, the related Split-Loan Custodial Account)). The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06 of this Agreement. Copies of any environmental assessment prepared pursuant to Section 3.10(e) of this Agreement shall be provided to the Certificateholder of any Regular Certificates and, if applicable, the related Companion Loan Holder(s) upon written request to the Special Servicer.

          (g) If the Special Servicer determines pursuant to Section 3.10(e)(i) of this Agreement that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund and, if applicable, the related Companion Loan Holder(s), in accordance with the Servicing Standard, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) of this Agreement that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund and, if applicable, the related Companion Loan Holder(s), in accordance with the Servicing Standard, to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and, if applicable, the related Companion Loan Holder(s) in accordance with the Servicing Standard. The Master Servicer shall pay the cost of any such compliance, containment, clean-up or remediation from the Collection Account.
          (h) The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Companion Loan which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer. Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee, the Certificate Administrator and, if affected, to the related Companion Loan Holder(s).
          Section 3.11 Trustee and Certificate Administrator to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or Split-Loan or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall immediately notify the Trustee, the Certificate Administrator or the Custodian (and, if affected, the related Companion Loan Holder(s)) by delivery of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 of this Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.
          From time to time upon request of the Master Servicer or Special Servicer and delivery to the Custodian of a Request for Release, the Certificate Administrator shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan or Split-Loan into an REO Property, receipt by the Trustee and the Certificate Administrator of a certificate of a Servicing Officer stating that such Mortgage Loan or Split-Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan or Split-Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.
          Within three (3) Business Days, after receipt of written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee’s sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Loan or Split-Loan, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Loan Documents or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other security agreement, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.
          Section 3.12 Servicing Fees, Certificate Administrator Fees and Special Servicing Compensation.
          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled, with respect to each Mortgage Loan and REO Mortgage Loan and each Companion Loan and REO Companion Loan that is included as part of a Split-Loan and each Collection Period, to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of a Split-Loan or portion thereof, the related Split-Loan Custodial Account as set forth in Section 3.06(a)(iv) and Section 3.06(a)(vii) and/or Section 3.06A of this Agreement, as applicable. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, (i) 100% of any Modification Fees with respect to a modification, waiver, extension or amendment of a non-Specially Serviced Mortgage Loan agreed to by the Master Servicer pursuant to Section 3.24(g) of this Agreement that did not require the approval of the Special Servicer, (ii) 50% of any Modification Fees with respect to a modification, waiver, extension or amendment of a non-Specially Serviced Mortgage Loan agreed to by the Special Servicer pursuant to Section 3.24 of this Agreement, (iii) 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Mortgage Loan or a Split-Loan as contemplated under Section 3.09 of this Agreement, (iv) 50% of any Assumption Fees with respect to a non-Specially Serviced Mortgage Loan, (v) Penalty Charges paid by the Mortgagors with respect to all Mortgage Loans and Split-Loans other than Penalty Charges accrued during the period they are Specially Serviced Mortgage Loans, but only to the extent such Penalty Charges on each such Mortgage Loan exceed all accrued and unpaid or unreimbursed Advance Interest Amounts and any unpaid or unreimbursed Additional Trust Fund Expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) or Advance Interest Amounts or Additional Trust Fund Expenses paid from a source other than Penalty Charges from the Trust (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan, (vi) the aggregate Prepayment Interest Excess in the related month, but only to the extent such amount is not required to be included in any Compensating Interest Payment, in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to

Section 3.05 of this Agreement, (vii) 100% of Ancillary Fees (other than fees for insufficient or returned checks) with respect to non-Specially Serviced Mortgage Loans, (viii) 50% of any assumption application fees actually received from Mortgagors on non-Specially Serviced Mortgage Loans, (ix) 100% of Consent Fees with respect to a non-Specially Serviced Mortgage Loan with respect to actions taken by the Master Servicer pursuant to Section 3.24(g) of this Agreement, (x) 50% of any Consent Fees with respect to a non-Specially Serviced Mortgage Loan agreed to by the Special Servicer, (xi) 100% of fees for insufficient or returned checks actually received from Mortgagors on all Mortgage Loans and (xii) 100% of any fees received in connection with syndications of tenant-in-common interest processed, approved or closed by the Master Servicer under Section 3.09(e); provided, however, that the Master Servicer shall not be entitled to apply or retain any amounts described in clauses (i) through (iv) above as additional compensation with respect to a specific Mortgage Loan if a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured (or has been waived in accordance with the terms of this Agreement) and all delinquent amounts required to have been paid by the Mortgagor, all Advance Interest Amounts and all Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) due with respect to such Mortgage Loan have been paid. The Master Servicer shall also be entitled pursuant to, and to the extent provided for in
Section 3.06(a)(iv), Section 3.06A and Section 3.07(b), to withdraw from the Collection Account and any applicable Split-Loan Custodial Account and to receive from any Mortgagor Accounts (to the extent not payable to the related Mortgagor under the related Loan Documents or applicable law) any interest or other income earned on deposits therein.
          The right of the Master Servicer to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement.
          Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it.
          The Master Servicer shall not be entitled to retain any portion of Excess Interest paid on any Mortgage Loan and shall use commercially reasonable efforts to collect Servicing Fees from each related Mortgagor if and to the extent the related Loan Documents require the related Mortgagor to pay such fees.
          (b) As compensation for its activities hereunder, on each Distribution Date the Certificate Administrator shall be entitled to the Certificate Administrator Fee (including that portion which is payable to the Trustee as the Trustee Fee with respect to each Mortgage Loan). Except as otherwise provided herein, the Certificate Administrator’s fee and the Trustee’s fee, as applicable, includes all routine expenses of the Trustee, the Certificate Registrar, the Paying Agent, the Certificate Administrator and the Authenticating Agent. Each of the Trustee’s and Certificate Administrator’s rights to the Certificate Administrator Fee (including that portion of the Certificate Administrator Fee that represents the Trustee Fee, which is payable to the Trustee) may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s or Certificate Administrator’s, as applicable, responsibilities and obligations under this Agreement.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan (including each Companion Loan that is included as part of a Split-Loan) and each Collection Period, to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of a Split-Loan or portion thereof, the related Split-Loan Custodial Account as set forth in Sections 3.06(a)(iv) and 3.06(a)(vii) and 3.06A. The Special Servicer’s rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation, (i) 50% of any Modification Fees with respect to a modification, waiver, extension or amendment of a non-Specially Serviced Mortgage Loan agreed to by the Special Servicer pursuant to Section 3.24 of this Agreement, (ii) 100% of any Modification Fees with respect to a modification, waiver, extension or amendment of a Specially Serviced Mortgage Loan agreed to by the Special Servicer pursuant to Section 3.24 of this Agreement, (iii) 100% of any Assumption Fees with respect to a Specially Serviced Mortgage Loan, (iv) 50% of any Assumption Fees with respect to a non-Specially Serviced Mortgage Loan, (v) 100% of Ancillary Fees (other than fees for insufficient or returned checks) and assumption application fees actually received from Mortgagors on Specially Serviced Mortgage Loans, (vi) 50% of assumption application fees with respect to non-Specially Serviced Mortgage Loans, (vii) 100% of Consent Fees with respect to a Specially Serviced Mortgage Loan, (viii) 50% of any Consent Fees with respect to a non-Specially Serviced Mortgage Loan agreed to by the Special Servicer, (ix) Penalty Charges paid by the Mortgagors with respect to all Mortgage Loans and Split-Loans accrued during the period they are Specially Serviced Mortgage Loans, but only to the extent such Penalty Charges on each such Mortgage Loan and Split-Loan exceed all accrued and unpaid or unreimbursed Advance Interest Amounts and any unpaid or unreimbursed Additional Trust Fund Expenses or Advance Interest Amounts or Additional Trust Fund Expenses paid from a source other than Penalty Charges from the Trust (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to such Mortgage Loan or Split-Loan, as applicable, (x) any interest or other income earned on deposits in the REO Accounts and (xi) 100% of any fees received in connection with syndications of tenant-in-common interest, processed, approved or closed by the Special Servicer under the last paragraph of 3.09(d).
          Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.
          The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan or Split-Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns: (1) it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or Split-Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except those Workout Fees will no longer be payable if any such Mortgage Loan or Split-Loan subsequently becomes a Specially Serviced Mortgage Loan; and (2) it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had resolved the circumstances and/or conditions causing such Mortgage Loan to be a Specially Serviced Mortgage Loan, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three (3) consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three (3) consecutive timely Monthly Payments. In either case, the successor special servicer will not be entitled to any portion of such Workout Fees. The Special Servicer shall also be entitled to additional servicing compensation in the form of a Liquidation Fee payable out of the Liquidation Proceeds prior to the deposit of the Net Liquidation Proceeds in the Collection Account or the related Split-Loan Custodial Account, as applicable. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds as set forth in the definition of “Liquidation Fee” herein. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to any specific collections or proceeds on any Mortgage Loan or Split-Loan. For purposes of the foregoing provisions of this Section 3.12(c), a termination and removal of the Special Servicer under Section 6.08 of this Agreement shall be deemed to constitute a termination without cause.
          The Special Servicer shall not be entitled to retain any portion of Excess Interest paid on any Mortgage Loan and shall use commercially reasonable efforts to collect Special Servicing Fees from each related Mortgagor if and to the extent the related Loan Documents require the related Mortgagor to pay such fees.
          (d) The Master Servicer, Special Servicer, the Certificate Administrator and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(vii) of this Agreement.
          (e) No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith judgment of the Master Servicer, Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans or Split-Loans, or (to the extent recovery is permitted from Split-Loan hereunder) from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.
          If the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee receives a request or inquiry from a Mortgagor, any Certificateholder or any other Person the response to which would, in the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Operating Advisor’s or the Trustee’s

commercially reasonable business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Mortgagor or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Operating Advisor’s or the Trustee’s expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, in its respective sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.
          Section 3.13 Compensating Interest Payments. The Master Servicer shall deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date (subject, in the case of any Split-Loan, to the distribution described in the last sentence of this paragraph), without any right of reimbursement therefor, a cash payment in amount equal to the lesser of (a) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans and any Companion Loans (other than (i) the Specially Serviced Mortgage Loans or (ii) any Mortgage Loan or Companion Loan for which the Special Servicer has waived a prepayment restriction), other than prepayments received in connection with the receipt of insurance proceeds or condemnation awards or a court order, for the related Distribution Date, and (b) the aggregate of (i) its Servicing Fee up to a maximum of 0.02% per annum for the related Distribution Date with respect to each Mortgage Loan and each Companion Loan for which such Servicing Fees are being paid in respect of the Collection Period and (ii) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the Mortgagor to deviate from the terms of the related Loan Documents regarding principal prepayments (other than with respect to (1) a Specially Serviced Mortgage Loan or (2) any Mortgage Loan or Companion Loan for which the Special Servicer has waived a prepayment restriction or in connection with the receipt of insurance proceeds or condemnation awards or a court order) then the amount in clause (b) of this sentence shall be replaced with the sum of (x) all Servicing Fees and Prepayment Interest Excesses payable to the Master Servicer with respect to the Mortgage Loans and each Companion Loan and any REO Mortgage Loans and any REO Companion Loans for the subject Collection Period, inclusive of any portion thereof payable to a third-party primary servicer and (y) any investment income earned on the related principal prepayment during such Collection Period while on deposit in the Master Servicer’s Collection Account. With respect to any Split-Loan, the Master Servicer shall deliver to the holder of the related Companion Loan a pro rata portion (based on the outstanding principal balance of the related Mortgage Loan and Companion Loan) of the Compensating Interest Payment made with respect to such Split-Loan.

          Section 3.14 Reserved.
          Section 3.15 Access to Certain Documentation. The Master Servicer and Special Servicer shall provide to the Trustee, the Certificate Administrator, the Controlling Class Representative (but only during a Subordinate Control Period or a Collective Consultation Period), the Operating Advisor (with respect to the Master Servicer only during a Collective Consultation Period or a Senior Consultation Period), the Underwriters, the Initial Purchasers, the Depositor, any Certificateholders and any Companion Loan Holders that are, in the case of any Certificateholder and any Companion Loan Holder, federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder or Companion Loan Holder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or Special Servicer (which access shall be limited, in the case of a Companion Loan Holder or any regulatory authority seeking such access in respect of a Companion Loan Holder, to records relating to the related Companion Loan). Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15.
          In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Companion Loan Holder or any regulatory authority that may exercise authority over a Certificateholder or Companion Loan Holder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder or Companion Loan Holder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available without charge under applicable law. In connection with providing Certificateholders, beneficial owners of Certificates or a Companion Loan Holder access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a Beneficial Owner of book entry Certificates or a Companion Loan Holder and will keep such information confidential.
          Upon the reasonable request of any Certifying Certificateholder, the Master Servicer may provide (or forward electronically) or make available (at the expense of such Certificateholder) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer.
          In addition, in connection with providing access to information pursuant to this Section 3.15, each of the Master Servicer and the Special Servicer may (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan or Companion Loan if the disclosure of such items would constitute a waiver of the attorney-client privilege.
          The Special Servicer shall, without charge, make a knowledgeable Servicing Officer available via telephone to verbally answer questions from the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period), the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period), on a monthly basis, during regular business hours at such time and for such duration as the Special Servicer, the Operating Advisor (during any Collective Consultation Period and any Senior Consultation Period) and, during a Subordinate Control Period or Collective Consultation Period, the Controlling Class Representative shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and/or related REO Properties for which the Special Servicer is responsible. In any event, the Operating Advisor and the Controlling Class Representative agree to identify for the Special Servicer in advance (but at least five (5) Business Days prior to the related monthly conference) the applicable Mortgage Loans (or Split-Loan) and/or REO Properties it intends to discuss. As a condition to such disclosure, the Controlling Class Representative shall execute a confidentiality agreement substantially in the form of Exhibit M-5 to this Agreement and an Investor Certification substantially in the form of Exhibit M-1 to this Agreement.
          During a Collective Consultation Period or Senior Consultation Period, if requested by the Operating Advisor in support of the performance of its obligations under this Agreement, the Special Servicer shall deliver to the Operating Advisor, in electronic format, such reports and other information produced or otherwise available to the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period) or Certificateholders.
          The Operating Advisor hereby agrees that it shall use the information provided to it by the Special Servicer solely for purposes of performing its duties as Operating Advisor under the Pooling and Servicing Agreement and shall not disclose such information to any other Person or entity unless such information has the benefit of a Confidentiality Exception; provided that such information may be disclosed to the auditors and regulators of the Operating Advisor.
          Section 3.16 Title and Management of REO Properties.
          (a) If title to any Mortgaged Property is acquired for the benefit of Certificateholders (or, with respect to a Split-Loan, for the benefit of the Certificateholders and the related Companion Loan Holder) (either by the Trust Fund or by a single member limited liability company or limited partnership, 100% of the equity interests in which are owned, directly or indirectly, by the Trust through one or more single member limited liability companies or limited partnerships established for that purpose) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of a nominee of the Trustee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund and any related Companion Loan Holder. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Lower-Tier REMIC acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Code Section 860G(a)(8), unless (i) the IRS grants (or does not deny) an extension of time (an “REO Extension”) to sell such REO Property or (ii) the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee receive an Opinion of Counsel, addressed to the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, to the effect that the holding by the Lower-Tier REMIC of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on “prohibited transactions” (as defined in Code Section 860F) of any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Lower-Tier Regular Interests or Regular Certificates are outstanding. If the Special Servicer is granted (or is not denied) the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its receiving the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 3.06(a) of this Agreement. The Special Servicer, on behalf of the Trust Fund, in accordance with the Servicing Standard and the terms of this Agreement and any applicable Intercreditor Agreement, shall dispose of any REO Property held by the Trust Fund (i) prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.17 of this Agreement and (ii) on the same terms and conditions as if it were the owner of such REO Property. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and, if applicable, the related Companion Loan Holder (in accordance with the Servicing Standard), solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any “income from non-permitted assets” within the meaning of Code Section 860F(a)(2)(B) or (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund.
          (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the Servicing Standard and the terms of this Agreement and any applicable Intercreditor Agreement, all on such terms and for such period as the Special Servicer deems to be in accordance with the Servicing Standard, and, in connection therewith, the Special Servicer shall only agree to the payment of management fees that are consistent with general market standards or to terms that are more favorable. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any “net income from foreclosure property,” within the meaning of Code
Section 860G(c), which is subject to tax under the REMIC Provisions only if it has determined,

and has so advised the Certificate Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders and, if applicable, the related Companion Loan Holder (in accordance with the Servicing Standard) than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an “REO Account”), each of which shall be an Eligible Account and shall be entitled “LNR Partners, LLC, as Special Servicer, in trust for Citibank, N.A., as Trustee, in trust for Holders of CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2 and the Companion Loan Holder REO Account.” The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b) of this Agreement. The Special Servicer shall deposit or cause to be deposited in the REO Account within one (1) Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds, which shall be remitted to the Collection Account), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:
     (i) all insurance premiums due and payable in respect of any REO Property;
     (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;
     (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property; and
     (iv) any taxes imposed on any Trust REMIC in respect of net income from foreclosure property in accordance with Section 4.05 of this Agreement.
          To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iv) above and the Special Servicer has provided written notice of such shortfall to the Master Servicer at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written notice sets forth the nature of the emergency or the basis of the urgency) prior to the date that such amounts are due, the Master Servicer shall Advance the amount of such shortfall unless the Master Servicer or Special Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account). If the Master Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance unless the Trustee or Special Servicer determines that such Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall use its commercially reasonable business judgment. The Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06 and/or, if applicable, Section 3.06A of this Agreement. The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account or for a Split-Loan, the related Split-Loan Custodial Account, on a monthly basis prior to the related Master Servicer Remittance Date the Net REO Proceeds received or collected from each REO Property during the related Prepayment Period, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. Notwithstanding the foregoing, the Special Servicer shall not:
     (i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;
     (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;
     (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan or Split-Loan became imminent, all within the meaning of Code
Section 856(e)(4)(B); or
     (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;
unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, the Certificate Administrator and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.
          The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund’s acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Certificate Administrator with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:
     (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

     (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;
     (iii) none of the provisions of this Section 3.16(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders and, if applicable, the related Companion Loan Holder with respect to the operation and management of any such REO Property; and
     (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.
          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.
          (c) When and as necessary, the Special Servicer shall send to the Trustee, the Certificate Administrator and the related Companion Loan Holder a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.16(a) and Section 3.16(b) of this Agreement.
          Section 3.17 Sale of Defaulted Mortgage Loans and REO Properties.
          (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan only (i) on the terms and subject to the conditions set forth in this Section 3.17, (ii) as otherwise expressly provided in or contemplated by Section 2.03 and Section 9.01 of this Agreement, or (iii) (A) in the case of a Mortgage Loan related to a Split-Loan in accordance with and subject to the provisions of the related Intercreditor Agreement and Section 3.27 of this Agreement and (B) in the case of a Mortgage Loan with a related mezzanine loan, in accordance with and subject to the provisions of the related intercreditor agreement.
          (b) For a period of 90 days following a Mortgage Loan or Split-Loan becoming a Defaulted Mortgage Loan (an “Exclusive Purchase Option Period”), the majority Certificateholder of the Controlling Class and the Special Servicer (and their assigns) shall have the exclusive option to purchase such Defaulted Mortgage Loan (in the case of a Defaulted Mortgage Loan that is a Split-Loan, only together with the related Pari Passu Companion Loan) at a price equal to the Par Option Purchase Price (a “Par Purchase Option”) (which option shall be exercisable by whichever party first provides written notice of its intent to exercise the option to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer or, if both parties provided notice to such parties on the same day, the Special Servicer). Any such party that exercises such Par Purchase Option shall be required to purchase the Defaulted Mortgage Loan within ten (10) Business Days of such exercise. Upon the expiration of such Exclusive Purchase Option Period, subject to Section 3.17(l) of this Agreement, (i) the Par Purchase Option will continue to be outstanding until the earlier to occur of (a) the Mortgage Loan or Split-Loan no longer being a Defaulted Mortgage Loan, or (b) sale of the Defaulted Mortgage Loan, and (ii) if the Special Servicer determines that attempting to sell the Defaulted Mortgage Loan is an appropriate action to take in accordance with the Servicing Standard, the Special Servicer shall use reasonable efforts to solicit or receive offers for the Defaulted Mortgage Loan (in the case of a Defaulted Mortgage Loan that is a Split-Loan, only together with the related Pari Passu Companion Loan) on behalf of the Certificateholders and any holder of a related Pari Passsu Companion Loan in such manner as will be reasonably likely to realize a fair price (which may include, but not be limited to, single or group loan sales through loan sale brokers and auction companies, including online auction services and receipt of unsolicited offers) and, subject to (x) the terms and conditions of this Section 3.17 and (y) the prior right of the Par Purchase Option, accept from any person the highest cash bid received in the solicitation process within the time frame set for such process by the Special Servicer that constitutes a fair price for the Defaulted Mortgage Loan. If the Special Servicer receives an unsolicited offer that it deems to be a fair price for the Defaulted Mortgage Loan, the Special Servicer will not be obligated to solicit other offers. During any Subordinate Control Period, any sale of a Defaulted Mortgage Loan for an amount less than the applicable Par Option Purchase Price shall be subject to the consent of the Controlling Class Representative. The Par Purchase Option will terminate upon the Trustee (or the Special Servicer on its behalf) entering into a binding purchase and sale agreement with the prospective purchaser of the related Defaulted Mortgage Loan; provided that the sale of such Defaulted Mortgage Loan is ultimately consummated under such agreement.
          (c) The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period) and the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period) not less than three (3) Business Days’ prior written notice of its intention to sell any Defaulted Mortgage Loan. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan pursuant hereto.
          (d) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan for purposes of Section 3.17(b) of this Agreement shall be determined (x) by the Special Servicer, if the highest bidder is a Person other than an Interested Person as evidenced by a certification from such bidder, and (y) by the Trustee, if the highest bidder is an Interested Person (except in the case of the exercise of a Par Purchase Option by an Interested Person); provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is equal to or greater than the Par Option Purchase Price or (ii) (a) it is the highest bid received and (b) at least two other bids are received from independent third parties (unless having solicited such bids, less than two other bids have been received). In all cases under this Agreement, in determining whether any offer received from an Interested Person represents a fair price for any Defaulted Mortgage Loan, the Trustee shall be supplied with and shall rely on, among other factors, (i) the bid amounts received, (ii) the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal, (iii) the conditions, costs, risks and expenses relating to selling a mortgage note rather than real property and (iv) the period and amount of any delinquency on the affected Mortgage Loan (or Split-Loan), the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Appraiser conducting any such new appraisal shall be an Appraiser selected by the Special Servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan is bidding, and selected by the Trustee if an Interested Person is so bidding. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior nine (9) months), among other factors, (i) the bid amounts received, (ii) the conditions, costs, risks and expenses relating to selling a mortgage note rather than real property and (iii) the period and amount of any delinquency on the affected Mortgage Loan (or Split-Loan), the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. Notwithstanding any other provision to the contrary in this Agreement, the Par Option Purchase Price for any Defaulted Mortgage Loan shall in all cases be deemed a fair price.
          (e) Subject to the rights of a Companion Loan Holder under any applicable Intercreditor Agreement and a holder of a mezzanine loan under any mezzanine intercreditor agreement to purchase a Mortgage Loan, unless and until a Defaulted Mortgage Loan is sold pursuant to this Section, the Special Servicer shall continue to service and administer the Mortgage Loan or Split-Loan in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such Mortgage Loan, as is consistent with this Agreement and the Servicing Standard.
          (f) Any sale of a Mortgage Loan pursuant to this Section 3.17 shall be for cash only. The purchase price for any Mortgage Loan purchased under this Section 3.17 shall be received by the Special Servicer and forwarded to the Master Servicer for deposit into the Collection Account, or with respect to a Split-Loan, the related Split-Loan Custodial Account, and the Certificate Administrator shall release or cause to be released to the purchaser of the Mortgage Loan the related Mortgage File, and shall execute and deliver (or the Special Servicer on behalf of the Trustee shall execute and deliver) such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.
          (g) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property only on the terms and subject to the conditions set forth in this Section 3.17.
          (h) The Special Servicer shall use reasonable efforts to solicit or receive offers for each REO Property on behalf of the Certificateholders and any applicable Companion Loan

Holder in accordance with the Servicing Standard and in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16 of this Agreement. Subject to Section 3.17(l) of this Agreement, the Special Servicer shall accept from any Person the highest cash bid received in the solicitation process within the time frame set for such process by the Special Servicer that constitutes a fair price (which may include, but not be limited to, single or group property sales through brokers and auction companies, including online auction services and receipt of unsolicited offers) for such REO Property. If the Special Servicer receives an unsolicited offer that it deems to be a fair price for such REO Property, the Special Servicer will not be obligated to solicit other offers. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16 of this Agreement, then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Collection Account or, if applicable, the related Split-Loan Custodial Account.
          (i) The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period) and the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period) not less than three (3) Business Days’ prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.
          (j) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.17 of this Agreement shall be determined (x) by the Special Servicer, if the highest bidder is a Person other than an Interested Person as evidenced by a certification from such bidder, and (y) by the Trustee, if the highest bidder is an Interested Person (except in the case of a purchase by an Interested Person at a price equal to or greater than the Par Option Purchase Price); provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is equal to or greater than the Par Option Purchase Price or (ii)(a) it is the highest bid received and (b) at least two other bids are received from independent third parties (unless having solicited such bids, less than two other bids have been received). In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall be supplied with and shall rely on, among other factors, (i) the bid amounts received, (ii) the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal, (iii) the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Appraiser conducting any such new appraisal shall be an Appraiser selected by the Special Servicer if no Interested Person is bidding with respect to an REO Property and selected by the Trustee if an Interested Person is so bidding. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior nine (9) months) among other factors, (i) the bid amounts received and (ii) the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. Notwithstanding any other provision contrary in this agreement, the Par Option Purchase Price for any REO Property shall in all cases be deemed a fair price.
          (k) Subject to the other terms and conditions of this Section 3.17, the Special Servicer shall act on behalf of the Trust Fund and any applicable Companion Loan Holder in accordance with the Servicing Standard in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or the applicable Split-Loan Custodial Account. The Special Servicer may hire a loan sale specialist to act as a broker for the sale of a Defaulted Mortgage Loan or an REO Property. Such loan sale specialist may be an Affiliate of the Special Servicer provided that the fees charged by such Affiliate are comparable to the then market rate charged by third parties for the same service. Any sale of any Defaulted Mortgage Loan or REO Property shall be final and without recourse to the Trustee, the Certificate Administrator, the Trust Fund or any applicable Companion Loan Holder (except such recourse to the Trust Fund or any applicable Companion Loan Holder imposed by those representations and warranties typically given in such transactions (which representations and warranties, in the case of a sale of an REO Property shall be limited to those necessary to convey title to the real property by special warranty deed), any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.
          (l) Notwithstanding any of the foregoing paragraphs of this Section 3.17, (i) the Special Servicer shall not be obligated to accept the highest cash offer with respect to a Defaulted Mortgage Loan or an REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative during a Subordinate Control Period or Collective Consultation Period and the Operating Advisor during a Collective Consultation Period or Senior Consultation Period) that rejection of such offer would be in accordance with the Servicing Standard and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines that acceptance of such offer would be in accordance with the Servicing Standard (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable) and (ii) the Trustee will not be required to confirm the highest cash offer as a fair price if the Trustee determines in its commercially reasonable judgment that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a Split-Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder constituted a single lender), and the Trustee may confirm a lower cash offer as the fair price if it determines in its commercially reasonable judgment that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Split-Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder constituted a single lender) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).
          (m) In no event shall the Trust Fund or the Trustee, the Master Servicer or the Special Servicer on the Trustee’s behalf purchase, or pay or advance costs to purchase, any Companion Loan or any Mortgage Loan.
          (n) Notwithstanding anything to the contrary herein, any purchase of a Defaulted Mortgage Loan or REO Property pursuant to this Section 3.17 shall be subject to the cure and purchase rights of, in each case if applicable, any Companion Loan Holder as set forth in a related Intercreditor Agreement and any holder of a related mezzanine loan as set forth in the related intercreditor agreement. The Special Servicer shall determine the price to be paid in accordance with the terms of the related Intercreditor Agreement or the related mezzanine loan intercreditor agreement in connection with any such purchase rights in favor of a Companion Loan Holder or mezzanine loan holder and shall provide such notices to the applicable Companion Loan Holder or the holder of a related mezzanine loan as are required by the related Intercreditor Agreement or the related mezzanine loan intercreditor agreement in connection with each such holders’ purchase rights.
          Section 3.18 Additional Obligations of the Master Servicer; Inspections; Obligation to Notify Ground Lessors; Delivery of Certain Reports to the Companion Loan Holder.
          (a) The Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2012; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding twelve (12) months. If any Mortgage Loan or Split-Loan becomes a Specially Serviced Mortgage Loan, the related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every twelve (12) months for so long as such condition exists. The cost of any annual inspection, or bi-annual inspection, as the case may be, shall be borne by the Master Servicer unless the related Mortgage Loan or Split-Loan is a Specially Serviced Mortgage Loan. The cost of any inspection of a Specially Serviced Mortgage Loan shall be treated as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs incurred with respect to such inspection shall be borne by the Trust Fund.

          (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days following the later of the Closing Date or its receipt of a copy of the Ground Lease) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.
          (c) As and to the extent required by the terms of any related Intercreditor Agreement, the Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each applicable Companion Loan Holder a written report, prepared in the manner set forth in Section 4.02, of each inspection performed by it with respect to the related Mortgaged Properties.
          (d) The Master Servicer shall promptly deliver to each applicable Companion Loan Holder, provide electronically or make available: (i) copies of operating statements and rent rolls; (ii) annual CREFC NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CREFC Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to this Agreement with respect to the Mortgaged Properties securing the Companion Loan.
          Section 3.19 Lock-Box Accounts, Escrow Accounts.
          The Master Servicer shall administer each Lock-Box Account and Escrow Account in accordance with the related Mortgage or Loan Agreement or Lock-Box Agreement, if any, and administer any letters of credit pursuant to the related letter of credit agreement and the Loan Documents. If any Lock-Box Account or Escrow Account is maintained by the Master Servicer and no Event of Default with respect to the Master Servicer has occurred, then no such Lock-Box Account or Escrow Account shall be be moved to a different banking institution without the Master Servicer’s prior consent.
          Notwithstanding the foregoing, to the extent that any cash amounts are held in an Escrow Account and the mortgagee under the related Loan Documents is permitted, but not required, to apply such amounts to prepay the related Mortgage Loan (or the Split-Loan), neither the Master Servicer nor the Special Servicer shall apply such amounts to prepay the Mortgage Loan (or the Split-Loan) until after the occurrence of an event of default under the Mortgage Loan that may result in the Mortgage Loan (or the Split-Loan) being accelerated or becoming a Specially Serviced Mortgage Loan.
          Section 3.20 Property Advances.
          (a) The Master Servicer (or, to the extent provided in Section 3.20(b) of this Agreement, the Trustee) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. The Special Servicer shall give the Master Servicer, the Trustee and any applicable Companion Loan Holder not less than five (5) (or, in the case of emergency advances pursuant to Section 3.20(e) of this Agreement, two (2)) Business Days’ written notice before the date on which the Master Servicer is requested to make any Property

Advance with respect to a given Specially Serviced Mortgage Loan or REO Property. In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Property Advance would constitute a Nonrecoverable Advance. Any such notice by the Special Servicer to the Master Servicer of a required Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Property Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. Although the Special Servicer may determine whether a Property Advance is a Nonrecoverable Property Advance, the Special Servicer shall have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable. In the absence of a determination by the Special Servicer that a Property Advance is a Nonrecoverable Property Advance, all determinations of recoverability with respect to Property Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee shall remain with the Master Servicer or the Trustee, as applicable. On or prior to the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer’s determination as to whether any Property Advance previously made with respect to a Specially Serviced Mortgage Loan is a Nonrecoverable Advance promptly after making such determination. The Master Servicer and the Trustee shall be entitled to conclusively rely on and shall be bound by such a determination and shall be bound by a determination by the Special Servicer that a Property Advance previously made or contemplated to be made with respect to a Specially Serviced Mortgage Loan is or would be a Nonrecoverable Advance (but this statement shall not be construed to entitle the Special Servicer to reverse any determination that may have been made by the Master Servicer or the Trustee or to prohibit the Master Servicer or the Trustee from making a determination, that any Property Advance constitutes or would constitute a Nonrecoverable Advance). The Master Servicer and the Special Servicer shall consider Unliquidated Advances in respect of prior Property Advances for the purposes of nonrecoverability determinations as if such amounts were unreimbursed Property Advances.
          For purposes of distributions to Certificateholders and any applicable Companion Loan Holder and compensation to the Master Servicer or the Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan or Split-Loan, notwithstanding that the terms of such Mortgage Loan or Split-Loan so provide.
          (b) The Master Servicer shall notify the Trustee and any applicable Companion Loan Holder in writing promptly upon, and in any event within one (1) Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof. Any such notice shall set forth the amount of such Property Advance, the Person to whom it is required to be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance. On the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five (5) Business Days following such notice, the Trustee, subject to the provisions of Section 3.20(b) of this Agreement, shall pay the amount of such Property Advance in accordance with such information and instructions.

          (c) Neither the Master Servicer, the Special Servicer nor the Trustee shall be obligated to make a Property Advance as to any Mortgage Loan or Split-Loan or REO Property if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such Advance will be a Nonrecoverable Advance. In making such nonrecoverability determination, such Person shall be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan or Split-Loan as it may have been modified and (ii) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its commercially reasonable business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its commercially reasonable business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) future expenses and (c) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its commercially reasonable business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) the timing of recoveries. In addition, any Person, in considering whether a Property Advance is a Nonrecoverable Property Advance, shall be entitled to give due regard to the existence of any Nonrecoverable Advance (including any related Advance Interest Amounts) or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans or Split-Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Master Servicer or the Trustee, in light of the fact that proceeds on the related Mortgage Loan and Split-Loan are a source of recovery not only for the Property Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance), consistent with the Servicing Standard, in the case of the Master Servicer or in its commercially reasonable judgment in the case of the Trustee (solely in its capacity as Trustee), and may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Property Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Property Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either of the Special Servicer or Master Servicer to the other and to the Trustee, the Certificate Administrator and the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer and the Certificate Administrator; provided, however, that the Special Servicer may, at its option make a determination in accordance with the Servicing Standard, that any Property Advance previously made or proposed to be made is a Nonrecoverable Property Advance and shall deliver to the Master Servicer, the Trustee and the 17g-5 Information Provider written notice of such determination. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer, the Trustee, the other parties hereto, the Certificateholders and any applicable Companion Loan Holder. Although the Special Servicer may determine whether a Property Advance is a Nonrecoverable Advance, the Special Servicer shall have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable. In the absence of a determination by the Special Servicer that a Property Advance is a Nonrecoverable Advance, all determinations of recoverability with respect to Property Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or the Trustee, as applicable. Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed Property Advance is a Nonrecoverable Property Advance, the Master Servicer and the Trustee shall each have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Property Advance is a Nonrecoverable Property Advance. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status and property inspections, and shall include any existing Appraisal with respect to the related Mortgage Loan or related Mortgaged Property). The Special Servicer shall promptly furnish any party required to make Property Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make Property Advances may reasonably request for purposes of making recoverability determinations. The Trustee shall be entitled to conclusively rely on the Master Servicer’s or Special Servicer’s, as the case may be, determination that a Property Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a Property Advance is or would be nonrecoverable.
          (d) The Master Servicer, the Special Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(a)(ii) or Section 3.06A of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer and the Special Servicer, as applicable, hereby covenant and agree to use efforts consistent with the Servicing Standard to obtain the reimbursement of such Property Advances from the related Mortgagors to the extent permitted by applicable law and the related Loan Documents.
          (e) Notwithstanding anything to the contrary contained in this Agreement, if a Property Advance is required to be made under this Agreement, the Special Servicer may, in its sole discretion, either elect to make such Property Advance out of its own funds on an emergency basis or request that the Master Servicer make such Property Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Property Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Property Advance as the Master Servicer may reasonably request, subject to the Master Servicer’s right to determine that such Property Advance does not constitute or would not constitute a Nonrecoverable Advance. The Master Servicer shall have the obligation to make any such Property Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer’s receipt of such request. The Special Servicer shall have no obligation to make any Property Advance. The Master Servicer shall be entitled to reimbursement for any Advance made by it at the direction of the Special Servicer, together with interest thereon at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Advances made thereby. Any request by the Special Servicer that the Master Servicer make a Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Property Advance and the Master Servicer shall be entitled to conclusively rely on such determination.
          Section 3.21 Appointment of Special Servicer; Asset Status Reports.
          (a) LNR Partners, LLC, is hereby appointed as the initial Special Servicer to service each of the Mortgage Loans and each Split-Loan.
          (b) The Special Servicer, at the earlier of (x) within 60 days after a Servicing Transfer Event occurs and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Mortgage Loan, shall prepare a report (the “Asset Status Report”) for the related Mortgage Loan or Split-Loan. Each Asset Status Report shall be delivered in electronic format to the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period), the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Master Servicer, the Certificate Administrator, the applicable Companion Loan Holder (in the case of a Split-Loan) and, subject to Section 11.14 of this Agreement, each Rating Agency; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Controlling Class Representative or obtain the consent of the Controlling Class Representative if they are the same entity or an Affiliate. Such Asset Status Report shall be consistent with the Servicing Standard and set forth the following information to the extent reasonably determinable:
     (i) summary of the status of the related Mortgage Loan or Split-Loan and any negotiations with the Mortgagors;
     (ii) if a Servicing Transfer Event has occurred and is continuing:
     (A) a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Mortgage Loan or Split-Loan and whether outside legal counsel has been retained;
     (B) the most current rent roll and income or operating statement available for the related Mortgaged Properties;
     (C) the Special Servicer’s recommendations on how the related Mortgage Loan or Split-Loan might be returned to performing status or otherwise realized upon;

     (D) the appraised value of the related Mortgaged Properties together with the assumptions used in the calculation thereof;
     (E) the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Split-Loan; and
     (F) a description of any amendment, modification or waiver of a material term of any ground lease;
     (iii) a description of any such proposed or taken actions;
     (iv) the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;
     (v) the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;
     (vi) an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable Calculation Rate used) and all related assumptions; and
     (vii) such other information as the Special Servicer deems relevant in light of the proposed or taken action and the Servicing Standard.
          During a Subordinate Control Period, if within ten (10) Business Days of receiving an Asset Status Report, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Loan Documents. If, during a Subordinate Control Period, the Controlling Class Representative disapproves such Asset Status Report within ten (10) Business Days of receipt, the Special Servicer shall revise such Asset Status Report and deliver to the Controlling Class Representative, Certificate Administrator, any applicable Companion Loan Holder (in the case of a Split-Loan) and, subject to Section 11.14 of this Agreement, each Rating Agency a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. For so long as a Subordinate Control Period is in effect, the Special Servicer shall revise such Asset Status Report as described above until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination, consistent with the Servicing Standard to disregard such disapproval. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. In any event, for so long as a Subordinate Control Period is in effect, if the Controlling Class Representative does not approve an Asset Status Report within 60 Business Days from the first submission thereof, the Special Servicer shall take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard. Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and/or any related Companion Loan Holders (consistent with the Servicing Standard), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of a ten (10) Business Day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of a ten (10) Business Day period would materially and adversely affect the interest of the Certificateholders and/or the Companion Loan Holders (if applicable) and the Special Servicer has made a reasonable effort, during any Subordinate Control Period, to contact the Controlling Class Representative. The foregoing shall not relieve the Special Servicer of its duties to comply with the Servicing Standard.
          During a Collective Consultation Period or a Senior Consultation Period, the Special Servicer shall consult with the Operating Advisor in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Operating Advisor shall propose, by written notice, alternative courses of action within ten (10) days of receipt of each Asset Status Report to the extent the Operating Advisor determines such alternatives to be in the best interest of the Certificateholders (including any Holders of Certificates previously designated as Control Eligible Certificates), as a collective whole as if such Certificateholders constituted a single lender. In addition, during a Collective Consultation Period, the Special Servicer shall also consult with the Controlling Class Representative in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Controlling Class Representative shall be permitted to propose alternative courses of action within ten (10) days of receipt of each Asset Status Report. The Special Servicer shall consider any such proposals from the Operating Advisor and/or the Controlling Class Representative and determine whether any changes to its proposed Asset Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement. If the Operating Advisor or the Controlling Class Representative does not propose alternative courses of action within ten (10) days after receipt of such Asset Status Report, the Special Servicer shall implement the Asset Status Report as proposed by the Special Servicer.
          Notwithstanding anything to the contrary herein, during a Senior Consultation Period, the Controlling Class Representative shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to any matter set forth therein. During a Collective Consultation Period or a Senior Consultation Period, the Controlling Class Representative shall have no right to consent to any Asset Status Report under this Section 3.21(b).
          Notwithstanding the foregoing or any other provision of this Agreement to the contrary, with respect to any Split-Loan, the consent and consultation rights of the Controlling Class Representative and the consultation rights of the Operating Advisor with respect to any Asset Status Report as set forth in this Agreement shall be subject to any consultation rights of any holder of a related Pari Passu Companion Loan as and to the extent set forth in the related Intercreditor Agreement. The consultation rights of a Companion Loan Holder or its designee pursuant to the related Intercreditor Agreement will be unaffected by the commencement of a Collective Consultation Period or Senior Consultation Period.
          (c) With respect to a Split-Loan, the Special Servicer shall consult with the related Companion Loan Holder with respect to each “Asset Status Report” to the extent set forth in the terms of the related Intercreditor Agreement with respect thereto.
          (d) Upon request of any Certificateholder (or any Beneficial Owner, if applicable, which shall have provided the Certificate Administrator with an Investor Certification), the Certificate Administrator shall mail, without charge, to the address specified in such request a copy of the Final Asset Status Report for each Specially Serviced Mortgage Loan.
          (e) During a Subordinate Control Period, the Special Servicer shall deliver to the Operating Advisor only each Final Asset Status Report.
          (f) Notwithstanding the foregoing, the Special Servicer shall not follow any advice, direction or consultation provided by the Operating Advisor, any Companion Loan Holder or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of this Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Split-Loan, expose any Certificateholder or any party to this Agreement or their Affiliates, officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes, result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions or materially expand the scope of any Special Servicer’s responsibilities under this Agreement.
          Section 3.22 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.
          (a) Upon determining that any Mortgage Loan or Split-Loan has become a Specially Serviced Mortgage Loan, the Master Servicer shall promptly give notice thereof to the Special Servicer, the related Pari Passu Companion Loan Holder (in the case of a Split-Loan), the Operating Advisor, the Certificate Administrator, the Trustee and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative, and, subject to Section 11.14 of this Agreement, each Rating Agency and shall deliver a copy of the Servicing File to the Special Servicer and concurrently provide a copy of such Servicing File to the Operating Advisor and shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File, but including copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan or Split-Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Mortgage

Loan and/or Split-Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan and/or Split-Loan until the Special Servicer has commenced the servicing of such Mortgage Loan and/or Split-Loan, which shall occur upon the receipt by the Special Servicer of the Servicing File. With respect to each such Mortgage Loan and/or Split-Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Mortgagor to continue to remit all payments in respect of such Mortgage Loan and/or Split-Loan to the Master Servicer. The Master Servicer shall forward any notices it would otherwise send to the Mortgagor of such a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Mortgagor.
          Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer, the Trustee, the Operating Advisor, the Certificate Administrator, the related Pari Passu Companion Loan Holder(s) (in the case of a Split-Loan) and, subject to Section 11.14 of this Agreement, each Rating Agency and, upon giving such notice and the return of the Servicing File to the Master Servicer, such Mortgage Loan and/or Split-Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loans, the Special Servicer’s obligation to service such Mortgage Loan and/or Split-Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and/or Split-Loan as a Mortgage Loan and/or Split-Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if, notwithstanding the requirement of the Master Servicer to instruct the related Mortgagor to continue to remit payments to it pursuant to the preceding paragraph, the related Mortgagor has been instructed to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Mortgagor to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Master Servicer.
          (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan or Split-Loan information, including correspondence with the related Mortgagor, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.
          (c) Notwithstanding the provisions of subsections (a) and (b) of this Section 3.22 the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer and the Operating Advisor with any information reasonably required by the Special Servicer or the Operating Advisor to perform its duties under this Agreement to the extent such information is within its possession. The Special Servicer shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement to the extent within its possession.
          Section 3.23 Interest Reserve Account and Excess Interest Distribution Account. The Certificate Administrator shall establish and maintain the Interest Reserve

Account in the Certificate Administrator’s name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as an Eligible Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in January in a year which is not a leap year (unless, in either such case, the related Distribution Date is the final Distribution Date), the Master Servicer shall remit to the Certificate Administrator for deposit into the Interest Reserve Account, in respect of all the Mortgage Loans which accrue interest on the basis of a 360-day year and the actual number of days in the related month, an amount equal to one day’s interest at the related Mortgage Loan Rate (without regard to the second sentence of the definition thereof), less the Administrative Fee Rate, on the Stated Principal Balance of each such Mortgage Loan as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator shall transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.
          On the related Master Servicer Remittance Date, the Master Servicer shall remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Prepayment Period.
          Section 3.24 Modifications, Waivers and Amendments.
          (a) (i) The Master Servicer, with respect to non-Specially Serviced Mortgage Loans and only to the extent provided in Section 3.24(g) of this Agreement, or (ii) the Special Servicer, with respect to Specially Serviced Mortgage Loans and, other than to the extent provided in Section 3.24(g) of this Agreement, with respect to non-Specially Serviced Loans (in each case in this clause (ii), subject to the consulting rights of the Operating Advisor, if any, and any related Pari Passu Companion Loan Holder (to the extent provided for in the related Intercreditor Agreement) and the consent or consulting rights of the Controlling Class Representative, may modify, waive or amend any term of any Mortgage Loan or any Split-Loan if such modification, waiver or amendment (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of such Mortgage Loan or Split-Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (1) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes or (2) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).
          The Master Servicer shall promptly notify the Special Servicer of any requests not subject to Section 3.24(g) of this Agreement for which the Special Servicer is responsible pursuant to this Section 3.24 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the Special Servicer may reasonably request related thereto.
          (b) All modifications, waivers or amendments of any Mortgage Loan or Split-Loan shall be in writing and shall be effected in a manner consistent with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, shall notify the Trustee, the Certificate Administrator, the Depositor, the related Companion Loan Holder (in the case of a Split-Loan) to the extent provided in the related Intercreditor Agreement, the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period) and, subject to Section 11.14 of this Agreement, each Rating Agency, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Split-Loan and the date thereof, and shall deliver a copy to the Trustee, the related Pari Passu Companion Loan Holder (in the case of a Split-Loan) to the extent provided in the related Intercreditor Agreement, the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period) and the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period) and an original to the Custodian of the recorded agreement relating to such modification, waiver or amendment within fifteen (15) Business Days following the execution and recordation thereof.
          (c) Any modification of any Loan Documents that requires obtaining a No Downgrade Confirmation pursuant to such Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining a No Downgrade Confirmation in such Loan Documents, shall not be made without obtaining a No Downgrade Confirmation (unless deemed waived or deemed satisfied pursuant to the definition thereof). The No Downgrade Confirmation shall be obtained at the related Mortgagor’s expense in accordance with the related Loan Agreement or, if not so provided in such Loan Agreement or if such Mortgagor does not pay, at the expense of the Trust Fund.
          (d) Promptly after any Mortgage Loan or Split-Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall request from the Certificate Administrator the name of the current Controlling Class Representative and shall request from the Master Servicer the name of the current related Companion Loan Holder. Upon receipt of the name of such current Controlling Class Representative from the Certificate Administrator and Companion Loan Holder from the Master Servicer, the Special Servicer shall notify the Controlling Class Representative and, if applicable, Companion Loan Holder that such Mortgage Loan or applicable Split-Loan became a Specially Serviced Mortgage Loan. The Certificate Administrator shall be responsible for providing the name of the current Controlling Class Representative only to the extent the Controlling Class Representative has identified itself as such to the Certificate Administrator; provided that if the Controlling Class Representative is determined pursuant to the proviso in the definition of “Controlling Class Representative”, then (i) the Certificate Administrator shall determine which Class is the Controlling Class and (ii) the Special Servicer shall request from the Certificate Administrator, and the Certificate Administrator shall request from the Depository at the expense of the Trust, the list of Beneficial Owner of the Controlling Class, and the Certificate Administrator shall provide such list to the Special Servicer and the Master Servicer at the expense of the Trust Fund.
          (e) Reserved.

          (f) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent to a modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Split-Loan and, further, pursuant to the terms of this Agreement and applicable law, require that such Mortgagor pay to it a reasonable or customary fee for the additional services performed in connection with such request and any related costs and expenses incurred by it; provided that the charging of such fee would not be a “significant modification” of the Mortgage Loan or Split-Loan within the meaning of Treasury Regulations Section 1.860G-2(b).
          (g) Notwithstanding anything set forth in this Agreement, in no event shall the Special Servicer be permitted to:
     (i) extend the Maturity Date of a Mortgage Loan or Split-Loan beyond a date that is 5 years prior to the Rated Final Distribution Date; or
     (ii) if the Mortgage Loan or Split-Loan is secured by a ground lease, extend the Maturity Date of such Mortgage Loan or Split-Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease.
          (h) For any Mortgage Loan or Split-Loan other than a Specially Serviced Mortgage Loan, the Master Servicer, without the consent of the Special Servicer or the Controlling Class Representative, shall be responsible for any request by a Mortgagor for the consent or approval of the mortgagee with respect to:
     (i) approving routine leasing activity (including any subordination, non-disturbance and attornment agreement) with respect to any lease for less than the lesser of (A) 20,000 square feet and (B) 20% of the related Mortgaged Property;
     (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;
     (iii) approving annual budgets for the related Mortgaged Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any Manager if such management fee is no more than the management fee in effect on the Cut-Off Date);
     (iv) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan or a Split-Loan requiring a specified number of days notice prior to a Principal Prepayment;
     (v) approving non-material modifications, consents or waivers in connection with a defeasance permitted by the terms of the related Mortgage Loan or Split-Loan if the Master Servicer receives an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such non-material modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC Provisions or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes; provided that approvals of material modifications, consents or waivers in connection with a defeasance permitted by the terms of the related Mortgage Loan or Split-Loan (including, without limitation, changes in defeasance collateral and consents, modifications or waivers relating to unpermitted transfers and assumptions and waivers of payments of any amounts due under the Mortgage Loan or Split-Loan) require Special Servicer approval as well as the preceding Opinion of Counsel;
     (vi) approving any consents with respect to (A) any easement or right-of-way for utilities, access, parking, public improvements or another purpose, and the subordination of the related Mortgage Loan or Split-Loan to such easement or right-of-way, provided that the Master Servicer shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor’s ability to repay the Mortgage Loan or Split-Loan, and will not materially or adversely affect the value of such Mortgaged Property and that the granting of such consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC Provisions or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes or (B) any non-easements or non-material right-of-ways and the subordination of the related Mortgage Loan or Split-Loan to such non-material easement or right-of-way;
     (vii) approving a change of the Manager at the request of the related Mortgagor, provided that (A) the successor Manager is not affiliated with the related Mortgagor, and is a nationally or regionally recognized manager of similar properties, and (B) the related Mortgage Loan or Split-Loan does not have an outstanding principal balance in excess of $15,000,000 (or in the case of a Mortgaged Property owned by tenant-in-common borrowers, $5,000,000); and
     (viii) routine disbursements of escrow account and/or reserve sums, including, without limitation, those held for the payment of taxes, insurance, tenant improvement work, letter of credit extensions, leasing commissions and replacement reserves, other than Disbursements of Earnouts or Holdback Amounts (as hereinafter defined).
For purposes of this Agreement, “Disbursement of Earnouts or Holdback Amounts” shall mean the disbursement or funding to a Mortgagor of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of any Mortgage Loan or Split-Loan when certain conditions precedent thereto relating to the satisfaction of performance related criteria (e.g., project reserve thresholds, lease-up requirements, sale requirements, etc.) as set forth in the applicable Loan Documents, have been satisfied, including, without limitation, any request for the Disbursement of Earnouts or Holdback Amounts with respect to any Mortgage Loan or Split-Loan set forth on Exhibit W.

          (i) In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related Mortgagor of) the Loan-to-Value Ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.
          Section 3.25 Additional Obligations with Respect to Certain Mortgage Loans.
          With respect to each Mortgage Loan with a Stated Principal Balance in excess of $35,000,000 or representing more than 5% of the principal balance of all of the Mortgage Loans in the Trust Fund, with respect to any replacement of the Manager for the related Mortgaged Property, the Special Servicer, to the extent permitted by the related Loan Documents, shall require a No Downgrade Confirmation and shall condition its consent to such replacement on the Mortgagor paying for such No Downgrade Confirmation.
          Section 3.26 Additional Matters Regarding Advance Reimbursement.
          (a) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Collection Account, the Master Servicer or the Trustee, at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(a)(ii)(B) of this Agreement immediately, may elect to refrain from obtaining such reimbursement for some or all such portion of the Nonrecoverable Advance during the one-month Prepayment Period ending on the then-current Determination Date, for successive one-month periods for a total not to exceed 12 months. If the Master Servicer or the Trustee makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be reimbursable pursuant to Section 3.06(a) (ii)(B) of this Agreement). In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Prepayment Period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Prepayment Period. Any election by the Master Servicer or the Trustee to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer or the Trustee any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of the Master Servicer or the Trustee to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by the Master Servicer or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Prepayment Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer, the Trustee or the other parties to this Agreement will have any liability to one another or to any of the Certificateholders for any such election that such party makes to refrain or not to refrain from reimbursing itself as contemplated by this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standard or any duty under this Agreement. The Master Servicer’s or the Trustee’s, as applicable, election, if any, to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall give the Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance if there are principal collections then available in the Collection Account pursuant to Section 3.06 of this Agreement or to defer reimbursement of a Nonrecoverable Advance for an aggregate period exceeding 12 months.
          (b) If the Master Servicer is required to make a Property Advance, but does not do so within fifteen (15) days after the Property Advance is required to be made, then the Trustee will be required if a Responsible Officer of the Trustee has actual knowledge of the failure: (i) to give the Master Servicer notice of the Master Servicer’s failure to make the Property Advance; and (ii) if the failure continues for three (3) more Business Days, to make the Property Advance unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.
          (c) The Master Servicer and the Trustee, as applicable, will make its own recoverability determination with respect to a P&I Advance to be made on the related Mortgage Loan included in any Split-Loan based on the information that they have on hand and in accordance with the Pooling and Servicing Agreement. If a Companion Loan included in any Split-Loan is subsequently included in an Other Securitization, the related master servicer and trustee, as applicable, will be required to make its own recoverability determination with respect to a principal and interest advance to be made by such master servicer or trustee on such Companion Loan based on the information that they have on hand and in accordance with the related pooling and servicing agreement. The Master Servicer and the Trustee, as applicable, shall notify, and it is expected that the related master servicer or trustee of the related Other Securitization will be required to notify, the other of the amount of its P&I Advance or principal and interest advance, as applicable, within two (2) Business Days or such other time period as may be set forth in the pooling and servicing agreement for the related Companion Loan, as applicable. With respect to any Split-Loan, if either the Master Servicer or Trustee, as applicable, determines that a proposed P&I Advance, if made, would be nonrecoverable or an outstanding P&I Advance is or would be nonrecoverable or if the Master Servicer or Trustee, as applicable, subsequently determines that a proposed Property Advance would be nonrecoverable or an outstanding Property Advance is or would be nonrecoverable, it shall notify the master servicer and trustee of the Other Securitization, if any, holding the related Companion Loan of such determination.
          Section 3.27 Companion Loan Intercreditor Matters.
          (a) If, pursuant to Section 2.03, Section 3.17 or Section 9.01 of this Agreement, any Mortgage Loan that relates to a Split-Loan is purchased from, repurchased from or substituted out of, the Trust Fund, the subsequent holder thereof shall be bound by the terms of the related Intercreditor Agreement and shall assume the rights and obligations of the holder of the Note that represents the related Mortgage Loan under the related Intercreditor Agreement. All portions of the related Mortgage File and (to the extent provided under the Mortgage Loan Purchase Agreement) other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as the holder of the Note that represents the related Mortgage Loan (as a result of such purchase, repurchase or substitution) and (except for the actual Note) on behalf of the holder of the Note that represents the related Companion Loan. Thereafter, such Mortgage File shall be held by the holder of the Note that represents the related Mortgage Loan or a custodian appointed thereby for the benefit thereof, on behalf of itself and the holder of the related Companion Loan as their interests appear under the related Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under any separate servicing agreement for the related Split-Loan.
          (b) With respect to a Companion Loan, notwithstanding any rights the Operating Advisor or the Controlling Class Representative hereunder may have to consult with respect to any action or other matter with respect to the servicing of such Companion Loan, to the extent the related Intercreditor Agreement provides that such right is exercisable by the related Companion Loan Holder or is exercisable in conjunction with the related Companion Loan Holder, the Controlling Class Representative or the Operating Advisor, as applicable, shall not be permitted to exercise such right or, to the extent provided in the related Intercreditor Agreement, shall be required to exercise such right in conjunction with the related Companion Loan Holder, as applicable. Additionally, notwithstanding anything in this Agreement to the contrary, the Master Servicer or Special Servicer, as applicable, shall consult, seek the approval or obtain the consent of the holder of the related Companion Loan with respect to any matters with respect to the servicing of the related Companion Loan to the extent required under the related Intercreditor Agreement and shall not take such actions requiring consent of the related Companion Loan Holder without such consent. In addition, notwithstanding anything to the contrary, the Master Servicer or Special Servicer, as applicable, shall deliver reports, notices and information to the related Companion Loan Holder as required under the related Intercreditor Agreement.
          (c) With respect to each Split-Loan, the Master Servicer shall prepare, or cause to be prepared, on an ongoing basis a statement setting forth, to the extent applicable to the related Split-Loan:

     (i) (A) the amount of the distribution from the related Split-Loan Custodial Account allocable to principal and (B) separately identifying the amount of scheduled principal payments, balloon payments, principal prepayments made at the option of the Mortgagor or other principal prepayments (specifying the reason therefor), net liquidation proceeds and foreclosure proceeds included therein and information on distributions made with respect to such Split-Loan;
     (ii) the amount of the distribution from the related Split-Loan Custodial Account allocable to interest and the amount of Default Interest allocable to the related Mortgage Loan;
     (iii) if the distribution to the related Companion Loan Holder is less than the full amount that would be distributable to such Companion Loan Holder if there were sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under such Split-Loan;
     (iv) the principal balance of such Split-Loan after giving effect to the distribution of principal on the most recent Distribution Date; and
     (v) the amount of the servicing fees paid to the Master Servicer and the Special Servicer with respect to the most recent Distribution Date, showing separately the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.
          Not later than each Distribution Date, the Master Servicer shall make the foregoing statement available to the related Companion Loan Holder by electronic means.
          With respect to any Split-Loan, the related Companion Loan Holder shall be entitled to receive a copy of any reports and information with respect to the related Split-Loan required to be provided to Certificateholders within one day of delivery or receipt at no cost or expense to such Companion Loan Holder.
          Section 3.28 Appointment and Duties of the Operating Advisor.
          (a) TriMont Real Estate Advisors, Inc. is hereby appointed to serve as the initial Operating Advisor.
          (b) The Operating Advisor, as an independent contractor, shall review the Special Servicer’s operational practices in respect of Specially Serviced Mortgage Loans, consult with the Special Servicer and perform each other obligation of the Operating Advisor as set forth in this Agreement solely on behalf of the Trust Fund and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment) (the “Operating Advisor Standard”). The Operating Advisor shall not owe any fiduciary duty to the Master Servicer, the Special Servicer or any other Person in connection with this Agreement.

          (c) During a Subordinate Control Period, the Operating Advisor shall promptly review all information available to Privileged Persons on the Certificate Administrator’s Website and each Final Asset Status Report.
     (d) (i) Subject to the limitations and restrictions in this Agreement, during a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor shall review the Special Servicer’s operational practices in light of the Servicing Standard and the requirements of this Agreement, with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans.
     (ii) During a Collective Consultation Period or a Senior Consultation Period, based on the Operating Advisor’s review of any annual compliance statement, assessment of compliance and any attestation report delivered to the Operating Advisor pursuant to Section 10.09, Section 10.10 and Section 10.11 of this Agreement, as applicable, any Asset Status Report and other information (other than any communications between the Controlling Class Representative or any Companion Loan Holder, as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor shall deliver to the Trustee, the Certificate Administrator (which shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website), the holder of any Pari Passu Companion Loan included in a securitization trust and, subject to Section 11.14 of this Agreement, each of the Rating Agencies within 120 days of the end of the prior calendar year an annual report (the “Operating Advisor Annual Report”), substantially in the form of Exhibit R of this Agreement (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement; provided, further, that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement) setting forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans during the prior calendar year. Subject to the restrictions in this Agreement, including, without limitation, Section 3.28(b) of this Agreement, each such Operating Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and (B) comply with all of the confidentiality requirements described in this Agreement. Such Operating Advisor Annual Report shall be delivered to the Trustee and the Certificate Administrator for the benefit of the Certificateholders (and with respect to any Split-Loan included in an securitization trust, for the benefit of the Certificateholders and the certificateholders of such securitization trust), and the Certificate Administrator shall promptly upon receipt post such Operating Advisor Annual Report on the Certificate Administrator’s Website; provided, however, that each of the Special Servicer and the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period) shall be given an opportunity to review any annual report produced by the Operating Advisor at least 10 Business Days prior to its delivery to the Trustee and the Certificate Administrator and afforded reasonable opportunity to consult with the Operating Advisor concerning its contents.

          (e) During a Subordinate Control Period, the Special Servicer shall forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor shall review such calculations but shall not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations.
          (f) During a Collective Consultation Period or a Senior Consultation Period, after the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (i) Appraisal Reductions or (ii) net present value, the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Operating Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Operating Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.
          In connection with this Section 3.28(f), if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations. If the Operating Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Operating Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall determine which calculation is to apply. In making such determination, the Certificate Administrator may hire an independent third-party to assist with any such calculation at the expense of the Trust Fund.
          (g) During a Collective Consultation Period or a Senior Consultation Period, the Special Servicer shall consult (on a non-binding basis) with the Operating Advisor in connection with any Major Decision and consider alternative actions recommended by the Operating Advisor, but only to the extent that consent of the Controlling Class Representative during a Subordinate Control Period or consultation with the Controlling Class Representative during a Collective Consultation Period would have been required.
          (h) Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.02(a) of this Agreement.

          (i) The Operating Advisor shall keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative or a Companion Loan Holder in connection with the exercise of the rights of the Controlling Class Representative under this Agreement or any related Companion Loan Holder under the related Intercreditor Agreement, as applicable (including, without limitation, in connection with the review and/or approval of any Asset Status Report, as applicable) unless any such Privileged Information has the benefit of a Confidentiality Exception.
          (j) The Operating Advisor shall keep all Privileged Information confidential and shall not disclose such Privileged Information to any other Person (including any Certificateholders other than the Controlling Class Representative), other than to the other parties to this Agreement and with respect to any Split-Loan the related Pari Passu Companion Loan Holder, to the extent expressly required by this Agreement (which parties, in turn, if it has been advised that such information is Privileged Information, shall not without the prior written consent of the Special Servicer, the Controlling Class Representative or, with respect to any Split-Loan, the related Pari Passu Companion Loan Holder, as applicable, disclose such information to any other Person unless any such Privileged Information has the benefit of a Confidentiality Exception or the Operating Advisor is, as evidenced by an opinion of counsel to the Operating Advisor addressed to each of the Special Servicer, the Controlling Class Representative (with respect to any Mortgage Loan), the related Pari Passu Companion Loan Holder (with respect to a Split-Loan), the Certificate Administrator and the Trustee, otherwise required by law to disclose such information.
          (k) The Operating Advisor shall be entitled to the Operating Advisor Fee. In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in Section 3.06 of this Agreement (or the related Split-Loan Custodial Account), but with respect to the Operating Advisor Consulting Fee only to the extent such Operating Advisor Consulting Fee is actually received from the related Mortgagor. During a Collective Consultation Period or a Senior Consultation Period, (i) to the extent the related Loan Documents expressly require the Mortgagor to pay the Operating Advisor Consulting Fee, the Special Servicer shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related Mortgagor in connection with such Major Decision and (ii) to the extent the related Loan Documents generally require the Mortgagor to pay such fee, the Special Servicer will only be required to make one payment request to the Mortgagor for the payment of such fee. The Special Servicer and the Operating Advisor shall remit to the Master Servicer for deposit into the Collection Account any such Operating Advisor Consulting Fee received from the related Mortgagor promptly following receipt thereof. The Special Servicer shall be permitted to waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Mortgagor if it determines that the failure to do so would be a violation of the Servicing Standard; provided that the Special Servicer shall consult on a non-binding basis with the Operating Advisor prior to any such waiver or reduction. In no event will the Special Servicer be required to take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than the above-described requests for collection with respect to the

Special Servicer. In no event will the Master Servicer have any obligation to use any effort to collect such Operating Advisor Consulting Fee.
          Section 3.29 Litigation Control.
          (a) The Special Servicer, with respect to litigation involving Specially Serviced Mortgage Loans, and the Master Servicer with respect to litigation involving non-Specially Serviced Mortgage Loans, and where the applicable servicer contemplates availing itself of indemnification as provided for under Section 6.03 of this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to (i) the enforcement of the obligations of a Mortgagor under the related Loan Documents and (ii) any action brought against the Trust or any party to this Agreement with respect to any such Mortgage Loan (the foregoing rights and obligations, “Litigation Control”). Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any claim or litigation that falls within the scope of Litigation Control, the Master Servicer shall immediately notify the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period) of such claim or litigation. In addition, the Master Servicer shall prepare and submit a quarterly status report regarding any Litigation Control matter to the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period).
          (b) Notwithstanding the foregoing, each of the Special Servicer and Master Servicer shall consult with and keep the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period), advised of any material development concerning Litigation Control, including, without limitation, (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit (x) any such development or decision to the Controlling Class Representative (during a Subordinate Control Period) for its approval or consent and (y) notice of any such development or decision to the related Companion Loan Holder. Subject to Section 3.29(e), if and as applicable, the Special Servicer or Master Servicer, as applicable, shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period) and the Controlling Class Representative (during a Subordinate Control Period) has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or Master Servicer, as applicable, within such 5-Business Day period, then the Controlling Class Representative shall be deemed to have approved the taking of such action); provided that, if the Special Servicer or Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Split-Loan, the related Companion Loan Holders (consistent with the Servicing Standard), the Special Servicer or Master Servicer, as applicable, may take such action without waiting for the Controlling Class Representative’s response; provided that the Special Servicer or Master Servicer, as applicable, has confirmation that the Controlling Class Representative has received notice of such action in writing.
          (c) Notwithstanding anything contained herein to the contrary with respect to any Litigation Control otherwise required to be exercised hereunder by Master Servicer relating to a Mortgage Loan or Split-Loan that has either (i) been satisfied or paid in full, or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from Master Servicer set forth above that such Master Servicer became aware of or was named in any such claims or litigation, the Controlling Class Representative (during a Subordinate Control Period) may direct in writing that such Litigation Control nevertheless be exercised by the Special Servicer; provided, however, that the Special Servicer (with the consent of the Controlling Class Representative (during a Subordinate Control Period)) has determined and advised the Master Servicer that its actions with respect to such obligations are indemnifiable under Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation Control to the Special Servicer) arising from the related legal action or claim underlying such Litigation Control and not otherwise paid to the Master Servicer pursuant to Section 6.03 of this Agreement shall be payable by the Trust Fund.
          (d) Notwithstanding the foregoing, (i) if any action, suit, litigation or proceeding names the Trustee or the Certificate Administrator in their individual capacity, or if any judgment is rendered against the Trustee or the Certificate Administrator in their individual capacity, the Trustee or the Certificate Administrator, as the case may be, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to direct, manage or prosecute such litigation or claim); (ii) if any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related loan documents or otherwise relating to a Mortgage Loan, Split-Loan or Mortgaged Property, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee or the Certificate Administrator, as applicable, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee or the Certificate Administrator, whether in such capacity or individually, (B) engage counsel to represent the Trustee or the Certificate Administrator, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee or the Certificate Administrator to be registered to do business in any state; and (iii) if any court finds that the Trustee or the Certificate Administrator is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan or Split-Loan, the Trustee and the Certificate Administrator shall each have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim).
          (e) Notwithstanding anything herein to the contrary, no advice, direction, objection of, or consent withheld by the Controlling Class Representative shall (i) require or cause the Special Servicer or the Master Servicer to violate any provision of any Loan Documents, any related Intercreditor Agreement, any related intercreditor, co-lender or similar agreement, applicable law, this Agreement or the REMIC Provisions, including without limitation the Master Servicer’s or the Special Servicer’s obligation to act in accordance with the Servicing Standard and the related Loan Documents, and to maintain the REMIC status of any Trust REMIC, (ii) result in the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes, (iii) expose the Master Servicer, the Special Servicer, the Certificate Administrator, the Depositor, the Trust Fund or the Trustee or any of their respective Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the Special Servicer’s, the Master Servicer’s or the Trustee’s responsibilities under this Agreement; and neither the Special Servicer nor the Master Servicer will follow any such advice, direction or objection if given by the Controlling Class Representative, or initiate any such actions, that would have the effect described in clauses (i)-(iv) of this sentence.
ARTICLE IV
DISTRIBUTIONS TO CERTIFICATEHOLDERS
          Section 4.01 Distributions.
          (a) (i) On each Master Servicer Remittance Date, the Master Servicer shall make the remittances and deposits specified in the first paragraph of Section 4.06(a). On each Master Servicer Remittance Date in March of any calendar year, the Certificate Administrator shall withdraw from the Interest Reserve Account the related Withheld Amounts pursuant to Section 3.23, and shall deposit any such amounts in the Lower-Tier Distribution Account. On each Distribution Date, the amounts that have been transferred to the Lower-Tier Distribution Account from the Collection Account or as P&I Advances or Compensating Interest Payments or pursuant to the preceding sentence shall be deemed distributed on the Lower-Tier Regular Interests to the Upper-Tier REMIC, in accordance with Section Section 4.01(a)(ii) and
Section 4.01(c)(ii) of this Agreement. Thereafter, such amounts shall be considered to be held in the Upper-Tier Distribution Account until distributed to the Certificateholders.
     (ii) All distributions made in respect of interest on any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto. All distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(b), shall be deemed to have first been distributed from the Lower-Tier REMIC to Upper-Tier REMIC in respect of such Component’s Corresponding Lower-Tier Regular Interest. All distributions made in respect of principal on any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto. All distributions of reimbursements of Realized Losses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest.
On each Distribution Date, the Class R Certificates shall receive distributions of any amounts remaining in the Lower-Tier Distribution Account in respect of the Lower-Tier Residual Interest after all payments have been made to the Certificate Administrator as the holder of the Lower-Tier Regular Interests in accordance with this Section 4.01(a)(ii) and Section 4.01(c)(ii).
          (b) On each Distribution Date, Holders of each Class of Certificates (excluding the Class S Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest, principal and reimbursement of Realized Losses, to the extent of Available Funds, in the amounts and in the order of priority set forth below:
     (i) to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;
     (ii) to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in reduction of the Certificate Principal Amounts thereof in the following priority:
(A) to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount until the outstanding Certificate Principal Amount of the Class A-1 Certificates has been reduced to zero;
(B) to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount remaining after payments pursuant to clause (A) above until the outstanding Certificate Principal Amount of the Class A-2 Certificates has been reduced to zero;
(C) to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount remaining after payments pursuant to clauses (A) and (B) above until the outstanding Certificate Principal Amount of the Class A-3 Certificates has been reduced to zero; and
(D) to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount remaining after payments pursuant to clauses (A) through (C) above until the outstanding Certificate Principal Amount of the Class A-4 Certificates has been reduced to zero;
     (iii) to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (iv) to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;
     (v) to the Class A-J Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;
     (vi) to the Class A-J Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     (vii) to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;
     (viii) to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;
     (ix) to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     (x) to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;
     (xi) to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;
     (xii) to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     (xiii) to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;
     (xiv) to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (xv) to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     (xvi) to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;
     (xvii) to the Class E Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;
     (xviii) to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     (xix) to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;
     (xx) to the Class F Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;
     (xxi) to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     (xxii) to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;
     (xxiii) to the Class G Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;
     (xxiv) to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     (xxv) to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     (xxvi) to the Class NR Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;
     (xxvii) to the Class NR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and
     (xxviii) to the Class R Certificates in respect of the Upper-Tier REMIC Residual Interest, any amounts remaining in the Upper-Tier Distribution Account.
          Notwithstanding the foregoing, on each Distribution Date occurring on and after the Cross-Over Date, in place of the allocation of principal payments described in priority (ii) above, remaining Available Funds at such level shall be distributed up to an amount equal to the Principal Distribution Amount for such Distribution Date to the Class A Senior Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts. Any remaining Available Funds shall then be allocated as provided in priorities (iii) through (xxviii) above.
          All references to “pro rata” in the preceding clauses with respect to interest and Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distributions of principal other than in reimbursement of Realized Losses shall mean pro rata based on Certificate Principal Amount, and with respect to distributions in reimbursement of Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.
          All distributions of interest made in respect of a Class of Class X Certificates on any Distribution Date pursuant to clause (b)(i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on one-twelfth of the Class X Strip Rate of such Component multiplied by its respective Component Notional Amount, reduced by its share of any Excess Prepayment Interest Shortfall for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.
          (c) (i) On any Distribution Date, any Yield Maintenance Charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date shall be distributed to the Holders of the Classes of Certificates as follows: (A) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-J and Class X-A Certificates and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D, Class E and Class X-B Certificates, based upon the aggregate principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (B) as among the Classes of Certificates in each YM Group, in the following manner: (1) the Certificateholders of each Class of Sequential Pay Certificates in such YM Group shall be entitled to receive on each Distribution Date, on a pro rata basis according to entitlements, that portion of such Yield Maintenance Charge equal to the product of (x) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount of principal distributed to all of the Sequential Pay Certificates in the related YM Group on such Distribution Date, (y) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (z) the amount of such Yield Maintenance Charge allocated to such YM Group and (2) any Yield Maintenance Charges allocated to such YM Group collected during the related Prepayment Period remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.
          After the Distribution Date on which the Class X-A Notional Amount and the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Yield Maintenance Charges collected with respect to the Mortgage Loans will be distributed pro rata to the Holders of the Class X-B Certificates.
     (ii) Any Yield Maintenance Charge that is to be distributed to the Regular Certificates on any Distribution Date shall be deemed distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests then receiving a principal distribution, pro rata.
          (d) On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:
     (i) first, to the Holders of the Sequential Pay Certificates (in order of alphabetical Class designation) up to an amount equal to all amounts remaining due and payable on the Sequential Pay Certificates, and any Realized Loss allocable to such Certificates, after application of the Available Funds for such Distribution Date; and
     (ii) second, pursuant to Section 3.05(c) of this Agreement, for distribution to the Special Servicer as additional servicing compensation, the excess, if any, of (x) the balance of the Excess Liquidation Proceeds Reserve Account on such Distribution Date over (y) the aggregate Certificate Principal Amount of the Sequential Pay Certificates as of such Distribution Date.
          Amounts paid with respect to the Mortgage Loans from the Excess Liquidation Proceeds Account pursuant to the preceding clause (i) shall first be deemed to have been distributed to reimburse the Lower-Tier REMIC in respect of any Realized Losses or other shortfalls allocated to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests in reimbursement of Realized Losses previously allocated thereto and payment of other amounts due thereon.
          (e) Reserved.
          (f) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses made in respect of the Lower-Tier

Regular Interests pursuant to Section 4.01(a)(ii), the Lower-Tier Principal Balance of each Lower-Tier Regular Interest (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses to equal the Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date.
          (g) The Certificate Principal Amount of each Class of Sequential Pay Certificates entitled to distributions of principal shall be reduced without distribution on any Distribution Date, as a write-off, to the extent of any Realized Loss (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.06 of this Agreement to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) allocated to such Class on such Distribution Date. Any such write-offs shall be applied to the following Classes of Sequential Pay Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero; first, to the Class NR Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-J Certificates; and, finally, pro rata to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates based on their respective Certificate Principal Amounts. Any amounts recovered in respect of any amounts previously written off as Realized Losses shall be distributed to the Classes of Certificates to which Realized Losses have been allocated in order of their seniority and shall be deemed to be distributed to the Corresponding Lower-Tier Regular Interests. Reimbursement of previously allocated Realized Losses shall not constitute distributions of principal for any purpose and shall not result in an additional reduction in the Certificate Principal Amount of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery (plus interest thereon that would have accrued on the amount of such recovery had such Certificate Principal Balance not been reduced in the first place from the time that the Realized Loss relating to such recovery resulted in a write-down of the Certificate Principal Amount of the applicable Class of Certificates until the time that the recovery of Realized Loss increased such Certificate Principal Amount) shall be added to the Certificate Principal Amount of the Class or Classes of Certificates that previously were allocated Realized Losses, in sequential order, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class. If the Certificate Principal Amount of any Class is so increased, the amount of unreimbursed Realized Losses of such Class shall be decreased by such amount.
          The Notional Amount of the Class X-A Certificates and their respective Components shall be reduced to reflect reductions of the Certificate Principal Amount of the Class A-1, the Class A-2, the Class A-3, the Class A-4 and the Class A-J Certificates and of the Lower-Tier Principal Balances of the Corresponding Lower-Tier Regular Interests resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates and their respective Components shall be reduced to reflect reductions of the Certificate Principal Amount of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates and of the

Lower-Tier Principal Balances of the Corresponding Lower-Tier Regular Interests resulting from allocations of Realized Losses.
          (h) All amounts distributable, or reductions allocable on account of Realized Losses to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five (5) Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. The Certificate Administrator shall be responsible for making all distributions on the Certificates contemplated hereunder.
          (i) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Certificate Administrator shall, no later than the fifteenth day of the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made (or, if the Certificate Administrator has not received notice of such Anticipated Termination Date by such time, promptly following the Certificate Administrator’s receipt of such notice), mail to each Holder of such Class of Certificates, on such date a notice to the effect that:
     (i) the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified, and
     (ii) if such final distribution is made on such Distribution Date, no interest shall accrue on such Class of Certificates, or on the Corresponding Lower-Tier Regular Interest, from and after such Distribution Date;
provided, however, that the Class R Certificates shall remain outstanding until there is no other Class of Certificates or Lower-Tier Regular Interests outstanding.
          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(i). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner.
          (j) On the date as specified in the related Intercreditor Agreement (or if no date is specified, on the Master Servicer Remittance Date), with respect to a Companion Loan, the Master Servicer shall make withdrawals and payments from the related Split-Loan Custodial Account for such Companion Loan and remit such amounts to the related Companion Loan Holder in accordance with the related Intercreditor Agreement.
          (k) Excess Prepayment Interest Shortfalls shall be allocated to each Class of Regular Certificates, pro rata, based upon the amount of interest accrued with respect to each Class of Certificates and shall be allocated to the Corresponding Lower-Tier Regular Interests, pro rata, in respect of the Corresponding Certificates based on interest accrued.
          (l) On each Distribution Date, any Excess Interest received during the related Prepayment Period with respect to the Mortgage Loans shall be distributed to the Holders of the Class S Certificates from the Excess Interest Distribution Account.
          Section 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.
          (a) Based on information received from the Master Servicer and its own calculations, on each Distribution Date, the Certificate Administrator shall provide or make available a report, including reports in substantially the form attached hereto as Exhibit D (the “Distribution Date Statement”), setting forth, among other things, the following information:
     (A) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Sequential Pay Certificates and applied to reduce the respective Certificate Principal Amount thereof;

     (B) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) Interest Distribution Amount, (B) Yield Maintenance Charges and (C) Excess Interest;
     (C) the amount of any distributions made on such Distribution Date to the Holders of the Class R Certificates;
     (D) the aggregate amount of outstanding P&I Advances with respect to each Split-Loan, as of the related Determination Date;
     (E) the aggregate amount of Servicing Fees and Special Servicing Compensation retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;
     (F) the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans, Split-Loans and REO Companion Loans) immediately before and after such Distribution Date;
     (G) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Loan Rate of the outstanding Mortgage Loans, at the close of business on the related Determination Date;
     (H) as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or (E) as to which foreclosure proceedings have been commenced;
     (I) the aggregate Stated Principal Balance of Mortgage Loans as to which the related Mortgagor is subject or is expected to be subject to a bankruptcy proceeding;
     (J) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Prepayment Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;
     (K) as to any Mortgage Loan repurchased, substituted for or otherwise liquidated or disposed of during the related Prepayment Period, the Loan Number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Prepayment Period and the portion thereof included in the Available Funds for such Distribution Date;
     (L) with respect to any REO Property included in the Trust Fund as of the close of business on the last day of the related Prepayment Period, the Loan Number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Prepayment Period and the portion thereof included in the Available Funds for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;
     (M) with respect to any REO Property sold or otherwise disposed of during the related Prepayment Period, the Loan Number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Prepayment Period, the portion thereof included in the Available Funds for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;
     (N) the Interest Distribution Amount in respect of each Class of Regular Certificates for such Distribution Date;
     (O) any unpaid Interest Distribution Amount in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;
     (P) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;
     (Q) the original Certificate Principal Amount or Notional Amount as of the Closing Date and the Certificate Principal Amount or Notional Amount, as the case may be, of each Class of Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Certificate Principal Amount or Notional Amount, as the case may be, of each such Class due to Realized Losses;
     (R) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;
     (S) the Principal Distribution Amount for such Distribution Date;
     (T) the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;
     (U) the aggregate amount of Realized Losses and Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;
     (V) any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date;

     (W) identification of any material modification, extension or waiver of a Mortgage Loan;
     (X) identification of any material breach of the representations and warranties given with respect to a Mortgage Loan by the Mortgage Loan Seller;
     (Y) the identity of the Operating Advisor;
     (Z) the amount of the Certificate Administrator Fee (including the portion of the Certificate Administrator Fee that represents the Trustee Fee) and the Operating Advisor Fee paid with respect to such Distribution Date; and
     (AA) such additional information as contemplated by Exhibit D to this Agreement.
          In the case of information furnished pursuant to subclauses (A), (B), (C) and (Q) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination. The form of any Distribution Date Statement may change over time.
          The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Beneficial Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Beneficial Owner may register to receive email notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.
          On each Distribution Date, the Certificate Administrator shall make available via the Certificate Administrator’s Website to each Holder of a Class R Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R Certificates in respect of the related Trust REMIC on such Distribution Date. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or the Mortgage Loan Seller (including the information in the Prospectus Supplement) or any other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable.
          The Certificate Administrator shall make available each month, via the Certificate Administrator’s Website, to any Privileged Person (or, in the case of item (vii) below, solely to Certificateholders and Beneficial Owners and provided that the Prospectus (as supplemented by the Prospectus Supplement), Distribution Date Statements, this Agreement, the Mortgage Loan Purchase Agreement and the SEC EDGAR filings referred to in clause (ii) below (collectively, the “Public Documents”) shall be made available to the general public), the following items, to the extent such items do not constitute Privileged Information:

     (i) the following “deal documents”:
     (A) Prospectus (as supplemented by the Prospectus Supplement) and the Private Placement Memorandum; and
     (B) this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Mortgage Loan Purchase Agreement and any amendments and exhibits hereto or thereto;
     (ii) the following “SEC EDGAR filings”:
     (A) any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;
     (iii) the following “periodic reports”:
     (A) the Distribution Date Statements; and
     (B) the supplemental reports and the CREFC data files identified as such in the definition of “CREFC Investor Reporting Package (IRP)”, to the extent it has received or prepared such report or file;
     (iv) the following “additional documents”:
     (A) the summary of any Final Asset Status Report delivered to the Certificate Administrator in electronic format pursuant to Section 3.21 of this Agreement; and
     (B) any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format; and
     (C) all Operating Advisor Annual Reports;
     (v) the following “special notices”:
     (A) all Special Notices;
     (B) notice of any waiver, modification or amendment of any term of any Mortgage Loan;
     (C) notice of final payment on the Certificates;
     (D) all notices of the occurrence of any Events of Default received by the Certificate Administrator;
     (E) notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);
     (F) any and all officer’s certificates and other evidence delivered to the Certificate Administrator to support the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
     (G) any notice of the termination of the Trust;
     (H) the annual assessments as to compliance and the officer’s certificates delivered by the related party in respect thereof to the Certificate Administrator since the Closing Date pursuant to Sections 10.09 and Section 10.10 of this Agreement; and
     (I) the annual independent public accountants’ servicing reports delivered to the Certificate Administrator since the Closing Date pursuant to Section 10.11 of this Agreement;
     (vi) the Investor Q&A Forum; and
     (vii) solely to Certificateholders and Beneficial Owners, the Investor Registry.
          The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of the information provided pursuant to this Section and assumes no responsibility therefor. In addition, the Certificate Administrator disclaims responsibility for any information distributed by the Certificate Administrator for which it is not the original source. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and acceptance of a disclaimer and may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”). The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Agreement.
          The Certificate Administrator may provide such information through means other than (and in lieu of) the Certificate Administrator’s Website; provided that (i) the Depositor shall have consented to such alternative means and (ii) Certificateholders and each Pari Passu Companion Loan Holder shall have received notice of such alternative means (which notice may be given via the Certificate Administrator’s Website).
          Any Certificateholder or Beneficial Owner that is a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of the foregoing, or an agent of any Mortgagor shall be entitled to access only the Public Documents on the Certificate Administrator’s Website. The provisions in this Section shall not limit the Master Servicer’s ability to make accessible certain information regarding the Mortgage Loans at a website maintained by the Master Servicer.
          Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Definitive Certificate, a statement containing the information as to the applicable Class set forth in clauses (A), (B) and (C) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Certificate Administrator determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.
          The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners may (i)(a) submit questions to the Certificate Administrator relating to the Distribution Date Statement, (b) submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the servicing reports prepared by that party and being made available pursuant to this Section 4.02(a), the Mortgage Loans (or the Split-Loans) or the Mortgaged Properties and (c) submit questions to the Operating Advisor relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in any Operating Advisor Annual Report (collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Operating Advisor, the Master Servicer or the Special Servicer, the Certificate Administrator shall forward the Inquiry to the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, in each case within a commercially reasonable period following receipt thereof, together with the identity of the inquiring party. Within a commercially reasonable time following receipt of an Inquiry, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, and subject to the terms and conditions of the second next following paragraph, shall reply to the Inquiry, which reply of the Operating Advisor, the Master Servicer or Special Servicer shall be by email to the Certificate Administrator. The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, this Agreement or the applicable Loan Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (v) answering any Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Inquiry and, in the case of the Operating Advisor, the Master Servicer or the Special Servicer, shall promptly notify the Certificate Administrator. The Certificate Administrator shall notify the Person who submitted such Inquiry if the Inquiry will not be answered. The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A

Forum will not reflect questions, answers and other communications which are not submitted via the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and no other Person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information. The Certificate Administrator shall not disclose Privileged Information in the Investor Q&A Forum.
          The Certificate Administrator shall make available to any Certificateholder and Beneficial Owner (other than a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor), the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners can register and thereafter obtain information with respect to any other Certificateholder or Beneficial Owner that has so registered. Any person registering to use the Investor Registry shall be required to certify that (a) it is a Certificateholder or a Beneficial Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Beneficial Owners. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Beneficial Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.
          Notwithstanding the foregoing, in no event shall any provision of this Agreement be construed to require the Master Servicer, the Special Servicer or the Certificate Administrator to produce any ad hoc or non-standard written reports (in addition to the CREFC reports, inspection reports and other specific periodic reports otherwise required). If the Master Servicer, the Special Servicer or the Certificate Administrator elects to provide any ad hoc or non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.
          Upon filing with the IRS, the Certificate Administrator shall furnish to the Holders of the Class R Certificates the IRS Form 1066 for each Trust REMIC and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R Certificates may reasonably request.
          The specification of information to be furnished by the Certificate Administrator in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Certificate Administrator to Certificateholders and Beneficial Owners) shall not limit the Certificate Administrator in furnishing, and the Certificate Administrator is hereby authorized to furnish, to any Privileged Person any other information (such other information, collectively, “Additional Information”) with respect to the Mortgage

Loans (or the Split-Loans), the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below or to the extent such information is requested by a Certifying Certificateholder), (B) the Certificate Administrator shall be entitled to indicate the source of all information furnished by it, and the Certificate Administrator may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Certificate Administrator may notify any Privileged Person of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Certificate Administrator shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, and (E) the Certificate Administrator shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Certificate Administrator deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Certificate Administrator any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Certificate Administrator shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Certificate Administrator shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Certificate Administrator deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.
          The Depositor hereby authorizes the Certificate Administrator to, and the Certificate Administrator shall, make available to Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Markit Group Limited or such other vendor chosen by the Depositor that submits to the Certificate Administrator a certification in the form of Exhibit M-4 to this Agreement, all the Distribution Date Statements, CREFC reports and supplemental notices delivered or made available pursuant to this Section 4.02(a) to Privileged Persons.
          (b) No later than the Business Day prior to each Distribution Date, subject to the penultimate paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator, the Operating Advisor, the Special Servicer and any master servicer of a securitization of the Companion Loan in electronic form mutually acceptable to the Certificate Administrator, the Operating Advisor, the Special Servicer and the Master Servicer the following reports or information (and any other files as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time): (1) a CREFC REO Status Report, (2) a CREFC Historical Loan Modification and Corrected Mortgage Loan Report, (3) CREFC Total Loan Report, (4) the CREFC Servicer Watch List and Portfolio Review Guidelines, (5) the CREFC Financial File, (6) the CREFC

Property File, (7) except for the first two Distribution Dates, the CREFC Comparative Financial Status Report, (8) the CREFC Loan Level Reserve/LOC Report, (9) the CREFC Advance Recovery Report and (10) the CREFC Delinquent Loan Status Report.
          No later than the Business Day prior to each Distribution Date except for the first two Distribution Dates, the Master Servicer shall deliver to the Certificate Administrator and the Operating Advisor (by electronic means) the CREFC Comparative Financial Status Report for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer’s possession); and (c) the “base year” (representing the original analysis of information used as of the Cut-Off Date).
          No later than 2:00 p.m., New York City time, on the second Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator and the Operating Advisor a CREFC Loan Periodic Update File setting forth certain information with respect to the Mortgage Loans and Mortgaged Properties.
          Pursuant to Section 3.03(b) of this Agreement, the Master Servicer or the Special Servicer, as the case may be, shall notify the Certificate Administrator in the CREFC Loan Periodic Update File if such party receives Excess Interest on or prior to the Determination Date for any Distribution Date, or receives notice from the related Mortgagor that such party will be receiving Excess Interest on or prior to the Determination Date for any Distribution Date.
          The Master Servicer shall provide to the Certificate Administrator and the Operating Advisor the CREFC Loan Setup File within 60 days of the first Distribution Date hereunder to the extent it has received from the Mortgage Loan Sellers one or more spreadsheets (with the data fields filled) containing the data necessary for the completion of the aggregate pool-wide CREFC Loan Setup File.
          In addition, the Master Servicer or Special Servicer, as applicable, shall prepare with respect to each Mortgaged Property and REO Property:
          Within 45 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended March 31, 2012, a CREFC Operating Statement Analysis Report (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, related financial reporting information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall deliver or make available to the Certificate Administrator, the Operating Advisor and any related Companion Loan Holder by electronic means the CREFC Operating Statement Analysis Report; and

           Within 45 days after receipt by the Special Servicer (with respect to Specially Serviced Mortgage Loans) or the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) of an annual operating statement, commencing with the calendar year ending December 31, 2012, a CREFC NOI Adjustment Worksheet (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, related financial reporting), presenting the computation to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CREFC Comparative Financial Status Report above. The Special Servicer or the Master Servicer shall deliver or make available to the Certificate Administrator, the Operating Advisor and any related Companion Loan Holder by electronic means the CREFC NOI Adjustment Worksheet.
          The Certificate Administrator shall deliver or shall cause to be delivered, subject to Section 11.14 of this Agreement, to each Rating Agency and, upon request, to each Certificateholder, to each party hereto, to any Underwriter, any Initial Purchaser and to each Person that provides the Certificate Administrator with an Investor Certification a copy of the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan or any Split-Loan and delivered to the Certificate Administrator.
          The Master Servicer shall deliver to the Certificate Administrator, upon reasonable request of the Certificate Administrator, any and all information relating to the Mortgage Loans or the Split-Loans in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Property) to the extent reasonably necessary to perform its duties and obligations hereunder.
          Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.
          The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information in the possession of the Special Servicer necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.
          The obligation of the Special Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Special Servicer having received from the Master Servicer in a timely manner the related reports and information in the possession of the Master Servicer necessary or required to enable the Special Servicer to prepare and deliver such reports. The Special Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Master Servicer to the Special Servicer pursuant to this Agreement and accepted by the Special Servicer in good faith pursuant to this Agreement.
          (c) Not later than 2:00 p.m. (New York City time) on the first Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer and Operating Advisor, upon request, for each Specially Serviced Mortgage Loan and REO Property, a CREFC Special Servicer Loan File. The Special Servicer shall also deliver to the Certificate Administrator, upon the reasonable written request of the Certificate Administrator, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.
          The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties.
          The Master Servicer may make available to Beneficial Owners who have certified to the Master Servicer their beneficial ownership of any Certificate, or to prospective Beneficial Owners who provide appropriate confirmation that they are prospective Beneficial Owners and who certify that they intend to keep any information confidential, copies of any reports or files prepared by the Master Servicer pursuant to this Agreement. The Master Servicer may make information concerning the Mortgage Loans or the Split-Loans available on any website that it has established.
          Section 4.03 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.
          Section 4.04 REMIC Compliance.
          (a) The parties intend that each Trust REMIC shall constitute, and that the affairs of each Trust REMIC shall be conducted so as to qualify it as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Certificate Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each Trust REMIC and shall on behalf of each Trust REMIC: (i) prepare, deliver to the Trustee for execution (and the Trustee shall execute) and file, or cause to be prepared and filed, all required Tax Returns for each Trust REMIC, using a calendar year as the taxable year for each Trust REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each Trust REMIC, to be treated as a REMIC on IRS Form 1066 for its first taxable year ending December 31, 2012, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders (other than the Holders of the Class S Certificates) and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of each Trust REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) obtain a taxpayer identification number for each Trust REMIC, and the Grantor Trust on IRS Form SS-4, and, within thirty days of the Closing Date, furnish or cause to be furnished to the IRS, on IRS Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each Trust REMIC for this purpose), together with such additional information as may be required by such IRS Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer or the Certificate Administrator and necessary to make such filing); and (vi) maintain such records relating to each Trust REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.
          The Holder of the largest Percentage Interest in the Class R Certificates shall be the tax matters person of each Trust REMIC pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R Certificates shall be such tax matters person. The Certificate Administrator shall act as attorney-in-fact and agent for the tax matters person of each Trust REMIC, and each Holder of a Percentage Interest in the Class R Certificates, by acceptance hereof, is deemed to have consented to the Certificate Administrator’s appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Certificate Administrator in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.
          The Certificate Administrator shall not intentionally take any action or intentionally omit to take any action within its control and the scope of its duties if, in taking or omitting to take such action, the Certificate Administrator knows that such action or omission (as the case may be) would cause the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement).
          Notwithstanding any provision of this paragraph or the three preceding paragraphs to the contrary, the Certificate Administrator shall not be required to take any action that the Certificate Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Certificate Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Certificate Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer which does not enable the Certificate Administrator to comply with any of clauses (i) through (vi) of the third preceding paragraph or which results in any action contemplated by clauses (i) through (iii) of the next succeeding sentence. In this regard the Certificate Administrator shall (i) not allow the occurrence of any “prohibited transactions” within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Certificate Administrator an Opinion of Counsel (at such party’s expense) that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any Trust REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes; and (ii) not allow any such Trust REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by such Trust REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause) and (iii) not permit the creation of any “interests,” within the meaning of the REMIC Provisions, in the Upper-Tier REMIC other than the Regular Certificates and the Upper-Tier Residual Interest, or in the Lower-Tier REMIC other than the Lower-Tier Regular Interests and the Lower-Tier Residual Interest. None of the Trustee, the Master Servicer, the Special Servicer or the Depositor shall be responsible or liable for any failure by the Certificate Administrator to comply with the provisions of this Section 4.04. The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Certificate Administrator in supplying any information within the Depositor’s, the Master Servicer’s or the Special Servicer’s control (other than any confidential information) that is reasonably necessary to enable the Certificate Administrator to perform its duties under this Section 4.04.
          (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Special Servicer, any Holders of the Controlling Class and the Class R Certificateholder will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased or substituted for by the Mortgage Loan Seller pursuant to Article II of this Agreement.
          Section 4.05 Imposition of Tax on the Trust Fund. If any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on any Trust REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Certificate Administrator for deposit into the Distribution Accounts amounts reasonably determined by the Certificate Administrator to be necessary to pay such taxes, and the Certificate Administrator shall return to the Special Servicer the excess determined by the Certificate Administrator from time to time of the amount in excess of the amount necessary to pay such taxes); provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(a)(viii) of this Agreement and the next sentence. Except as provided in the preceding sentence, the Certificate Administrator is hereby authorized to and shall retain or cause to be retained from the Distribution Account in determining the amount of Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by any Trust REMIC (but such authorization shall not prevent the Certificate Administrator from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any “prohibited transaction” under Code Section 860F(a) or (ii) the amount of any contribution to any Trust REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the related Distribution Account). To the extent that any such tax is paid to the IRS, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R Certificates in respect of the related residual interest and shall distribute such retained amounts to the Holders of Regular Certificates or to the Certificate Administrator in respect of the Lower-Tier Regular Interests until they are fully reimbursed and then to the Holders of the Class R Certificates in respect of the related residual interest. None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any taxes imposed on any Trust REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or an act or omission of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or the Special Servicer, as applicable, or Section 4.04 or Section 8.01, in the case of the Certificate Administrator or the Trustee, as applicable. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Certificate Administrator’s or the Trustee’s breaches, acts or omissions, the Trustee shall not be responsible for the breaches, acts or omissions of the Certificate Administrator, the Master Servicer or the Special Servicer, and the Certificate Administrator shall not be responsible for the breaches, acts or omissions of the Trustee, the Master Servicer or the Special Servicer.
          Section 4.06 Remittances; P&I Advances. (a) On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:
     (i) remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to the Yield Maintenance Charges applicable to the Mortgage Loans (but not the Companion Loans) received by the Master Servicer in the Prepayment Period preceding such Distribution Date;

     (ii) remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to the Available Funds applicable to the Mortgage Loans (other than the amounts referred to in clause (iii) below and clause (d) of the definition of “Available Funds”);
     (iii) make a P&I Advance by remittance to the Certificate Administrator for deposit into the Lower-Tier Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan or, in the event of a default in the payment of amounts due on the Maturity Date of a Mortgage Loan, the amount equal to the Assumed Monthly Payment (including any REO Mortgage Loan and any Mortgage Loans related to the Split-Loans, but not the Companion Loans) to the extent such amounts were not received on such Mortgage Loan prior to the Business Day immediately preceding the Master Servicer Remittance Date (and therefore are not included in the remittance described in the preceding clause (ii)); and
     (iv) remit to the Certificate Administrator for deposit in the Excess Interest Distribution Account all Excess Interest for the related Distribution Date then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.06(a)(ii) through Section 3.06(a)(ix) of this Agreement.
          Neither the Master Servicer nor the Trustee shall be required or permitted to make an advance for Balloon Payments, Default Interest, Excess Interest or Yield Maintenance Charges. Neither the Master Servicer nor the Trustee shall be required or permitted to make an advance for principal and/or interest payments, balloon payments, default interest, excess interest or yield maintenance charges with respect to any Companion Loan. The amount required to be advanced in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amount less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.
          Any amount advanced by the Master Servicer pursuant to Section 4.06(a)(iii) of this Agreement shall constitute a P&I Advance for all purposes of this Agreement and the Master Servicer shall be entitled to reimbursement (with interest at the Advance Rate).
          The Certificate Administrator shall notify the Master Servicer and the Trustee by telephone if as of 3:00 p.m., New York City time, on the Master Servicer Remittance Date, the Certificate Administrator has not received the amount of a required P&I Advance hereunder. If as of 11:00 a.m., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Master Servicer Remittance Date pursuant to Section 4.06(a)(iii) of this Agreement, the Certificate Administrator shall notify the Trustee and the Trustee shall no later than 1:00 p.m., New York City time, on such Business Day deposit into the Lower-Tier Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer.
          Neither the Master Servicer or the Trustee shall be obligated to make a P&I Advance as to any Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such advance will be a Nonrecoverable Advance. In making such recoverability determination, the Master Servicer, Special Servicer or Trustee, as applicable, will be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified and (ii) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its commercially reasonable business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its commercially reasonable business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) future expenses, (c) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its commercially reasonable business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) the timing of recoveries. In addition, any Person, in considering whether a P&I Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout- Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Master Servicer or the Trustee, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer or in its commercially reasonable judgment in the case of the Trustee (solely in its capacity as Trustee), may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either of the Special Servicer or Master Servicer to the other and to the Trustee, the Certificate Administrator and the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer and the Certificate Administrator; provided, however, that the Special Servicer may, at its option make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the Master Servicer, the Trustee and the 17g-5 Information Provider written notice of such determination. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer, the Trustee, the other parties hereto and the Certificateholders, provided, however, that the Special Servicer shall have no such option to make an affirmative determination that any P&I Advance is or would be recoverable and in the absence of a determination by the Special Servicer that such P&I Advance is or would be a Nonrecoverable P&I Advance, such decision shall remain with the Master Servicer or the Trustee, as applicable. Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance is a Nonrecoverable P&I Advance, the Master Servicer and the Trustee shall each have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance is a Nonrecoverable P&I Advance. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status and property inspections, and shall include any existing Appraisal with respect to the related Mortgage Loan or related Mortgaged Property). The Special Servicer shall promptly furnish any party required to make P&I Advance hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advance may reasonably request for purposes of making recoverability determinations. The Trustee shall be entitled to conclusively rely on the Master Servicer’s or Special Servicer’s, as the case may be, determination that a P&I Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a P&I Advance is or would be nonrecoverable.
          The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes (together with interest thereon) to the extent permitted pursuant to Section 3.06(a)(ii) of this Agreement and each of the Master Servicer and Special Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Mortgagors to the extent permitted by applicable law and the related Mortgage Loan.
          (b) If the Trustee, the Master Servicer or the Special Servicer has received (a) written notice from Fitch or Moody’s to the effect that continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or Moody’s, as applicable, to any Class of Certificates or securities backed by a Companion Loan and citing servicing concerns with such Master Servicer or Special Servicer as the sole or material factor in such rating action, and such notice is not rescinded within 60 days; or (b) notice that the Master Servicer is acting as a master servicer in a commercial loan securitization that was rated by Fitch or Moody’s within the twelve month period prior to the date of determination, and Fitch or Moody’s has downgraded or withdrawn the then-current rating on any class of mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such Master Servicer as master servicer of such commercial mortgage securities as the sole or material factor, then the Trustee, the Master Servicer or the Special Servicer, as applicable, shall promptly notify the other parties and the Certificate Administrator, and the Certificate Administrator shall promptly notify the Companion Loan Holder and the master servicer of the Companion Loan.
          Section 4.07 Grantor Trust Reporting. The parties intend that the portions of the Trust Fund consisting of the right to receive all Excess Interest with respect to the Mortgage

Loans and related amounts held from time to time in the Excess Interest Distribution Account, which will be beneficially owned by the Holders of the Class S Certificates, be treated as a grantor trust under subpart E, part I of subchapter J of the Code. In furtherance of such intention, the Certificate Administrator shall furnish or cause to be furnished annually, and shall file or cause to be filed with the IRS together with Form 1041 or Form 1099 or such other Tax Return or form as may be applicable, to the Holders of the Class S Certificates, the amount of any Excess Interest received with respect to the Mortgage Loans. Under no circumstances shall the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer have the power to vary the investment of the Class S Certificates in the Grantor Trust to take advantage of variations in the market rate of interest to improve their rate of return.
          If the Certificate Administrator determines that any Class S Certificate is held through a nominee, then the Grantor Trust will be treated as a WHFIT that is a WHMT. In such event, the Certificate Administrator shall report as required under the WHFIT Regulations, provided that the Certificate Administrator receives on a timely basis any and all information not already in its possession reasonably necessary for it to do so. The Certificate Administrator shall be entitled to rely on its determination that a Class S Certificate is held through a middleman and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the IRS makes a determination that such determination is incorrect. As of the Closing Date, the Class S Certificate is not held through a nominee.
          The Certificate Administrator shall report required WHFIT information using the accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Certificate Administrator is under no obligation to determine whether the Holder of any Class S Certificate or other beneficial owner of a Class S Certificate, to the extent the Certificate Administrator knows of any other beneficial owner of a Class S Certificate, uses the cash or accrual method. The Certificate Administrator shall make available information as required by the WHFIT Regulations to such Holders of Class S Certificates annually. In addition, the Certificate Administrator is not responsible or liable for providing subsequently amended, revised or updated information to any Holder of any Class S Certificate unless requested by such Holder.
          The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder (which shall solely be the responsibility of the related Holders of Class S Certificates) if such failure is due to: (i) the lack of reasonably necessary information that is not in its possession being provided to the Certificate Administrator, or (ii) incomplete, inaccurate or untimely information being provided to the Certificate Administrator. Absent receipt of information regarding any sale of securities, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Certificate Administrator shall assume there is no secondary market trading of WHFIT interests.
          To the extent required by the WHFIT Regulations, the Certificate Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Class S Certificates that represent ownership of a WHFIT. The Certificate Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP

Numbers have been received. The Certificate Administrator is not liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.
ARTICLE V
THE CERTIFICATES
          Section 5.01 The Certificates. (a) The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-J Certificates, the Class X-A Certificates, Class X-B Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class NR Certificates, the Class R Certificates and the Class S Certificates.
          Each Class of Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-15 respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof
          (b) The Public Certificates shall be issued in minimum denominations of $10,000 and integral multiples of $1 in excess thereof. The Private Certificates (other than the Class X-A, Class X-B, Class S and Class R Certificates) shall be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class X-A and Class X-B Certificates shall be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess thereof. If the initial Certificate Principal Amount or initial Notional Amount, as applicable, of any Class of Certificates does not equal an integral multiple of $1, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Principal Amount or initial Notional Amount, as applicable, that includes the excess of (i) the initial Certificate Principal Amount or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1 that does not exceed such amount. The Class R Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R Certificates and in integral multiples of 1% in excess thereof. The Class S Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class S Certificates and in integral multiples of 1% in excess thereof.
          (c) One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature. If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless. A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the

Certificate) manually countersigns the Certificate. The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.
          Section 5.02 Form and Registration.
          (a) Each Class of Public Certificates shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto, which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Principal Amount of a Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.
          (b) Unless and until Definitive Certificates are issued in respect of a Class of Global Certificates, beneficial ownership interests in such Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures.
          (c) No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer is to be made in reliance upon an exemption from the Act, and under the applicable state securities laws, then:
     (i) The Certificates of each Class of the Private Certificates (other than the Class S and Class R Certificates) sold in offshore transactions in reliance on Regulation S under the Act shall initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Global Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Private Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of Euroclear and/or Clearstream. Prior to the expiration of the Restricted Period, beneficial interests in each Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Certificate may be exchanged for an interest in the related permanent global certificate of the same Class of Private Certificates (a “Regulation S Global Certificate”) in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.03(f) of this Agreement. During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Global Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Principal Amount of a Temporary Regulation S Global Certificate or a Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.
     On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Global Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph.
     (ii) The Certificates of each Class of Private Certificates (other than the Class S and Class R Certificates) offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Rule 144A Global Certificate”), which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Principal Amount of a Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.
     (iii) The Certificates of each Class of Private Certificates offered and sold in the United States to investors that are Institutional Accredited Investors that are not Qualified Institutional Buyers, the Class R Certificates and the Class S Certificates shall be in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Definitive Certificates to the respective beneficial owners or owners.
          (d) Owners of beneficial interests in Global Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless: (i) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Global Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Registrar and the Depositor are unable to locate a qualified successor within 90 days of such notice; (ii) the Depositor notifies Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depositary, the Depository Participants holding beneficial interests in the Certificates agree to initiate such termination; or (iii) after the occurrence of an event of default under this Agreement, Certificateholders representing a majority in principal amount of the Certificates of any Class then outstanding advise the Depositary through the Depository Participants in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interest of such Certificateholders; provided, however, that under no circumstances will certificated Private Certificates be issued to beneficial owners of a Temporary Regulation S Global Certificate. Upon notice of the occurrence of any of the events described in clause (i), (ii) or (iii) above with respect to any Certificates of a Class that are in the form of Global Certificates and upon surrender by the Depository of any Global Certificate of such Class and receipt from the Depository of instructions for re-registration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Global Certificate, the same legends regarding transfer restrictions borne by such Global Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement.
          (e) If any Beneficial Owner wishes to transfer its interest in a Rule 144A Global Certificate to an Institutional Accredited Investor that is not a Qualified Institutional Buyer, or wishes to transfer its interest in a Regulation S Global Certificate to a “U.S. person” (as that term is defined in Rule 902(k) under the Act) that is an Institutional Accredited Investor but not a Qualified Institutional Buyer, then the transferee shall take delivery in the form of a Definitive Certificate, subject to the restrictions on the transfer of such Definitive Certificate in Section 5.03(h) of this Agreement. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer complies with the provisions of Section 5.03(h) of this Agreement applicable to transfers of Definitive Certificates. Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Certificate equal to the denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.
          Section 5.03 Registration of Transfer and Exchange of Certificates.
          (a) The Certificate Administrator shall keep or cause to be kept at its principal offices books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class of Private Certificates represented by a Temporary Regulation S Global Certificate, a Regulation S Global Certificate and a Rule 144A Global Certificate and accepting Certificates for exchange and registration of transfer and (ii) transmitting to the Depositor, the Master Servicer and the Special Servicer any notices from the Certificateholders.
          (b) Subject to the restrictions on transfer set forth in this Article V, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute,

           authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.
          (c) Rule 144A Global Certificate to Temporary Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time during the Restricted Period to exchange its interest in such Rule 144A Global Certificate for an interest in the Temporary Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Global Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit F-1 to this Agreement given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Principal Amount of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Principal Amount of the Temporary Regulation S Global Certificate by the aggregate Certificate Principal Amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the Agent Member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Global Certificate equal to the reduction in the Certificate Principal Amount of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.
          (d) Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time following the Restricted Period to exchange its interest in such Rule 144A Global Certificate for an interest in the Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global

Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit F-2 to this Agreement given by the holder of such beneficial interest stating (A) that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, (B) that the Private Certificate being transferred is not a “restricted security” as defined in Rule 144 under the Act or (C) that the transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Global Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Principal Amount of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Principal Amount of the Regulation S Global Certificate by the aggregate Certificate Principal Amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the Certificate Principal Amount of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.
          (e) Temporary Regulation S Global Certificate or Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Temporary Regulation S Global Certificate or Regulation S Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Global Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Global Certificate (but not the Regulation S Global Certificate) for an interest in the Rule 144A Global Certificate, a certificate in the form of Exhibit G to this Agreement given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Global Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Principal Amount of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to increase, or cause to be increased, the Certificate Principal Amount of the Rule 144A Global Certificate by the aggregate Certificate Principal Amount of the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Global Certificate equal to the reduction in the Certificate Principal Amount of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate that is being transferred.
          (f) Temporary Regulation S Global Certificate to Regulation S Global Certificate. Interests in a Temporary Regulation S Global Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit H to this Agreement from the holder of a beneficial interest in such Temporary Regulation S Global Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Global Certificate of the same Class or Private Certificates. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Global Certificate, representing the aggregate Certificate Principal Amount of interests in the Temporary Regulation S Global Certificate initially exchanged for interests in the Regulation S Global Certificate. The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Global Certificate. Upon any exchange of interests in the Temporary Regulation S Global Certificate for interests in the Regulation S Global Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Global Certificate to reflect the reduction in the Certificate Principal Amount represented thereby by the amount so exchanged and shall endorse the Regulation S Global Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Global Certificate and Rule 144A Global Certificate authenticated and delivered hereunder.
          (g) Definitive Certificate to Global Certificate. If a holder of a Definitive Certificate that is a Private Certificate (other than a Class S or Class R Certificate) wishes at any time to exchange its interest in such Definitive Certificate for an interest in a Global Certificate of the same Class, or to transfer all or part of such Definitive Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Definitive Certificate for an equivalent beneficial interest in the appropriate Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of

(1) such Definitive Certificate, duly endorsed as provided herein, (2) instructions from such holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Global Certificate equal to the portion of the Certificate Principal Amount of the Definitive Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit I to this Agreement (if the applicable Global Certificate is the Temporary Regulation S Global Certificate), in the form of Exhibit J to this Agreement (if the applicable Global Certificate is the Regulation S Global Certificate) or in the form of Exhibit K to this Agreement (if the applicable Global Certificate is the Rule 144A Global Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Definitive Certificate, and shall, if applicable, direct the Certificate Administrator to execute, authenticate and deliver to the transferor a new Definitive Certificate equal to the aggregate Certificate Principal Amount of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Global Certificate by the aggregate Certificate Principal Amount of the portion of the Definitive Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Global Certificate equal to the Certificate Principal Amount of the portion of the Definitive Certificate so canceled.
          (h) Definitive Certificates on Initial Issuance Only. Subject to the issuance of Definitive Certificates, if and when permitted by Section 5.02(d) of this Agreement, no Definitive Certificates shall be issued to a transferee of an interest in any Rule 144A Global Certificate, Temporary Regulation S Global Certificate or Regulation S Global Certificate or to a transferee of a Non-Book Entry Certificate (or any portion thereof).
          (i) Other Exchanges. If a Private Certificate is exchanged for a Definitive Certificate (other than as otherwise set forth in Section 5.02(d) of this Agreement), such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (c) through (f) and (h) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Act, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.
          (j) Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Global Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (e) above.
          (k) If Private Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Private Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act or, with respect to Definitive Certificates, that such Certificates are not “restricted” within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.
          (l) All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.
          (m) No ERISA Restricted Certificate, Class R Certificate or Class S Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”), or any person acting on behalf of any such plan or using the assets of a Plan to purchase such ERISA Restricted Certificate, Class R Certificate or Class S Certificate, other than, in the case of the ERISA Restricted Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60. Except in connection with the transfer thereof by an Underwriter or the Depositor, each prospective transferee of an ERISA Restricted Certificate, a Class R Certificate or a Class S Certificate in Definitive form shall deliver to the transferor, the Certificate Registrar, the Certificate Administrator and the Trustee a representation letter, substantially in the form of Exhibit L-3 to this Agreement, stating that the prospective transferee is not a Plan or a person acting on behalf of or using the assets of a Plan, other than, in the case of the ERISA Restricted Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60. No Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class X-A, Class X-B, Class B, Class C, Class D or Class E Certificate and no Certificate which has ceased to be an ERISA Restricted Certificate (because of the proviso in the definition of “ERISA Restricted Certificate”) may be purchased by or transferred to any prospective purchaser or transferee that is or will be a Plan, or any person acting on behalf of any such plan or using the assets of a Plan to purchase such Certificate, unless (A) the purchaser is an Institutional Accredited Investor and (B) the acquisition, holding and disposition of such Certificate by the purchaser will not constitute or otherwise result in a non-exempt prohibited transaction under ERISA or Code Section 4975 (or a similar non-exempt violation of Similar Law). Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.
          (n) Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

     (i) Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.03(n) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.
     (ii) No Residual Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, unless other than in connection with the initial Transfer thereof to the Underwriters, the Certificate Registrar receives (x) from the proposed transferee, an affidavit in substantially the form attached as Exhibit L-1 to this Agreement (a “Transferee Affidavit”) (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur tax liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to comply with the provisions of this Section 5.03(n) and (y) other than in connection with the initial issuance of a Class R Certificate, a statement from the proposed transferor substantially in the form attached as Exhibit L-2 to this Agreement (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1) or (3) are false.
     (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (n)(ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Code Section 860E(e) as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.
     (iv) The Class R Certificates may only be transferred to and owned by Qualified Institutional Buyers.
          (o) The Class S Certificates may only be represented by Definitive Certificates and may only be transferred to and owned by Qualified Institutional Buyers.
          Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar, the Trustee and the Certificate Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice that such Certificate has been acquired by a bona fide purchaser, the Certificate Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 5.04, the Certificate Registrar and the Certificate Administrator may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
          Section 5.05 Persons Deemed Owners. The Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided an Investor Certification, such party to this Agreement shall distribute such report, statement or other information to such Beneficial Owner (or prospective transferee).

          Section 5.06 Appointment of Paying Agent. The Certificate Administrator may appoint a paying agent (the “Paying Agent”) for the purpose of making distributions to Certificateholders pursuant to Section 4.01 of this Agreement. The Certificate Administrator shall cause such Paying Agent, if other than the Certificate Administrator or the Master Servicer, to execute and deliver to the Master Servicer and the Certificate Administrator an instrument in which such Paying Agent shall agree with the Master Servicer and the Certificate Administrator that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Certificate Administrator. The Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least “A” by Fitch and “A2” by Moody’s, or shall be otherwise acceptable to each Rating Agency.
          Section 5.07 Access to Certificateholders’ Names and Addresses; Special Notices.
          (a) If any Certifying Certificateholder, Companion Loan Holder or the Master Servicer (for purposes of this Section 5.07, an “Applicant”) applies or requests in writing to the Certificate Registrar, and such application or request states that the Applicant desires to communicate with the Certificateholders, the Certificate Registrar shall promptly furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.
          (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Certificate Administrator that the Certificate Administrator and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.
          (c) Upon the written request of any Certifying Certificateholder that (a) states that such Certificateholder desires the Certificate Administrator to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact and (b) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Administrator shall deliver such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering with any such Special Notice shall be borne by the party requesting such Special Notice. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.
          Section 5.08 Actions of Certificateholders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and, when required, to the Depositor, the Master Servicer or the Special Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Certificate Administrator, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.
          (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Certificate Administrator, the Depositor, the Special Servicer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.
          (d) The Certificate Administrator or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.08 as it shall deem necessary.
          Section 5.09 Authenticating Agent. The Certificate Administrator may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Certificate Administrator shall serve as the initial Authenticating Agent and the Certificate Administrator hereby accepts such appointment.
          Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.
          The Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Certificate Administrator and the Depositor. The Certificate Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.09, the Certificate Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all

Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.09.
          The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Certificate Administrator. The appointment of an Authenticating Agent shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Authenticating Agent.
          Section 5.10 Appointment of Custodian. The Certificate Administrator may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Certificate Administrator, by entering into a Custodial Agreement (in the event the Certificate Administrator is not the Custodian). The Certificate Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least “BBB” by Fitch and “Baa” from Moody’s, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.07 of this Agreement. Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate Administrator. The Certificate Administrator shall serve as the initial Custodian. The Custodian, if the Custodian is not the Certificate Administrator, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 5.10 shall be issued by a Qualified Insurer, or by any other insurer with respect to which the Rating Agencies have provided to the Certificate Administrator a No Downgrade Confirmation. The appointment of a Custodian shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Custodian. In the event the Certificate Administrator is the Custodian, the Custodian may self insure.
          Section 5.11 Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served.

The Certificate Registrar initially designates its office at 111 Wall Street, Attention 15th Floor Window, New York, New York 10005 as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.
ARTICLE VI
THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE
OPERATING ADVISOR AND THE CONTROLLING CLASS REPRESENTATIVE
          Section 6.01 Liability of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor. The Depositor, the Master Servicer, the Special Servicer and the Operating Advisor each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement. Each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor shall indemnify the Depositor, any employee, director or officer of the Depositor, the Trust Fund and each Companion Loan Holder, and hold the Depositor, any employee, director or officer of the Depositor, the Trust Fund and each Companion Loan Holder harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s, the Trustee’s, the Certificate Administrator’s or the Operating Advisor’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor, as the case may be, of any of its representations or warranties contained herein. The Depositor shall indemnify the Trust Fund and the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, and any employee, director or officer of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor and hold the Trust Fund and the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor and any employee, director or officer of either the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Depositor or by reason of negligent disregard of the Depositor obligations or duties hereunder, or (ii) as a result of the breach by the Depositor of any of its representations or warranties contained herein.
          Section 6.02 Merger or Consolidation of the Master Servicer, the Special Servicer and the Operating Advisor. Subject to the following paragraph, each of the Master Servicer, the Special Servicer and the Operating Advisor shall keep in full effect its existence, rights and good standing as a national banking association, limited liability company or a corporation under the laws of the state of its organization and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located (to the extent necessary to perform its obligations under this Agreement) or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.
          Each of the Master Servicer, the Special Servicer and the Operating Advisor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, hereunder, if such surviving entity is a rated servicer or if each of the Rating Agencies has provided a No Downgrade Confirmation.
          Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and Others. None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor shall be under any liability to the Trust Fund, the Certificateholders, any Companion Loan Holder or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such Person against liability which would be imposed by reason of (i) any breach of warranty or representation with respect to such respective party or (ii) any willful misconduct, bad faith, fraud or negligence on the part of such respective party in the performance of its obligations and duties hereunder or by reason of negligent disregard on the part of such respective party of its obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor shall be indemnified and held harmless by the Trust Fund (which indemnification amounts shall be payable out of the Collection Account or, if with respect to the Split-Loan, first out of the related Split-Loan Custodial Account and then out of the Collection Account, provided that, to the extent that the amount relates to a Split-Loan, is required under the Intercreditor Agreement to be borne by the holder of the related Companion Loan and is paid from the Collection Account because funds on deposit in the related Split-Loan Custodial Account are insufficient to pay such indemnification, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of the related Companion Loan to deposit into the Collection Account in the amount so paid from the Collection Account) against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with, or relating to, this Agreement or the Certificates, other than any loss, liability or expense (including reasonable legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations or duties hereunder, in each case by the Person being indemnified, (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein, (iii) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof or (iv) which constitutes a Property Advance that is otherwise reimbursable hereunder. Neither the Depositor nor the Master Servicer nor the Special Servicer nor the Operating Advisor shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 and Section 3.06A of this Agreement.
          With respect to any Split-Loan, the losses, liabilities or expenses described in the preceding paragraph that relate to such Split-Loan shall be paid first out of amounts on deposit in the related Split-Loan Custodial Account maintained with respect to such Split-Loan (with such amounts allocated between the Mortgage Loan and the related Pari Passu Companion Loans on a pro rata basis (based on each such loan’s outstanding principal balance)) and then out of amounts on deposit in the Collection Account. If funds in the Split-Loan Custodial Account are insufficient, and any deficiency is paid from amounts on deposit in the Collection Account, then, to the extent any such amounts are required to be borne by the related Companion Loan Holder pursuant to the terms of the related Intercreditor Agreement, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of the related Companion Loan to deposit into the Collection Account in the amount so previously paid from the Collection Account.
          Section 6.04 Limitation on Resignation of the Master Servicer, the Special Servicer or the Operating Advisor.
          (a) Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its respective rights and delegate its respective duties and obligations under this Agreement, and provided, that, with respect to any of the Master Servicer, the Special Servicer or the Operating Advisor: (i) the successor accepting such assignment and delegation (A) shall be (1) an established mortgage finance entity or bank or (2) an other entity that is regularly engaged in the servicing of commercial mortgage loans (or, in the case of the Operating Advisor, an Eligible Operating Advisor), and in the case of each of clause (1) or (2) is organized and doing business under the laws of any state of the United States, the District of Columbia or the United States, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02 of this Agreement, and (B) shall execute and deliver to the Trustee and the Certificate Administrator an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, under this Agreement from and after the date of such agreement; (ii) each Rating Agency has delivered to the Trustee a No Downgrade Confirmation; (iii) the Master Servicer, the Special Servicer or the Operating Advisor shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iv) the rate at which the Operating Advisor Fee, the Servicing Fee or Special Servicing Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect; and (v) the resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer, Special Servicer or Operating Advisor, as applicable, hereunder.
          (b) Except as provided in this Section 6.04, the Master Servicer, the Special Servicer and the Operating Advisor shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law; provided that, on and after the time the Trustee receives notice of resignation by the Master Servicer, the Special Servicer or the Operating Advisor upon determination that such duties hereunder are no longer permissible under applicable law, the Trustee shall, with respect to the Master Servicer or the Special Servicer subject to the terms and provisions of Section 7.02 of this Agreement and with respect to the Operating Advisor subject to the terms and provisions of Section 7.06 of this Agreement, be its successor in all respects in its capacity as Master Servicer, Special Servicer or Operating Advisor, as applicable, as though the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, had received a notice of termination. Any such determination permitting the resignation of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer’s, Special Servicer’s or Operating Advisor’s expense) to such effect delivered to the Trustee and the Certificate Administrator.
          Except as provided in the immediately preceding paragraph, no resignation or removal of the Master Servicer, the Special Servicer or the Operating Advisor as contemplated herein shall become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor shall have assumed the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s responsibilities, duties, liabilities and obligations hereunder. If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer, Special Servicer or Operating Advisor would have been entitled, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor shall be treated as a shortfall resulting in Realized Losses.
          Section 6.05 Rights of the Depositor, the Trustee, the Certificate Administrator and the Companion Loan Holder in Respect of the Master Servicer and Special Servicer. The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee, the Certificate Administrator, with respect to a Split-Loan the related depositor, trustee and certificate administrator of any related Other Securitization and, subject to Section 11.14 of this Agreement, each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations, if reasonably related to the performance of the obligations of such Person under this Agreement. Upon request, if reasonably related to the performance of the obligations of such Person under this Agreement, the Master Servicer and the Special Servicer shall furnish to the Depositor, each Underwriter and Initial Purchaser, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and each Companion Loan Holder its most recent publicly available annual financial statements or those of its public parent. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. If the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03 of this Agreement to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer (with respect to the Special Servicer) or the Special Servicer (with respect to the Master Servicer) shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall have any responsibility or liability for any action or failure to act by the Depositor, the Trustee or the Certificate Administrator and neither such Person is obligated to monitor or supervise the performance of the Depositor, the Trustee or the Certificate Administrator under this Agreement or otherwise.
          Each of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, and the Special Servicer shall furnish such reports, certifications and information as are reasonably requested by the Trustee, the Certificate Administrator, the Depositor, the Master Servicer or the Special Servicer, as applicable, in order to enable such requesting party to perform its duties hereunder, provided that for the avoidance of doubt, this shall not require any Person to prepare any reports, Certificates and information not required to be prepared hereunder.
          Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.
          Section 6.06 Master Servicer, Special Servicer as Owner of a Certificate. The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof, except as otherwise expressly provided herein. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee and the Certificate Administrator a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Certificate Administrator shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.
          Section 6.07 Rating Agency Fees. The Depositor shall pay (or cause to be paid) the annual fees of each Rating Agency including, but not limited to, surveillance fees.
          Section 6.08 Termination of the Special Servicer Without Cause.
          (a) During a Subordinate Control Period, the Controlling Class Representative shall be entitled to terminate the rights (subject to Section 3.12 and Section 6.03 of this Agreement) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Certificate Administrator, the Operating Advisor and the Trustee. Upon a termination (pursuant to the prior sentence) or a resignation (pursuant to Section 6.04(b) of this Agreement) of the Special Servicer, the Controlling Class Representative shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 of this Agreement and (ii) the Controlling Class Representative shall (at no expense to the Trust) obtain and deliver to the Certificate Administrator and the Trustee a No Downgrade Confirmation with respect to such proposed successor acting as a Special Servicer.
          During a Collective Consultation Period or a Senior Consultation Period, upon (i) the written direction of Holders of Certificates evidencing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Principal Amounts of the Certificates) of the Regular Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such Holders to the Certificate Administrator and the Trustee of a No Downgrade Confirmation (which No Downgrade Confirmation will be obtained at the expense of such Holders) with respect to the termination of the existing Special Servicer and the replacement thereof with the proposed successor, the Certificate Administrator shall promptly provide written notice thereof to all Certificateholders by posting such notice on the Certificate Administrator’s Website and by mailing at their addresses appearing in the Certificate Register. Upon the written direction of Holders of Regular Certificates evidencing at least 75% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Principal Amounts of the Certificates) of the Regular Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement, and the proposed successor Special Servicer shall succeed to the duties of the Special Servicer all as if a removal and replacement were occurring pursuant to Section 7.01 and Section 7.02 of this Agreement; provided that if such written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The provisions set forth in the foregoing sentences of this Section 6.08(a) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Special Servicer shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions. As between the Special Servicer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Special Servicer.
          (b) In no event may a successor Special Servicer be a current or former Operating Advisor or any Affiliate of such current or former Operating Advisor. Further, such successor must be a Person that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement, (ii) is not obligated or allowed to pay the Operating Advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer, (iii) is not entitled to waive any compensation from the Operating Advisor and (iv) is not entitled to receive any fee from the Operating Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders.
          (c) The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified in Section 3.21(a) of this Agreement shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer and any costs incurred by the Trust or the terminated Special Servicer in connection with the replacement of a Special Servicer shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.
          (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until (i) the successor Special Servicer shall have executed and delivered to the Trustee and the Certificate Administrator an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under this Agreement from and after the date of such agreement, (ii) the Trustee and the Certificate Administrator have each received a No Downgrade Confirmation with respect to such termination and appointment of a successor and (iii) the Special Servicer enters into a fee splitting agreement with the replacement Special Servicer negotiated in good faith by the Special

Servicer and mutually acceptable to both parties, which sets forth the apportionment of Workout Fees and Liquidation Fees that are expected to be payable on Specially Serviced Mortgage Loans.
          (e) Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.06(a) of this Agreement mutatis mutandis as of the date of its succession.
          (f) Reserved.
          (g) If the Special Servicer is terminated pursuant to this Section 6.08, the Trustee shall, by notice in writing to the Special Servicer, terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and any Split-Loan and the proceeds thereof, other than any rights the Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement).
          Section 6.09 The Controlling Class Representative.
          (a) During a Subordinate Control Period, the Controlling Class Representative shall have the right to consent to all Major Decisions with respect to Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans and all Asset Status Reports. In addition, notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to the second and third paragraphs of this Section 6.09(a), during a Subordinate Control Period, the Special Servicer shall not be permitted to take any of the actions constituting a Major Decision as to which the Controlling Class Representative has objected in writing within ten (10) Business Days after receipt of the written recommendation and analysis from the Special Servicer; provided that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period, then the Controlling Class Representative shall be deemed to have approved such action; provided, further that, if the Special Servicer determines that immediate action, with respect to a Major Decision, or any other matter requiring consent of the Controlling Class Representative during a Subordinate Control Period in this Agreement, is necessary to protect the interests of the Certificateholders and, with respect to a Split-Loan, the Certificateholders and the related Companion Loan Holder (consistent with the Servicing Standard), the Special Servicer may take any such action without waiting for the Controlling Class Representative’s response. The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any Major Decision during a Collective Consultation Period or a Senior Consultation Period; provided that, during a Collective Consultation Period, the Special Servicer shall consult (on a non-binding basis) with the Controlling Class Representative and the Operating Advisor in connection with any Major Decision and consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent such consultation with, or consent of, the Controlling Class Representative would have been required during a Subordinate Control Period.
          Notwithstanding anything herein to the contrary, no direction, and no objection contemplated by the preceding paragraph may require or cause the Special Servicer to violate any provision of any Loan Documents, any Intercreditor Agreement, applicable law, this

Agreement or the REMIC Provisions, including without limitation the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in accordance with the Servicing Standard.
          If the Special Servicer determines that a refusal to consent by the Controlling Class Representative or any advice from the Controlling Class Representative would otherwise cause the Special Servicer to violate the terms of any Loan Documents, any Intercreditor Agreement, applicable law, the REMIC Provisions or this Agreement, including without limitation, the Servicing Standard, the Special Servicer shall disregard such refusal to consent or advise and notify the Controlling Class Representative, the Trustee and, subject to Section 11.14 of this Agreement, the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative that does not violate any law or the Servicing Standard or any other provisions of this Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.
          The Controlling Class Representative will have no liability to the Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.
          Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (i)-(iv) of this paragraph, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.
          (b) Notwithstanding anything to the contrary contained herein: (i) during a Collective Consultation Period, the Controlling Class Representative shall have no right to consent to any action taken or not taken by any party to this Agreement; (ii) during a Collective Consultation Period, the Controlling Class Representative shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Master Servicer, Special Servicer and any other applicable party shall consult with the Controlling Class

Representative in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) during a Senior Consultation Period, the Controlling Class Representative shall have no consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.
          (c) Reserved.
          (d) Reserved.
          (e) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Certificate of the Controlling Class, the selection of a Controlling Class Representative or the resignation or removal thereof. Any Certificateholder or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Certificate Administrator when such Certificateholder is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will notify the Special Servicer, the Master Servicer and the Operating Advisor of the identity of the Controlling Class Representative and any resignation or removal thereof. In addition, upon the request of the Master Servicer, the Special Servicer or Operating Advisor, as applicable, the Certificate Administrator must reasonably promptly provide the name of the then-current Controlling Class and, if requested, a list of the Certificateholders (or a securities position listing from the Depository) of the Controlling Class to such requesting party (at the expense of the Trust Fund). Each holder of the Class NR Certificates is required to notify the Certificate Administrator as to its identity and, upon receipt of such notice, the Certificate Administrator shall (other than in the case of the Initial Controlling Class Representative) notify the Master Servicer, the Special Servicer and the Operating Advisor of the identity of such Certificateholder.
          (f) The initial Controlling Class Representative shall be LNR Archetype Real Estate Debt Fund, L.P. The foregoing designation is deemed to be the notice required by the last sentence of clause (e) above.
          (g) Once a Controlling Class Representative has been selected pursuant to clause (e) above, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative shall have notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of the resignation of a Controlling Class Representative, the Certificate Administrator shall request the Certificateholders of the Controlling Class to select a new Controlling Class Representative.

          (h) If at any time a book-entry certificate belongs to the Controlling Class, the Certificate Administrator shall notify the related Beneficial Owner or Beneficial Owners (through the Depository, unless the Certificate Administrator shall have been previously provided with the name and address of such Beneficial Owner or Beneficial Owners) of such event and shall request that it be informed of any change in the identity of the related Beneficial Owner from time to time.
          (i) Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Trustee and the Certificate Administrator shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Controlling Class Representative.
ARTICLE VII
DEFAULT
          Section 7.01 Events of Default.
          (a) “Event of Default,” wherever used herein, means any one of the following events:
     (i) (A) any failure by the Master Servicer to make any deposit or payment required to be made by the Master Servicer to the Collection Account or any Split-Loan Custodial Account or to any Companion Loan Holder on the day and by the time such deposit or remittance is required to be made under the terms of this Agreement, which failure is not remedied within one (1) Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date;
     (ii) any failure by the Special Servicer to deposit into any REO Account, within two (2) Business Days after such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account, or the related Split-Loan Custodial Account, as applicable, any such remittance required to be so deposited or remitted by the Special Servicer pursuant to, and within one (1) Business Day after the time specified by, the terms of this Agreement;
     (iii) any failure on the part of the Master Servicer or the Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates of any Class evidencing, as to such Class, not less than 25% of the Voting Rights; provided, however, if any such failure with a 30-day cure period is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;
     (iv) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Companion Loan Holder and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;
     (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;
     (vi) the Master Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property;
     (vii) the Master Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;
     (viii) Fitch or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or securities backed by a Companion Loan, or (ii) placed one or more Classes of Certificates or securities backed by a Companion Loan on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Fitch or Moody’s, as applicable, within 60 days of such event); and
     (ix) so long as the Issuing Entity or any securitization that holds a Companion Loan is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver (i) an annual certification regarding such servicer’s compliance with the terms of this Agreement, as well as annual servicing criteria compliance reports and attestation reports by the times required pursuant to Article X of this Agreement after any applicable grace, notice or cure period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or Servicing Function Participant (such entity, a “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer (but excluding any Seller Sub-Servicing Entity) is required, but fails, to deliver (after any applicable grace, notice or cure period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (ix)).
then, and in each and every such case, so long as an Event of Default shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates, the Trustee shall, terminate the Master Servicer or the Special Servicer, as applicable.
          If the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.
          (b) If the Master Servicer receives notice of termination under Section 7.01(c) solely due to an Event of Default under Section 7.01(a)(viii) and if the Master Servicer to be terminated pursuant to Section 7.01(c) provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(b). Upon receipt of the “request for proposal” materials, the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the Master Servicer pursuant to Section 7.01(c)) solicit good faith bids for the rights to service the Mortgage Loans and the Split-Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee’s request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer. The Trustee shall select the Qualified Bidder with the highest cash bid (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive (or is not deemed to have received) a No

Downgrade Confirmation from each Rating Agency within ten (10) days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until a No Downgrade Confirmation is obtained (or deemed to have been obtained). The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.
          Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12 of this Agreement) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement, the amount of such cash bid received from the Successful Bidder (net of “out-of-pocket” expenses incurred in connection with obtaining such bid and transferring servicing).
          The Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans and the Split-Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.
          If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Master Servicer to be terminated pursuant to Section 7.01(c) shall reimburse the Trustee for all reasonable “out-of-pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(b). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.
          (c) If the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee or the Certificate Administrator, as applicable, shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the “Terminated Party”), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the Split-Loans and the proceeds thereof, other than any rights the Master Servicer or Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 and subsection (b) above notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder if and to the extent that it is a Certificateholder) or the Mortgage Loans and the Split-Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and the Split-Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that, if it is terminated pursuant to this Section 7.01, to promptly (and in any event no later than ten (10) Business Days subsequent to such notice) provide, at its own expense, the Trustee (or the successor Master Servicer selected by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) with all documents and records in its possession requested by the Trustee (or the successor Master Servicer selected by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) to enable the Trustee or other successor to its responsibilities hereunder to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or successor Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the related Split-Loan Custodial Account, any REO Account or Lock-Box Account shall thereafter be received with respect to the Mortgage Loans and the Split-Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electronic form), to enable it to assume the Master Servicer’s or Special Servicer’s function hereunder. All reasonable costs and expenses of the Trustee, the Certificate Administrator or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee, the Certificate Administrator or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.
          (d) If the Trustee, the Certificate Administrator or the Master Servicer has received notice from a Rating Agency that the Master Servicer no longer is an approved master servicer then such party shall promptly notify the other parties to this Agreement, and the Certificate Administrator shall notify each Companion Loan Holder of the same.
          Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be its successor in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master

Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or moneys shall not be considered a default by such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer’s or the Special Servicer’s termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 of this Agreement nor shall the Trustee be required to purchase any Mortgage Loan or any Split-Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Fee or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Trustee’s succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder. If any Advances made by the Master Servicer and the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if the Rating Agencies do not provide No Downgrade Confirmations with respect to the Trustee so acting, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution for which a No Downgrade Confirmation from each Rating Agency has been obtained (at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Trust Fund), as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder; provided that, during a Subordinate Control Period the Controlling Class Representative shall have the right to approve any such successor Special Servicer. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Master Servicer is also the Special Servicer, the Master Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Terminated Party hereunder (and excluding amounts previously earned by the Master Servicer or Special Servicer, as applicable), provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
          Section 7.03 Notification to Certificateholders.
          (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to each Companion Loan Holder and, subject to Section 11.14 of this Agreement, to each Rating Agency.
          (b) Within 30 days after the occurrence of any Event of Default or Operating Advisor Termination Event of which a Responsible Officer of the Certificate Administrator has actual knowledge, the Certificate Administrator shall transmit by mail to all Holders of Certificates and any affected Companion Loan Holder (to the extent the Certificate Administrator has received the notice information for the Companion Loan Holder after request therefor) and, subject to Section 11.14 of this Agreement, to each Rating Agency notice of such Event of Default or Operating Advisor Termination Event, unless such Event of Default or Operating Advisor Termination Event shall have been cured or waived.
          Section 7.04 Other Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the defaulting Master Servicer or Special Servicer, as applicable. If the Master Servicer or Special Servicer, as applicable, fails to remedy, after the presentation of reasonable documentation, the Trustee shall be entitled to be reimbursed for such expenses, costs and liability from the Collection Account or the related Split-Loan Custodial Account, as applicable, as provided in Section 3.06 and 3.06(A) of this Agreement; provided that the Master Servicer or the Special Servicer, as applicable, shall not be relieved of such liability for such expenses, costs and liabilities. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default of the Master Servicer or the Special Servicer.
          Section 7.05 Waiver of Past Events of Default and Operating Advisor Termination Events; Termination. The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer, Special Servicer or the Operating Advisor in the performance of its obligations hereunder and its consequences, except (i) a default in making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, the related Split-Loan Custodial Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with this Agreement and (ii) an Event of Default described in clause (ix) of the definition of “Event of Default” unless the Depositor has consented to such waiver. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default or Operating Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs and expenses incurred by the Certificate Administrator in connection with such default and prior to such waiver shall be reimbursed by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, promptly upon demand therefor and if not reimbursed to the Certificate Administrator within 90 days of such demand, from the Trust Fund; provided that the Trust Fund shall be reimbursed by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, to the extent such amounts are reimbursed to the Certificate Administrator from the Trust Fund. Notwithstanding the foregoing, an Event of Default under any of clauses (i) and (ii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the Companion Loan Holder, if any, that is affected by such Event of Default.
          The foregoing paragraph notwithstanding, if an Event of Default by the Master Servicer is waived in connection with a Split-Loan, the related Companion Loan Holder shall, to the extent set forth in the related Intercreditor Agreement, be entitled to require that the Master Servicer appoint a Sub-Servicer to service such Split-Loan if such Sub-Servicer meets the requirements that a successor master servicer would be required to satisfy to be a successor master servicer under this Agreement; provided, that such Companion Loan Holder shall obtain a No Downgrade Confirmation from each Rating Agency with respect to any such Sub-Servicer appointment.
          Section 7.06 Termination of the Operating Advisor.
          (a) An “Operating Advisor Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
     (i) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Operating Advisor by the Trustee or the Certificate Administrator or to the Operating Advisor and the Certificate Administrator by the Holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure with the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;
     (ii) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure shall continue unremedied for a period of 30 days;
     (iii) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure shall continue unremedied for a period of 30 days;
     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;
     (v) the Operating Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or
     (vi) the Operating Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.
          Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders by posting such notice on the Certificate Administrator’s Website and by mail, unless the Certificate Administrator has received notice that it has been remedied. If an Operating Advisor Termination Event shall occur then, and in each and every such case, so long as such Operating Advisor Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee shall, terminate all of the rights and obligations of the Operating Advisor under this Agreement, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement and to indemnification), by notice in writing to the Operating Advisor. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Operating Advisor Termination Event of which the Depositor becomes aware.
          (b) Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such Holders to the Certificate Administrator and the Operating Advisor, as applicable, of the reasonable fees and expenses to be incurred by the Certificate Administrator and the Operating Advisor, as applicable, in connection with administering such vote, the Certificate Administrator shall promptly provide written notice thereof to all Certificateholders by (i) posting such notice on the Certificate Administrator’s Website and including in the next Distribution Date Statement a statement that such request was received, and (ii) by mail at their addresses appearing in the Certificate Register. Upon the written direction of holders of Certificates evidencing more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote, (provided that Holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote and provided that the Operating Advisor is paid all amounts accrued and payable to it (or with respect to any Operating Advisor Consulting Fees, any such amounts paid by the related Mortgagor or agreed to be paid by the related Mortgagor (as of the date of termination) to the extent eventually collected)), the Trustee shall terminate all of the rights and obligations of the Operating Advisor under this Agreement by notice in writing to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination, including the right to receive all amounts accrued and owing to it under this Agreement and to indemnification), and the proposed successor Operating Advisor will be appointed; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Operating Advisor, then that written direction will have no force and effect. The provisions set forth in the foregoing sentences of this Section 7.06(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Operating Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions. As between the Operating Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Operating Advisor.
          (c) On or after the receipt by the Operating Advisor of such written notice of termination, subject to the foregoing, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Operating Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than 15 Business Days after (1) the Operating Advisor resigns pursuant to Section 6.04 of this Agreement or (2) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee shall appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an Affiliate of the Trustee and shall be the proposed Operating Advisor in the case of a termination pursuant to Section 7.06(b) of this Agreement; provided, however, that if the Trustee is the successor Master Servicer or successor Special Servicer, neither the Trustee nor any of its Affiliates shall be the successor Operating Advisor. The Trustee shall provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and each Operating Advisor within one (1) Business Day of such appointment. Except as contemplated by Section 7.06(b) of this Agreement, the appointment of the Operating Advisor shall not be subject to the vote, consent or approval of the holder of any Class of Certificates. The Operating Advisor shall not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller or an Affiliate of any of them. If any of such entities becomes the Operating Advisor, including by means of an

Affiliation arising after the date hereof, the Operating Advisor shall immediately resign or cause an assignment under Section 6.04 of this Agreement and the Trustee shall appoint a successor Operating Advisor subject to and in accordance with this Section 7.06(c), which successor Operating Advisor may be an Affiliate of the Trustee.
          (d) Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Certificateholders and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative and, subject to Section 11.14 of this Agreement, each Rating Agency. If the Operating Advisor is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement and to indemnification).
ARTICLE VIII
CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR
          Section 8.01 Duties of the Trustee and the Certificate Administrator.
          (a) Each of the Trustee and the Certificate Administrator, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee or the Certificate Administrator, as applicable, shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Section 7.02 and Section 7.04 of this Agreement, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Each of the Trustee and the Certificate Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, that neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder if accepted in good faith. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall request a corrected instrument, and if the instrument is not corrected to the Trustee’s or the Certificate Administrator’s, as applicable, reasonable satisfaction, the Trustee or the Certificate Administrator, as applicable, will provide notice thereof to the Certificateholders.

          (c) Neither the Trustee, the Certificate Administrator nor any of their respective officers, directors, employees, agents or “control” persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02 of this Agreement, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator, as applicable, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:
     (i) Prior to the occurrence of an Event of Default or Operating Advisor Termination Event of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default or Operating Advisor Termination Events, as applicable, which may have occurred, the duties and obligations of the Trustee and at all times with respect to the Certificate Administrator, the duties and obligations of the Certificate Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, the Trustee or the Certificate Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;
     (ii) Neither the Trustee nor the Certificate Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee or the Certificate Administrator, as applicable, was negligent in ascertaining the pertinent facts;
     (iii) Neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, or of any Companion Loan Holder, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under this Agreement;
     (iv) Neither the Trustee, the Certificate Administrator nor any of their respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee or the Certificate Administrator, as applicable, and that is selected other than by the Trustee or the Certificate Administrator, as applicable, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor, the Operating Advisor or any other third Person, including, without limitation, in connection with actions taken pursuant to this Agreement;
     (v) Neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee or Certificate Administrator, as applicable, in accordance with this Agreement (and, if it does, all reasonable legal expenses and costs of such action shall be expenses and costs of the Trust Fund) and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, and the Trustee or the Certificate Administrator, as applicable, shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Trustee or the Certificate Administrator, as the case may be, or by reason of negligent disregard of the Trustee’s or the Certificate Administrator’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Trustee or the Certificate Administrator, as the case may be, of any of its representations or warranties contained herein; provided, however, that the Trustee or the Certificate Administrator may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder; and
     (vi) Neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee or the Certificate Administrator, as applicable, may be required to act, unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such failure. Each of the Trustee and the Certificate Administrator shall be deemed to have actual knowledge of the Master Servicer’s or the Special Servicer’s failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee or the Certificate Administrator, as applicable, pursuant to this Agreement.
          None of the provisions contained in this Agreement shall require the Trustee or the Certificate Administrator, in its capacity as Trustee or the Certificate Administrator, as applicable, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Certificate Administrator, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator, as applicable, to perform, or, with respect to the Trustee, be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under this Agreement, except, with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or Operating Advisor in accordance with the terms of this Agreement. Neither the Trustee nor the Certificate Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Certificate

Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement (other than any funds invested with it in its commercial capacity or at its direction).
          (d) Based on information of which a Responsible Officer of the Certificate Administrator has actual knowledge, the Certificate Administrator shall provide written notice to the Operating Advisor and the Controlling Class Representative of (i) the start of any Collective Consultation Period or Senior Consultation Period and (ii) the end of any Collective Consultation Period or Senior Consultation Period. The Operating Advisor may at any time request from the Certificate Administrator written confirmation of whether a Collective Consultation Period or Senior Consultation Period existed during the previous calendar year and the Certificate Administrator shall deliver such confirmation to the Operating Advisor within 15 days of such request.
          Section 8.02 Certain Matters Affecting the Trustee and the Certificate Administrator.
          (a) Except as otherwise provided in Section 8.01 of this Agreement:
     (i) Each of the Trustee and the Certificate Administrator may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Certificate Administrator shall have any responsibility to ascertain or confirm the genuineness of any such party or parties;
     (ii) Each of the Trustee and the Certificate Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;
     (iii) (A) Neither the Trustee nor the Certificate Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
     (B) the right of the Trustee or the Certificate Administrator, as applicable, to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Certificate Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act; and
     (C) provided that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible

Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;
     (iv) Neither the Trustee, the Certificate Administrator nor any of their respective directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Certificate Administrator, as applicable, to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;
     (v) Neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as applicable, not reasonably assured to the Trustee or the Certificate Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, if an Event of Default or Operating Advisor Termination Event shall have occurred and be continuing relating to the Master Servicer, the Special Servicer or the Operating Advisor, respectively and if such investigation results from such Event of Default or Operating Advisor Termination Event, and otherwise by the Certificateholders requesting the investigation;
     (vi) Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and
     (vii) For purposes of this Agreement, the Trustee or the Certificate Administrator, as applicable, shall have notice of an event only when a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has received notice of such event.
          (b) Following the Startup Day, neither the Trustee nor the Certificate Administrator shall, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee or the Certificate Administrator, as applicable, shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code.
          (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Certificate Administrator, as applicable, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.
          (d) The rights, protections and immunities afforded to the Trustee and Certificate Administrator under this Article VIII shall also be afforded to the Certificate Registrar, Paying Agent, the 17g-5 Information Provider and Authenticating Agent.
          (e) The Trustee, the Certificate Administrator and their respective Affiliates are permitted to receive additional compensation that could be deemed to be in their economic self-interest for (i) serving as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be an amount that is reimbursable or payable by the Trust Fund or any other party pursuant to this Agreement.
          (f) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee or the Certificate Administrator, in any of its capacities, that the Trustee or the Certificate Administrator in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the e-mail communication will be required to complete a one-time registration process. Information and assistance on registering and using the e-mail encryption technology can be found at the Certificate Administrator’s secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.
          (g) Neither the Trustee nor the Certificate Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.
          Section 8.03 Neither the Trustee Nor the Certificate Administrator Is Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, and the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor assume no responsibility for their correctness. The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus or private placement memorandum used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document. Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Certificate Administrator shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to the provisions set forth in Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to the provisions set forth in Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File (except for the Certificate Administrator’s review thereof pursuant to Section 2.02); the enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to the provisions set forth in Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the compliance by the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of moneys by or at the direction of the Master Servicer or any loss resulting therefrom (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to the provisions set forth in Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer), it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor (other than with respect to the Master Servicer or Special Servicer, as applicable, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to the provisions set forth in Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any sub-servicer or any Mortgagor; any action of the Master Servicer, the Special Servicer or the Operating Advisor (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to the provisions set forth in Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any sub-servicer taken in the name of the Trustee except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee as applicable hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to the provisions set forth in Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator, as applicable, of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Lock-Box Account, the Escrow Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Certificate Administrator, as applicable. Neither the Trustee nor the Certificate Administrator shall have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless in the case of the Trustee, the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate “to the extent permitted by applicable law,” the Trustee or the Certificate Administrator, as applicable, shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect that such payment is not permitted by applicable law.
          Section 8.04 Trustee and Certificate Administrator May Own Certificates. The Trustee, the Certificate Administrator and any agent of the Trustee or the Certificate Administrator, each, in its individual capacity or any other capacity, may become the owner or pledgee of Certificates, and may deal with the Depositor and the Master Servicer in banking transactions, with the same rights it would have if it were not Trustee, the Certificate Administrator or such agent, as the case may be.
          Section 8.05 Payment of Trustee Fees, Certificate Administrator Fees and Expenses; Indemnification.
          (a) As compensation for the performance of its duties hereunder, the Trustee and the Certificate Administrator shall be paid the Certificate Administrator Fee (including that portion of the Certificate Administrator Fee that represents the Trustee Fee, which is payable to the Trustee), which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee and the Certificate Administrator. The Certificate Administrator Fee (including that portion of the Certificate Administrator Fee that represents the Trustee Fee) shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. The Certificate Administrator Fee (including that portion of the Certificate Administrator Fee that represents the Trustee Fee) (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s and the Certificate Administrator’s sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee or the Certificate Administrator, as applicable, hereunder. [No Certificate Administrator Fee shall be payable with respect to any Companion Loan.] If the Trustee assumes the servicing responsibilities of the

Master Servicer, the Special Servicer or the Operating Advisor hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, the Trustee shall be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, would have been entitled.
          (b) Each of the Trustee and the Certificate Administrator shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and, except for Advances otherwise reimbursable hereunder, advances incurred or made by the Trustee or the Certificate Administrator, as applicable, pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are “unanticipated expenses” as described in clause (d) below, except any such expense, disbursement or advance as may arise from its willful misconduct, bad faith, fraud or negligence; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Certificate Administrator shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee’s expenses or the Certificate Administrator Fee or the Certificate Administrator’s expenses, as applicable.
          The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable out-of-pocket expenses incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the willful misconduct, bad faith, fraud or negligence of the Trustee.
          (c) Each of the Paying Agent, the Certificate Registrar (if not an Affiliate of or, if not the Trustee or the Certificate Administrator), the Custodian (if not an Affiliate of or, if not the Trustee or the Certificate Administrator), the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor (each, an “Indemnifying Party”) shall indemnify the Trustee, the Certificate Administrator and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Certificate Administrator and their respective Affiliates (each, an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder. Each of the Trustee and the Certificate Administrator shall indemnify each of the Master Servicer, the Special Servicer and the Operating Advisor and their respective Affiliates and each of the directors, officers, employees and agents of each of the Master Servicer, the Special

Servicer and the Operating Advisor and their respective Affiliates (each, a “Servicer Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Servicer Indemnified Party in any action or proceeding between the Trustee or the Certificate Administrator, as applicable, and the Servicer Indemnified Party or between the Servicer Indemnified Party and any third party or otherwise) related to the Trustee’s or the Certificate Administrator’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder. Each of the Paying Agent, the Certificate Registrar and the Custodian shall indemnify the Depositor, any employee, director or officer of the Depositor, the Trust Fund and each Companion Loan Holder and hold the Depositor, any employee, director or officer of the Depositor, the Trust Fund and each Companion Loan Holder harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Paying Agent, the Certificate Registrar or the Custodian, as the case may be, or by reason of negligent disregard of the Paying Agent’s, the Certificate Registrar’s or the Custodian’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Paying Agent, the Certificate Registrar or the Custodian, as the case may be, of any of its representations or warranties contained herein.
          (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Indemnified Party in any action or proceeding between the Trust Fund and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement, or are unanticipated expenses (as defined below), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct, or negligent disregard of obligations and duties hereunder, of the Indemnified Party and (ii) except to the extent such amounts are not paid pursuant to Section 8.05, those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term “unanticipated expenses” shall include any fees, expenses and disbursements of the Trustee or the Certificate Administrator or any separate trustee or co-trustee or certificate administrator appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date, and the losses, liabilities, damages, claims or incremental expenses (including reasonable attorneys’ fees) incurred or advanced, except in the case of an Advance otherwise reimbursable hereunder, by an Indemnified Party in connection with (i) a default under any Mortgage Loan and (ii) any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01 of this Agreement. The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

          (e) Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Certificate Administrator, as applicable, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.
          (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.
          Section 8.06 Eligibility Requirements for the Trustee and the Certificate Administrator. Each of the Trustee and the Certificate Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least “A+ “ by Fitch and “Aa3” by Moody’s (or “A1” by Moody’s if the Trustee or the Certificate Administrator, as applicable, has a short-term debt rating of at least “P-1” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided a No Downgrade Confirmation), and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the place of business from which the Trustee or the Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of the Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee or the Certificate Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.
          Section 8.07 Resignation and Removal of the Trustee or the Certificate Administrator. Either the Trustee or the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator (as applicable), the Trustee (as applicable), the Operating Advisor, the Certificate Holders, each Companion Loan Holder and, subject to Section 11.14 of this Agreement, each Rating Agency. Upon such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee or the Certificate Administrator, as applicable, with respect to which the Rating Agencies have provided a No

Downgrade Confirmation to the resigning Trustee or Certificate Administrator, as applicable, and the successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator, as applicable, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator, as applicable. The Trustee or the Certificate Administrator, as applicable, shall bear all reasonable costs and expenses of each other party hereto and each Rating Agency in connection with such resignation.
          If at any time either the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time either the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Certificate Administrator, as applicable, and promptly appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument, which shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and to the successor Trustee or Certificate Administrator, as applicable. The Holders of Certificates entitled to more than 50% of the Voting Rights of all of the Certificates may at any time remove the Trustee or the Certificate Administrator and appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument or instruments, in five originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Trustee (in connection with the removal of the Certificate Administrator), one complete set to the Certificate Administrator (in connection with the removal of the Trustee), one complete set to the Trustee or Certificate Administrator, as applicable, so removed and one complete set to the successor Trustee or Certificate Administrator, as applicable, so appointed and a copy thereof shall be delivered to each Companion Loan Holder and the Operating Advisor.
          If the Trustee or the Certificate Administrator is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans or the Split-Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee or the Certificate Administrator, as applicable). The Trustee or the Certificate Administrator, as applicable, shall bear all reasonable costs and expenses of each other party hereto and each Rating Agency in connection with its termination or removal.
          Any resignation or removal of the Trustee or the Certificate Administrator and appointment of a successor Trustee or Certificate Administrator, as applicable, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable, as provided in Section 8.08.
          Section 8.08 Successor Trustee or Successor Certificate Administrator.
          (a) Any successor Trustee or Certificate Administrator appointed as provided in Section 8.07 of this Agreement shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor Trustee or predecessor Certificate Administrator, as applicable, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or predecessor Certificate Administrator, as applicable, shall become effective and such successor Trustee or successor Certificate Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein, provided that a No Downgrade Confirmation shall be obtained from each Rating Agency with respect to the appointment of such successor Trustee or successor Certificate Administrator. The predecessor Certificate Administrator shall deliver to the successor Certificate Administrator all Mortgage Files and related documents and statements held by it hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the predecessor Trustee or predecessor Certificate Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or successor Certificate Administrator, as applicable, all such rights, powers, duties and obligations. No successor Trustee or successor Certificate Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or successor Certificate Administrator, as applicable, shall be eligible under the provisions of Section 8.06.
          Upon acceptance of appointment by a successor Trustee or successor Certificate Administrator, as applicable, as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee or Certificate Administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Companion Loan Holder. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee or successor Certificate Administrator, the successor Trustee or successor Certificate Administrator, as applicable, shall cause such notice to be mailed at the expense of the Depositor.
          (b) Any successor Trustee or successor Certificate Administrator appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

          Section 8.09 Merger or Consolidation of the Trustee or the Certificate Administrator. Any entity into which the Trustee or the Certificate Administrator may be merged or converted, or with which the Trustee or the Certificate Administrator, as applicable, may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator, as applicable, shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Certificate Administrator, as applicable, shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
          Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.
          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.
          No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to, such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.
          Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
          Section 8.11 Access to Certain Information.
          (a) The Certificate Administrator and the Custodian shall afford to any Privileged Person (including the Operating Advisor and the Controlling Class Representative) access to any documentation (other than any Privileged Information) regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator or the Custodian.
          (b) The Certificate Administrator shall maintain at its offices (and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available) for review by any Privileged Person originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format):
     (i) the Prospectus Supplement and the Private Placement Memorandum;
     (ii) this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Mortgage Loan Purchase Agreement and any amendments and exhibits hereto or thereto;
     (iii) all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

     (iv) all Distribution Date Statements and all CREFC Reports actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02 of this Agreement since the Closing Date;
     (v) the annual assessments as to compliance (in the case of the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee) and the Officer’s Certificates delivered by the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee to the Certificate Administrator since the Closing Date pursuant to Section 10.09 and Section 10.10 of this Agreement;
     (vi) the annual independent public accountants’ servicing report caused to be delivered by the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee to the Certificate Administrator since the Closing Date pursuant to Section 10.11 of this Agreement;
     (vii) the most recent inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator in respect of each Mortgaged Property pursuant to Section 3.18 of this Agreement;
     (viii) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.10(e) of this Agreement revealed that neither of the conditions set forth in clauses (i) and (ii) thereof was satisfied;
     (ix) the Mortgage File, including any and all modifications, waivers and amendments of the terms of the Mortgage Loans (or Split-Loans) entered into or consented to by the Master Servicer or Special Servicer and delivered to the Certificate Administrator pursuant to Section 3.24 of this Agreement;
     (x) the summary of each Final Asset Status Report delivered to the Certificate Administrator pursuant to Section 3.21(b) of this Agreement and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property, together with the other information specified in Section 4.02(b) of this Agreement;
     (xi) any and all Officer’s Certificates and other evidence delivered to the Certificate Administrator by the Master Servicer, the Special Servicer or the Trustee to support any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
     (xii) notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors thereto);
     (xiii) all Special Notices;

     (xiv) any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and
     (xv) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Act.
          The Certificate Administrator shall provide, or cause to be provided, copies of any and all of the foregoing items upon reasonable written request of any of the parties set forth in the previous sentence. The Certificate Administrator shall be permitted to require payment for the reasonable costs and expenses of providing the copies and shall require an Investor Certification if the request is from a Beneficial Owner or prospective purchaser of Certificates. Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep this information confidential.
          The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.
ARTICLE IX
TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE
          Section 9.01 Termination; Optional Mortgage Loan Purchase.
          (a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) and each Companion Loan shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties then included in the Trust Fund pursuant to subsection (c), (ii) the exchange by the Remaining Certificateholder of all the outstanding Certificates (other than (i) the Class X-B Certificates if the Remaining Certificateholder has only taken an assignment of the Voting Rights of the Class X-B Certificates pursuant to the definition of “Remaining Certificateholder”, (ii) the Class S Certificates or (iii) the Class R Certificates) pursuant to subsection (h) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.
          (b) In connection with a termination contemplated by Section 9.01(a) of this Agreement, each of the Trust REMICs outstanding shall be terminated and the assets of the Trust Fund with respect to the Lower-Tier REMIC shall be sold or otherwise disposed of in connection therewith, pursuant to a “plan of complete liquidation” within the meaning of Code

Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the assets of the Lower-Tier REMIC shall be sold for cash and that each such Trust REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax returns of each Trust REMIC. Notwithstanding the termination of the Trust REMICs, the Certificate Administrator shall be responsible for filing the final Tax Returns for the Trust REMICs and for the Grantor Trust for the period ending with such termination, and shall maintain books and records with respect to the Trust REMICs and the Grantor Trust for the period for which it maintains its own tax returns or other reasonable period.
          (c) The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, each Companion Loan Holder, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price (excluding the amount described in clause (g) of the definition of “Purchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination (including reasonable out-of-pocket expenses incurred in connection with the transfer of the Mortgage Loans and the REO Properties to the purchaser), minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).
          The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided in this Section 9.01(c) if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master

Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to this subsection (c).
          (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) or subsection (h) of this Section 9.01, the Certificate Administrator shall determine as soon as practicable the Distribution Date on which the Certificate Administrator reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full an amount equal to the remaining Certificate Principal Amount of each such Certificate or Lower-Tier Regular Interest, as the case may be, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01, (ii) to the Holders of the Class S Certificates, Excess Interest with respect to the Mortgage Loans received and not previously distributed pursuant to Section 4.01(l) of this Agreement or (iii) if no such Regular Certificates are then outstanding, to the Holders of the Class R Certificates of any amount remaining in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the Excess Liquidation Proceeds Reserve Account, in either case, following the later to occur of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (b) the liquidation or disposition pursuant to Section 3.17 of this Agreement of the last asset held by the Trust Fund.
          (e) Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Certificate Administrator to affected Certificateholders, with a copy to the Master Servicer, the Special Servicer, the Operating Advisor and, subject to Section 11.14 of this Agreement, each Rating Agency, at their addresses shown in the Certificate Registrar as soon as practicable after the Certificate Administrator shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten (10) days, prior to the Anticipated Termination Date. The notice mailed by the Certificate Administrator to affected Certificateholders shall:
     (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;
     (ii) specify the amount of any such final distribution, if known; and
     (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.
          If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Certificate Administrator shall promptly mail notice thereof to each affected Certificateholder.

          (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.
          (g) For purposes of this Section 9.01, the Remaining Certificateholder shall have the first option to terminate the Trust Fund pursuant to subsection (h), and then the Holders of the Controlling Class, and then the Special Servicer, and then the Master Servicer, and then the Holder of the Class R Certificates, in each of the last four cases, pursuant to subsection (c).
          (h) Following the date on which the Class X-A Notional Amount and the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates are reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates, including the Class X-B Certificates (other than (i) the Class X-B Certificates if the Remaining Certificateholder has only taken an assignment of the Voting Rights of the Class X-B Certificates pursuant to the definition of “Remaining Certificateholder,” (ii) the Class S Certificates or (iii) the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided that, if the Holders of the Class X-B Certificate have assigned their Voting Rights to the “Remaining Certificateholder”, then the Remaining Certificateholder may exchange the Class F, Class G and Class NR Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause(ii) of Section 9.01(a) and the Holders of the Class X-B Certificates shall be entitled to exchange those Certificates for consideration in an amount to be agreed by the Remaining Certificateholder and the Holders of the Class X-B Certificates (the “Class X-B Payoff Amount”); provided that the Class X-B Payoff Amount shall consist solely of cash or other assets otherwise payable or deliverable by the Trust to the Remaining Certificateholder and to no other Person; provided further that such Remaining Certificateholder shall pay the Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate certificate balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C) three, divided by (ii) 360. If the Remaining Certificateholder elects to exchange all of its Certificates (other than (i) the Class X-B Certificates if the Remaining Certificateholder has only taken an assignment of the Voting Rights of the Class X-B Certificates pursuant to the definition of “Remaining Certificateholder,” (ii) the Class S Certificates or (iii) the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Termination Date, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, but only to the extent that such amounts are not already on deposit in the Collection Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates (other than the Class S and Class R Certificates) by the Remaining Certificateholder on the Termination Date, the Certificate Administrator shall (i) upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund and (ii) if the Remaining Certificateholder has only taken an assignment of the Voting Rights of the Class X-B Certificates pursuant to the definition of “Remaining Certificateholder”, upon receipt of the Class X-B Certificates, release the Class X-B Payoff Amount to the Holders of the Class X-B Certificates, and the Trust Fund shall be liquidated in accordance with this Section 9.01; provided that the release of the Class X-B Payoff Amount to the Holders of the Class X-B Certificates shall be deemed to be delivery of the Class X-B Payoff Amount by the Trust to the Remaining Certificateholder and by the Remaining Certificateholder to the Holders of the Class X-B Certificates. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns) and the Trustee, shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Mortgage Loans. For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Principal Amount of its remaining Certificates (other than the Class S and Class R Certificates), plus accrued and unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributed in respect of the related Lower-Tier Regular Interests and such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to this Section 9.01.
ARTICLE X
EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE
          Section 10.01 Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article X is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission; provided, however, that the reports (or substantially similar reports) required to be delivered pursuant to Section 10.09, Section 10.10 and Section 10.11 will continue to be required regardless of any amendment to this Agreement. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or (except with respect to Section 10.09, Section 10.10 or Section 10.11) for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, or otherwise, and agree to comply with requests made by the Depositor or the Certificate Administrator in good faith for delivery of information under these provisions on the basis of such evolving interpretations of the requirements of Regulation AB (to the extent such interpretations require compliance and are not “grandfathered” and do not mandate compliance). In connection with the CCRE Commercial Mortgage Trust 2011-C2, Commercial Mortgage Pass-Through Certificates, Series 2011-C2, each of the parties to this Agreement shall cooperate fully with the Depositor and the Certificate Administrator, as applicable, to deliver or make available to the Depositor or the Certificate Administrator, as applicable (including any of their assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor or the Certificate Administrator, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor or the Certificate Administrator, as applicable, to be necessary in order to effect such compliance. None of the Master Servicer, the Operating Advisor, the Trustee, any Sub-Servicer or the Special Servicer are responsible for filing any Exchange Act report with the Commission on behalf of the Trust. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 10.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Certificate Administrator, as applicable, to satisfy any related filing requirements. For purposes of this Article X, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.
          Section 10.02 Succession; Subcontractors. (a) (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 10.07), in connection with the succession to the Master Servicer, the Special Servicer, any Additional Servicer, any Sub-Servicer, in each case as a servicer, the Operating Advisor as an operating advisor or, with respect to the Trustee, as a trustee under this Agreement by any Person (i) into which the Master Servicer, the Special Servicer, the Operating Advisor, any Additional Servicer, any Sub-Servicer or the Trustee, as the case may be, may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Special Servicer, the Operating Advisor, any Additional Servicer, any Sub-Servicer or the Trustee, as the case may be, the Master Servicer, the Special Servicer, the Operating Advisor, any Additional Servicer, any Sub-Servicer or the Trustee, as the case may be, shall (and each of the Master Servicer, the Special Servicer or the Trustee, as applicable, shall (a) use commercially reasonable efforts to cause each Additional Servicer and each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) provide to the Depositor, at least five (5) Business Days prior to the effective date of such succession or appointment, as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, and otherwise no later than the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor servicer, operating advisor or trustee reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).
          (b) Each of the Master Servicer, the Special Servicer, each Sub-Servicer, the Certificate Administrator and the Trustee (each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and each Sub-Servicer, for purposes of this paragraph and the following paragraph, a “Servicer”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant (pursuant to Item 1108(a)(2) of Regulation AB) utilized by such Servicer, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicer shall use commercially reasonable efforts to cause any Subcontractor determined to be a Servicing Function Participant used by such Servicer for the benefit of the Depositor to comply with the provisions of Sections 10.10 and 10.11 of this Agreement to the same extent as if such Subcontractor were such Servicer. Such Servicer shall be responsible (but as to any Seller Sub-Servicer, only to use commercially reasonable efforts) for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Sections 10.10 and 10.11, in each case, as and when required to be delivered.
          (c) For so long as the Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator of any such Sub-Servicer and Subservicing Agreement. No Subservicing Agreement (other than such agreements with any Seller Sub-Servicer) shall be effective until five (5) Business Days after such written notice is received by the Depositor and the Certificate Administrator. Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable the Certificate Administrator to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 10.07 (if such reports under the Exchange Act are required to be filed under the Exchange Act).
          (d) With respect to any Companion Loan that is deposited into an Other Securitization, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator shall take all actions reasonably requested of it to enable such Other Securitization to comply with Regulation AB (including, without limitation, information obtained with respect to any Significant Obligor pursuant to Section 10.15). For the avoidance of doubt and without limiting the foregoing, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator shall, if requested in a timely manner by the depositor for such Other Securitization and at the expense of such depositor for such Other Securitizaiton, provide disclosure (in substantially the same form as the disclosure provided by it in the Prospectus Supplement, to the extent reasonably necessary to comply with Regulation AB) regarding the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator, respectively, as reasonably and in good faith determined by the depositor in such Other Securitization to be required by Regulation AB for inclusion in disclosure documents with respect to such Other Securitization, together with an opinion of counsel as to the compliance of such disclosure with the requirements of Regulation AB and indemnification substantially similar to that provided in connection with the offering of the Certificates regarding damages incurred in connection with the non-compliance with the requirements of Regulation AB relating to the disclosure referred to in this sentence.
          Section 10.03 Filing Obligations. (a) The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act. Pursuant to Sections 10.04, 10.05 and 10.07, the Certificate Administrator shall prepare for execution by the Depositor any Forms 10-D, 10-K and 8-K required by the Exchange Act, in order to permit the timely filing thereof, and the Certificate Administrator shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.
          (b) If the Certificate Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Certificate Administrator shall promptly, but in no event later than twenty-four (24) hours after determination (but if the next calendar day is not a Business Day, then in no event later than 10:00 a.m. (New York City time) on the next Business Day), notify the Depositor thereof. In the case of Forms 10-D and 10-K, the Depositor and the Certificate Administrator shall thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Certificate Administrator shall, upon receipt of all required Form 8-K Disclosure Information, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. If any previously filed Form 8-K or Form 10-K needs to be amended, the Certificate Administrator shall notify the Depositor, and such other parties as needed and the parties hereto shall cooperate with the Certificate Administrator to prepare any necessary Form 8-K/A or Form 10-K/A. If any previously filed Form 10-D needs to be amended, the Certificate Administrator shall notify the Depositor, and such other parties as needed, and the parties hereto shall cooperate to prepare any necessary Form 10-D/A. Any form filed under Section 10.08, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.03 related to the timely preparation and filing of a form under Section 10.08, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under Sections 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10 and 10.11. The Certificate Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such form filed under Section 10.08, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such form filed under Section 10.08, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.
          Section 10.04 Form 10-D Filings. (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Certificate Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the following paragraph, be reported by the parties set forth on Exhibit V-1 to the Depositor and the Certificate Administrator and approved by the Depositor, and the Certificate Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval. Each Form 10-D shall include, without limitation, for any Distribution Date Statement distributed after December 31, 2011, to the extent such information is provided to the Certificate Administrator by the Depositor for inclusion therein (i) the information required by Rule 15Ga-1(a) under the Exchange Act concerning all assets of the Trust that were subject of a demand to repurchase or replace for breach of the representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the Depositor and each Seller, if applicable, and the Commission assigned “Central Index Key” number for each such filer.
          For so long as the Trust is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date, (i) certain parties to this Agreement, as set forth on Exhibit V-1 hereto, shall be required to provide to the Certificate Administrator and the Depositor, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof, (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party) in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Certificate Administrator and the Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, (ii) the parties listed on Exhibit V-1 hereto shall include with such Additional Form 10-D Disclosure applicable to such party and shall use its commercially reasonable efforts to cause each Sub-Servicer or Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit X and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V-1 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph. Any notice delivered to the Certificate Administrator pursuant to this paragraph shall be delivered by facsimile to (212) 816-5522 and by email to John.Hannon@citi.com, or such other address as may hereafter be furnished by the Certificate Administrator to the other parties in writing
          (b) After preparing the Form 10-D, the Certificate Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review. Within two (2) Business Days after receipt of such copy, but no later than the 9th calendar day after the related Distribution Date or, if the 9th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. Within two (2) Business Days after receipt of such copy, but no later than two (2) Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Certificate Administrator shall follow the procedures set forth in Section 10.03(b). Promptly after filing with the Commission, the Certificate Administrator shall make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Certificate Administrator. The signing party at the Depositor can be contacted at CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, Attention: Anthony Orso, with a copy to: Jill Weinstein, email: jweinstein@cantor.com. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.04 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.04. The Certificate Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any party to this Agreement needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct. Any notices or draft Form 10-D delivered to the Depositor pursuant to this Section 10.04 shall be delivered by email to [___]@[__].com, or such other address as may hereafter be furnished by the Depositor to the other parties in writing.

          Section 10.05 Form 10-K Filings. (a) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in March 2012, the Certificate Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator in the form required by this Agreement and within the applicable time frames set forth in this Agreement:
     (i) an annual compliance statement for each Certifying Servicer and each Additional Servicer engaged by each Certifying Servicer as set forth under Section 10.09,
     (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as set forth under Section 10.10, and
     (B) if any such report on assessment of compliance with Servicing Criteria described under Section 10.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with Servicing Criteria described under Section 10.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included,
     (iii) (A) the registered public accounting firm attestation report for each Reporting Servicer, as set forth under Section 10.11, and
     (B) if any registered public accounting firm attestation report described under Section 10.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and
     (iv) a certification in the form attached hereto as Exhibit V-3, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes-Oxley Certification”), which shall, except as set forth below, be signed by the senior officer of the Depositor in charge of securitization.
          Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the following paragraph, be reported by the parties set forth on Exhibit V-2 to the Depositor and the Certificate Administrator and approved by the Depositor, and the Certificate Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth on Exhibit V-2), absent such reporting, direction and approval.
          For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 7th of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2012, (i) the parties listed on Exhibit

V-2 hereto shall be required to provide to the Certificate Administrator and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Certificate Administrator and the Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit V-2 applicable to such party, (ii) the parties listed on Exhibit V-2 hereto shall include with such Additional Form 10-K Disclosure applicable to such party and shall use its commercially reasonable efforts to cause each Sub-Servicers or Subcontractors of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit X, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V-2 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph. Any notice delivered to the Certificate Administrator pursuant to this paragraph shall be delivered by facsimile to (212) 816-5522 and by email to John.Hannon@citi.com, or such other address as may hereafter be furnished by the Certificate Administrator to the other parties in writing
          After preparing the Form 10-K, the Certificate Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor for review no later than the end of business on March 23rd or, if such day is not a Business Day, on the immediately following Business Day. No later than 5:00 p.m. (New York City time) EST on the third Business Day prior to the 10-K Filing Deadline, an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Certificate Administrator shall follow the procedures set forth in Section 10.03(b). Promptly after filing with the Commission, the Certificate Administrator shall make available on the Certificate Administrator’s Website a final executed copy of each Form 10-K prepared and filed by the Certificate Administrator. The signing party at the Depositor can be contacted at CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, Attention: Anthony Orso, with a copy to: Jill Weinstein, email: jweinstein@cantor.com. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.05 related to the timely preparation and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Article X. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from the parties to this Agreement (or any Sub-Servicer or Servicing Function Participant engaged by any such parties) needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct. Any notices or draft Form 10-K delivered to the Depositor pursuant to this Section 10.05 shall be delivered by email to [__]@[__].com, or such other address as may hereafter be furnished by the Depositor to the other parties in writing.
          If a Form 10-K is permitted to be filed notwithstanding any missing information for inclusion therein, the Certificate Administrator shall nonetheless file such Form 10-K and, if Regulation AB (or Form 10-K itself) permits the inclusion of an explanation why such information is missing, the Certificate Administrator shall include such explanation of the circumstances (such explanation to be based solely on such notice regarding the same as may have been delivered to the Certificate Administrator by the person responsible for the missing information).
          Section 10.06 Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit V-3 required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall provide, and each Reporting Servicer shall (a) use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by noon (New York City time) on March 15th (with no grace period) of each year subsequent to the fiscal year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification in the form attached hereto as Exhibit Q-1, Q-2, Q-3, Q-4 and Q-5, as applicable (the “Performance Certification”), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, the “Certification Parties”) can reasonably rely.
          Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement (as applicable) provided pursuant to Section 10.09, (ii) annual report on assessment of compliance with Servicing Criteria provided pursuant to Section 10.10 and (iii) registered public accounting firm attestation report provided pursuant to Section 10.11 and shall include a certification that each such annual report on assessment of compliance discloses any material instances of noncompliance described to the registered public accountants of such Reporting Servicer to enable such accountants to render the attestation provided for in Section 10.11.
          In addition, if any Companion Loan is deposited into a commercial mortgage securitization (an “Other Securitization”), each Reporting Servicer shall provide to the Person who signs the Sarbanes-Oxley back-up certification with respect to such Other Securitization a certification (which shall address the matters contained in the Sarbanes-Oxley Certification, but solely with respect to the related Companion Loan) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity’s officers, directors and Affiliates can reasonably rely. The senior officer in charge of securitization for the Depositor shall serve as the Certifying Person on behalf of the Trust and may be contacted at

CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, Attention: Anthony Orso, with a copy to: Jill Weinstein, email: jweinstein@cantor.com. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 10.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.
          Section 10.07 Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Certificate Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit V-4 to the Depositor and the Certificate Administrator and approved by the Depositor. The Certificate Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, absent such reporting, direction and approval.
          For so long as the Trust is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), no later than Noon (New York City time) on the second Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit V-4 hereto shall be required to provide to the Depositor and the Certificate Administrator, to the extent known by such applicable parties, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator and such providing parties any Form 8-K Disclosure Information described on Exhibit V-4 as applicable to such party, if applicable (ii) the parties listed on Exhibit V-4 hereto shall include with such Form 8-K Disclosure Information applicable to such party and shall use its commercially reasonable efforts to cause each Sub-Servicer or Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit X, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V-4 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. Any notice delivered to the Certificate Administrator pursuant to this paragraph shall be delivered by facsimile to (212) 816-5522 and by email to John.Hannon@citi.com, or such other address as may hereafter be furnished by the Certificate Administrator to the other parties in writing.

          After preparing the Form 8-K, the Certificate Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review no later than the noon (New York City time) on the third Business Day after the Reportable Event (but in no event earlier than 24 hours after having received approved Form 8-K Disclosure Information pursuant to the immediately preceding paragraph). Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon on the fourth Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Certificate Administrator shall follow the procedures set forth in Section 10.03(b). Promptly after filing with the Commission, the Certificate Administrator shall make available on its internet website a final executed copy of each Form 8-K, to the extent such Form 8-K has been prepared and filed by the Certificate Administrator. The signing party at the Depositor can be contacted at CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, Attention: Anthony Orso, with a copy to: Jill Weinstein, email: jweinstein@cantor.com. The parties to this Agreement acknowledge (and each Additional Servicer and each Servicing Function Participant shall be required to acknowledge) that the performance by the Certificate Administrator of its duties under this Section 10.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Section 10.07. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct. Any notices or draft Form 8-K delivered to the Depositor pursuant to this Section 10.07 shall be delivered by email to [__]@[___].com, or such other address as may hereafter be furnished by the Depositor to the other parties in writing.
          Notwithstanding the second preceding paragraph, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, each Sub-Servicer and each Servicing Function Participant, shall promptly notify (and the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, each Sub-Servicer and each Servicing Function Participant shall (a) use commercially reasonable efforts to cause each Sub-Servicer and each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Sub-Servicer and each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to promptly notify) the Depositor and the Certificate Administrator, but in no event later than noon on the 2nd Business Day after its occurrence, of any Reportable Event of which it has actual knowledge to the extent such party is identified as a “Responsible Party” on Exhibit V-4 with regard to such Reportable Event
          Section 10.08 Suspension of Exchange Act Filings.

          On or before January 30 of the first year in which the Certificate Administrator is able to do so under applicable law, the Certificate Administrator, at the direction of the Depositor, shall prepare and file any form necessary to be filed with the Commission to suspend reporting in respect of the Trust under the Exchange Act. After the filing of any such form, the obligations of the parties to this Agreement under Sections 10.02(a), 10.02(b), 10.02(c), 10.04, 10.05, 10.06 and 10.07 shall be suspended for so long as neither the Trust nor, with respect to any Companion Loan, the trust in the related Other Securitization, is subject to the reporting requirements of the Exchange Act. The Certificate Administrator shall provide each Reporting Servicer with prompt written notice (which notice may be sent via facsimile or by email) if the Certificate Administrator files any such forms that effectuates the suspension of the Trust’s Exchange Act reporting obligations pursuant to this Section 10.08.
          Section 10.09 Annual Compliance Statements. The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee (each, a “Certifying Servicer”) shall (and the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall (a) use commercially reasonable efforts to cause each Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) deliver electronically to the Depositor, the Certificate Administrator (who shall promptly upon receipt post it to the Certificate Administrator’s Website pursuant to Section [_]) and the 17g-5 Information Provider (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section [_]), with a copy to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and solely in the case of the Special Servicer to the Operating Advisor (during any Collective Consultation Period and any Senior Consultation Period) on or before March 15th with respect to any Certifying Servicer or on or before March 7th, with respect to any Additional Servicer and each Sub-Servicer, or if any such day is not a Business Day, the immediately preceding Business Day (with no cure period), with respect to the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, of each year, commencing in March 2012, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s or Additional Servicer’s, as the case may be, servicing activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s or Additional Servicer’s, as the case may be, performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer or Additional Servicer’s, as the case may be, has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each Certifying Servicer shall, and the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall (a) use commercially reasonable efforts to cause each Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans to, and (b) cause each Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans to, forward a copy of each such statement to the Rating Agencies (subject to Section 11.14) and the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period). Promptly after receipt of each such Officer’s Certificate, the Depositor and, if applicable, the depositor under any Other Securitization with respect to any applicable Companion Loan, shall have the right to review such Officer’s Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer in the fulfillment of any of the Certifying Servicer’s obligations hereunder, or any failures by an Additional Servicer retained by such Certifying Servicer in the fulfillment of any of such Additional Servicer’s obligations under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each Certifying Servicer that serviced a Mortgage Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered. None of the Certifying Servicers or any Additional Servicer or any Sub-Servicer shall be required to deliver, or to endeavor to cause the delivery of, any such Officer’s Certificate until April 15, in the case of a Certifying Servicer, or April 1, in the case of any Additional Servicer or any Sub-Servicer, in any given year so long as it has received written confirmation from the Certificate Administrator that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.
          If any Companion Loan is deposited into an Other Securitization, each Certifying Servicer, to the extent applicable, shall provide (within the time periods provided for under the pooling and servicing agreement related to such Other Securitization to permit the related party thereunder to comply with its reporting obligations thereunder), if requested by a party to the pooling and servicing agreement related to such Other Securitization, an Officer’s Certificate as set forth in this Section.
          Section 10.10 Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 15th of each year, or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), commencing in March 2012, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Operating Advisor and the Trustee, each at its own expense, shall furnish electronically (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans (including, without limitation, any Seller Sub-Servicers) and (b) cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), to the Depositor, the Trustee, the Operating Advisor (in the case of the Special Servicer), the Certificate Administrator (who shall promptly upon receipt post it to the Certificate Administrator’s Website pursuant to Section [_]) and the 17g-5 Information Provider (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section [_]), with a copy to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant

Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 10.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.
          Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company. Promptly after receipt of each such report on assessment of compliance, (i) the Depositor and, if applicable, the depositor under any pooling and servicing agreement related an Other Securitization, shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any Servicing Function Participant, respectively, and (ii) the Certificate Administrator shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit [O] and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in the case of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, or April 1 in the case of any Servicing Function Participant, in any given year so long as it has received written confirmation from the Certificate Administrator that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide the reports and statements pursuant to this Section 10.10 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be. The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 10.10 by the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee shall not, as a result of being so reported, in and of itself, constitute a breach of such parties’ obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.
          (b) On the Closing Date, the Master Servicer, the Special Servicer the Certificate Administrator, the Operating Advisor and the Trustee each acknowledge and agree that Exhibit [O] sets forth the Relevant Servicing Criteria for such party.
          (c) No later than the end of each fiscal year for the Trust, the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee shall notify the Certificate Administrator and the Depositor as to the name of each Servicing Function Participant (pursuant to Item 1108(a)(2) of Regulation AB) utilized by it, and the Certificate Administrator shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice shall specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the

Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee submit their assessments pursuant to Section 10.10(a), the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, as applicable, shall also at such time include the assessment (and related attestation pursuant to Section 10.11) of each Servicing Function Participant engaged by it.
          (d) If any Companion Loan is deposited into an Other Securitization, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Operating Advisor, the Certificate Administrator and the Trustee, each at its own expense, shall furnish (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), if requested by a party to the pooling and servicing agreement related to such Other Securitization, an annual report on assessment of compliance as set forth in this Section and an attestation as set forth in Section 10.11.
          Section 10.11 Annual Independent Public Accountants’ Servicing Report. On or before March 15th of each year, or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), commencing in March 2012, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, each at its own expense, shall cause (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans (including, without limitation, the Sub-Servicers listed on Exhibit [_] hereto) and (b) cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to cause, each at its own expense) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee, such Sub-Servicer or such other Servicing Function Participant, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish electronically a report to the Depositor, the Trustee, the Certificate Administrator (who shall promptly upon receipt post it to the Certificate Administrator’s Website pursuant to Section [_]) and the 17g-5 Information Provider (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section [_]), with a copy to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), solely in the case of the Special Servicer to the Operating Advisor (during any Collective Consultation Period and any Senior Consultation Period), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language
          Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee (or any Sub-Servicer or Servicing Function Participant with which the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement)), (i) the Depositor and, if applicable, the depositor related to any Other Securitization, shall have the right to review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee, any Sub-Servicer or any such Servicing Function Participant as to the nature of any material instance of noncompliance by the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any such Servicing Function Participant with the Servicing Criteria applicable to such Person, and (ii) the Certificate Administrator shall confirm that each assessment submitted pursuant to Section 10.10 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any Servicing Function Participant shall not be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in the case of the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee (if applicable), or April 1, in the case of any Servicing Function Participant, in any given year so long as it has received written confirmation from the Certificate Administrator that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.
          Section 10.12 Indemnification. Each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor (each an “Indemnifying Party”) shall indemnify and hold harmless each Certification Party and its affiliates (and, with respect only to clauses (a)(ii) and (a)(iii) below, any comparable party in an Other Securitization), their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Certification Indemnitee”), against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) the failure of any Indemnifying Party to perform its obligations under this Article X and (ii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Seller Sub-Servicer) to perform its obligations to the Depositor (or any depositor related to any Other Securitization which owns any Companion Loan) or the Certificate Administrator (or any trustee or certificate administrator related to any Other Securitization which owns any Companion Loan) under this Article X by the time required after giving effect to any applicable grace period and cure period or (iii) negligence, bad faith or willful misconduct on the part of the Indemnifying Party in the performance of such obligations. The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee shall (a) use commercially reasonable efforts to cause each Additional Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to indemnify and hold harmless each Certification Party (and any comparable party in an Other Securitization) from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing or primary servicing agreement, as applicable, or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations thereunder.
          If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator, each Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall (and the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee shall (a) use commercially reasonable efforts to cause each Additional Servicer or other Servicing Function Participant with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement) and (b) cause each Additional Servicer or other Servicing Function Participant with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement), to) contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article X (or breach of its representations or obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports or otherwise comply with the requirements of this Article X) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith. The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall (a) use commercially reasonable efforts to cause each Additional Servicer or Servicing Function Participant with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement) and (b) cause each Additional Servicer or Servicing Function Participant with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement), to agree to the foregoing indemnification and contribution obligations
          Section 10.13 Amendments. This Article X (and the related Exhibits references in this Article X) may be amended by the parties hereto pursuant to Section 11.07 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act or for purposes of designating the Certifying Person without any Opinions of Counsel, Officer’s Certificates, No Downgrade Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided, however, that the reports (or substantially similar reports)

required to be delivered pursuant to Sections 10.09, 10.10 and 10.11 shall continue to be required regardless of any amendment to this Agreement.
          Section 10.14 Regulation AB Notices. With respect to any notice required to be delivered by the Certificate Administrator to the Depositor pursuant to this Article X, the Certificate Administrator may deliver such notice, notwithstanding any contrary provision in Section 11.04, via facsimile to CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, Attention: Anthony Orso, with a copy to: Jill Weinstein, email: jweinstein@cantor.com.
          Section 10.15 Significant Obligors. It is hereby acknowledged that the Mortgaged Property securing the RiverTown Crossings Mall Mortgage Loan and the Mortgaged Property securing the Plaza Mexico Mortgage Loan are Significant Obligors, and, accordingly, Item 6 of Form 10-D and Item 1112(b)(1) of Form 10-K provide for the inclusion of updated net operating income for the related Mortgaged Properties, as required by Item 1112(b)(1) of Regulation AB, on each Form 10-D to be filed by the Trust with respect to a Distribution Date immediately following the date in which each financial statement of the related Significant Obligor is required to be delivered to the lender under the related Mortgage Loan documents (which is (i) with respect to RiverTown Crossings Mall Mortgage Loan the [_] ([_]) days following the end of each calendar quarter or [_] ([_]) days following the end of each calendar year, as applicable, as set forth in Section [__] of the related loan agreement as in effect on the date hereof and (ii) with respect to the Plaza Mexico Mortgage Loan is thirty (30) days following the end of each calendar quarter or seventy-five (75) days following the end of each calendar year, as applicable, as set forth in Section 5.1.11(f) of the related loan agreement as in effect on the date hereof) or on each Form 10-K filed by the Trust, as applicable. After receipt of the updated net operating income information, the Master Servicer shall update the following columns of the CREFC Loan Periodic Update File for (a) the next applicable Distribution Date if the Master Servicer receives the updated net operating income information on or before the close of business on the tenth (10th) Business Days prior to the related Determination Date or (b) the subsequent Distribution Date if the Master Servicer receives the updated net operating income information after the close of business on the tenth (10th) Business Day prior to the related Determination Date: BB, BP, BT and BU (corresponding fields 54 — “Preceding Fiscal Year NOI,” 68 — “Most Recent NOI,” 72 — “Most Recent Financial As of Start Date” and 73 — “Most Recent Financial As of End Date”), as such column references and field numbers may change from time to time.
          If the Master Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of the Significant Obligor with respect to [___] Mortgage Loan within ten (10) Business Days after the date such financial information is required to be delivered under the related Mortgage Loan documents, the Master Servicer shall notify the Depositor (or the Master Servicer shall cause a Sub-Servicer to notify the Depositor) that it has not received such information. The Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of the Depositor under the Exchange Act) to obtain the periodic financial statements of the related Mortgagor under the related Mortgage Loan documents.

          The Master Servicer shall (or shall cause a Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the Mortgagor with respect to the [__] Mortgage Loan to obtain the required financial information and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Trust, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the Certificate Administrator and the Depositor. This Officer’s Certificate should be addressed to the Certificate Administrator as follows: [___], [__], [__], [___] [__], Attention: [___], or e-mailed to [___].
          If the Certificate Administrator has not received financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, it shall include the following statement with respect to Item 6 on the related Form 10-D or Item 1112(b)(1) on the related Form 10-K: “The information required for this [Item 6] [Item 1112(b)(1)] rests with a person or entity which is not affiliated with the registrant. Oral and written requests have been made on behalf of the registrant, to the extent required under the related pooling and servicing agreement, to obtain the information required for this [Item 6] [Item 1112(b)(1)], and the registrant has been unable to obtain such information to include on this [Form 10-D] [Form 10-K] by the related filing deadline. The information is therefore being omitted herefrom in reliance on Rule 12b-21 under the Securities Exchange Act of 1934, as amended” or such other statement as directed by the Depositor.
ARTICLE XI
MISCELLANEOUS PROVISIONS
          Section 11.01 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.
          Section 11.02 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
          No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Mortgage Loan, unless such Holder previously shall have given to the Certificate Administrator and the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of at least 25% of the Voting Rights of any Class of Certificates affected thereby shall have made written request upon the Trustee (with a copy to the Certificate Administrator) to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
          No Certificateholder shall be “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.
          Section 11.03 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.
          Section 11.04 Notices. Unless otherwise specifically provided in this Agreement, any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given (except for notices to the Trustee or the Certificate Administrator which shall be deemed to have been duly given only when received) if (a) personally delivered at or mailed by registered mail or overnight courier, postage prepaid, or (b) sent by electronic mail and followed by registered mail, or overnight courier, to: (i) in the case of the Depositor, CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, Attention: Anthony Orso, with a copy to: Jill Weinstein, email: jweinstein@cantor.com; (ii) in the case of the Master Servicer, Bank of America, National Association, NC1-026-06-01, Real Estate Structured Financing — Servicing, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255, Attention: Servicing Manager, facsimile: (704) 317-4501, with a copy to Bank of America Merrill Lynch, 214 N. Tryon St., 20th Floor, NC1-027-20-05, Charlotte, NC 28255, Attention: John Broderick,

Assistant General Counsel; (iii) in the case of the Special Servicer, LNR Partners, LLC, 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Thomas F. Nealon III, Esq., Javier Benedit, Isaac Pesin and Job Warshaw, fax number: [(305) 695-5601], email: tnealon@lnrproperty.com, jbenedit@lnrproperty.com, ipesin@lnrproperty.com and jwarshaw@lnrproperty.com, or with respect solely to emails required pursuant to Section 11.06 and Section 11.14 of this Agreement to CCRE2011C2@lnrproperty.com with a copy to Bilzin Sumberg Baena Price & Axelrod LLP, 1450 Brickell Avenue, Suite 2300, Miami, Florida 33131, Attention: Alan Kazan, Esq., fax number: (305) 351-2229, email: akazan@bilzin.com; (iv) in the case of the Trustee, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services—CFCRE Commercial Mortgage Trust 2011-C2, Series 2011-C2 administration (with respect to administration of the Trust) and 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window (with respect to certificate transfer services), fax number: (212) 816-5527, email: john.hannon@citi.com; (v) in the case of the Operating Advisor, TriMont Real Estate Advisors, Inc., 3424 Peachtree Road, NE, Suite 2200, Atlanta, Georgia 30326, Attention: J. Gregory Winchester, fax number: (404) 420-5610 (with a copy to: McKenna Long & Aldridge LLP, Attention: Patrick McGeehan, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308, fax number: (404) 527-4198; (vi) in the case of the Certificate Administrator, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services—CFCRE Commercial Mortgage Trust 2011-C2, Series 2011-C2 administration (with respect to administration of the Trust) and 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window (with respect to certificate transfer services), fax number: (212) 816-5527, email: john.hannon@citi.com; (vii) in the case of the Rating Agencies, (a) Fitch, Inc., One State Street Plaza, 31st Floor, New York, New York 10004, Attention: Commercial Mortgage Surveillance Group, fax number: (212) 635-0295, email: info.cmbs@fitchratings.com; and (b) Moody’s Investors Service, Inc., 7 World Trade Center, New York, New York 10007, Attention: Commercial Mortgage Surveillance Group, fax number: (212) 553-0300, email: CMBSSurveillance@moodys.com; (viii) in the case of the Mortgage Loan Seller, Cantor Commercial Real Estate Lending, L.P., 110 East 59th Street, New York, New York 10022, Attention: Anthony Orso, with a copy to: Jill Weinstein, email: jweinstein@cantor.com; (ix) in the case of the Underwriters, (a) Cantor Fitzgerald & Co., 499 Park Avenue, New York, NY 10022, Attention: Stephen Merkel and [Shawn Matthews], email: smerkel@cantor.com, (b) Barclays Capital Inc., 745 Seventh Ave., New York, NY 10019, Attention: Francis Gilhool, fax number: (646) 758-5334, email: francis.gilhool@barclayscapital.com, (c) CastleOak Securities, L.P., 110 East 59th Street, 2nd Floor, New York, NY 10022, Attention: Philip Ippolito, fax number: (212) 308-7342 email: pji@castleoaklp.com, (d) Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: [___], fax number: (212) 797-0286, email: Lainie.kaye@db.com, and (e) Nomura Securities International, Inc., [__], New York, NY [__], Attention: [__], fax number: ([_]) [_]-[_] email: [__]@[_].com; (x) in the case of the Initial Purchasers, (a) Cantor Fitzgerald & Co., 499 Park Avenue, New York, NY 10022, Attention: Stephen Merkel and [Shawn Matthews], email: smerkel@cantor.com, (b) Barclays Capital Inc., 745 Seventh Ave., New York, NY 10019, Attention: Francis Gilhool, fax number: (646) 758-5334, email: francis.gilhool@barclayscapital.com, (c) CastleOak Securities, L.P., 110 East 59th Street, 2nd Floor, New York, NY 10022, Attention: Philip Ippolito, fax number: (212) 308-7342 email: pji@castleoaklp.com, (d) Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: [___], fax number: (212) 797-0286, email: Lainie.kaye@db.com, and (e)

Nomura Securities International, Inc., [__], New York, NY [__], Attention: [__], fax number: ([_]) [_]-[_] email: [__]@[_].com; and (xi) in the case of the initial Controlling Class Representative, LNR Archetype Real Estate Debt Fund, L.P., 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Thomas F. Nealon III, Esq., Javier Benedit, Isaac Pesin and Job Warshaw, fax number: [(305) 695-5601], email: tnealon@lnrproperty.com, jbenedit@lnrproperty.com, ipesin@lnrproperty.com and jwarshaw@lnrproperty.com with a copy to Bilzin Sumberg Baena Price & Axelrod LLP, 1450 Brickell Avenue, Suite 2300, Miami, Florida 33131, Attention: Alan Kazan, Esq., fax number: (305) 351-2229, email: akazan@bilzin.com or as to each such Person such other address or email address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.
          Section 11.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.
          Section 11.06 Notice to the Depositor and Each Rating Agency.
          (a) The Certificate Administrator shall use its good faith efforts to promptly provide notice to the Depositor and 17g-5 Information Provider by e-mail with respect to each of the following of which a Responsible Officer of the Certificate Administrator has actual knowledge, and the 17g-5 Information Provider shall promptly upload such notice or information to the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 11.14(d), and after the Certificate Administrator receives written notification from the 17g-5 Information Provider (which may be in the form of e-mail) that the 17g-5 Information Provider has posted such notice or information to the 17g-5 Information Provider’s Website, the Certificate Administrator shall provide such notice or information to the Rating Agencies:
     (i) any material change or amendment to this Agreement;
     (ii) the occurrence of any Event of Default that has not been cured;
     (iii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator;
     (iv) the repurchase of, or substitution of, Mortgage Loans pursuant to Section 2.03 of this Agreement;
     (v) the final payment to any Class of Certificateholders;

     (vi) any change in the location of the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account or any Distribution Account;
     (vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer; and
     (viii) any change in the lien priority of a Mortgage Loan.
          (b) The Master Servicer, the Special Servicer, the Certificate Administrator (with respect to items (i), (ii), (iii) and (iv) below), the Trustee (with respect to items (i), (ii) and (iii) below) and the Operating Advisor (with respect to items (i), (ii) and (iii) below) shall promptly furnish to the Depositor and the 17g-5 Information Provider by e-mail copies of the following (to the extent not already delivered or made available pursuant to the terms of this Agreement), and the 17g-5 Information Provider shall promptly upload such documents to the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 11.14(d), and after the Master Servicer, the Special Servicer, the Certificate Administrator or the Operating Advisor, as applicable, receives written notification from the 17g-5 Information Provider (which may be in the form of e-mail) that the 17g-5 Information Provider has uploaded such documents to the 17g-5 Information Provider’s Website, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor, as applicable, shall provide such documents to the Rating Agencies:
     (i) each of its annual statements as to compliance described in Section 10.09 of this Agreement;
     (ii) each of its annual statements as to compliance described in Section 10.10 of this Agreement;
     (iii) each of its annual independent public accountants’ servicing reports described in Section 10.11 of this Agreement;
     (iv) each Distribution Date Statement;
     (v) a copy of each operating and other financial statements, rent rolls, occupancy reports, and sales reports to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 4.02; and
     (vi) upon request, each inspection report prepared in connection with any inspection conducted pursuant to Section 3.18 of this Agreement.
          Section 11.07 Amendment. This Agreement or any Custodial Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders (or any Companion Loan Holder) (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of this Agreement or with the description thereof in the Prospectus, the Prospectus Supplement or the

Private Placement Memorandum or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or a No Downgrade Confirmation from each Rating Agency; (iv) to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-Permitted Transferee; (v) to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, in which case, at the expense of the Trust Fund) addressed to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer or a No Downgrade Confirmation from each Rating Agency; (vi) to modify the procedures herein relating to Exchange Act Rule 17g-5; provided that such modification does not materially increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer, the Custodian, the 17g-5 Information Provider or the Certificate Registrar and such regulation does not provide a “grandfather” clause for prior securitizations; (vii) to modify, alter, amend, add to or rescind any of the provisions contained in this Agreement if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided, with respect to Rule 15Ga-1 under the Exchange Act; and (viii) to amend or supplement any provision of this Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, in which case, at the expense of the Trust Fund) addressed to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer or a No Downgrade Confirmation from each Rating Agency; provided that no amendment pursuant to any of clauses (i) through (vii) above may be made that would reduce the consent or consultation rights or the right to receive information under this Agreement of the Operating Advisor and/or the Controlling Class Representative without the consent of the Operating Advisor and/or the Controlling Class Representative, as applicable. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust. For the purposes of this Section 11.07, notwithstanding any provision to the contrary in the definition of “No Downgrade Confirmation,” any requirement for a No Downgrade Confirmation shall be deemed to have been satisfied only if such No Downgrade Confirmation is actually delivered (and otherwise any related request for a No Downgrade Confirmation made to a Rating Agency that does not result in the delivery of a No Downgrade Confirmation by such Rating Agnecy (including as a result of a written waiver or other written acknowledgement by such Rating Agency indicating its decision not to review such request) shall be deemed to have been rejected by such Rating Agency).
          This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:
     (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate;
     (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding;
     (iii) adversely affect the Voting Rights of any Class of Certificates;
     (iv) change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) No Downgrade Confirmation;
     (v) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under this Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to Section 6.08 of this Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to Section 7.06(b) of this Agreement; or
     (vi) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders.
          Notwithstanding anything to the contrary contained in this Section 11.07, the parties hereto agree that this Agreement may not be amended in any manner materially adverse to any Underwriter or any Initial Purchaser or any Companion Loan Holder without the prior written consent of such Underwriter, Initial Purchaser or Companion Loan Holder, respectively. Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would increase, in any material respect, the obligations or impair in any material respect the rights of any Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement without the prior written consent of such Mortgage Loan Seller.
          If neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 11.07 shall be effective with the consent of the Trustee, the Operating Advisor, the Certificate Administrator, the Special Servicer and the Master Servicer, in writing, and to the extent required by this Section, the Certificateholders, any Companion Loan Holder or Mortgage Loan, as applicable. Promptly after the execution of any amendment, the Certificate Administrator shall forward to the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer and, if applicable, any applicable Companion Loan Holder or Mortgage Loan Seller, a copy of such amendment. Promptly after the execution of any such amendment, the Certificate Administrator shall furnish written notification of the substance of such amendment to each Certifcateholder, any applicable Companion Loan Holder and Mortgage Loan Seller, the other parties hereto, the 17g-5 Information Provider and, subject to Section 11.14, the Rating Agencies. It shall not be necessary for the consent of Certificateholders, any Companion Loan Holder or any Mortgage Loan Seller, as applicable, under this Section 11.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders, Companion Loan Holders or Mortgage Loan Sellers, as applicable, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.
          Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Certificate Administrator for any purpose described in clause (i) or (ii) of the first sentence of this Section or as otherwise specified in this Section 11.07, then at the expense of the Trust Fund), to the effect that such amendment will not cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding, and will not cause a tax to be imposed on any Trust REMIC under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property). Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the parties to this Agreement may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first sentence of this Section or as otherwise specified in this Section 11.07, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. Each of the Trustee and the Certificate Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Certificate Administrator’s, as applicable, own rights, duties or immunities under this Agreement. The party requesting an amendment to this Agreement shall and, subject to Section 11.14 of this Agreement, give each Rating Agency prior written notice of such proposed amendment.
          Section 11.08 Confirmation of Intent. The Depositor intends that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and related rights and property pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the assets comprising the Trust Fund whether now owned or existing or hereafter acquired or arising, including without limitation, (a) the Mortgage Loans, (b) all payments received on or or receivable with respect to the Mortgage Loans (other than principal, interest and other amounts first due on or before the Cut-Off Date), (c) all amounts held from time to time in the Collection Account, any Distribution Account, the Interest Reserve Account and, if established, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the REO Account, and all reinvestment earnings on such amounts, (d) any Insurance Proceeds related to such Mortgage Loans and (e) all proceeds of the foregoing and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.08 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.
          Section 11.09 Third-Party Beneficiaries. Except as provided in the next sentence, no Persons other than a party to this Agreement and any Certificateholder, shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Any Underwriter and any Initial Purchaser (with respect to their rights to receive information hereunder), any Companion Loan Holder, the Mortgage Loan Seller (with respect to its rights under Section 2.03(a), Section 2.03(c) and Section 11.07 of this Agreement) and, subject to Section 11.02 of this Agreement, any Certificateholder (which are intended third-party beneficiaries of this Agreement) shall have the right to enforce their respective rights and obligations hereunder (in the case of any Companion Loan Holder, only to the extent they affect such Companion Loan Holder’s related Companion Loan). Each servicer and trustee of an Other Securitization shall be a third party beneficiary of this Agreement with respect to all provisions herein expressly relating to compensation, reimbursement or indemnification of such servicer or trustee, and any provisions regarding reimbursement of advances or interest thereon to such servicer or trustee.
          Without limiting the foregoing, the parties to this Agreement specifically state that no Mortgagor, Manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.
          Section 11.10 Request by Certificateholders or any Companion Loan Holder. Where information or reports are required to be delivered to a Certificateholder or a Companion Loan Holder, as applicable, upon request pursuant to the terms of this Agreement, such request can be in the form of a single blanket request by a Certificateholder or a Companion Loan Holder, as applicable, to the Certificate Administrator, the Master Servicer, the Special Servicer to the Operating Advisor, as applicable, and, with respect to such Certificateholder or

Companion Loan Holder, as applicable, such request shall be deemed to relate to each date such report or information may be requested. The notice shall set forth the applicable Sections where such reports and information are requested.
          Section 11.11 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          Section 11.12 Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.
          Section 11.13 Reserved.
          Section 11.14 Exchange Act Rule 17g-5 Procedures.
          (a) Except as otherwise provided in Section 11.06 of this Agreement or this Section 11.14 or otherwise in this Agreement or as required by law, none of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian shall provide any information directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates or the Mortgage Loans relevant to the Rating Agencies’ surveillance of the Certificates or the Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates. To the extent that a Rating Agency makes an inquiry or initiates communications with the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates, all responses to such inquiries or communications from such Rating Agency shall be made in writing by the responding party (except as provided in Section 11.14(d)) and shall be provided to the 17g-5 Information Provider who shall promptly post such written response to the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 11.14(d), and after the responding party receives written notification from the 17g-5 Information Provider (which the 17g-5 Information Provider agrees to provide on a reasonably prompt basis) (which may be in the form of e-mail) that such response has been posted on the 17g-5 Information Provider’s Website, such responding party may provide such response to such Rating Agency.

          (b) To the extent that any of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Agreement, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian, as applicable, shall provide such information or communication to the 17g-5 Information Provider by e-mail, which the 17g-5 Information Provider shall promptly upload to the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 11.14(d), and after the applicable party has received written notification from the 17g-5 Information Provider (which may be in the form of e-mail) that such information has been uploaded to the 17g-5 Information Provider’s Website, the applicable party shall send such information to such Rating Agency in accordance with the delivery instructions set forth herein. The foregoing shall include any No Downgrade Confirmation request made pursuant to this Agreement, which shall be in writing, with a cover letter indicating the nature of the request and shall include all information the requesting party believes is reasonably necessary for the applicable Rating Agency to make its decision.
          (c) The parties to this Agreement shall be permitted (but shall not be required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Companion Loan, any Certificateholder, any Companion Loan Holder, any Mortgaged Property or any REO Property; provided that such party summarizes the information provided to the Rating Agencies in such communication and provides the 17g-5 Information Provider with such summary in accordance with the procedures set forth in Section 11.14(d) within the same day of such communication taking place; provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with. The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 11.14(d).
          (d) All information to be made available to the Rating Agencies pursuant to this Section 11.14 shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website (a link to which shall be provided on the Depositor’s website at https://services.intralinks.com/ or such other website as the Depositor may notify the parties hereto in writing). Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. If any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website. The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information solely as a result of their having received and posted such information to the 17g-5 Information Provider’s Website. Access will be provided by the 17g-5 Information Provider to the Rating Agencies, and to the NRSROs upon receipt of an NRSRO Certification (which certification may be submitted electronically via the 17g-5 Information Provider’s Website). Questions regarding delivery of information to the 17g-5 Information Provider may be directed to (800) 422-2066.

          Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 11.14. In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information. For the avoidance of doubt, neither the Master Servicer nor the Special Servicer shall have any obligation to provide any information for posting on the 17g-5 Information Provider’s Website unless directly requested by a Rating Agency in accordance with Section 11.14(a).
          The 17g-5 Information Provider shall provide a mechanism to notify each Rating Agency or NRSRO each time the 17g-5 Information Provider posts an additional document to the 17g-5 Information Provider’s Website.
          In connection with providing access to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, make no representations or warranties as to the accuracy or completeness of such information being made available, and assume no responsibility for such information. The 17g-5 Information Provider shall not be liable for its failure to make any information available to the Rating Agencies or NRSROs unless such information was delivered to the 17g-5 Information Provider at the email address set forth herein, with a subject heading of “CFCRE 2011-C2” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Provider’s Website.
          (e) Each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Custodian and the 17g-5 Information Provider (each, an “Indemnifying Party”) hereby expressly agrees to indemnify and hold harmless the Depositor and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) to which any such Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) such Indemnifying Party’s breach of Section 11.06 or Section 11.14 of this Agreement or (ii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by the applicable Indemnifying Party, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.
          (f) None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian (unless any such party is the 17-5 Information Provider) shall have any liability for (i) the 17g-5 Information Provider’s failure to post information provided by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian in accordance with the terms of this Agreement, (ii) any malfunction or disabling of the 17g-5 Information Provider’s Website or (iii) such party’s failure to perform any of its obligations under this Agreement to provide information to the Rating Agencies after the 17g-5 Information Provider posts the related information or communication if the 17g-5 Information Provider fails to notify such party that it has posted such information or communication on the 17g-5 Information Provider’s Website.
          (g) None of the foregoing restrictions in this Section 11.14 prohibit or restrict oral or written communications, or providing information, between the Master Servicer, the Operating Advisor or the Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings it assigns to the Master Servicer, the Operating Advisor or the Special Servicer, as applicable, (ii) such Rating Agency’s approval of the Master Servicer, the Operating Advisor or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Master Servicer’s, the Operating Advisor’s or the Special Servicer’s, as applicable, servicing operations in general; provided, however, that the Master Servicer, the Operating Advisor or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless: (x) borrower, property or deal specific identifiers are redacted; or (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website.
          (h) The 17g-5 Information Provider shall maintain the 17g-5 Information Provider’s Website in accordance with Exchange Act Rule 17g-5(a)(3)(iii).
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.
By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION
By:
Name:
Title:

LNR PARTNERS, LLC
By:
Name:
Title:

CITIBANK, N.A.
By:
Name:
Title:

TRIMONT REAL ESTATE ADVISORS, INC.
By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)
          On this ____ day of December 2011, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership, the limited partnership described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said limited partnership and on behalf of such limited partnership.
          WITNESS my hand and seal hereto affixed the day and year first above written.

Notary Public in and for the
State of
My Commission expires:
[NOTARIAL SEAL]

STATE OF	)
	)	ss.:
COUNTY OF	)
          On this ____ day of December 2011, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of Bank of America, National Association, a national banking association, the national banking association described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said national banking association and on behalf of such national banking association.
          WITNESS my hand and seal hereto affixed the day and year first above written.

Notary Public in and for the
State of
My Commission expires:
[NOTARIAL SEAL]

STATE OF	)
	)	ss.:
COUNTY	)
          On this ____ day of December 2011, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of LNR Partners, LLC, a Florida limited liability company, the limited liability company described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said limited liability company and on behalf of such limited liability company.
          WITNESS my hand and seal hereto affixed the day and year first above written.

Print Name:
NOTARY PUBLIC,
My Commission expires:
[NOTARIAL SEAL]

STATE OF	)
	)	ss.:
COUNTY OF	)
          On this ____ day of December 2011, before me, the undersigned, a Notary Public in and for _______________, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of Citibank, N.A., a national banking association, the national banking association described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said national banking association and on behalf of such national banking association.
          WITNESS my hand and seal hereto affixed the day and year first above written.

Print Name:
NOTARY PUBLIC,
My Commission expires:
[NOTARIAL SEAL]

STATE OF	)
	)	ss.:
COUNTY OF	)
          On this ____ day of December 2011, before me, the undersigned, a Notary Public in and for _______________, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of TriMont Real Estate Advisors, Inc., a Georgia corporation, the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.
          WITNESS my hand and seal hereto affixed the day and year first above written.

Print Name:
NOTARY PUBLIC,
My Commission expires:
[NOTARIAL SEAL]